    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 7, 1997


                                                       REGISTRATION NO. 333-5829

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------


                             NEXTWAVE TELECOM INC.


             (Exact name of registrant as specified in its charter)

                            ------------------------

                  DELAWARE                                      4812                                     33-0663509
      (State or other jurisdiction of               (Primary Standard Industrial                      (I.R.S. Employer
       incorporation or organization)               Classification Code Number)                     Identification No.)


                        6256 GREENWICH DRIVE, SUITE 500


                          SAN DIEGO, CALIFORNIA 92122


                                 (619) 453-2828

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ------------------------


                             NEXTWAVE WIRELESS INC.


             (Exact name of registrant as specified in its charter)

                            ------------------------


                  DELAWARE                                      4812                                     33-0717550
      (State or other jurisdiction of               (Primary Standard Industrial                      (I.R.S. Employer
       incorporation or organization)               Classification Code Number)                     Identification No.)



                        6256 GREENWICH DRIVE, SUITE 500


                          SAN DIEGO, CALIFORNIA 92122


                                 (619) 453-2828


  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            ------------------------
                                Allen B. Salmasi
                Chairman, President and Chief Executive Officer

                NextWAVE TELECOM INC. AND NEXTWAVE Wireless Inc.


                        6256 Greenwich Drive, Suite 500


                          San Diego, California 92122


                                 (619) 453-2828

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

                                   Copies to:


         SCOTT N. WOLFE, ESQ.                        FRANK A. CASSOU, ESQ.                      MATTHEW J. MALLOW, ESQ.
           LATHAM & WATKINS                SENIOR VICE PRESIDENT AND GENERAL COUNSEL              MARK C. SMITH, ESQ.
      701 "B" STREET, SUITE 2100                     NEXTWAVE TELECOM INC.                       SKADDEN, ARPS, SLATE,
      SAN DIEGO, CALIFORNIA 92101               6256 GREENWICH DRIVE, SUITE 500                   MEAGHER & FLOM LLP
            (619) 236-1234                        SAN DIEGO, CALIFORNIA 92122                      919 THIRD AVENUE
                                                        (619) 453-2828                         NEW YORK, NEW YORK 10022
                                                                                                    (212) 735-3000


                            ------------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.
                            ------------------------
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                        CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
                          TITLE OF EACH CLASS OF                                PROPOSED MAXIMUM                AMOUNT OF
                       SECURITIES TO BE REGISTERED                          AGGREGATE OFFERING PRICE       REGISTRATION FEE(9)
----------------------------------------------------------------------------------------------------------------------------------
Senior Note Units(1)......................................................
Senior Notes due 2007(2)..................................................
Guarantee of Senior Notes due 2007(2)(3)
Warrants to purchase shares of Series B Common Stock, par value $.0001 per share(2)................................................................
Series B Common Stock, par value $.0001 per share(4)......................
Senior Discount Note Units(5).............................................
Senior Discount Notes due 2007(6).........................................
Guarantee of Senior Discount Notes due 2007(6)(7)
Warrants to purchase shares of Series B Common Stock, par value $.0001 per share(6)................................................................
Series B Common Stock, par value $.0001 per share(8)......................
----------------------------------------------------------------------------------------------------------------------------------



(1) Each consisting of $1,000 principal amount of     % Senior Notes due 2007
    and       Warrants to purchase one share of Series B Common Stock, par value
    $.0001 per share.


(2) Included in Senior Note Units.


(3) The Senior Notes issued by NextWaveTelecom Inc. will be guaranteed by NextWave Wireless Inc.


(4) This registration statement covers such presently indeterminable number of shares of Series B Common Stock, par value $.0001 per share, as may be issued upon exercise of the Warrants.


(5) Each consisting of $1,000 principal amount at maturity of     % Senior
    Discount Notes due 2007 and       Warrants to purchase one share of Series B
    Common Stock, par value $.0001 per share.


(6) Included in Senior Discount Note Units.


(7) The Senior Discount Notes issued by NextWave Telecom Inc. will be guaranteed by NextWave Wireless Inc.


(8) This registration statement covers such presently indeterminable number of shares of Series B Common Stock, par value $.0001 per share, as may be issued upon exercise of the Warrants.


(9) $137,932 has been previously paid.

                            ------------------------


    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED FEBRUARY 7, 1997

PROSPECTUS

                                       $

                              --------------------

                             NEXTWAVE TELECOM INC.

                               SENIOR NOTE UNITS


                             % SENIOR NOTES DUE 2007 AND


          [  ] WARRANTS TO PURCHASE ONE SHARE OF SERIES B COMMON STOCK



                           SENIOR DISCOUNT NOTE UNITS


                        % SENIOR DISCOUNT NOTES DUE 2007 AND

LOGO      [  ] WARRANTS TO PURCHASE ONE SHARE OF SERIES B COMMON STOCK
                            ------------------------


    The Senior Note Units (each a "Senior Note Unit") offered hereby consist of
$         principal amount of     % Senior Notes due 2007 (the "Senior Notes")
to be issued by NextWave Telecom Inc. (the "Company") and     Warrants (the
"Senior Note Warrants") each Senior Note Unit consisting of $1,000 principal
amount of Senior Notes and   Senior Note Warrants to purchase one share of
Series B Common Stock of the Company, par value $0.0001 per share (the "Series B Common Stock"). The Senior Discount Note Units (each a "Senior Discount Note Unit" and together with the Senior Note Units, the "Units") offered hereby
consist of $         principal amount at maturity of     % Senior Discount Notes
due 2007 (the "Senior Discount Notes" and, together with the Senior Notes, the "Notes") to be issued by the Company and Warrants (the "Senior Discount Note Warrants" and, together with the Senior Note Warrants, the "Warrants") each Senior Discount Note Unit consisting of $1,000 principal amount at maturity of
Senior Discount Notes and   Senior Discount Note Warrants to purchase one share
of Series B Common Stock of the Company. The Notes and Warrants will be
separately transferable on the earliest of: (i)     days after the date of
original issue of the Notes and Warrants; (ii) in the event of a Change of Control (as defined herein), the date the Company mails notice thereof; or (iii) such earlier date as may be determined by CIBC Wood Gundy Securities Corp.



    Interest on the Senior Notes will be payable in cash semi-annually on each
         and          , commencing              , 1997. The Company will place
$         of the net proceeds from the sale of the Senior Notes, representing funds together with the proceeds from the investment thereof that will be sufficient to pay three years' interest on the Senior Notes, into an Escrow Account to be held by the Escrow Agent (each as defined herein) for the benefit of the holders of the Senior Notes to pay interest on the Senior Notes. The
issue price of each Senior Discount Note represents a yield to maturity of     %
(computed on a semi-annual bond equivalent basis) calculated from              ,
1997. Cash interest will not accrue on the Senior Discount Notes prior to
             , 2002. Commencing              , 2003, cash interest on the Senior
Discount Notes will be payable on              and              of each year at
a rate of     % per annum. See "Description of the Notes" and "Certain Federal
Income Tax Considerations."


                                                        (continued on next page)

                            ------------------------


     SEE "RISK FACTORS" BEGINNING ON PAGE 16 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE UNITS.

                            ------------------------


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
        COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL

                                    OFFENSE.
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------



                                             PRINCIPAL AMOUNT                             UNDERWRITING
                                              AT MATURITY OF            PRICE TO         DISCOUNTS AND        PROCEEDS TO
                                               SENIOR NOTES             PUBLIC(1)        COMMISSIONS(2)    THE COMPANY(3) (4)
------------------------------------------------------------------------------------------------------------------------------
Per Senior Note Unit.....................        $     1,000             $                 $                  $
------------------------------------------------------------------------------------------------------------------------------
Total Senior Note Units..................        $                       $                 $                  $
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------



                                             PRINCIPAL AMOUNT                             UNDERWRITING
                                              AT MATURITY OF            PRICE TO         DISCOUNTS AND        PROCEEDS TO
                                           SENIOR DISCOUNT NOTES        PUBLIC(1)        COMMISSIONS(2)        COMPANY(3)
------------------------------------------------------------------------------------------------------------------------------
Per Senior Discount Note Unit............        $     1,000             $                 $                  $
------------------------------------------------------------------------------------------------------------------------------
Total Senior Discount Note Units.........        $                       $                 $                  $
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------



(1) Plus accrued interest, if any, in the case of the Senior Notes, and accrued original issue discount, if any, in the case of the Senior Discount Notes, in each case from the date of issuance.


(2) The Company has agreed to indemnify the Underwriters (as defined herein) against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."


(3) Before deducting the expenses of the Units Offerings payable by the Company,
    estimated to be $         .


(4) Includes $         that will be placed in the Escrow Account, representing
    funds together with the proceeds from the investment thereof that will be sufficient to pay three years' interest on the Senior Notes. See "Description of the Units."



    The Units are offered by the Underwriters named herein, subject to prior sale, when, as and if delivered to and accepted by them, and subject to certain conditions, including their right to reject orders in whole or in part. It is
expected that delivery of the Units will be made on or about              , 1997
at the offices of CIBC Wood Gundy Securities Corp., New York, New York.



CIBC WOOD GUNDY SECURITIES CORP.                               SMITH BARNEY INC.

           LEHMAN BROTHERS
                       BEAR, STEARNS & CO. INC.

                                  PRUDENTIAL SECURITIES INCORPORATED

                                           ING BARINGS

                                                   OPPENHEIMER & CO., INC.

                            ------------------------

               The date of this Prospectus is             , 1997


     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
     THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER
     TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                                          (continued from cover)



     The offering of the Units (the "Units Offering") is being made concurrently with an offering by the Company (the "Equity Offering" and, together with the
Units Offering, the "Offerings") of           units consisting of one share of
Series B Common Stock and one Contingent Transfer Right (a "CTR"). See "Description of Capital Stock." Each of the Offerings is conditioned upon the other.



     The Notes will be redeemable at the option of the Company in whole or in
part, on or after                , 2002, at the redemption prices set forth
herein, plus accrued and unpaid interest thereon to the date of redemption. In addition, the Company, at its option, may redeem, at any time and from time to
time prior to                , 2000, up to 35% of the originally issued
principal amount of the Senior Notes (including the Senior Notes issued in connection with the redemption of the Bridge Notes (as defined herein)) at a
redemption price equal to      % of the aggregate principal amount thereof, plus
accrued and unpaid interest thereon to the redemption date and up to 35% of the originally issued principal amount at maturity of the Senior Discount Notes (including the Senior Discount Notes issued in connection with the redemption of
the Bridge Notes) at a redemption price equal to      % of the Accreted Value
(as defined herein) at the redemption date of the Senior Discount Notes so redeemed, in each case, out of (i) the Net Proceeds (as defined herein) of one or more Public Equity Offerings (as defined herein) or (ii) a sale of Series B Common Stock to a Strategic Equity Investor (as defined herein), in either case for gross proceeds of at least $150 million; provided that not less than 65% of the originally issued principal amount of Senior Notes (including the Senior Notes issued in connection with the redemption of the Bridge Notes) and 65% of the originally issued principal amount at maturity of the Senior Discount Notes (including the Senior Discount Notes issued in connection with the redemption of the Bridge Notes) remains outstanding immediately after giving effect to such redemption.



     The Company has the right to prepay an aggregate of $93 million of
principal amount of the Bridge Notes by issuing      Senior Note Units and
Senior Discount Note Units. The Company currently intends to do so by issuing
$
aggregate principal amount of Senior Notes and $     aggregate principal amount
at maturity of Senior Discount Notes.



     Upon a Change of Control, the Company will be required to make an offer to purchase all outstanding Notes at a purchase price equal to (i) 101% of the principal amount thereof, in the case of the Senior Notes, plus accrued and unpaid interest, if any, thereon to the date of purchase and (ii) (a) 101% of the Accreted Value thereof, in the case of the Senior Discount Notes, if
purchased on or before                , 2002, and (b) 101% of the principal
amount at maturity of the Senior Discount Notes, plus accrued and unpaid
interest, if any, thereon, if purchased after                , 2002.



     The Company is a holding company with limited assets of its own that conducts substantially all of its business through its subsidiaries. The Notes will represent general senior unsecured obligations of the Company except that the Senior Notes will be secured by a first priority lien on the Escrow Account. The Notes will be fully and unconditionally guaranteed (the "Guarantees") by NextWave Wireless Inc. ("Wireless"), as to payment of principal, premium, if any, and interest. The Guarantees, which will be enforceable only under certain conditions, will be subordinated to all existing and future Indebtedness (as defined herein) of Wireless incurred pursuant to Vendor Financing Arrangements (as defined herein), will be senior in respect of all Subordinated Indebtedness (as defined herein) of Wireless and will rank pari passu with respect to all other Indebtedness of Wireless. The Notes will be effectively subordinated to all liabilities of the Company's operating subsidiaries, including trade payables and indebtedness that may be incurred under Vendor Financing Arrangements. In addition, the Company's non-operating subsidiaries will be obligated for approximately $4.4 billion in U.S. Government Financing (as defined herein) which will be secured by the Company's licenses. As of
               , 1997, after giving pro forma effect to the Offerings and the U.S. Government Financing and the application of the net proceeds therefrom, but without giving effect to the indebtedness expected to be incurred by the Company's subsidiaries under certain vendor and other financing arrangements,
the Company's subsidiaries would have had approximately $          of
indebtedness outstanding, and the holders of the Notes would have been
effectively subordinated in right of payment to $          of such indebtedness.
Such subsidiaries are expected to incur substantial additional indebtedness in the next several years.



     Each Warrant will entitle the holder thereof to acquire, on or after the
Exercisability Date (as defined herein) and prior to                , 2007, one
share of Series B Common Stock at a price equal to $          per share, subject
to adjustment in certain circumstances.

          [SHADED MAP OF U.S. SHOWING COMPANY'S MARKETS APPEARS HERE]


              REGIONS                                          ANCHOR CITIES                                  POPS
------------------------------------  ----------------------------------------------------------------    ------------
Western.............................  Los Angeles; San Francisco; San Diego; Sacramento; Las Vegas          28,324,552
New York Metro......................  New York City; Albany; New Haven                                      20,868,019
Midwest.............................  Detroit; Cleveland-Akron; Pittsburgh; Cincinnati; Columbus;
                                      Louisville; Indianapolis; Dayton                                      20,009,304
Mid-Atlantic........................  Washington, D.C.; Baltimore; Charlotte; Norfolk; Greensboro;
                                      Richmond                                                              16,452,851
Southwest...........................  Dallas-Ft. Worth; Houston; San Antonio; Austin                        15,441,001
Great Lakes.........................  Chicago; Minneapolis-St. Paul; Milwaukee                              14,336,451
Mid-America.........................  St. Louis; Denver; Kansas City; Salt Lake City; Oklahoma City         12,029,134
Southeast...........................  Atlanta; Tampa; Orlando; Jacksonville                                 11,238,259
Philadelphia........................  Philadelphia                                                          10,120,196
New England.........................  Boston; Providence                                                     8,618,385
Northwest...........................  Seattle-Tacoma; Portland                                               5,572,974
                                                                                                          ------------
                                                                                                           163,011,126
                                                                                                            ==========



For information regarding the Company's regions and the markets contained therein, see "Business -- Bidding Strategy and Markets." The table above reflects markets for which the Company has been awarded licenses by the FCC as well as markets for which the Company was named the winning bidder in the FCC's D, E and F-Block Auctions. The licenses for the D, E and F-Block Markets have not been awarded by the FCC. See "Risk Factors -- Uncertainty of Final Awards of Licenses from D, E and F-Block Auctions; Litigation."


                            ------------------------


NextWave Telecom(TM) and TELE*Code(TM) are trademarks of the Company. MCI One(TM) and Network MCI One(SM) are trademarks and service marks, respectively, of MCI Telecommunications Corporation. Oracle(TM) is a trademark of Oracle Corporation.


                            ------------------------


     IN CONNECTION WITH THE UNITS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE UNITS, NOTES AND WARRANTS AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE OVER THE COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               PROSPECTUS SUMMARY


     The following summary is qualified in its entirety by the more detailed information and the consolidated financial statements (including the notes thereto) appearing elsewhere in this Prospectus. Unless otherwise indicated, all information in this Prospectus assumes no exercise of the over-allotment option granted in connection with the Equity Offering. Pursuant to an irrevocable election made by the holders of a majority of the shares of Series A Common Stock, upon consummation of the Equity Offering each share of Series A Common
Stock (other than 3,000 shares) will be converted into           shares of
Series B Common Stock and           shares of Series C Common Stock and, for
purposes of this Prospectus, all shares of Series A Common Stock (other than 3,000 shares) are assumed to be so converted (the "Recapitalization"). Pursuant to the Company's Amended and Restated Certificate of Incorporation, all other rights to acquire shares of Series C Common Stock will be converted into rights to acquire shares of Series B Common Stock upon consummation of the Equity Offering and, for purposes of this Prospectus, all such other rights to acquire shares of Series C Common Stock are assumed to be converted into rights to acquire shares of Series B Common Stock. The Series A Common Stock, the Series B Common Stock and the Series C Common Stock are referred to collectively as the "Common Stock." Certain statements in this Prospectus that are not historical fact constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of the Company to be materially different from results expressed or implied by such forward-looking statements. As used in this Prospectus, unless the context otherwise requires, "NextWave" or the "Company" refers to NextWave Telecom Inc. and its subsidiaries. When used herein with respect to a given area, the term "POPs" refers to the aggregate number of persons located in such area, based on the 1996 estimated U.S. population data prepared by Equifax Marketing Decision Systems, Inc. See "Glossary of Selected Terms" for definitions of certain terms used in this Prospectus.


                                  THE COMPANY


     NextWave Telecom Inc. ("NextWave") was formed in May 1995 to build and operate Personal Communications Services ("PCS") networks. In January 1997, NextWave was granted PCS licenses representing approximately 110 million POPs with respect to 63 Basic Trading Areas ("BTAs") pursuant to the C-Block Auctions held by the Federal Communications Commission ("FCC"). Upon final award of the licenses pursuant to the FCC's D, E and F-Block Auctions which were completed in January 1997, in which the Company was declared the winning bidder by the FCC for 32 BTAs representing approximately 53 million POPs, NextWave's wireless national geographic coverage ("footprint") will cover approximately 163 million POPs in 95 BTAs (collectively the "Markets"). As a result, NextWave believes it has the third largest number of licensed POPs among cellular and PCS licensees in the United States after AT&T Wireless Services ("AT&T") and Sprint PCS ("Sprint"). NextWave's aggregate FCC license cost is approximately $4.9 billion. NextWave intends to operate as a carriers' carrier, building and operating digital networks utilizing Code Division Multiple Access ("CDMA") technology through which the Company will provide advanced wireless communications services to a broad range of customers. The Company has entered into agreements with a variety of communications providers, including an agreement with MCI Telecommunications Corporation ("MCI"), pursuant to which MCI has agreed, subject to certain conditions, to purchase a minimum of 10 billion minutes of use ("MOUs") over a 10-year term. The Company has raised an aggregate of approximately $600 million in private capital from over 70 major consumer electronics and network equipment manufacturers, telecommunications service providers, financial institutions and others to finance the acquisition of its PCS licenses and has received over $1.4 billion in vendor financing commitments to commence the build-out of its PCS network.



     NextWave believes that its Markets are among the most attractive markets in the United States with some of the most densely populated cities, including New York, Los Angeles, Chicago, Philadelphia, San Francisco, Boston, Washington, D.C., Dallas, Houston and Detroit. Inclusive of its D, E, and F-Block licenses, the Company will hold PCS licenses in each of the 10 most populous BTAs, 28 of the top 30 BTAs and 40 of the top 50 BTAs. The Markets are also generally characterized by demographics that would suggest higher than average use of wireless telephony, including high disposable income levels, long average commute times and significant percentages of dual household wage earners. The Company believes that the high average population density characterized by NextWave's Markets should lead to a lower average capital requirement associated with network deployment relative to competitors that may be awarded licenses covering less densely populated markets. See "Business -- Bidding Strategy and Markets."



     The Company believes the demand for wireless telecommunications will continue to grow and that PCS will capture a significant share of the wireless market. Currently, wireless subscriber penetration in the United States is estimated to be 14% and, according to Paul Kagan Associates, Inc., is expected to be approximately 54% by 2006. As reported by the Cellular Telecommunications Industry Association ("CTIA"), the compound annual growth rate of cellular subscribers exceeded 45% from 1993 through 1995. Despite this rapid growth in the number of cellular subscribers, wireless MOUs represented approximately 1% of total telecommunications traffic. The Company believes that demand for wireless service is highly elastic and that the anticipated lower cost and higher quality of PCS service will stimulate further growth in the wireless market.



     The Company has targeted several categories of customers, including long distance companies, local exchange carriers ("LECs"), competitive local exchange carriers ("CLECs"), other major PCS retailers, cellular service providers, utilities, cable television system operators and independent resellers, as well as retailers and manufacturers of mass-market consumer products and services. By purchasing MOUs from NextWave, these companies will be able to offer competitively priced wireless services under their own brand names without substantial capital investment and without purchasing MOUs from direct competitors. Additionally, customers will retain telephone number ownership and receive favorable interconnection provisions, both of which are essential to facilitate the integration of wireless services purchased from NextWave with their existing platforms to provide seamless services to their customers.



     In August 1996, the Company entered into an Airtime Sale Agreement with MCI (the "MCI Agreement"), pursuant to which MCI has agreed to purchase a minimum of 10 billion MOUs from the Company over the 10-year term, subject to certain conditions. Under the MCI Agreement, the Company will provide MCI with Full Mobility Services (mobile wireless service) and Area-Based Services (wireless local loop). The interconnection of the Company's network with MCI's intelligent network will enable MCI to integrate or bundle wireless services with other MCI communications services, such as long distance, local exchange and paging, as well as other features offered through MCI's intelligent services platform. In connection with the MCI Agreement, the Company granted MCI warrants to purchase shares of Series B Common Stock representing up to 12% of the Company's Common Stock on a Fully-Diluted Basis (as defined in the Warrant Agreement between the Company and MCI (the "MCI Warrant Agreement")) and has agreed to grant MCI additional warrants upon MCI's exceeding certain MOU purchase milestones, up to an aggregate of 25% of the Company's Common Stock on a Fully-Diluted Basis. See "Description of Capital Stock -- Other Options, Warrants and Convertible
Debt -- MCI Warrants" and "Business -- MCI Agreement."


BUSINESS STRATEGY


     NextWave intends to build and operate digital networks through which the Company will provide advanced wireless communications services. The principal components of the Company's business strategy are:



- OPERATE AS A CARRIERS' CARRIER. By operating as a wholesaler, NextWave will not market directly to consumers, but instead plans to sell MOUs on its networks to branded wireless service providers, which in turn will sell to consumers. Thus, NextWave's wholesale penetration of the wireless market will equal the aggregate airtime purchases from NextWave by multiple branded retailers. By leveraging the marketing and distribution resources of branded wireless service providers, NextWave will not have to incur the significant upfront costs associated with marketing, sales and the establishment of a consumer brand name. The Company believes that its carriers' carrier strategy will be attractive to a broad range of potential customers for several reasons, including:



       Minimal Network Capital Costs. Through reselling NextWave's MOUs, the Company's customers will not be required to purchase licenses or make the capital investments in network infrastructure equipment required to establish a digital wireless network.

       Economies of Scale. The Company believes its customers will be able to take advantage of the benefits of scale which the Company believes are inherent in its high volume operating strategy.



       Provision of Seamless Network Services. NextWave intends to design its digital wireless network architecture to allow PCS service providers to interconnect their networks and existing platforms with the Company's network and offer seamless service interfaces to their customers. In this configuration, PCS service providers will be able to retain control over customer information while providing uniform features and services throughout their markets.



       Leverage Branding and Distribution. By removing the need to build and operate wireless networks, NextWave will enable its customers to focus their resources on branding, distribution, billing and customer service. The Company believes that this will enable and encourage potential wireless resellers with strong marketing skills and existing customer bases to profitably enter the wireless resale business where they were previously discouraged by insufficient margins and the inability to integrate wireless services with their existing platforms and operations.



       NextWave is a Supplier, not a Competitor. NextWave's carriers' carrier strategy affords its customers the opportunity to purchase services from a network provider that is not a direct competitor in the branded retail market. Given the required strategic and financial commitment associated with interconnection and integration of wireless services, the Company believes this will be an important distinction between NextWave and its competitors.



       Facilitate Integrated, Bundled Service Offerings. The Company intends to design its digital wireless network architecture to enable its customers to easily add wireless services to integrated product offerings. The Company believes that the movement among major branded providers, such as MCI, Sprint and AT&T, to integrate and bundle their services will accelerate the trend toward greater product integration and potentially reduce overall churn for those customers that purchase integrated services.



- ESTABLISH NATIONAL NETWORK. NextWave believes that its 163 million POPs will represent the third largest number of licensed POPs among cellular and PCS licensees in the United States. NextWave's licensed POPs, together with POPs in BTAs for which the Company was the winning bidder in the D, E and F-Block Auctions, represent over 65% of the U.S. population. The Company believes that the breadth of its footprint and the demographics of its Markets enhance its attractiveness to potential PCS service providers and will reduce expensive out-of-region roaming charges. Additionally, NextWave intends to selectively expand its footprint through strategic alliances or resale agreements with other wireless service providers wherever needed.



- PROVIDE LOW COST MOUS. NextWave will seek to be a low cost operator of PCS networks by pursuing a high volume wholesale strategy and by building efficient PCS networks. By focusing on BTAs with above average population densities, the Company believes it will incur lower capital expenditures per POP than those carriers which intend to serve less densely populated areas. Additionally, the Company intends to (i) implement CDMA technology, which is expected to require fewer cell sites for a given geographic coverage area than alternative digital technologies; (ii) organize its Markets into geographic regions, which the Company believes will result in operational efficiencies and economies of scale; (iii) perform a significant portion of its own network engineering and design rather than rely entirely on equipment suppliers to design its networks; and (iv) sell MOUs to wireless service providers rather than directly to end-users, significantly reducing the Company's marketing expenses. NextWave expects its high volume strategy will provide for increased capacity utilization and customer penetration which should reduce the Company's average cost per MOU.



- LEVERAGE TECHNICAL EXPERTISE. The Company has built a management team with significant experience in designing, deploying and operating sophisticated wireless networks. Mr. Allen Salmasi, Chairman, President and Chief Executive Officer of the Company, was integral to the development of CDMA technology and the adoption by the Telecommunications Industry Association of CDMA as an international standard (IS-95) while serving as President of the Wireless Telecommunications Division and Chief Strategic Officer of QUALCOMM Incorporated ("QUALCOMM"), a leading wireless equipment company. Other members of NextWave management have substantial expertise in network engineering, planning and operations, as well as business development, regulatory matters and marketing. The Company believes that management's expertise will allow NextWave to (i) efficiently design a high quality, low cost digital wireless network; (ii) incorporate advances in wireless technology in the Company's networks as appropriate; and (iii) capitalize on emerging trends and opportunities in the wireless industry by developing new products and services at a lower cost than if purchased entirely from third-party vendors.



- OFFER VALUE-ADDED PRODUCTS AND SERVICES. The Company intends to offer value-added products and services such as wireless local loop services and wireless PBX applications. The Company believes its networks will also support advanced wireless services including caller ID, over-the-air activation, short message services, circuit-switched and packet data, facsimile, integrated voice mail and paging, call answering and handset-based Internet access. The Company also plans to develop and market other wireless services, either on its own or in partnership with other companies, including PCS service providers. Some of these value-added products and services are under development by the Company or the manufacturers of CDMA infrastructure equipment. There can be no assurance if and when such products and services may be available for sale by the Company.


NETWORK BUILD-OUT


     General. The Company intends to launch commercial service in several key Markets in 1997. The initial Markets that are expected to commence service include Boston, San Diego, Orlando and San Antonio. The New York City, Los Angeles, Washington, D.C./Baltimore, and Houston Markets are scheduled to follow with commercial service anticipated in early 1998. The Company plans to continue to bring additional Markets into service during 1998, with the majority of C-Block Markets in service by the end of 1998. The Company intends to commence service in selected D, E and F-Block Markets within one year of the award of its licenses. Under its network build-out plan, the Company currently anticipates that it will complete the build-out of its Markets by the end of 2000, at which time the Company anticipates that 80% of its licensed POPs will be served. Unlike many other PCS operators, NextWave will perform a substantial portion of its own network design and systems engineering, rather than relying predominantly on equipment vendors to provide such services.



     Deployment Status. NextWave has organized its Markets into 11 geographic regions, which the Company believes will result in operational efficiencies, lead to lower infrastructure costs and facilitate the network build-out. In eight of its 11 regions, the Company has assembled deployment teams which are in the process of selecting and acquiring cell sites and designing the networks. The Company has completed its radio engineering plans for deployment of CDMA systems in its New York City, Los Angeles, Boston, Washington, D.C./Baltimore, Houston, Orlando, San Diego and San Antonio Markets. The Company has also installed and operated CDMA demonstration systems in its San Diego and Washington, D.C./Baltimore Markets.



     CDMA Technology. The Company has selected CDMA technology as the air interface protocol for use in its digital wireless networks. PCS service providers holding licenses covering over 99% of the United States population have announced an intent to use CDMA technology. Accordingly, CDMA is expected to be the most widely adopted PCS technology in the United States. The Company believes that CDMA provides important performance benefits such as high voice quality, soft hand-off, extended handset battery life, expanded coverage and capacity and greater security than traditional analog cellular services. The Company also believes that CDMA will enable the Company to engineer its network coverage using fewer cell sites than would be required by alternative technologies. CDMA's widespread coverage should enable NextWave to offer other CDMA service providers roaming capabilities on the Company's network nationwide, which should increase the functionality and the marketability of the Company's MOUs.



     Equipment Availability. There are approximately 40 companies worldwide that are licensed to manufacture and supply CDMA equipment, including Fujitsu Limited, LG Information and Communications, Ltd. ("LGIC"), Hughes Network Systems, Inc. ("Hughes"), Lucent Technologies, Inc. ("Lucent"), Motorola Inc. ("Motorola"), Northern Telecom, Inc. ("NorTel"), QUALCOMM, Samsung Electronics Co., LTD. ("Samsung") and SONY Electronics Inc. ("SONY"). The Company expects to purchase equipment from multiple vendors. For additional information regarding the Company's network build-out, see "Business -- Network Build-Out," "-- CDMA Technology" and
"-- Equipment Vendors."



     Vendor Financing. NextWave has received financing commitments from a number of network equipment vendors, including LGIC, Comdisco, Inc. ("Comdisco"), Hughes, Lucent and The Allen Group Inc. ("The Allen Group"). In the aggregate, these commitments contemplate over $1.4 billion of vendor financing to the Company, of which up to $1.25 billion could be available to the Company in 1997. The following table sets forth these vendor financing commitments:



                                  VENDOR
        ----------------------------------------------------------  FINANCING COMMITMENT
                                                                    --------------------
                                                                       (IN MILLIONS)
        LGIC......................................................        $  700.0
        Comdisco..................................................           250.0
        Hughes....................................................           245.0
        Lucent....................................................           200.0
        The Allen Group...........................................            50.0
                                                                           -------
                  Total...........................................        $1,445.0
                                                                           =======



The Company is also in active discussions with several other vendors for equipment financing and supply agreements. These financing commitments are subject to certain conditions, including, among others, the execution and delivery of definitive documentation. See "Business -- Equipment Vendors."



     FCC Requirements. The FCC requires that all C-Block PCS licensees construct facilities that offer coverage to at least one-third of the population in their service area within five years from the date of license grant and two-thirds of the population within 10 years. The FCC requires that all D, E, and F-Block PCS licensees, including the Company, construct facilities that offer coverage to at least one-quarter of the population in their service area within five years from the date of license grant and one-half of the population within 10 years. See "Risk Factors -- PCS System Implementation and Operation Risks."



HOLDING COMPANY STRUCTURE



     The Company is a holding company with limited assets of its own, and upon commencement of its operations, the Company will conduct its business through its various subsidiaries. The Company currently has five wholly-owned subsidiaries. NextWave Personal Communications Inc. ("NextWave PCI") was formed to acquire PCS licenses in the FCC's C-Block Auctions. NextWave Power Partners Inc. ("NextWave Power Partners") was formed to acquire PCS licenses in the FCC's D, E and F-Block Auctions. NextWave Partners Inc. ("NextWave Partners") currently owns NextWave's interest in NextWave Power Partners. TELE*Code Inc. ("TELE*Code") was formed to develop CDMA-based products and provide engineering services to the Company and others. Wireless was formed to act as an operating company and will form 11 direct, wholly-owned subsidiaries, each of which will hold the assets used to operate the PCS network in one operating region (a "RegionalSub"), and 11 additional direct, wholly-owned subsidiaries, each of which will hold the PCS licenses for one operating region (a "LicenseSub"). See "Risk Factors -- Holding Company Structure."


                                 FINANCING PLAN


     The Company estimates that the aggregate funds required for the acquisition, development, construction and deployment of PCS networks in its Markets through December 31, 1997 will total approximately $1.1 billion. This figure consists of (i) approximately $700 million for capital expenditures; (ii) approximately $240 million in debt service requirements; (iii) approximately $100 million to fund operating losses and for working capital needs; and (iv) approximately $17 million for the acquisition of its D, E and F-Block licenses. These amounts do not include certain repayments of debt which will be paid upon consummation of the Offerings. See "Use of Proceeds." In addition, in conjunction with the award of its licenses, the Company has incurred indebtedness to the U.S. Government for the balance due for its C and F-Block licenses (the "U.S. Government Financing"). See "Certain Indebtedness."



     The Company intends to raise approximately $  million in gross proceeds
from the Units Offering (including approximately $     million which will be
held in escrow to pre-fund interest payments on the Senior Notes, including those issued in connection with the redemption of the Bridge Notes, for three years). In addition, the Company expects to raise approximately $ million from the Equity Offering. Each of the Offerings will be contingent upon the completion of the other.



     The estimated net proceeds from the Offerings, together with the expected proceeds from committed vendor financings, are expected to meet the Company's funding requirements through the first quarter of 1998, at which time the Company intends to have its initial Markets operational. In order to finance the Company's operations, working capital and debt service through 2000, the Company
will require approximately an additional $          in public or private debt
and equity financings. These financings will be required, in part, to service the interest requirements of the Units Offering after three years from the completion of the Units Offering and the U.S. Government Financing and vendor financing.



     Actual amounts of the funds required may vary materially from these estimates and additional funds would be required in the event of significant negative departures from the current business plan, unforeseen delays or expenses, regulatory changes, engineering design changes and other technical risks.



     NextWave was incorporated in Delaware in May 1995, its principal executive offices are located at 6256 Greenwich Drive, Suite 500, San Diego, California, 92122 and its telephone number is (619) 453-2828.

                              THE UNITS OFFERINGS



Issuer.....................  NextWave Telecom Inc.



Securities Offered.........       Senior Note Units consisting of (i) $     in
                             aggregate principal amount of      % Senior Notes
                             due 2007 of the Company and (ii)      Warrants to
                             purchase an aggregate of      shares of Series B
                             Common Stock, representing approximately      % of
                             the Company's common equity outstanding on a fully diluted basis upon consummation of the Offerings
                             and      Senior Discount Note Units, consisting of
                             (i) $          gross proceeds of      % Senior
                             Discount Notes due 2007 of the Company and (ii)
                                  Warrants to purchase an aggregate of
                             shares of Series B Common Stock of the Company
                             representing approximately      % of the Company's
                             common equity outstanding on a fully diluted basis upon consummation of the Offerings. The Senior Notes and the Senior Notes Warrants are being offered as Senior Note Units, with each Unit consisting of $1,000 principal amount of Notes and

                             Warrants to purchase one share of Series B Common Stock. The Senior Discount Notes and the Senior Discount Notes Warrants are being offered as Senior Discount Note Units, with each Unit consisting of $1,000 principal amount at maturity of Notes and
                                  Warrants to purchase one share of Series B
                             Common Stock.



Separability...............  The Notes and the Warrants will be separately
                             transferable on the earliest of: (i)      days
                             after the date of original issue of the Notes and Warrants; (ii) in the event of a Change of Control, the date the Company mails notice thereof; or (iii) such earlier date as may be determined by CIBC Wood Gundy Securities Corp.



Use of Proceeds............  The net proceeds to the Company from the Offerings
                             are expected to be approximately $     million (net
                             of approximately $     million which will be held
                             in escrow to pre-fund interest payments on the Senior Notes, including those issued in connection with the redemption of the Bridge Notes). The Company will use a portion of the net proceeds of the Offerings to make payments required in connection with the U.S. Government Financing of its PCS licenses and will use a portion of the net proceeds to fund pre-construction activities, such as site planning and acquisition, system design, and planning for and implementing relocation of incumbent fixed microwave licensees. A portion of the net proceeds of the Offerings also will be used to repay a $25 million promissory note. In addition, approximately $37 million of the net proceeds from the Offerings will be used to redeem a portion of the Company's Convertible Senior Subordinated Notes due 2002 (the "Bridge Notes"). The remainder of the net proceeds from the Offerings will be used to fund the initial costs associated with construction and operation of the Company's networks, for possible expansion of the Company's footprint and for general corporate purposes, including working capital. See "Use of Proceeds."

                                   THE NOTES



Securities Offered.........  $            aggregate principal amount of Senior
                             Notes. $            gross proceeds of Senior
                             Discount Notes. The Senior Discount Notes will be
                             issued at a discount to their principal amount at
                             maturity and the yield to maturity of the Senior
                             Discount Notes will be      %, computed on a
                             semi-annual bond equivalent basis, calculated from
                                            , 1997. See "Certain Federal Income
                             Tax Considerations."



Maturity Date..............                 , 2007



Interest Rate The Senior
Notes......................  The Senior Notes will bear cash interest at a rate
                             of      % per annum on their principal amount until
                             maturity. The Company will place sufficient funds from the net proceeds of the Senior Notes into the Escrow Account to pay interest on the Senior Notes
                             until                , 2000.



  The Senior Discount
Notes......................  The Senior Discount Notes will bear interest at a
                             rate of      % per annum on their principal amount
                             until maturity. Cash interest will not accrue on
                             the Senior Discount Notes prior to                ,
                             2002. Based on the issue price of each Senior Discount Note, the yield to maturity of the Senior
                             Discount Notes is      % (computed on a semi-annual
                             bond equivalent basis), calculated from
                                            , 1997.



Interest Payment Dates The
  Senior Notes.............  Cash interest will accrue on the Senior Notes from the date of the original issue of the Units (the "Issue Date") and will be payable semi-annually on
                                            and                , commencing
                                            , 1997.



  The Senior Discount
Notes......................  Cash interest will not accrue or be payable on the
                             Senior Discount Notes prior to                ,
                             2002. Thereafter, cash interest will be payable
                             semi-annually in arrears on each                and
                                            , commencing                , 2002.



Escrow Agreement...........  The Company will place approximately $          of
                             the net proceeds realized from the sale of the Senior Note Units, representing funds that together with the proceeds from the investment thereof will be sufficient to pay three years' interest on the Senior Notes (including the Senior Notes issued in connection with the redemption of the Bridge
                             Notes), into the Escrow Account to be held by the Escrow Agent for the benefit of the holders of the Senior Notes. The Senior Notes will be secured by a first priority lien on the Escrow Account. Funds will be disbursed from the Escrow Account only to pay interest on the Senior Notes. Upon the acceleration of the maturity of the Senior Notes, the Escrow Agreement will provide for the foreclosure by the Senior Notes Trustee (as defined herein) upon the net proceeds of the Escrow
                             Account. Pending such disbursement, all funds contained in the Escrow Account will be invested in Marketable Securities (as defined herein). See
                             "Description of the Notes -- Senior
                             Notes -- Disbursement of Funds -- Escrow Account" and "-- Security."



Ranking....................  The Notes will represent general unsecured obligations of the Company, except that the Senior Notes will be secured by a first priority lien on the Escrow Account. The Notes will rank senior in right of payment to all subordinated indebtedness of the Company and pari passu in right of payment with all existing and future senior indebtedness of the Company.

                             The Notes will be effectively subordinated to all liabilities of the Company's operating subsidiaries, including trade payables and indebtedness that may be incurred under Vendor Financing Arrangements. In addition, the Company's non-operating subsidiaries will be obligated for approximately $4.4 billion in U.S. Government Financing which will be secured by the Company's PCS licenses.



Wireless Guarantee.........  The Notes will be fully and unconditionally guaranteed by Wireless, as to payment of principal, premium, if any, and interest. The Guarantees, which will be enforceable only under certain conditions, will be subordinated to all existing and future Indebtedness of Wireless incurred pursuant to Vendor Financing Arrangements (as defined herein), will be senior in respect of all Subordinated Indebtedness (as defined herein) of Wireless and will rank pari passu with respect to all other Indebtedness of Wireless.



Mandatory Redemption.......  There will be no mandatory redemption requirements with respect to the Notes.



Optional Redemption........  The Notes will be redeemable at the option of the
                             Company, in whole or in part, at any time on or
                             after                , 2002 at the redemption
                             prices set forth herein, together with accrued and unpaid interest to the redemption date.



                             In addition, the Company, at its option, may redeem up to 35% of the originally issued principal amount of Senior Notes (including the Senior Notes issued in connection with the redemption of the Bridge Notes) and up to 35% of the originally issued principal amount at maturity of the Senior Discount Notes (including the Senior Discount Notes issued in connection with the redemption of the Bridge Notes) at any time and from time to time prior to
                                            , 2000 at a redemption price equal
                             to      % of the Senior Notes so redeemed plus
                             accrued and unpaid interest, if any, thereon to the
                             redemption date and      % of the Accreted Value
                             (as defined herein) at the redemption date of the Senior Discount Notes so redeemed, in each case out of (i) the Net Proceeds (as defined herein) of one or more Public Equity Offerings (as defined herein) or (ii) a sale of Series B Common Stock of the Company to a Strategic Equity Investor (as defined herein), in either case for gross proceeds of at least $150 million; provided that at least 65% of the aggregate principal amount of Senior Notes originally issued (including the Senior Notes issued in connection with the redemption of the Bridge Notes) and 65% of the originally issued principal amount at maturity of Senior Discount Notes (including the Senior Discount Notes issued in connection with the redemption of the Bridge Notes) remain outstanding immediately after giving effect to such redemption.



Change of Control..........  In the event of a Change of Control, the Company will be required to make an offer to purchase all outstanding Notes at a purchase price equal to (i) 101% of the principal amount thereof, in the case of the Senior Notes, plus accrued and unpaid interest, if any, thereon to the date of purchase and (ii) (a) 101% of the Accreted Value thereof, in the case of the Senior Discount Notes, if purchased
                             on or before                , 2002, and (b) 101% of
                             the principal amount at maturity of the Senior Discount Notes, plus accrued and unpaid interest, if any, thereon, if purchased after
                                            , 2002. See "Description of the
                             Notes -- Offer to Purchase."

                             There can be no assurance that the Company will have sufficient funds or will be contractually permitted by outstanding Senior Indebtedness (as defined herein) to pay the required purchase price for all Notes tendered by holders upon a Change of Control.



Original Issue Discount....  The Senior Discount Notes will be issued with original issue discount and the Senior Notes likely will be issued with original issue discount. Thus, for federal income tax purposes, holders of the Senior Discount Notes and, if applicable, the Senior Notes, will be required to include amounts in gross income in advance of receipt of such cash to which the income is attributable. See "Certain Federal Income Tax Considerations."



Certain Covenants..........  The Indentures governing the Notes (the
                             "Indentures") will contain certain covenants which, among other things, will restrict the ability of the Company and its Restricted Subsidiaries (as defined) to: (i) incur additional indebtedness;
                             (ii) pay dividends or make distributions in respect of its capital stock or make other restricted payments; (iii) issue Debt Securities (as defined herein); (iv) create liens; (v) enter into certain transactions with affiliates or related persons;
                             (vi) sell certain assets; (vii) engage in any business other than the telecommunications business; or (viii) consolidate, merge or sell all or substantially all of its assets.



                                  THE WARRANTS



Total Number of Warrants...       Warrants, consisting of (i)      Senior Note
                             Warrants, which when exercised would entitle the holders thereof to acquire an aggregate of shares of Series B Common Stock, representing
                             approximately      % of the Company's common equity
                             outstanding on a fully diluted basis immediately after the consummation of the Offerings and (ii)

                             Senior Discount Note Warrants, which when exercised would entitle the holders thereof to purchase an
                             aggregate of      shares of Series B Common Stock
                             of the Company representing approximately      % of
                             the Company's common equity outstanding on a fully diluted basis upon the consummation of the Offerings.



Expiration Date............  The Warrants will expire on                , 2007
                             (the "Expiration Date").



Exercise...................  Each Senior Note Warrant will entitle the holder to acquire, on or after the Exercisability Date (as defined below) and prior to the Expiration Date, one share of Series B Common Stock at a price equal
                             to $          per share, and each Senior Discount
                             Warrant will entitle the holder to acquire, on or after the Exercisability Date (as defined below) and prior to the Expiration Date, one share of Series B Common Stock at a price equal to
                             $          per share, in each case subject to
                             adjustment from time to time upon the occurrence of certain changes in common equity, certain common equity distributions, certain issuances of options or convertible securities, certain dividends and distributions and certain other increases and decreases in the number of shares of common equity. "Exercisability Date" means the first day both (a) the Warrants are traded separately from the Units and (b) either of the following has occurred: (i) a
                             Change of Control or (ii)                , 1997.

                           CONCURRENT EQUITY OFFERING



     Concurrent with the Units Offering, the Company is offering      units (the
"Equity Units") each consisting of one share of the Series B Common Stock and one CTR. See "Description of Capital Stock." The net proceeds to the Company
from the Equity Offering are expected to be approximately $          million.
Each of the Offerings is conditioned upon the completion of the other.

                                  RISK FACTORS


     Prospective purchasers of the Units should carefully consider all of the information contained in this Prospectus before making an investment in the Units. In particular, prospective purchasers should evaluate the factors set forth herein under "Risk Factors." These risk factors include, among others, the fact that the Company is in its development stage and is expected to realize significant operating losses in its initial stages of operation; that it will be highly leveraged; that it will require significant additional capital to complete its network build-out beyond the first quarter of 1998; that although it has been granted its C-Block PCS licenses from the FCC, such grants are conditioned upon the Company's satisfying the FCC's foreign ownership requirements by July 3, 1997, and may be subject to further appellate challenge; that it is subject to numerous risks associated with the construction and implementation of its PCS networks; that the Company's wholesale distribution strategy will likely cause it to be dependent on a limited number of major customers; and that the initial award and final granting by the FCC of the Company's D, E and F-Block licenses are subject to completion of the license application process. For a discussion of these and other risks, see "Risk Factors."

                      SUMMARY CONSOLIDATED FINANCIAL DATA

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)



     The following data for the period from May 16, 1995 (inception) to December 31, 1995 and the nine months ended September 30, 1996 have been derived from the Company's audited consolidated financial statements, including the consolidated balance sheets at December 31, 1995 and September 30, 1996 and the related consolidated statements of operations and of cash flows for the period from May 16, 1995 (inception) to December 31, 1995 and the nine months ended September 30, 1996 appearing elsewhere in this Prospectus. The summary consolidated financial data as of and for the nine months ended September 30, 1996 are not necessarily indicative of the results to be expected for any other interim period or any future year. The information below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and notes thereto included elsewhere in this Prospectus. Separate financial statements for Wireless have not been provided because, in the view of the Company, such financial statements would not present meaningful information for purchasers of the Units.



                                                       PERIOD FROM MAY 16,
                                                       1995 (INCEPTION) TO           NINE MONTHS
                                                        DECEMBER 31, 1995      ENDED SEPTEMBER 30, 1996
                                                       -------------------     ------------------------
STATEMENT OF OPERATIONS DATA:
  Consulting revenues..............................         $     173                  $  1,958
  Total operating expenses.........................             1,753                    14,826
                                                             --------                  --------
  Operating loss...................................            (1,580)                  (12,868)
  Other expenses...................................                --                      (738)
  Interest expense, net............................              (314)                     (995)
                                                             --------                  --------
  Net loss.........................................         $  (1,894)                 $(14,601)
                                                             ========                  ========
PRO FORMA(1):
  Net loss per share...............................         $                          $
  Shares used in computing net loss per share......
RATIO OF EARNINGS TO FIXED CHARGES(2)..............                --                        --



                                                                        AS OF SEPTEMBER 30, 1996
                                                  AS OF       --------------------------------------------
                                               DECEMBER 31,                                   PRO FORMA
                                                   1995         ACTUAL      PRO FORMA(3)     AS ADJUSTED
                                               ------------   ----------   --------------   --------------
BALANCE SHEET DATA:
  Working capital (deficit)..................    $(75,212)    $  (46,564)    $ (150,169)
  Total assets...............................      84,834        451,110      3,370,119
  Total U.S. Government Financing............          --             --      2,799,013
  Senior Notes...............................          --             --             --
  Senior Discount Notes......................          --             --             --
  Other long term debt.......................          24        130,845        130,845
  Series C Common Stock, mandatorily
     redeemable..............................          --             --             --
  Total stockholders' equity.................       5,006        246,123        271,449


---------------

(1) See Note 2 of Notes to Consolidated Financial Statements for a description of the computation of pro forma net loss per share and shares used in computing pro forma net loss per share.



(2) For the purpose of calculating the ratio of earnings to fixed charges as prescribed by the rules and regulations of the Securities and Exchange Commission, earnings represent pre-tax income (loss) from continuing operations plus fixed charges, less interest capitalized. Fixed charges represent interest (including amounts capitalized), the portion of rent expense deemed to be interest and amortization of deferred financing costs. For the period from May 16, 1995 (inception) to December 31, 1995 and the nine months ended September 30, 1996, earnings were inadequate to cover fixed charges and resulted in coverage deficiencies of $1,894 and $14,601, respectively.



(3) The Pro Forma column reflects the effect on the Company's financial position of: (i) the October 1996 to January 1997 issuances of $69,670 aggregate principal amount of convertible notes; (ii) the October 1996 to January 1997 issuances of 3,730,000 shares of Series B Common Stock for $18,650; (iii) the January 1997 receipt of a loan in the amount of $25,000 from a holder of Series B Common Stock; (iv) the grant of and downpayments on the FCC C, D, E and F-Block licenses, including the capitalization as an intangible asset of these licenses and the related long term debt payable to the FCC for an aggregate purchase price of $4,872,620, net of the aggregate downpayments of $504,785, and as adjusted to reflect the fair value of the debt of $2,799,013; and (v) the issuances of warrants to purchase shares of Series B Common Stock to an equipment vendor and MCI. See Unaudited Note 12 of Notes to Consolidated Financial Statements and "Capitalization."

                                  RISK FACTORS


     Prior to making an investment in the Units, prospective purchasers should carefully consider all of the information contained in this Prospectus and, in particular, should evaluate the following risk factors. Such risks, uncertainties and other factors include the following risks:


DEVELOPMENT STAGE COMPANY; FUTURE OPERATING LOSSES AND NEGATIVE CASH FLOW FROM OPERATIONS


     The Company is at an early stage of development and, as of the date of this Prospectus, has had no commercial PCS operations and, consequently, has limited historical financial information upon which a prospective investor could perform an evaluation. The Company will incur significant expenses in advance of generating revenues and is expected to realize significant operating losses in its initial stages of operations. The Company is subject to all risks typically associated with a start-up entity. These risks will include the Company's ability to implement its strategic plan in the manner set forth in this Prospectus, including continuing to attract and retain qualified individuals and the ability to raise appropriate financing as necessary. As such, no assurance can be given as to the timing and extent of revenue receipts and expense disbursements or the Company's ability to successfully complete all of the tasks associated with developing and maintaining a successful enterprise. In addition, there can be no assurance that the Company will be able to successfully manage operations. Management's failure to guide and control growth effectively (including implementing adequate systems, procedures and controls in a timely manner) could have a material adverse effect on the Company's financial condition and results of operations.


     The Company believes that its future operating results over both the short and long term will be subject to annual and quarterly fluctuations due to several factors, some of which are outside the control of the Company. These factors include the significant cost of building the PCS networks (including any unanticipated costs associated therewith), fluctuating market demand for the Company's services, establishment of a market for PCS, pricing strategies for competitive services, delays in the introduction of the Company's services, new offerings of competitive services, changes in the regulatory environment, the cost and availability of PCS infrastructure and subscriber equipment and general economic conditions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


     The Company has incurred cumulative net losses through September 30, 1996 of approximately $16.5 million. These losses resulted primarily from expenditures associated with organizational and start-up activities, research and development of the Company's products and equipment and the Company's pursuit of PCS licenses. The Company expects to incur significant operating losses and to generate negative cash flow from operating activities during the next several years, while it develops and constructs its PCS network and builds its customer base. There can be no assurance that the Company will achieve or sustain profitability or positive cash flow from operating activities in the future. If the Company cannot achieve operating profitability or positive cash flow from operating activities in a timely manner, it may not be able to meet its debt service or working capital requirements and the Notes and the Warrants may, as a result, have little or no value. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."



SUBSTANTIAL DEBT OBLIGATIONS TO THE U.S. GOVERNMENT; IMPLICATIONS OF ACCOUNTING TREATMENT



     The Company's debt obligations to the U.S. Government for its C-Block PCS licenses are approximately $4.3 billion. Although the Company's debt obligations to the U.S. Government will be recorded on the Company's consolidated financial statements at their estimated fair market value of $2.7 billion, the amount that would be owed to the U.S. Government if such debt obligations were declared immediately due and payable would be $4.3 billion plus accrued interest. As a result, the Company will incur average annual interest charges of approximately $153.9 million during the 10-year term of the debt related to this debt discount. The Company will also incur non-cash annual amortization expenses of $80.1 million related to the capitalized license costs during the 40-year estimated useful lives of the licenses, assuming the Company receives three 10-year renewals of the terms of the licenses from the FCC. Pursuant to the FCC's installment payment plan, the Company will execute a note and security agreement to the U.S. Government, creating a first priority security interest in favor of the FCC in the licenses (and the proceeds of any sale thereof). Correspondingly, the Company is required to make cash interest expense payments payable quarterly of approximately $69.4 million. The Company will be required to make quarterly payments of interest only for the first six years of the license term and payments of interest and principal over the remaining four years of the license term.



     In January 1997, NextWave Power Partners was named the winning bidder for 32 BTAs in the D, E and F-Block Auctions with net bids totalling $129 million. The Company has made a downpayment of $13.5 million for those licenses. Upon final grant, the Company will be required to make a final downpayment of $16.9 million and will finance the remaining $98.6 million with the U.S. Government with respect to its F-Block licenses, which will be recorded on the Company's consolidated financial statements at their estimated fair market value of $68.6 million. As a result, the Company will incur average annual interest charges of $3 million during the 10-year term of the debt related to this debt discount. The Company will also incur non-cash annual amortization expense of $2.5 million related to the capitalized license costs during the 40-year estimated useful lives of the licenses, assuming the Company receives three 10-year renewals of the term of the licenses from the FCC. Pursuant to the FCC's installment payment plan, the Company will execute a note and security agreement to the U.S. Government, creating a first priority security interest in favor of the FCC in the licenses (and the proceeds of any sale thereof). Correspondingly, the Company will be required to make cash interest expense payments payable quarterly of approximately $1.6 million for the first two years of the license term and payments of interest and principal over the remaining eight years of the license term.



     While the Company does not anticipate defaulting on any required payment on the debt obligations to the U.S. Government, in the event the Company were unable to meet any of its installment payment obligations, the FCC will entertain a request for a three to six month grace period before the FCC takes any remedial actions. In the event that the grace period expires and the Company becomes unable to meet its obligations to the U.S. Government or otherwise violates regulations applicable to holders of FCC licenses, the licenses will be automatically cancelled and the FCC will initiate debt collection procedures, and possibly fine the Company an amount equal to the difference between the price at which the Company acquired the licenses and the amount of the winning bid at their reauction (if lower than the Company's winning bid), plus an additional penalty of 3% of the lesser of the subsequent winning bid or the Company's bid amount. There can be no assurance that the Company will be able to meet its debt obligations to the U.S. Government, or, if it fails to meet such obligations, that the FCC will not require immediate repayment of all amounts due under the U.S. Government Financing or revoke the Company's C-Block or, as applicable D, E or F-Block licenses. In either such event, the Company may be unable to meet its obligations to other creditors, including holders of the Units.



     In addition, there can be no assurance that if the U.S. Government Financing of the Company's PCS licenses were reflected at its face value of $4.4 billion, the Company's pro forma total debt (as adjusted for the Offerings) would not exceed the total "enterprise value" of the Company implied by the initial public offering price of the Equity Units attributable to the Series B Common Stock (as determined by adding the market value of the Series B Common Stock, the market value of the debt obligations to the U.S. Government and the gross proceeds from the Units Offering). See "-- Ability to Service Debt; Substantial Leverage; Restrictive Covenants" and "Regulation of the Wireless Telecommunications Industry."



ABILITY TO SERVICE DEBT; SUBSTANTIAL LEVERAGE; RESTRICTIVE COVENANTS



     The Company's leverage is substantial in relation to its equity. As of September 30, 1996, on a pro forma basis after giving effect to the Offerings and the debt obligations to the U.S. Government incurred in connection with the award of the Company's C-Block and F-Block PCS licenses, the Company's total
indebtedness would have been $     billion ($     billion at face value) and its
stockholders' equity would have been $       million. On a pro forma basis after
giving effect to the Offerings, the Company's deficiency of earnings before fixed charges to fixed charges for the nine months ended September 30, 1996
would have been $     million. In addition, NextWave has entered into a number
of vendor financing commitments totalling over $1.4 billion to finance the purchase of PCS infrastructure equipment. See "Business -- Equipment Vendors." Although the Offerings facilitate the Company's entry into the PCS business and are expected to improve the Company's financial flexibility, the Company's total indebtedness and debt service requirements will be substantially increased as a result of the Units Offering, and the Company will be subject to significant financial restrictions and limitations.

     Furthermore, the Indentures and the agreements related to the Company's vendor financing will contain, and any additional financing agreements are likely to contain, certain restrictive covenants. The restrictions contained in the Indentures and expected to be contained in the vendor financing agreements will affect, and in some cases will significantly limit or prohibit, among other things, the ability of the Company to incur indebtedness, make prepayments of certain indebtedness, pay dividends, make investments, engage in transactions with stockholders and affiliates, repurchase capital stock, create liens, sell assets and engage in mergers and consolidations. If the Company fails to comply with the restrictive covenants in the Indentures or any similar instruments, the Company's obligation to repay such obligations may be accelerated. In addition to the restrictive covenants described above, the vendor financing agreements may require the Company to maintain certain financial ratios. The failure of the Company and its subsidiaries to maintain such ratios would constitute events of default under the vendor financing agreements, notwithstanding the ability of the Company to meet its debt service obligations. An event of default under the vendor financing agreements would allow the lenders thereunder to accelerate the maturity of such indebtedness. In such event, a significant portion of the Company's other indebtedness (including the securities offered in the Units Offering) may become immediately due and payable.



     The successful implementation of the Company's strategy, among other things, is necessary for the Company to be able to meet its debt service and significant capital requirements. In addition, the Company's ability to satisfy its debt service obligations once its PCS networks are operational will be dependent upon the Company's future performance, which is subject to a number of factors that are beyond the Company's control. There can be no assurance that the Company's PCS networks can be completed or that, once completed, the Company will generate sufficient cash flow from operating activities to meet its debt service and working capital requirements. Any failure or delay in meeting these debt service requirements and, in particular, the requirements of the debt obligations to the U.S. Government, could have a material adverse effect upon the Company's business, results of operations and financial condition. See
"-- Substantial Debt Obligations to the U.S. Government; Implications of Accounting Treatment" and "-- Need for Additional Financing; Status as a Going Concern."



     The Company's leverage could have important consequences on the following:
(i) the Company's vulnerability to general economic and industry conditions;
(ii) the Company's ability to obtain additional financing to fund future unknown capital requirements, capital expenditures or other general corporate purposes;
(iii) the application of a substantial portion of the Company's cash flow from operations to the payment of principal of and interest on indebtedness; and (iv) the possibility that the Company will not have sufficient funds to pay interest on the indebtedness or to repay the indebtedness at maturity.


NEED FOR ADDITIONAL FINANCING; STATUS AS A GOING CONCERN


     The development, construction and initial start-up phase associated with the construction of the Company's PCS networks will require substantial capital
investment. The Company is offering $     million gross proceeds of Senior Notes
Units and Senior Discount Notes Units in the Units Offering and Equity Units consisting of shares of Series B Common Stock and CTRs in the Equity Offering, for estimated aggregate net proceeds to the Company (after escrowing
approximately $          million in pre-funding interest requirements on the
Senior Notes for three years) of $            . The Company anticipates that it
will require significant additional capital to complete its network build-out. The report of independent accountants with respect to the Company's consolidated financial statements as of September 30, 1996 contains an explanatory paragraph stating that the Company's capital requirements raise a substantial doubt about the Company's ability to continue as a going concern. See "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Liquidity and Capital Resources" and "Consolidated Financial Statements."



     Sources of additional capital may include additional vendor financing and public or private debt and equity financings by the Company or its subsidiaries. The Company currently has limited sources of income. There can be no assurance that additional financing will be available to the Company or, if available, that it can be obtained on terms acceptable to the Company and within any limitations that may be contained in the Indentures, the vendor financing or any additional financing arrangements. Failure to obtain such financing could result in the delay or abandonment of some or all of the Company's development and expansion plans and could have a material adverse effect on the Company's financial condition and results of operations.


     In addition, the vendor financing commitments which the Company has obtained to date are subject to a number of conditions. See
"Business -- Equipment Vendors." There can be no assurances that such conditions will ultimately be satisfied and that such equipment and/or financing will ultimately be available to the Company.



     In the absence of such financing or refinancing, the Company could be forced to dispose of assets in order to make up for any shortfall in the payments due on its indebtedness under circumstances that might not be favorable to realizing the highest price for such assets. A substantial portion of the Company's assets consist of intangible assets, principally PCS licenses granted by the FCC, the value of which depends upon a variety of factors. Such licenses may only be transferred to other entities that meet the FCC requirements for license applicants during the first five years of the term, which will significantly impact the ability of the Company to realize the value of such licenses. Further, transfers to entities not meeting such requirements in years six through 10 of the initial license terms will subject the Company to substantial unjust enrichment penalties. In the event of a liquidation, there can be no assurance that the Company's assets could be sold, or sold quickly enough, or for a sufficient amount, to enable the Company to meet its obligations. See "Regulation of the Wireless Telecommunications Industry."


HOLDING COMPANY STRUCTURE; STRUCTURAL SUBORDINATION OF THE NOTES; ASSET ENCUMBRANCES

     NextWave is a holding company with limited assets of its own, and upon commencement of its operations, the Company will conduct its business through its various subsidiaries. The ability of the Company's creditors, including holders of the Notes, to participate in the assets of any of the Company's subsidiaries upon any liquidation or administration of any such subsidiary will be subject to the prior claims of the subsidiaries' creditors, including the FCC, tax authorities, lenders and trade creditors. In addition, the ability of the Company's creditors, including the holders of the Notes, to participate in distributions of assets of the Company's subsidiaries will be limited to the extent the outstanding shares of any of the Company's subsidiaries are pledged to secure other creditors of the Company or its subsidiaries.


     The Notes will be direct obligations solely of the Company. The ability of the Company to pay interest on the Notes or to repay the Notes at maturity or otherwise may be dependent upon the cash flow of its subsidiaries and the payment of funds by those subsidiaries to the Company in the form of repayment of loans, dividends or otherwise. Other than pursuant to the Guarantees, which are subordinated to all existing and future Indebtedness of Wireless incurred pursuant to Vendor Financing Arrangements, the Company's subsidiaries have no obligation, contingent or otherwise, to pay amounts due on the Notes or to make funds available therefor. Any right of the Company to receive assets of its subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of the Notes to participate in the distribution of proceeds from those assets) will be structurally subordinated to the claims of the subsidiaries' creditors. The Notes will be effectively subordinated to all liabilities of the Company's operating subsidiaries, including trade payables and indebtedness that may be incurred under Vendor Financing Arrangements. In addition, the Company's non-operating subsidiaries will be obligated for approximately $4.4 billion in U.S. Government Financing which will be secured by the Company's PCS licenses. Furthermore, holders of indebtedness of the Company's subsidiaries may materially limit dividends and payments on intercompany indebtedness to the Company, including payments necessary to fund amounts owing under the Notes.


     A substantial portion of the indebtedness of the Company and its subsidiaries (other than the Notes and the Bridge Notes) can be expected to be secured, which could have material consequences to the holders of the Notes. The principal fixed assets of the Company and its subsidiaries will consist of infrastructure equipment. The value of these assets is derived from the deployment of these assets in the PCS business. These assets are highly specialized and, taken individually, can be expected to have limited marketability. Consequently, in the event of a realization by the Company's secured creditors on the collateral securing the Company's secured debt, creditors would likely seek to sell the assets as an entirety in order to maximize proceeds realized. The prices obtained upon any such sale and the amounts available to satisfy the Company's obligations on the Notes could be adversely affected by the necessity of obtaining FCC approval and by compliance with other applicable governmental regulations.


UNCERTAINTY REGARDING C-BLOCK LICENSES; LITIGATION



     On January 3, 1997, the FCC issued a Public Notice (the "Public Notice") announcing that NextWave had received a grant of the 63 C-Block PCS licenses for which it had been declared the winning bidder in the FCC C-Block Auctions, including 56 BTAs in the C-Block Auction and seven BTAs in the C-Block Re-Auction. The C-Block licenses were granted subject to the requirement that the Company demonstrate compliance with FCC foreign ownership regulations by July 3, 1997, and that the Company undertake various reporting obligations to the FCC to notify the agency of the steps being taken by the Company to ensure regulatory compliance. NextWave's 56 C-Block applications had been challenged in a joint petition filed by Antigone Communications Limited Partnership ("Antigone") and PCS Devco, Inc. ("Devco"). No petitions to deny were filed against the Company's C-Block Re-Auction applications. In the joint petition to deny filed against the 56 C-Block applications, Antigone and Devco had alleged that NextWave's applications were defective in three respects: (i) the gross assets and revenues of Pohang Steel America Corporation ("POSAM") should have been attributed to the Company as an affiliate, rendering the Company ineligible for entrepreneur's block licenses; (ii) the Company's foreign ownership exceeded the 25% foreign ownership benchmarks set forth in Section 310(b) of the Communications Act of 1934, as amended (the "Communications Act"); and (iii) QUALCOMM controls the Company, so that QUALCOMM's assets and revenues should have been attributed to the Company, thus rendering it ineligible for an entrepreneur's block license. NextWave vigorously disputed each of these allegations.



     According to the Public Notice, the Wireless Telecommunications Bureau (the "Bureau"), at a meeting with the parties, raised concerns regarding NextWave's compliance with the foreign ownership limitations set forth in Section 310(b)(4) of the Communications Act. After reviewing NextWave's proposal for securing additional domestic equity financing, reforming certain financial instruments held by foreign entities or obtaining new debt financing, or any combination of these measures, along with the responses of Antigone and Devco to NextWave's proposal, the Bureau determined that NextWave's proposal, if successfully completed, will assure compliance with Section 310(b) of the Communications Act. The Bureau also determined that NextWave's proposal and the conditions imposed on NextWave's licenses eliminate any substantial and material questions of fact concerning NextWave's qualifications, and that the public interest was served by conditional grant of NextWave's licenses. The Public Notice also indicates that the Bureau's Order disposed of all other allegations raised by Antigone and Devco, finding that there were no substantial and material questions of fact at issue. Accordingly, the Bureau's Order denied the Antigone/Devco petition to deny and conditionally granted NextWave's applications.



     According to the Public Notice, the licenses are specifically conditioned on payment within five business days of the Public Notice of the remaining 5% of the downpayment. That payment was submitted by NextWave on January 9, 1997. In addition, the licenses are conditioned on the following: (i) that NextWave come into compliance with Section 310(b) of the Communications Act within six months of the date of the Public Notice and submit a report documenting how its ownership and debt structure complies with Section 310(b); (ii) that NextWave submit reports on a monthly basis regarding the steps it is taking to implement compliance with Section 310(b); and (iii) that NextWave promptly provide the FCC with copies of any correspondence to or from the Securities and Exchange Commission (the "Commission") in connection with its public offering. Upon consummation of the Offerings, the Company believes that it will satisfy these conditions.



     The text of the Bureau's Order has not yet been released. A C-Block license grant by the FCC will become effective upon release of the order of license grant, but will remain subject to petitions for reconsideration or appeal for a 30-day period following the license grant date and, for 40 days from the grant, subject to review by the FCC on its own motion, after which such order of license grant is not subject to any FCC staff reconsideration or any petition for reconsideration or application for review or judicial appeal. Counsel for Antigone and Devco has publicly stated an intention to seek reconsideration or appeal of the Bureau's Order. See "-- Government Regulation" and "Regulation of the Wireless Telecommunications

Industry." Any preparation for PCS network construction prior to the date on which the license grant becomes final (e.g., negotiation with incumbent microwave licensees, site acquisition activities and equipment procurement and construction) is being performed at the Company's risk and expense. If any PCS licenses are subsequently revoked or canceled as a result of reconsideration, appeal or failure to fulfill the license conditions, the FCC could impose substantial financial and regulatory penalties on the Company, and the Company would have to attempt to sell the benefits of such activities, to the extent possible, to the entity that ultimately wins a PCS license for that service area.



UNCERTAINTY OF FINAL AWARDS OF LICENSES FROM D, E AND F-BLOCK AUCTIONS;
LITIGATION



     The Company has been named the winning bidder for 32 BTAs in the D, E and F-Block Auctions, and it has filed its license applications for such BTAs. The Company's applications for these licenses may be subject to challenges by various competing bidders and other interested parties in the D, E and F-Block Auctions. There can be no assurance that the Company will be successful in defending any such challenges should they occur and will be finally awarded any or all of these licenses. Any grant by the FCC of D, E, and F-Block PCS licenses may be conditioned on the Company's compliance with the FCC's foreign ownership restrictions within a specified period of time. If the Company were found to be ineligible or otherwise disqualified from holding D, E and F-Block PCS licenses, the FCC could impose substantial financial and regulatory penalties on it, up to and including the refusal to grant such licenses. In the event that the Company were denied the D, E and F-Block PCS licenses, the Company would not be authorized to offer PCS services in those BTAs for which it was the winning bidder in the D, E and F-Block Auctions. See "-- Government Regulation" and "Regulation of the Wireless Telecommunications Industry."



PCS SYSTEM IMPLEMENTATION AND OPERATIONAL RISKS



     Unlike certain other PCS carriers, the Company plans to perform substantially all of its own network design and systems engineering. The Company believes it will garner certain competitive advantages by designing its networks in-house using its proprietary CDMA engineering tools rather than outsourcing such services from equipment vendors. These advantages include optimizing cell count in the PCS network (rather than over-installing equipment), lower engineering costs, customized network management, and implementation of common engineering guidelines and tools. The Company may face certain disadvantages by performing its own system design and engineering, including increased potential for system performance disputes with vendors and the Company's reliance on recruiting and retaining qualified engineering personnel. There can be no assurance that the Company's design and systems engineering teams will be successful in implementing its PCS networks, or that such networks will perform as well or better than PCS networks designed by infrastructure equipment vendors. In addition, the Company will need to hire additional engineering personnel and make extensive use of outside contractors to deploy its PCS networks. There can be no assurance that the Company will be able to locate and hire such additional engineering resources. The failure to do so could have a material adverse effect on the Company's timely deployment of its PCS networks and its financial condition and results of operations.



     The successful construction of the Company's PCS networks will depend, to a significant degree, on the Company's ability to lease or acquire sites for the location of its base station transmitter equipment. The site selection process will require the negotiation of lease or acquisition agreements for approximately 8,000 sites for the Company's PCS networks, and will likely require the Company to obtain zoning variances or other governmental approvals or permits. It is possible that local governmental authorities will adopt policies or moratoriums on construction of new towers or facilities which will delay the construction of portions of the Company's network. The Company has retained consultants to provide site identification and acquisition services in each of its Markets. The Company expects that the site acquisition process will continue throughout the construction of the Company's PCS networks. Each stage of the process involves various risks and contingencies, many of which are not within the control of the Company and any of which could adversely affect the construction of the Company's PCS networks.



     There can be no assurance that the Company will be able to construct its PCS networks and billing and provisioning systems in any particular Market in accordance with its current construction plan and schedule.

See "Business -- Network Build-Out." Pursuant to FCC regulations, the Company engaged in pre-construction activities prior to the grant of its PCS licenses on January 3, 1997, but was not permitted to begin actual construction of its PCS networks until its PCS licenses were granted. If the Company is not able to implement its entire construction plan, the Company may not be able to provide services comparable to those provided by the cellular and other PCS operators in its Markets, and, as a result, the Company's growth may be limited. In addition, each of the Company's C-Block licenses is subject to an FCC requirement that the Company construct network facilities that offer coverage to at least one-third of the population in each such Market within five years of the grant of the applicable license and to at least two-thirds of the population within 10 years of the grant. Each of the Company's D, E and F-Block licenses is subject to an FCC requirement that the Company construct network facilities that offer coverage to at least one-quarter of the population in each such Market within five years of the grant of the applicable license and to at least one-half of the population within 10 years of the grant. Failure to comply with these requirements could result in the revocation or forfeiture of the Company's licenses or the imposition of fines on the Company by the FCC. The construction of the Company's PCS networks is subject to successful completion of the design of the networks, site and facility acquisitions, the purchase and installation of the networks' equipment, testing of the networks and satisfactory relocation or other accommodation of microwave users currently using the spectrum. Winners of the A and B-Block PCS licenses, which were granted their licenses in June 1995, have a significant head-start in constructing their networks. Most cellular licensees have at least a five to 10-year time advantage over PCS licensees and are currently upgrading their networks to digital technology. Therefore, delays in any of these implementation areas could have a material adverse effect on the Company.



     In addition, the implementation of the construction plan is subject to the availability of the CDMA infrastructure equipment that the Company plans to use. There is considerable demand for PCS infrastructure equipment and manufacturers of such equipment have substantial backlogs of orders which could cause long lead times for delivery of such equipment. The Company intends to enter into additional agreements for the supply of infrastructure and/or subscriber equipment. However, there can be no assurance that the Company will be able to purchase equipment on terms favorable to the Company, or at delivery dates required by the Company to construct its PCS networks in a timely manner. In addition, there are certain risks in the Company's strategy of building-out its networks in phases. There can be no assurance that the Company will be able to successfully deploy its initial networks to achieve maximum population coverage in its Markets within the expected time frame and an acceptable construction budget.



     The Company's success in the implementation and operation of its system is subject to other factors beyond the Company's control. These factors include, without limitation, changes in general and local economic conditions, availability of equipment necessary to operate the PCS system, changes in communications service rates charged by others, changes in the supply and demand for PCS and the commercial viability of PCS systems as a result of competition with wireline and wireless operators in the same geographic area, demographic changes that might affect negatively the potential market for PCS, changes in the federal and state regulatory scheme affecting the operation of PCS systems (including the enactment of new statutes and the promulgation of changes in the interpretation or enforcement of existing or new rules and regulations), changes in technology that have the potential of rendering the Company's technology and equipment obsolete and MCI's providing the Company with competitive terms for services to facilitate the build-out of the Company's network. See
"Business -- MCI Agreement." In addition, the extent of the potential demand for PCS cannot be estimated with any degree of certainty. There can be no assurance that one or more of these factors will not have an adverse effect on the Company's financial condition and results of operations.



RELIANCE ON CARRIERS' CARRIER STRATEGY; DEPENDENCE ON MCI AND OTHER MAJOR CUSTOMERS



     The Company's business strategy is to act primarily as a carriers' carrier, wholesaling MOUs on its PCS networks. The Company expects that a significant portion of its MOUs will be sold to a limited number of large customers. See "Business -- Business Strategy" and "Business -- Marketing and Distribution." The Company, especially in its early years of operation, will be substantially dependent upon purchases of its MOUs by MCI and other major customers. See "Business -- MCI Agreement" and "-- Purchase Agreements With Resale Service Providers." These agreements, however, are subject to various conditions and do not contain any minimum purchase obligation per year, and there can be no assurance that MCI or such other major customers will purchase substantial volumes of MOUs in the Company's critical early years of operation. See
"-- Conditions to Commitments Under Airtime Agreements." In addition, as a result of the Company's dependence on MCI and other large customers, these customers may have significant leverage in negotiating favorable pricing and other terms with the Company. There can be no assurance that there will be sufficient wholesale demand for MOUs to fully utilize the capacity of the Company's networks, and if such demand exists, whether such demand will be at prices that will permit the Company and its customers to generate operating profits. While the Company has had discussions with several large potential customers in addition to MCI, there can be no assurances as to whether agreements on terms acceptable to the Company can be entered into with such potential major customers. To the extent that the Company sells a significant portion of its MOUs to a limited number of customers, the Company will be reliant upon the continued viability of such customers, and their continuing purchases of the Company's MOUs. The loss of one or more of these large customers could have a material adverse effect on the Company's financial condition and results of operations. To a certain extent, the viability of this strategy is dependent upon the scarcity of radio spectrum and the lack of available network infrastructure and handsets at other spectrum frequencies. Accordingly, the Company's strategy could be adversely affected by a decision by Congress, the National Telecommunications and Information Administration ("NTIA") or the FCC to allocate additional spectrum for mobile services.



     If the Company is unable to sell a substantial amount of MOUs on a wholesale basis to wireless service providers, the Company may be required to develop new distribution channels, including retailing PCS services directly to end-users. The Company would have to incur substantial marketing and sales costs to develop a significant retail presence. There can be no assurance that the Company would have the financial and personnel resources to become a significant retailer of PCS services.



CONDITIONS TO COMMITMENTS UNDER AIRTIME AGREEMENTS



     Under the MCI Agreement, MCI's obligation to fulfill its minimum 10 billion MOU purchase commitment is subject to certain conditions, including: (i) the Company's not being in material breach of any of its agreements with MCI; (ii) the Company's provision of Full Mobility Services to at least 70 million POPs by December 31, 2001; and (iii) the Company's provision of Full Mobility Services that are fully compatible with MCI's network. In addition, there is no schedule of minimum purchases by MCI in any given year, although there are incentives built into the agreement for early use of MOUs and the agreement is designed to encourage MCI to sell substantial volumes of MOUs in the initial years of the term of the agreement.



     MCI's purchase commitment is also subject to incremental cutbacks in the event the Company does not provide Full Mobility Services in specified amounts in accordance with certain milestones set forth in the MCI Agreement. In addition, the purchase commitment applicable to MCI at any given time may be reduced proportionally by the percentage of Full Mobility Services or aggregate licensed POPs affected if: (i) the Company sells, transfers or otherwise loses control or ownership of any PCS license, and such event results in the loss of a specified percentage of POPs; (ii) the Company fails to meet certain pricing criteria in any Market; and (iii) the Company's PCS network in any Market fails to meet certain service, quality and capacity requirements. The MCI Agreement is terminable by MCI if its purchase commitment is eliminated due to the occurrence of any of the events listed above, or if the Company fails to acquire, develop and maintain commercially available state-of-the-art feature functionality in its PCS network and, within 60 days of MCI's notice to the Company of such failure, MCI and the Company are unable to reach an agreement on a technical solution and implementation schedule relating to such failure. At any time, MCI may terminate network services in a Market if such Market fails to meet certain service, quality and capacity requirements.



     The MCI Agreement is scheduled to terminate 10 years after the first day of commercial availability of Full Mobility Service by the Company in any of the Markets, after which it will be renewable, at MCI's option, for an additional five-year period, at prices to be agreed upon by the parties. No assurance can be given that MCI will not terminate the MCI Agreement as scheduled, and any election by MCI to do so may have a material adverse effect upon the Company's financial condition and results of operations. See "Business -- MCI Agreement."

     Each of the major agreements with other customers (the "PCS Resale Agreements") provides for a staggered purchase commitment of five billion MOUs over the 10-year term of the agreement. Each of these customers has agreed to purchase: (i) at least 5% of its purchase commitment by the end of three years from the date the Company first offers Full Mobility Service on a commercial basis in either the New York City or Los Angeles Market (the "Commercial Service Date"); (ii) at least 25% of its purchase commitment by the end of five years from the Commercial Service Date; and (iii) 100% of its purchase commitment by the end of the term of their respective agreement. For each of the first four billion MOUs purchased by each of these customers pursuant to their respective agreements, an additional $0.02 per MOU will be remitted to a third-party escrow agent by the customer to ensure the purchase of its full purchase commitment.



     Under the PCS Resale Agreements, the obligation of each customer to fulfill its purchase commitment is subject to certain conditions, including: (i) the Company's provision of Full Mobility Service to at least 40 million POPs by December 31, 1998, and at least 70 million POPs by December 31, 2001; (ii) the Company's provision of airtime in its Markets meeting jointly agreed upon technical specifications, including specifications for availability, capacity, coverage, hand-off, interconnection and service quality; and (iii) the Company's interconnection with the major interexchange carriers ("IXCs") such as AT&T, Sprint and MCI via trunk connections with their points of presence at the expense of the IXC and with other long distance carriers under similar conditions.



     Each of the PCS Resale Agreements is scheduled to terminate on the date that is 10 years after the first day of commercial availability of Full Mobility Service in any of the Markets, provided the conditions to the customer's obligation to fulfill its purchase commitment have been met, after which such agreement will be renewable, at the customer's option, respectively, for an additional five-year period, at prices to be agreed upon by the parties. No assurances can be given that these agreements will not terminate as scheduled at the end of their respective 10-year terms, and such termination may have a material adverse effect upon the Company's financial condition and results of operations. See "Business -- Purchase Agreements with Resale Service Providers."



     Although the Company has executed definitive agreements with MCI and five other customers for the purchase of substantial amounts of MOUs over the next 10 years, and is currently negotiating similar agreements and terms with other wireless service providers, the number of MOUs for which the Company currently has binding commitments does not represent a significant portion of the MOUs the Company intends to sell under its current business plan. In addition, as described above, each of these agreements is subject to specific network build-out requirements and performance standards over the terms of such agreements. There can be no assurance that the Company will be able to meet such build-out milestones or performance standards and that the purchase commitments from such wireless service providers will ultimately be realized by the Company, or that the Company will be able to obtain definitive agreements and binding commitments from other PCS service providers to purchase the additional MOUs necessary for the Company to meet the projections contained in its current business plan.


CDMA COMMERCIAL OPERATIONS; ABILITY TO OFFER ROAMING SERVICES; HANDSETS


     CDMA technology has been implemented on a wide commercial scale in the United States and certain Asian and South American markets over the last 12 months. CDMA networks are currently operating in such U.S. markets as Los Angeles, Chicago, Dallas-Fort Worth, Houston and over 40 markets worldwide. The first commercial use of CDMA began in October 1995 in Hong Kong for 800 MHz cellular operations. Two cellular networks in Korea began operation using CDMA technology in April 1996. As of December 1996, these Korean CDMA networks had over 900,000 subscribers. There can be no assurance that CDMA technology will be successful in a broader market. In addition, certain networks implementing CDMA have experienced problems in their early trials including poor hand-offs (the transfer of a subscriber from one cell to another as the subscriber travels through geographic areas) and problems with analog interference with dual-mode CDMA handsets for 800 MHz cellular operations. See "Business -- CDMA Technology" and "The Wireless Telecommunications Industry -- PCS Technology." While the Company believes that some of the problems are unique to 800 MHz cellular operations, and thus will not impact PCS networks, such as that which the Company proposes to build, which operate in a higher frequency band (1850-1990
MHz) than
cellular, and that solutions for other problems have been identified and are in the process of being resolved, there can be no assurance that the Company will not encounter the same or other technological problems.



     A risk associated with the Company's selection of CDMA technology is the ability of the Company to offer PCS roaming service to its customers' subscribers when they are in markets other than those operated by the Company. In order for the Company's customers' subscribers to roam in other wireless markets (and vice versa), roaming arrangements must be agreed upon between the Company and PCS licensees in such markets utilizing CDMA technology, or the subscribers must use a dual-band phone that would permit the subscriber to utilize the cellular system existing in the other market. The Company has been advised that such dual-band phones are not expected to be available until late 1997 at the earliest. While PCS service providers holding licenses covering over 99% of the United States population have announced an intent to use CDMA technology, such PCS licensees are under no regulatory obligation to use any particular access technology. There can be no assurance that PCS licensees planning to use CDMA technology will not elect to use Time Division Multiple Access ("TDMA"), Global System for Mobile Communications ("GSM") or some other technology in the future.



     Although there are currently very few suppliers of CDMA handsets, there are over 20 companies licensed to manufacture CDMA handsets and additional suppliers are scheduled to deliver CDMA handsets commencing in the second quarter of 1997. There can be no assurance, however, that those suppliers will commence production or, if they do commence production, that they will be able to deliver quality handsets in sufficient quantities and at desirable prices. Handsets used for PCS systems cannot currently be used with analog cellular systems and vice versa. While the Company believes that dual-band handsets that allow a user to access both PCS systems and analog cellular networks will be commercially available in late 1997, there can be no assurance that such handsets can be successfully manufactured or that consumers can obtain such handsets at competitive prices. In addition, dual-band handsets are expected to be larger and more expensive than single-mode handsets. The lack of interoperability or the comparatively higher cost of such handsets may impede the Company's ability to attract potential new wireless communications service providers.



CONTROL BY CERTAIN STOCKHOLDERS; ANTIDILUTION PROVISIONS FOR CONTROL GROUP AND
MCI



     The FCC requires C and F-Block applicants utilizing the equity structure selected by the Company to have certain investors meeting financial and regulatory qualifications (the "Control Group") hold no less than 25% of the Company's total outstanding Common Stock on a fully-diluted basis for a three-year period from the License Grant Date. Under this 25% Control Group structure, certain members of the Control Group (the "Qualifying Investors") (currently there are three -- Navation, Freedom Mobility Inc. and Good News Communications Company) must hold no less than 15% of the Company's total outstanding Common Stock on a fully-diluted basis for a three-year period from the License Grant Date. These same Qualifying Investors can hold no less than 10% thereafter until the Termination Date (a period of up to 10 years from the License Grant Date). These FCC ownership requirements are hereinafter referred to as the "Required Ownership Percentage" and are included in the Company's Amended and Restated Certificate of Incorporation. The Control Group must hold a majority of the total voting stock and have both de facto and de jure control of the Company for a period of 10 years from the License Grant Date. The members of the Company's Control Group are currently the holders of the Company's Series A Common Stock. As a result of their equity ownership and the corporate governance provisions regarding voting, the holders of the Series A Common Stock will have the right until the Termination Date to elect a majority of the Board of Directors of the Company and will have voting control of the Company and all matters submitted for stockholder approval, with the exception of certain extraordinary corporate actions which require approval of a majority of the outstanding shares of the Series B Common Stock and Series C Common Stock, voting together as a class. Although the Company believes its structure and governance fully comply with FCC rules, these rules are new and have not been tested in any specific case before the FCC or in any court.



     In addition, Navation, a corporation owned by Mr. Allen Salmasi, the Company's Chairman of the Board, President and Chief Executive Officer, and members of his immediate family, controls more than 50% of the outstanding Series A Common Stock and will continue to do so after the Recapitalization. Should Mr. Salmasi die or become incapacitated or ineligible to beneficially own the Series A Common Stock,

Mr. Salmasi's wife and children, as the remaining stockholders of Navation, would then control the Company. During the first five years of the initial license term, recent revisions to FCC rules permit Navation to transfer its control of the Company without penalty to another similarly qualified company after license grant. If Navation were to relinquish control to an entity not deemed a "Small Business" with respect to the C-Block licenses or a "Very Small Business" with respect to the F-Block licenses at any time during the initial 10-year license term, the Company could incur substantial unjust enrichment penalties. See "-- Government Regulation." In addition, the Company's Amended and Restated Certificate of Incorporation requires the holders of Series A Common Stock to maintain voting control by electing a majority of the Board of Directors during the 10-year period following the License Grant Date, which effectively prohibits members of the Company's senior management team from being removed or replaced by action of the holders of the Series B Common Stock and Series C Common Stock.



     In the event the Company issues additional equity or certain other events occur which would otherwise dilute the ownership of the Control Group or the Qualifying Investors during the period until the Termination Date below the Required Ownership Percentage, the Required Ownership Percentage will be maintained by issuing warrants to purchase shares of Series B Common Stock to the Qualifying Investors at an exercise price equal to the "fair market value" of the Series B Common Stock at the time of the dilutive issuances ("Control Group Warrants"). The FCC's rules require the exercise price of convertible instruments to be less than or equal to the fair market value of such shares at the time of the C-Block short-form filing date. However, in a published informal FCC staff interpretation of the applicable FCC rule, the FCC stated that the exercise price for options and warrants issued subsequent to licensing can be equal to the current market price at the time of issuance. Informal FCC staff opinions are not binding on the agency and there can be no assurance that the FCC will not overturn its staff interpretation. Following consummation of the Offerings, the Control Group will own an aggregate of 25% of the Common Stock of the Company on a fully-diluted basis, including the 24% owned by the Qualifying Investors. Accordingly, in the event of an issuance of Series B Common Stock or securities convertible or exercisable into Series B Common Stock and in certain other events during the three years after the License Grant Date, the Company anticipates that Control Group Warrants will be required to be issued in order to maintain the Required Ownership Percentage. See "Description of Capital
Stock -- Common Stock -- Control Group Warrants." The Company anticipates raising additional equity during this period. See "Summary -- Financing Plan."



     Pursuant to the MCI Warrant Agreement, the Company initially has granted MCI warrants to purchase 23,673,284 shares of Series B Common Stock and will
issue additional warrants to purchase           shares (       shares if the
over-allotment option granted in connection with the Equity Offering is exercised in full) of Series B Common Stock at the closing of the Equity Offering or shortly thereafter. The exercise price of these initial and
additional warrants will be $     per share. Under the MCI Warrant Agreement, in
the event that within 10 years of the date of the MCI Warrant Agreement the Company issues any capital stock or any options, warrants, convertible securities or other rights entitling the holder thereof to purchase from the Company shares of its capital stock, including any Control Group Warrants, the Company must concurrently issue adjustment warrants to MCI for the purchase of Series B Common Stock at an exercise price equal to the Market Price (as defined in the MCI Warrant Agreement) of such securities in an amount necessary to preserve the aggregate percentage of the outstanding shares of the Company's Common Stock (up to 12% as of or shortly after consummation of the Equity Offering), on a Fully-Diluted Basis, in respect of which warrants have been issued to MCI. In addition, MCI may earn performance warrants if it achieves certain MOU purchase milestones, which warrants could increase to up to a maximum of 25% of the outstanding shares of the Company's capital stock, on a Fully-Diluted Basis, in respect of which warrants (inclusive of warrants previously issued to MCI) will have been issued to MCI. Thus, the issuance of equity securities, including the Control Group Warrants, together with the corresponding issuance of adjustment warrants to MCI, will subject the holders of Series B Common Stock to a significantly disproportionate amount of dilution in the event of additional equity financings. The FCC's prohibition against diluting the Control Group or the Qualifying Investors below the Required Ownership Percentage and the Company's agreeing to issue adjustment warrants to MCI concurrently with Control Group Warrants could negatively impact the Company's ability to obtain additional equity financing. See "Description of Capital Stock -- Other Options, Warrants and Convertible Debt -- Warrants -- MCI Warrants."

     Pursuant to the Company's Amended and Restated Certificate of Incorporation, the various voting restrictions and ownership limitations relating to the Common Stock (other than the FCC's foreign ownership restrictions) will be eliminated on the tenth anniversary of the License Grant Date.


COMPETITION


     Competition in the wireless telecommunications industry is intense. There can be no assurance that the Company will be able to compete successfully or that new technologies and products that are more commercially effective than the Company's technologies and products will not be developed. In addition, certain of the Company's competitors have substantially greater financial, technical, marketing, sales and distribution resources than those of the Company. Some competitors are expected to market other services, such as cable television access, landline telephone service and Internet access with their wireless telecommunications service offerings. A limited number of the Company's competitors are operating, or planning to operate, through joint ventures and affiliation arrangements, wireless telecommunications networks that cover most of the United States.



     Since the Company will primarily provide MOUs to its wholesale customers on its digital wireless networks, the Company's customers will compete directly with other PCS providers in each of its Markets, including principal competitors such as PrimeCo Personal Communications L.P., Sprint and AT&T. The FCC issued PCS licenses to the A and B-Block license winners in June 1995. Accordingly, the holders of the A and B-Block PCS licenses in the Company's BTAs have entered the PCS market earlier than the Company. Since November 15, 1995, Sprint has operated a commercial PCS operation in the Washington, D.C./Baltimore market, and had more than 115,000 subscribers as of September 1996. There can be no assurance that such time-to-market advantage will not have a material adverse effect on the Company's ability to successfully implement its wholesale strategy. In addition, the increase in the number of PCS competitors in each of the Company's Markets is expected to lead to substantial increases in the capacity of wireless MOUs available in such Markets. Because of government mandates, some cellular providers are required to sell MOUs on a wholesale basis to other carriers as well as on a retail basis to consumers. The Company anticipates that such cellular providers, as well as new PCS providers, will compete with the Company in the future and may offer wholesale MOUs for digital wireless services.



     The Company also expects that the two incumbent cellular providers in each Market, all of which have infrastructure in place, a customer base and a brand name, and have been operational for five to 10 years or more, will upgrade their networks to provide comparable services in competition with the Company.



     The Company expects to compete with other communications technologies that now exist, such as paging (including two-way digital paging), enhanced specialized mobile radio ("ESMR") and domestic and global mobile satellite service ("MSS"). In the future, cellular service and PCS will also compete more directly with traditional landline telephone service providers, utilities, local multipoint-distribution service ("LMDS") providers and cable operators. The FCC is scheduled to begin auctions by April 15, 1997 for 30 MHz of spectrum located in the 2.3 GHz band, to be known as the Wireless Communications Service ("WCS"). The FCC has proposed that WCS providers be permitted to offer a broad range of fixed, mobile, radiolocation, and satellite broadcast services, some of which could be in competition with the Company's service offerings. In addition, the Company may face competition from technologies that may be introduced in the future. See "--Government Regulation" and "Business -- Competition."


LIMITED PCS OPERATING HISTORY IN THE UNITED STATES; SIGNIFICANT CHANGE IN THE WIRELESS INDUSTRY


     PCS systems have limited operating history in the United States, and there can be no assurance that operation of these systems will become profitable. In addition, the extent of potential demand for PCS in the Company's Markets cannot be estimated with any degree of certainty. The wireless telecommunications industry is experiencing significant technological changes, as evidenced by the increasing pace of digital upgrades in existing analog wireless systems, evolving industry standards, ongoing improvements in the capacity and quality of digital technology, shorter development cycles for new products and enhancements, and changes in end-user requirements and preferences. There is also uncertainty as to the extent of customer demand as well as the extent to which airtime and monthly access rates may continue to decline. As a result, the future prospects of the industry and the Company and the success of PCS and other competitive services remain uncertain.

GOVERNMENT REGULATION


     The licensing, construction, operation, sale and interconnection arrangements of wireless telecommunications systems are regulated to varying degrees by state regulatory agencies, the FCC, Congress and the courts. There can be no assurance that the FCC, Congress, the courts or state agencies having jurisdiction over the Company's business will not adopt or change regulations or take other actions that would adversely affect the Company's financial condition or results of operations. Many of the FCC's rules for the C-Block Auctions and the PCS licenses acquired thereunder have not been tested by the courts and are subject to being changed by Congressional action. In addition, FCC licenses to provide PCS services are subject to renewal and revocation. The Company's PCS licenses will have 10-year renewable terms. There can be no assurance that the Company's licenses will be renewed. See "Regulation of the Wireless Telecommunications Industry."



     Wireless telecommunications carriers such as the Company are regulated under the Communications Act. The Telecommunications Act of 1996 (the "Telecommunications Act") amended the Communications Act and mandated significant changes in existing regulation of the telecommunications industry to promote competitive development of new service offerings, to expand public availability of telecommunications services and to streamline regulation of the industry. Included in these mandates are requirements that the LECs must (i) permit other competitive carriers, including PCS licensees, to interconnect to their networks; (ii) establish reciprocal compensation agreements with competitive carriers to terminate traffic on each other's networks; and (iii) offer resale of its local loop facilities. The implementation of these mandates by the FCC and state authorities involves numerous changes in established rules and policies which could adversely affect the Company's financial condition and results of operations. See "Regulation of the Wireless Telecommunications Industry."



     The Company's PCS operations are expected to use microwave communications facilities to backhaul its telecommunications traffic between fixed points in its service areas. New microwave licenses carry up to 10-year license terms. The FCC has recently proposed to auction certain fixed microwave licenses, some of which the Company may seek to use. If adopted, this proposal would increase the Company's microwave license acquisition costs.



     Under Section 310(b)(4) of the Communications Act, the FCC can refuse to grant or revoke certain licenses, including PCS licenses, if it finds that it would not be in the public interest for more than 25% of the Common Stock of the parent of an FCC licensee to be owned, directly or indirectly, or voted by non-U.S. citizens or their representatives, by a foreign government or its representatives or by a foreign corporation.



     According to the Public Notice, the Bureau raised concerns regarding NextWave's compliance with the foreign ownership limitations set forth in
Section 310(b)(4) of the Communications Act, but after reviewing NextWave's proposal for securing additional domestic equity financing, reforming certain financial instruments held by foreign entities, or obtaining new debt financing, or any combination of these measures, the Bureau determined that NextWave's proposal, if successfully completed, will assure compliance with Section 310(b) of the Communications Act. The Bureau also determined that NextWave's proposal and the conditions imposed on NextWave's grants eliminate any substantial and material questions of fact concerning NextWave's qualifications, and that the public interest was served by conditional grant of NextWave's licenses. Among the conditions imposed on NextWave's licenses is the requirement that NextWave come into compliance with Section 310(b) by July 3, 1997, and submit a report documenting how its ownership and debt structure complies with Section 310(b). Such compliance could be achieved by raising additional equity from domestic sources, revising the Company's convertible debt agreements, or demonstrating that the public interest would be served by allowing NextWave's foreign ownership to exceed 25% (consistent with the FCC's effective competitive opportunities ("ECO") test). See "Regulation of the Wireless Telecommunications Industry -- Foreign Ownership Restrictions."

     Upon consummation of the Offerings, the Company believes it will satisfy the FCC's foreign ownership requirements. Even if the Company does come into compliance as required by its license condition, the Communications Act restrictions on foreign ownership could also adversely affect the ability of the Company to attract additional equity financing from entities that are, or are owned by, non-U.S. entities.



     MCI/BT. MCI has entered into an agreement with British Telecommunications, plc ("BT") pursuant to which BT will acquire MCI. Upon consummation of such transaction. MCI would be a foreign entity for purposes of FCC foreign ownership rules. Accordingly, MCI would not be able to exercise its warrants to the extent that such exercise would result in a violation of the FCC foreign ownership rules, unless MCI was able to obtain a waiver of such rules from the FCC or demonstrate to the FCC satisfaction of the FCC's ECO test. There can be no assurance that any such waiver could be obtained. If and to the extent that there is economic value in the MCI warrants, MCI may be required to sell its warrants (rather than exercise them) in order to realize such value.



     Financial Affiliation Rules. To be financially eligible as an Entrepreneur and/or Small Business or Very Small Business applicant for C and F-Block PCS licenses, respectively, the gross revenues and assets of the applicant's "financial affiliates" are counted towards (or "attributed to") the applicant's total gross revenues and total assets. Financial affiliation can arise from common investments, familial or spousal relationships, contractual relationships, voting trusts, joint venture agreements, stock ownership, stock options, convertible debentures and agreements to merge. Affiliates of noncontrolling investors with ownership interests that do not exceed the applicable FCC "passive" investor ownership thresholds are not attributed to C and F-Block applicants for purposes of determining whether such applicants financially qualify for the applicable C and F-Block Auctions preferences. In the case of the equity structure chosen by the Company, no passive investor can own more than 25% of the Company's total Common or voting stock on a fully-diluted basis.



     As discussed above, the FCC may consider parties to certain "joint ventures" (as that term is defined by the FCC from time to time) to be financially affiliated with each other under certain circumstances. The Company has entered into certain agreements with several of its noncontrolling investors, including SONY, QUALCOMM and certain foreign investors, certain of which have been unsuccessfully challenged in a petition to deny the Company's PCS licenses filed with the FCC. See "-- Uncertainty Regarding C-Block Licenses; Litigation." The FCC's application of its financial affiliation rules is largely untested and there can be no assurance that the FCC or the courts will not treat the Company's investors that are parties to such relationships as financial affiliates of the Company.


MANAGEMENT OF GROWTH


     As the Company's business expands, the Company is implementing enhanced operational and financial systems and continues to require additional employees and management, operational and financial resources. There can be no assurance that the Company will successfully implement and maintain all such operational and financial systems or successfully obtain, integrate and utilize all of the required employees and management, operational and financial resources to manage a developing and expanding business. Failure to implement such systems successfully and use such resources effectively could have a material adverse effect on the Company's results of operations and financial condition.


RAPID TECHNOLOGICAL CHANGE


     The PCS industry is in its early stages and, as such, is experiencing very rapid technological change. To remain competitive, the Company must develop or gain access to new technologies in order to increase product performance and functionality and increase cost-effectiveness. Given the emerging nature of the PCS industry, there can be no assurance that the Company's products or technology, such as its selection of CDMA, will not be rendered obsolete by future technologies. The development of new PCS products is highly complex, and the Company could experience delays in deploying and introducing its chosen equipment. Alternative technological and service advancements could materialize in the future which could prove both viable and competitive to those employed by the Company in offering wireless services.

DEPENDENCE ON KEY MANAGEMENT


     As a result of the experience of the senior management team, the Company will be highly dependent on the services of these individuals. Consequently, the loss of the services of one or more of these individuals could have a material adverse effect on the Company. Although the Company enters into standard confidentiality and proprietary rights agreements with its employees, the Company does not presently intend to enter into employment contracts with, or maintain key man life insurance policies on, any of its key managers.



RELOCATION OF INCUMBENT FIXED MICROWAVE LICENSEES



     A portion of the spectrum allocated by the FCC to PCS is currently populated by previously-licensed entities that operate fixed microwave facilities. Although FCC rules preclude new fixed microwave operations on PCS bands, incumbent fixed microwave licensees are entitled to continue operating on the PCS spectrum for up to five years after the grant of a PCS license. To secure a sufficient amount of unencumbered spectrum to operate its PCS networks efficiently, the Company may need to pay to relocate as many as 750 of these existing licensees to alternate spectrum locations or transmission technologies. In an effort to balance the competing interests of existing microwave users and newly authorized PCS licensees, the FCC has adopted (i) a transition plan to relocate such microwave incumbents and (ii) a cost sharing plan so that if the relocation of an incumbent benefits more than one PCS licensee, the benefiting PCS licensees will share the costs of the relocation. Under the cost-sharing plan, PCS licensees like the Company in many cases may be required to reimburse A, B and C-Block PCS licensees who have previously cleared microwave incumbents if it is determined that the later PCS entrant would have posed an interference problem to the relocated link absent such relocation. The transition and cost sharing plans expire on April 4, 2005, at which time remaining microwave users in the PCS spectrum will be responsible for their costs to relocate to alternate spectrum locations or transmission technologies. There can be no assurance that the Company will be able to reach timely agreements to relocate these incumbents on terms acceptable to the Company. Any delay in the relocation of such licensees may adversely affect the Company's ability to commence timely commercial operation of its PCS networks. Furthermore, depending on the terms of such agreements, if any, the Company's ability to operate its PCS networks profitably may be adversely affected. See "Regulation of the Wireless Telecommunications Industry."


HEALTH CONCERNS


     Allegations have been raised, but not proven, that the use of handheld phones may pose health risks to humans due to radio frequency ("RF") emissions from the handsets. Studies performed by wireless telephone equipment manufacturers have rebutted these allegations, and a major industry trade association and certain governmental agencies have stated publicly that the use of such phones poses no undue health risk. Regardless of the truth of these allegations, they could have an adverse effect on the Company.



     Concerns over RF emissions also may have the effect of discouraging the use of wireless communications devices, such as the PCS phones to be used with the Company's systems. The FCC recently adopted new guidelines and methods for evaluating the environmental effects of RF emissions from FCC-regulated transmitters, including wireless antennas and handsets. The updated guidelines and methods generally are more stringent than those previously in effect. The FCC also incorporated into its rules provisions of the Telecommunications Act which preempt state or local government regulation of personal wireless services facilities based on RF environmental effects, to the extent such facilities comply with the FCC's rules concerning such RF emissions. Although CDMA handsets operate at lower power than other wireless handsets and comply with the new standards, the concerns about RF emissions remain. These concerns could have an adverse effect on the Company's financial condition and results of operations.


     In addition, digital wireless telephones have been shown to cause interference to some electronic devices, such as hearing aids and pacemakers. Industry trade associations, together with the University of Oklahoma Center for the Study of Wireless Electromagnetic Compatibility and other interested parties, currently are studying the extent of, and possible solutions to, this interference.

UNCERTAINTY OF PROTECTION OF PROPRIETARY RIGHTS



     Although the Company relies on its equipment vendors to provide properly licensed equipment to provide PCS services, the Company's business relies on a combination of licensed patents, trademarks and non-disclosure and development agreements in order to establish and protect its proprietary rights. In addition, the Company expects to file patent applications relating to certain products under development by TELE*Code. There can be no assurance that such patents will be issued, or, if issued, will be sufficiently broad to protect the Company's technology or that the confidentiality agreements and other methods on which the Company relies to protect its trade secrets and proprietary information will be adequate. See "Business -- Intellectual Property Rights." In addition, there can be no assurance that any patents issued or licensed to the Company will not be challenged, invalidated or circumvented, or that the rights granted thereunder will provide proprietary protection to the Company. Litigation to defend and enforce the Company's intellectual property rights could result in substantial costs and diversion of resources and could have a materially adverse effect on the Company's financial condition and results of operations regardless of the final outcome of such litigation. Despite the Company's efforts to safeguard and maintain its proprietary rights, there can be no assurance that the Company will be successful in doing so or that the Company's competitors will not independently develop or patent technologies that are substantially equivalent or superior to the Company's technologies.


     If existing or future patents containing broad claims are upheld by the courts, the holders of such patents might be in a position to require the Company to obtain licenses. There can be no assurances that licenses which might be required for the Company's products would be available on reasonable terms, if at all. To the extent that licenses are unavailable, or not available on acceptable terms, no assurance can be made that the failure to obtain a license would not adversely affect the Company. See "Business -- Intellectual Property Rights."

CONSEQUENCES OF ORIGINAL ISSUE DISCOUNT


     The Senior Discount Notes will be issued at a substantial discount from their principal amount at maturity and the Senior Notes will likely be issued at a discount from their principal amount at maturity. Consequently, purchasers of the Senior Discount Notes and, if applicable, the Senior Notes, generally will be required to include amounts in their gross income for federal income tax purposes in advance of their receipt of the cash payments to which the income is attributable.



     If a bankruptcy case is commenced by or against the Company under the U.S. Bankruptcy Code after the issuance of the Notes, the claim of a holder of the Notes with respect to the principal amount thereof may be limited to an amount equal to the sum of (i) the issue price and (ii) that portion of the original issue discount which is not deemed to constitute "unmatured interest" for purposes of the U.S. Bankruptcy Code. Any original issue discount that was not amortized as of any such bankruptcy filing would constitute "unmatured interest."



     See "Certain Federal Income Tax Considerations" for a more detailed discussion of the United States federal income tax considerations to the holders of the Notes resulting from the purchase, ownership and disposition of the Notes.



DILUTION



     Holders of the Warrants issued pursuant to the Units Offering would incur immediate and substantial dilution in net tangible book value per share in the
amount of $     per share if they exercised the Warrants for shares of Series B
Common Stock. In addition, if the Company raises additional capital from the issuance and sale of equity securities in the future, such capital may significantly dilute the interests of the existing holders of the Series B Common Stock. In addition, to the extent outstanding options and warrants to purchase shares of Series B Common Stock are exercised, or outstanding convertible debt or notes are converted into shares of Series B Common Stock, there will be further dilution to holders of Series B Common Stock. Furthermore, as described above, the issuance of Control Group Warrants and the issuance of performance-based or additional adjustment warrants to MCI will have a dilutive effect on the holders of the Series B Common Stock. See "Dilution."

SHARES ELIGIBLE FOR FUTURE SALE



     Sales of a substantial number of Equity Units or shares of Series B Common Stock in the public market following the Offerings could adversely affect the market prices for the Units and the Warrants, and the Company's ability to raise capital. Upon completion of the Equity Offering, the Company will have
outstanding        shares of Series B Common Stock, assuming no exercise of
outstanding options and warrants and no conversion of convertible notes. The Company, its officers, directors, certain of its employees, consultants and stockholders and its affiliates have agreed not to sell, solicit an offer to buy, contract to sell, grant any option to purchase or otherwise transfer or dispose of, or register or announce the sale or offering of, any shares of Series B Common Stock of the Company, or any securities that are convertible into, or exercisable or exchangeable for, shares of Series B Common Stock, for a period of 180 days after the date of the Equity Offering without the prior written consent of Smith Barney Inc., subject to certain limited exceptions. The
holders of             shares of Series B Common Stock (including shares
issuable upon conversion of convertible securities and exercise of options and
warrants) have the right, commencing             , 1997 (90 days after the
closing of the Equity Offering), to require the Company to file a registration statement under the Securities Act for the sale of such shares of Series B Common Stock. The Company is permitted to delay the filing of a registration statement in connection therewith for up to 120 days, and presently intends to do so to the extent necessary to avoid having to register any secondary resales of Series B Common Stock until at least 210 days after the date hereof. Such holders also have the right to require the Company to include their shares in a registered offering of securities by the Company for its own account. Beginning in May 1998, certain shares of Series B Common Stock will become eligible for sale in the public market subject to the provisions of Rule 144 under the Securities Act. Such holders also have the right to require the Company to include their shares in a registered offering of securities by the Company for their own account. The Company is unable to estimate the number of shares of Series B Common Stock which will be sold under Rule 144 or pursuant to registration rights since this will depend upon the market price of the Series B Common Stock, the individual circumstances of the sellers and other factors. See "Shares Eligible For Future Sale." The shares of Series B Common Stock held by members of the Control Group are subject to certain transfer restrictions under the Amended and Restated Series A Shareholders Agreement. See "Principal Stockholders."



ABSENCE OF PUBLIC MARKET; POSSIBLE VOLATILITY OF PRICES



     There is currently no public market for the Units, the Notes or the Warrants. The Company does not intend to apply for listing of the Units, the Notes or the Warrants on any securities exchange or for quotation of the Units, the Notes or the Warrants on The Nasdaq National Market. The Company has been advised by the Underwriters that they presently intend to make a market in the Units, the Notes and the Warrants, as permitted by applicable laws and regulations, after the consummation of the sale of the Units; however, the Underwriters are not obligated to do so and any such market-making activity may be discontinued at any time without notice at the sole discretion of each Underwriter. Accordingly, there can be no assurance as to whether an active public market for the Units, the Notes or the Warrants will develop or, if a public market does develop, as to the liquidity of the trading market for the Units, the Notes or the Warrants. If an active public market does not develop, the market price and liquidity for the Units, the Notes or the Warrants may be adversely affected. See "Underwriting."



     Prior to the Equity Offering, there has been no public market for the Series B Common Stock and there can be no assurance that an active public market will develop or continue after the Equity Offering. The negotiated initial public offering price of the Equity Units may not be indicative of the market price for the Series B Common Stock after the Equity Offering. The market price of the Series B Common Stock after the Equity Offering will be determined by the marketplace and may be influenced by many factors, including, among others, the Company's results of operations, differences between actual results and results expected by investors and analysts, technological innovations affecting the wireless telecommunications industry, the depth and liquidity of the markets for the Series B Common Stock and investor perceptions of the Company and the PCS industry. See "Underwriting."

                                USE OF PROCEEDS


     The net proceeds to the Company from the Offerings are expected to be $ million ($ million if the over-allotment option granted in connection with the Equity Offering is exercised in full). The net proceeds from the Units Offering
are expected to be $     million, including $          million in gross proceeds
of Senior Notes Units and $          million in gross proceeds of Senior
Discount Notes Units after deducting underwriting discounts and expenses of the
Units Offering. The Company will place approximately $          million of the
net proceeds from the sale of the Senior Notes representing funds that together with the proceeds from the investment thereof will be sufficient to pay three years' interest on the Senior Notes into an escrow account to be held by an escrow agent for the benefit of the holders of the Senior Notes. The net
proceeds to the Company from the sale of           Equity Units offered in the
Equity Offering are estimated to be $     million, assuming an initial public
offering price of $          per Equity Unit and after deducting the
underwriting discount and estimated offering expenses ($     million if the
over-allotment option granted in connection with the Equity Offering is exercised in full). The Company will use a portion of the net proceeds of the Offerings to repay a $25 million promissory note held by LG InfoComm, Inc. ("LG"), a subsidiary of LGIC. The note matures on the earlier of July 6, 1997, or 30 days from the closing of the Equity Offering and bears interest at 9.7% per annum. Approximately $37 million of the net proceeds from the Offerings will be used to redeem a portion of the Bridge Notes. An aggregate principal amount of approximately $130 million of Bridge Notes was issued by the Company in April and May 1996. The Bridge Notes accrue interest at 2% per annum for a two-year period (commencing at the time the Company's PCS licenses were awarded) and thereafter at 12% per annum. The proceeds of the LG note and the Bridge Notes were used to pay a portion of the FCC license cost for the C-Block licenses. The Company will use a portion of the net proceeds to make payments required in connection with the U.S. Government Financing of its PCS licenses and to fund pre-construction activities related to its PCS networks, such as site planning and acquisition, system design, and planning for and implementing relocation of incumbent fixed microwave licensees. The remainder of the net proceeds from the Offerings will be used to fund the initial costs associated with construction and operation of the Company's networks, for possible expansion of the Company's footprint and for general corporate purposes, including working capital.



                                DIVIDEND POLICY



     The Company has not paid or declared any cash dividends on its Common Stock and does not expect to pay cash dividends in the foreseeable future. The ability of the Company to pay dividends on the Series B Common Stock will be subject to restrictions contained in the Indentures and is also expected to be restricted by other financing agreements. See "Certain Indebtedness." The Company currently intends to retain any future earnings to develop, construct and operate its PCS networks (including the payment of debt service to the U.S. Government in connection with the acquisition of the Company's PCS licenses), for working capital and for other corporate purposes.

                                    DILUTION



     Holders of the Warrants issued pursuant to the Units Offering would incur immediate and substantial dilution in net tangible book value per share if they were to exercise the Warrants for shares of Series B Common Stock. The net
tangible book value of the Company as of September 30, 1996, was $     million,
or $     per share of Series B Common Stock. Net tangible book value per share of Series B Common Stock is equal to the Company's total tangible assets less total liabilities, divided by the total number of shares of Series B Common
Stock outstanding. After giving effect to the sale of the        shares of
Series B Common Stock included in the Equity Units offered in the Equity
Offering at an assumed initial public offering price of $          per Equity
Unit, assuming that all of these proceeds are attributable to the Series B Common Stock included in the Equity Unit and no shares will be issued pursuant to the CTR included in the Equity Unit, and after deducting the underwriting discount and estimated offering expenses, the pro forma net tangible book value
of the Company as of September 30, 1996 would have been $     million, or
$          per share of Series B Common Stock. This represents an immediate
increase in pro forma net tangible book value of $          per share to
existing stockholders and an immediate dilution of $          per share to new
investors purchasing Equity Units in the Equity Offering, and would represent similar dilution to holders of the Warrants issued pursuant to the Units Offering if they were to exercise the Warrants for shares of Series B Common Stock. For purposes of the table, the 3,000 shares of Series A Common Stock outstanding upon consummation of the Offerings and the shares of Series C Common Stock to be issued to the Control Group upon consummation of the Offerings are assumed to be outstanding shares of Series B Common Stock. The following table illustrates this per share dilution as of September 30, 1996.



    Assumed initial public offering price per Equity Unit........................  $
    Assumed amount of initial public offering price per Equity Unit attributable to Series B Common Stock...................................................  $
    Net tangible book value per share of Series B Common Stock...................  $
    Increase per share of Series B Common Stock attributable to the Equity
      Offering...................................................................  $
    Pro forma net tangible book value per share of Series B Common Stock after the Equity Offering........................................................  $
    Dilution of net tangible book value per share of Series B Common Stock to new investors..................................................................  $



     Assuming that one share of Series B Common Stock is issued for each CTR included in the Equity Units offered in the Equity Offering, the pro forma net tangible book value per share of Series B Common Stock after giving effect to the Equity Offering and the redemption by the Company from the Control Group of the number of shares of Series C Common Stock equal to the number of shares
issued pursuant to the CTRs, would be $     per share, and the dilution to
persons who purchase Warrants through the Units in the Units Offering would be
$     per share of Series B Common Stock issuable upon exercise of such
Warrants.



     If the over-allotment option granted in connection with the Equity Offering were exercised in full, the pro forma net tangible book value per share of Series B Common Stock after giving effect to the Equity Offering would be
$          per share of Series B Common Stock, and the dilution to persons who purchase Warrants through the Units in the Units Offering would be $ per share of Series B Common Stock issuable upon exercise of such Warrants.



     The pro forma net tangible book value per share of Series B Common Stock after giving effect to the Equity Offering and issuance of the Company's PCS
licenses would be $          per share, and the dilution to persons who purchase
Warrants through the Units in the Units Offering and which exercise the Warrants
for shares of Series B Common Stock would be $          per share of Series B
Common Stock issuable upon exercise of such Warrants.

                                 CAPITALIZATION

                       (IN THOUSANDS, EXCEPT SHARE DATA)



     The following table sets forth the actual, pro forma and as adjusted capitalization of the Company as of September 30, 1996. This table should be read in conjunction with the Consolidated Financial Statements and notes thereto appearing elsewhere in this Prospectus.



                                                                  AS OF SEPTEMBER 30, 1996
                                                           ---------------------------------------
                                                            ACTUAL     PRO FORMA(1)    AS ADJUSTED
                                                           --------    ------------    -----------
Cash and cash equivalents................................  $ 26,102     $   17,167     $
                                                              =====        =======           =====
Debt:
  Current portion of convertible notes payable and
     capital leases......................................  $ 48,643     $  146,513
  U.S. Government Financing..............................        --      2,799,013
  Senior notes payable and discount notes payable........        --             --
  Convertible notes payable and capital leases, less
     current portion.....................................   130,845        130,845
                                                              -----        -------           -----
     Total debt..........................................   179,488      3,076,371
                                                              -----        -------           -----
Series C Common Stock, mandatorily redeemable, $.0001 par
  value; no shares designated, issued or outstanding
  actual or pro forma;         shares designated, issued
  and outstanding as adjusted
Stockholders' equity:
  Common Stock, $0.0001 par value, 500,000,000 shares
     authorized:
     Series A, 60,000,000 shares designated: 47,396,437
       shares issued and outstanding actual; 36,245,031
       shares issued and outstanding pro forma; and 3,000
       shares designated, issued and outstanding as
       adjusted..........................................         5              4              --
     Series B, 278,980,556 shares designated: 99,898,262
       shares issued and outstanding actual; 125,931,074
       shares issued and outstanding pro forma; and
                 shares issued and outstanding as
       adjusted(2).......................................        10             12
     Series C, 1,019,444 shares designated: no shares
       issued or outstanding actual, pro forma or as
       adjusted(3).......................................        --             --              --
Paid-in capital..........................................   291,406        331,731
Common Stock notes receivable............................    (2,810)        (2,810)
Deferred charges and unearned compensation...............   (25,993)       (40,993)
Deficit accumulated during development stage.............   (16,495)       (16,495)
                                                              -----        -------           -----
          Total stockholders' equity.....................   246,123        271,449
                                                              -----        -------           -----
     Total capitalization................................  $425,611     $3,347,820     $
                                                              =====        =======           =====


---------------

(1) The Pro Forma column reflects the effect on the Company's financial position of: (i) the October 1996 to January 1997 issuances of $69,670 aggregate principal amount of convertible notes; (ii) the October 1996 to January 1997 issuances of 3,730,000 shares of Series B Common Stock for $18,650; (iii) the January 1997 receipt of a loan in the amount of $25,000 from a holder of Series B Common Stock; (iv) the conversion of 11,151,406 shares of Series A Common Stock into 22,302,812 shares of Series B Common Stock; (v) the grant of and downpayments on the FCC C, D, E and F-Block licenses including capitalization as an intangible asset of these awarded licenses and the related long-term debt payable to the FCC for an aggregate purchase price of $4,872,620 net of the aggregate downpayments of $504,785, and as adjusted to reflect the fair value of the debt of $2,799,013; and
     (vi) the issuances of warrants to purchase shares of Series B Common Stock to an equipment vendor and MCI. See Unaudited Note 12 of Notes to Consolidated Financial Statements.



(2) Excludes (i) 18,243,322 shares of Series B Common Stock issuable upon exercise of options outstanding under the Amended and Restated Stock Option Plan as of September 30, 1996 (of which options for 1,114,667 shares are exercisable as of September 30, 1996), (ii) 38,043,088 shares of Series B Common Stock issuable upon exercise of the warrants outstanding as of September 30, 1996, (iii) 32,587,000 shares of Series B Common Stock issuable upon conversion of the Bridge Notes (or up to 32,587,000 shares issuable upon exercise of warrants to be issued upon repayment of such Bridge Notes), (iv) 12,970,826 shares of Series B Common Stock issuable upon conversion of $38,912 of convertible promissory notes as of September 30, 1996, and (v) 2,000,000 shares of Series B Common Stock issuable upon conversion of a $10,000 convertible note payable as of September 30, 1996.
     Also excludes (a)     warrants to purchase Series B Common Stock held by
     MCI, which were issued subsequent to

     September 30, 1996, (b)     shares of Series B Common Stock issuable upon
     exercise of additional warrants to be issued to MCI at the closing of the Equity Offering or shortly thereafter, (c) 13,830,909 shares of Series B Common Stock issuable upon conversion of $69,670 of convertible notes
     issued subsequent to September 30, 1996, and (d)     shares of Series B
     Common Stock issuable upon exercise of warrants issued to equipment vendors subsequent to September 30, 1996.



(3) Excludes 1,019,444 shares of Series C Common Stock issuable upon conversion of $398 aggregate principal amount of convertible debt held by QUALCOMM. Pursuant to the Company's Amended and Restated Certificate of Incorporation, upon consummation of the Equity Offering, all existing rights to acquire shares of Series C Common Stock will be automatically converted into rights to acquire an equal number of shares of Series B Common Stock, except for the rights of the Control Group to receive
              shares of Series B Common Stock and          shares of Series C
     Common Stock in exchange for each share of Series A Common Stock (other than 3,000 shares) in the Recapitalization. See "Description of Capital Stock."

                      SELECTED CONSOLIDATED FINANCIAL DATA

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)



     The following data for the period from May 16, 1995 (inception) to December 31, 1995 and the nine months ended September 30, 1996 have been derived from the Company's audited consolidated financial statements, including the consolidated balance sheet at December 31, 1995 and September 30, 1996 and the related consolidated statements of operations and of cash flows for the period from May 16, 1995 (inception) to December 31, 1995 and the nine months ended September 30, 1996 appearing elsewhere in this Prospectus. The data for the period from May 16, 1995 (inception) to September 30, 1995 have been derived from unaudited financial statements which, in the opinion of management, include all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of the results for the unaudited period. The summary consolidated financial data as of and for the nine months ended September 30, 1996 are not necessarily indicative of the results to be expected for any other interim period or any future year. The information below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and notes thereto included elsewhere in this Prospectus. Separate financial statements for Wireless have not been provided because, in the view of the Company, such financial statements would not present meaningful information for purchasers of the Units.



                                              PERIOD FROM MAY 16,     PERIOD FROM MAY 16,
                                              1995 (INCEPTION) TO     1995 (INCEPTION) TO           NINE MONTHS
                                               DECEMBER 31, 1995      SEPTEMBER 30, 1995      ENDED SEPTEMBER 30, 1996
                                              -------------------     -------------------     ------------------------
STATEMENT OF OPERATIONS DATA:
  Consulting revenues.......................       $     173               $      --                  $  1,958
  Total operating expenses..................           1,753                     501                    14,826
                                                    --------                --------
  Operating loss............................          (1,580)                   (501)                  (12,868)
  Other expenses............................              --                      --                      (738)
  Interest income (expense), net............            (314)                      1                      (995)
                                                    --------                --------
  Net loss..................................       $  (1,894)              $    (500)                 $(14,601)
                                                    ========                ========
PRO FORMA(1):
  Net loss per share........................       $                       $                          $
  Shares used in computing net loss per
     share..................................
RATIO OF EARNINGS TO FIXED CHARGES(2).......              --                                                --



                                                                               AS OF SEPTEMBER 30, 1996
                                                            AS OF       --------------------------------------
                                                         DECEMBER 31,                               PRO FORMA
                                                             1995        ACTUAL     PRO FORMA(3)   AS ADJUSTED
                                                         ------------   ---------   ------------   -----------
                                                                            (IN THOUSANDS)

BALANCE SHEET DATA:
  Working capital (deficit)............................    $(75,212)    $ (46,564)  $   (150,169)
  Total assets.........................................      84,834       451,110      3,370,119
  Total U.S. Government Financing......................          --            --      2,799,013
  Senior Notes.........................................          --            --             --
  Senior Discount Notes................................          --            --             --
  Other long-term debt.................................          24       130,845        130,845
  Series C Common Stock, mandatorily redeemable........          --            --             --
  Total stockholders' equity...........................       5,006       246,123        271,449


---------------

(1) See Note 2 of Notes to Consolidated Financial Statements for a description of the computation of pro forma net loss per share and shares used in computing pro forma net loss per share.



(2) For the purpose of calculating the ratio of earnings to fixed charges as prescribed by the rules and regulations of the Securities and Exchange Commission, earnings represent pre-tax income (loss) from continuing operations plus fixed charges, less interest capitalized. Fixed charges represent interest (including amounts capitalized), the portions of rent expense deemed to be interest and amortization of deferred financing costs. For the period from May 16, 1995 (inception) to December 31, 1995 and the nine months ended September 30, 1996, earnings were inadequate to cover fixed charges and resulted in coverage deficiencies of $1,894 and $14,601, respectively.



(3) The Pro Forma column reflects the effect on the Company's financial position of: (i) the October 1996 to January 1997 issuances of $69,670 aggregate principal amount of convertible notes; (ii) the October 1996 to January 1997 issuances of 3,730,000 shares of Series B Common Stock for $18,650; (iii) the January 1997 receipt of a loan in the amount of $25,000 from a holder of Series B Common Stock; and (iv) the grant of and downpayments on the FCC C, D, E and F-Block licenses including the capitalization as an intangible asset of these licenses and the related longterm debt payable to the FCC for an aggregate purchase price of $4,872,620 net of the aggregate downpayments of $504,785, and as adjusted to reflect the fair value of the debt of $2,799,013; and (v) the issuances of warrants to purchase shares of Series B Common Stock to an equipment vendor and MCI. See Unaudited Note 12 of Notes to Consolidated Financial Statements and "Capitalization."

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

FORWARD-LOOKING STATEMENTS


     The following discussion contains forward-looking statements regarding the Company, its business, prospects and results of operations that are subject to certain risks and uncertainties posed by many factors and events that could cause the Company's actual business, prospects and results of operations to differ materially from those that may be expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors are discussed in the Risk Factors section of this Prospectus.


OVERVIEW


     Formed on May 16, 1995, NextWave is a holding company with five wholly-owned subsidiaries, NextWave PCI, NextWave Power Partners, NextWave Partners, TELE*Code and Wireless. NextWave PCI was formed to acquire PCS licenses in the FCC's C-Block Auctions. NextWave Power Partners was formed to acquire PCS licenses in the FCC's D, E and F-Block Auctions. NextWave Partners was formed to hold NextWave's interest in NextWave Power Partners. TELE*Code was formed to develop CDMA-based products and provide engineering services to the Company and others. Wireless was formed to act as an operating company and will form the RegionalSubs and LicenseSubs for each of the Company's 11 operating regions.



     NextWave is a development stage enterprise and has incurred net losses since inception. To date, the Company's revenues have been limited to minimal TELE*Code consulting services and, consequently, the Company has incurred expenses in advance of generating revenues from planned PCS operations.



     NextWave's strategy is to operate as a carriers' carrier, wholesaling low cost MOUs to a broad range of customers. The Company has targeted several categories of customers, including long distance companies, LECs, CLECs, other major PCS retailers, cellular service providers, utilities, cable television system operators and independent resellers, as well as retailers and manufacturers of mass-market consumer products and services. The Company believes that by purchasing MOUs from the Company, these companies will be able to offer competitively priced wireless services under their own brand names without substantial capital investment and without purchasing MOUs from direct competitors. The Company believes that its strategy will generate a high volume of MOUs over its networks.



     Wireless operators typically experience losses and negative cash flow in their initial years of operation due to the large capital investments required for construction of their networks and the significant advertising, marketing, handset subsidies, commissions and other expenses needed to start the business. Although the Company does not plan to incur significant marketing expenses due to its wholesale strategy, like other PCS operators it will have substantial capital costs associated with its license acquisitions and the build-out of its networks. The majority of NextWave's operating expenses will be fixed expenses relating to its capital investment in its networks. The Company believes that its high volume strategy will provide for increased capacity utilization which should reduce the Company's average cost per MOU.


RESULTS OF OPERATIONS


     The results of operations from inception through December 31, 1995 consist of $173,000 of consulting contract revenues and $1,753,000 of operating expenses comprised primarily of formation costs, legal and other professional services expenses, marketing expenses, employee costs and facilities expenses. The Company also incurred net interest expense of $314,000, resulting in a net loss of $1,894,000 for the period ended December 31, 1995.



     The results of operations for the nine months ended September 30, 1996 consist of $1,958,000 of consulting contract revenues and $14,826,000 of operating expenses, similar in nature to those incurred in 1995. The consulting revenues included $1,914,000 from a related party for a contract related to a non-recurring consulting arrangement which concluded in April 1996, and there is no assurance that such revenue will continue at similar levels in the future. The Company incurred $995,000 in net interest expense and $738,000 in expense associated with converting a debt security to Series B Common Stock, resulting in a net loss of $14,601,000 for the nine-month period.


LIQUIDITY AND CAPITAL RESOURCES


     From inception through December 31, 1995, the founders of the Company contributed $5 million for the purchase of 20 million shares of Series A Common Stock and raised $81 million in financing from various investors through the issuance of debt, convertible debt and the receipt of advances for contingent subscriptions to purchase Series B Common Stock. Through September 30, 1996, the founders contributed a total of $13.9 million, including approximately $2.5 million in the form of promissory notes, for the purchase of 55.8 million shares of Series A Common Stock and the investment by outside investors had grown to $448 million, consisting of approximately $298 million raised in two private offerings each consisting of Series B Common Stock and convertible promissory notes, approximately $130 million of Bridge Notes and $20 million in loans and advances from LG and LG Telecom, Ltd., an affiliate of LGIC ("LGT"). See "Description of Capital Stock" and "Certain Indebtedness."



     A $236 million private equity offering closed on May 6, 1996 and consisted of 78.5 million shares of Series B Common Stock with detachable warrants to purchase 14 million shares of Series B Common Stock at $3.00 per share. In addition, pursuant to Subscription Agreements dated as of May 31, 1996, the Company sold 4.6 million shares of Series B Common Stock at $5.00 per share for a total of $23.1 million.



     These equity placements, totalling $259 million, included the conversion by PECO Energy Company ("PECO") of its $20 million 1995 loan and QUALCOMM's conversion of $15 million of its original $25 million 1995 loan, each at $3.00 per share of Series B Common Stock. All but approximately $398,000 of QUALCOMM's remaining $10 million balance was paid on June 6, 1996. In connection with its equity private placements of Series B Common Stock, the Company issued an additional $38.9 million aggregate principal amount of convertible promissory notes to certain foreign investors. The convertible promissory notes convert automatically into shares of Series B Common Stock at a price of $3.00 per share at such time as conversion is permitted under the FCC's rules and regulations regarding foreign ownership. In the event the convertible promissory notes are not fully converted by the first anniversary date of the completion of the C-Block Auction, each foreign stockholder shall have the right to demand repayment of the principal balance due under the convertible promissory notes together with interest due thereon, at a rate of 6% per annum. The convertible promissory notes otherwise become due upon the fifth anniversary of their issue.



     The approximately $130 million gross proceeds of the Bridge Notes were closed into escrow in a series of closings in April and May 1996 and released to the Company when the C-Block PCS licenses were granted in January 1997. The Bridge Notes are unsecured obligations of the Company which mature in 2002. The Company is obligated to prepay the Bridge Notes in connection with any issuance of certain high yield debt securities, including the Notes offered hereby. Holders of an aggregate of $93 million in principal amount of Bridge Notes have agreed to permit the Company to satisfy its prepayment obligation with cash, Public Debt Securities (as defined) or any combination thereof. The Company currently intends to do so by issuing in connection with the Units Offering,
$       aggregate principal amount of Senior Notes and $       aggregate
principal amount at maturity of Senior Discount Notes. See "Use of Proceeds" and "Certain Indebtedness -- Bridge Notes."



     In February 1996, LG entered into a convertible loan agreement with the Company, pursuant to which LG committed to loan the Company $10 million within 45 days of the completion of the C-Block Auction. The loan was funded in June 1996, bears interest at the prime rate and is convertible into shares of Series B Common Stock at $5.00 per share. Upon LG's funding of the loan, the Company issued warrants to purchase 250,000 shares of Series B Common Stock at an exercise price of $3.00 per share, pursuant to the terms of the convertible loan agreement. The loan is unsecured and principal and interest is payable on June 4, 1997 if the loan has not been converted by that date. In August 1996, LGT advanced to the Company $10 million, which is expected to be evidenced by a convertible promissory note which will convert into 2 million shares of

Series B Common Stock upon the closing of the Equity Offering. See
"Business -- Equipment Vendors -- LGIC Equipment Procurement and Financing."



     Since September 30, 1996, the Company has raised an additional $131 million in financings from several strategic partners and certain foreign investors, bringing the total amount of financings raised since inception to approximately $600 million. On October 25, 1996, the Company entered into a Subscription Agreement with Hughes, pursuant to which the Company sold a convertible promissory note to Hughes in the principal amount of $50 million (the "Hughes Convertible Note"). The Hughes Convertible Note will convert into shares of Series B Common Stock at a conversion price of $5.00 per share, subject to adjustment, upon the completion of the Equity Offering and the expiration of the waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. On January 9, 1997, $35 million of the proceeds from the sale of the Hughes Convertible Note were released from escrow to finance in part the Company's payment for the C-Block licenses. The remaining $15 million will be released to the Company upon the completion of the Equity Offering.



     On November 12, 1996, POSAM lent the Company $18 million, secured by funds on deposit with the FCC related to the D, E and F-Block Auctions. Following the conclusion of these auctions on January 14, 1997, and the return of NextWave's excess deposit by the FCC on February 4, 1997, this loan was repaid to POSAM. Additionally, on January 8, 1997, LG lent the Company $25 million. The loan bears interest at a rate of 9.7% per annum and will mature upon the completion of the Equity Offering. From October 1996 through January 1997, prospective vendors and resellers made equity investments in the Company's Series B Common Stock at $5.00 per share totalling approximately $19 million. The Company has also sold convertible promissory notes to several investors totalling approximately $19 million. These promissory notes convert into Series B Common Stock at $5.00 per share.



     During 1996, NextWave PCI was named the winning bidder in the C-Block Auctions in 63 BTAS with total net bids (after giving effect to bidding credits available to all "Small Business" C-Block participants) of $4.7 billion. As of December 31, 1996, the Company had made deposits and downpayments towards these licenses totalling $237 million. On January 9, 1997 NextWave made the final required downpayment on these licenses of $237 million following the FCC's Notice of Grant which was issued on January 3, 1997. The remaining $4.3 billion is payable over a 10-year period, with interest only at 6.5% (approximately $277.5 million per year, payable in quarterly installments) through January 3, 2003, and equal principal and interest payments (approximately $1.2 billion per year, payable in quarterly installments) from January 3, 2003 through January 3, 2007.



     In August 1996, NextWave Power Partners deposited $30 million with the FCC to participate in the D, E and F-Block Auctions. On January 14, 1997, the D, E, and F-Block Auctions ended with the FCC naming NextWave Power Partners the winning bidder for 32 BTAS with net bids totalling $129 million. These licenses required downpayments of $13.5 million, resulting in a return to the Company of $16.5 million by the FCC on February 4, 1997. Upon final grant of these licenses, the Company will make a final downpayment of $16.9 million. The remaining $98.6 million is payable over a 10-year period with interest only (approximately $6.4 million per year, payable quarterly) for the first two years after the grant of the licenses and equal principal and interest payments (approximately $15.9 million per year, payable quarterly) in years three through
10. The interest rate will be fixed at the 10-year Treasury Note Rate at the date of license grant (6.5% at December 31, 1996).



     The Company has commenced pre-construction activities and currently estimates the initial build-out of the PCS networks in all of its Markets will be completed by the end of 2000, at which time the Company anticipates that 80% of its licensed POPS will be served. The funds required for capital expenditures relating to this build-out will be approximately $3.5 billion. Of this amount, approximately $930 million will be incurred for site selection, engineer consultations, site preparation and construction and microwave relocation. These expenditures, to ready the PCS networks for service, will be capitalized as network assets and will be amortized over the network's estimated useful life. Such costs will be financed primarily through vendor financing arrangements with the Company. These capital expenditures have been and will continue to be made pursuant to the Company's business plan, which contemplates the ultimate resolution of all conditions related to the grant of the Company's FCC licenses. In the event the Company does not satisfy all license conditions set forth by the FCC, assets recorded related to these capital expenditures could be subject to impairment write-downs, resulting in significant non-cash charges to the Company's results of operations.



     As part of its financing plan, the Company expects to enter into financing agreements with major vendors for the purchase of infrastructure equipment and services. On October 25, 1996, the Company entered into a Strategic Supply and Development Agreement with Hughes (the "Hughes Supply Agreement"), pursuant to which Hughes has agreed to supply and finance the purchase by the Company of PCS infrastructure equipment and associated ancillary services, subject to certain conditions. In connection with the Hughes Supply Agreement, Hughes has made a binding commitment to provide the Company with a vendor credit facility for 100% of the purchase price of PCS infrastructure equipment and services from Hughes in certain Markets pursuant to one or more vendor supply contracts to be entered into pursuant to the Hughes Supply Agreement, up to an aggregate of $245 million, of which $150 million could be available in 1997, subject to the terms and conditions set forth therein. In addition, under the Hughes Supply Agreement, Hughes would have the option to provide a vendor financing facility to finance the purchase of up to an additional $755 million in PCS infrastructure equipment and services, such option to commence on June 1, 1998 and continue until December 31, 2002. See "Business -- Equipment Vendors."



     On November 15, 1996, the Company and Lucent signed an Agreement for Procurement of Personal Communications Services Products, Licensed Materials and Services (the "Lucent Procurement Agreement"), pursuant to which the Company has agreed to purchase, and Lucent has agreed to finance and supply, up to $200 million of PCS infrastructure equipment for deployment in certain of the Company's Markets. The Lucent Procurement Agreement also contemplates that Lucent will have the right to supply equipment for certain other Markets, up to an aggregate of $1 billion, subject to the agreement by Lucent to provide 100% financing for such purchases and other mutually agreeable terms and conditions. In addition, the Company and Lucent are currently conducting a demonstration trial of a PCS system with MCI.



     On November 1, 1996, the Company entered into a Strategic Supply Agreement with LGIC (the "LGIC Supply Agreement, and together with the Hughes Supply Agreement and the Lucent Procurement Agreement, the "Vendor Supply Contracts") pursuant to which LGIC has agreed to provide vendor financing to the Company for 150% of the purchase price of PCS infrastructure equipment and services, subject to certain conditions, up to an aggregate of $1.2 billion. The LGIC Supply Agreement provides for the Company to purchase up to $300 million in equipment, assuming successful completion of a market trial of LGIC equipment in the Denver BTA. After $700 million of loans have been drawn down by the Company under the LGIC credit facility, additional financing will become available subject to the Company raising a target level of capital.



     On November 8, 1996, the Company and Comdisco entered into a master lease agreement providing for a $250 million equipment lease facility to be used to finance network equipment and associated costs. Under the lease facility, $150 million can be drawn down during the first year and the additional $100 million may be drawn down in future periods subject to the Company meeting certain financial and operational milestones.



     On November 8, 1996, the Company and The Allen Group signed a purchase and supply agreement, pursuant to which The Allen Group has agreed to supply and finance up to $50 million worth of various products and services in connection with the Company's build-out of its networks.



     Pursuant to the terms of an Equipment Requirements Agreement with QUALCOMM, the Company agreed, under certain conditions, to purchase QUALCOMM infrastructure equipment for deployment in Markets representing up to 55 million POPs. The Company is currently negotiating the terms of the definitive agreement regarding the purchase of infrastructure equipment for San Diego and certain other Markets.



     The Company is also in active discussions with several other vendors for equipment financing and supply agreements. There can be no assurance that definitive agreements can be reached between the Company and such vendors. See "Business -- Equipment Vendors."



     To meet its initial stage capital requirements, the Company is offering
$          million in aggregate gross proceeds of Senior Notes Units and Senior
Discount Notes Units in the Units Offering for estimated
aggregate net proceeds to the Company of           , net of the repayment of
approximately $     million of Bridge Notes and of approximately $     million
of the net proceeds from the sale of the Senior Notes Units representing funds that together with the proceeds from the investment thereof will be sufficient to pay three years' interest on the Senior Notes to be placed into an escrow account to be held by an escrow agent for the benefit of the holders of the Senior Notes. Concurrently with the Units Offering, the Company is offering Equity Units, each consisting of one share of Series B Common Stock and one CTR, which is expected to result in aggregate net proceeds to the Company of
$          million. Vendor equipment financing and other financing may contain debt covenants which restrict the Company's ability to receive funds from its operating subsidiaries. The Company's independent accountants have included an explanatory paragraph in their report about the Company's ability to continue as a going concern pursuant to its business plan based on the significant capital required to meet its obligations to the FCC, build its PCS infrastructure necessary to provide service and cover its operational expenses. However, the Company believes that the net proceeds from the Offerings, together with the U.S. Government Financing, vendor financing and cash on-hand will be sufficient to fund its operations, debt service and the initial network build-out of the San Diego, Boston, Orlando and San Antonio Markets, as well as substantially complete the build-out of its networks in eight additional Markets.



     Assuming the Offerings and committed vendor financings are consummated, in order to finance the Company's operations, working capital and debt service through the end of 2000, the Company will require an additional $ billion in public or private debt and equity financings. These financings will be required, in part, to service the interest requirements of the Units Offering after three years from the completion of the Units Offering and the U.S. Government Financing and vendor financing.



     The viability of the Company's business plan is dependent upon the Company's ability to secure additional vendor financing and to successfully complete either public or private debt and/or equity financings. If the Company is unable to obtain such financings, then its ability to complete its network build-out, begin generating revenues and meet its debt obligations to the U.S. Government will be in jeopardy. Further, the exact amount of the Company's future capital requirements will depend upon many factors, including the cost of the development of its PCS networks in each of its Markets, the extent of competition and pricing of wireless services in its Markets, the acceptance of the Company's services, and the development of new consumer products.

                    THE WIRELESS TELECOMMUNICATIONS INDUSTRY

OVERVIEW


     Demand for wireless telecommunications services has grown dramatically since the commercial introduction of cellular telephony in October 1983. This demand is largely attributable to the widespread availability and increasing affordability of mobile telephony, paging and other emerging wireless telecommunications services. Technological advances and a regulatory environment more favorable to competition have also served to stimulate market growth.



     The Company believes the demand for wireless telecommunications will continue to grow dramatically and that PCS will capture a significant share of the wireless market. Currently, wireless subscriber penetration in the United States is estimated to be 14% and, according to Paul Kagan Associates, Inc., is expected to be approximately 54% by 2006. As reported by the CTIA, the compound annual growth rate of cellular subscribers exceeded 45% from 1993 through 1995. Despite this rapid growth in the number of cellular subscribers, wireless MOUs represent approximately 1% of total telecommunications traffic. The Company believes that demand for wireless service is highly elastic and that the anticipated lower cost and higher quality of PCS service will stimulate further growth in the wireless market.



     Wireless telecommunications service is currently available using either analog or digital technology. The majority of cellular services transmit voice and data signals over analog-based networks by varying the amplitude or frequency of one continuous electronic signal transmitted over a single radio channel. Although it is more widely deployed than digital, analog technology has inherent limitations, including limited capacity, inconsistent service quality (e.g., poor voice quality and dropped calls), lack of effectiveness in preventing "eavesdropping," susceptibility to fraud and "cloning" and unreliability in data transfer. Digital wireless telecommunications systems, such as PCS, overcome the capacity constraints of analog systems by converting voice or data signals into a stream of digits that is compressed before transmission, enabling a single radio channel to carry multiple simultaneous signal transmissions. This increased capacity allows digital-based PCS networks to offer new and advanced services including greater call privacy, longer battery life, fraud protection, single number service, integrated voice and paging and enhanced wireless data transmission services such as e-mail, facsimile and wireless connections to computer networks.


PERSONAL COMMUNICATIONS SERVICES


     PCS is expected to include a number of attractive features, such as (i) the provision of all services to one untethered, mobile number; (ii) low priced service options; (iii) in the near future, medium-speed data transmissions to and from portable computers, advanced paging services and facsimile services; and (iv) increased security and fraud protection. Although a number of cellular companies currently offer digital wireless service, the Company believes that PCS providers will be the first commercial wireless voice telecommunications providers to offer digital mobile networks on a nationwide basis. In addition, PCS providers may be the first to offer mass market wireless local loop applications in the United States, as an extension of and an alternative to, switched and direct access local telecommunications services.



     The Company believes that the experience of international markets where PCS has already been introduced provides support for the Company's expectation of rapid growth of PCS in the United States. For example, the successful launch of PCS networks in the U.K. in a market with two established cellular operators is generally believed to have stimulated demand and increased penetration rates in the entire country. In less than two years, the U.K.'s two PCS operators have gained over 600,000 subscribers, representing approximately a 15.5% share of the total wireless market and 40% of new wireless subscribers over the same period. In the Washington, D.C./ Baltimore market, Sprint has operated a commercial PCS operation since November 15, 1995, with more than 115,000 subscribers as of September 1996, representing approximately one-third of wireless subscribers in that market.



     PCS differs from traditional cellular in three basic ways: frequency, bandwidth and geographic service areas. PCS networks operate in a higher frequency band (1850-1990 MHz) than cellular (800-900 MHz). PCS licenses also comprise 30 MHz bandwidth (A, B and C-Blocks) or 10 MHz bandwidth (D, E and

F-Blocks) versus 25 MHz bandwidth for cellular networks. As a result of the utilization of improved digital technology from inception, PCS will have more capacity for new wireless services such as data and video transmission than traditional analog systems. Finally, PCS is geographically segmented among 51 regional service areas based upon Rand McNally's Major Trading Areas ("MTAs") (comprising the A and B-Blocks) and 493 BTAs based upon Rand McNally's BTAs (comprising the C, D, E and F-Blocks) as contrasted with the U.S. Census Bureau's 306 metropolitan statistical areas ("MSAs") and 428 rural statistical areas ("RSAs") used for cellular licenses.


FORMATION OF PCS INDUSTRY THROUGH FCC AUCTIONS


     In order to increase competition in wireless communications and promote the rapid deployment of advanced technologies, Congress enacted legislation directing the FCC to assign radio frequency licenses for PCS by competitive bidding. In March 1995, the FCC completed its first auction, the A and B-Block Auction, resulting in the award of two licenses for 30 MHz each of spectrum in each of 51 MTAs. Each licensee must construct networks that serve at least one-third of the population in its markets within five years of the grant of the applicable license and at least two-thirds of the population within 10 years. In May 1996, the FCC completed the C-Block Auction, resulting in the award of one 30 MHz license in each of 493 BTAs with identical network construction milestones to the A and B-Blocks. While MTAs are generally formed to cover an area equal to state boundaries, the BTAs establish serving areas generally aligned with cities and surrounding suburban and rural areas. In January 1997, the FCC completed the D, E and F-Block Auctions, resulting in the award of three licenses for 10 MHz of spectrum in each of 493 BTAs. Each licensee must construct networks that serve at least one-fourth of the population within five years of the grant of the applicable license and at least one-half of the population within 10 years.



     When Congress granted authority to the FCC to use auctions to award licenses for broadband PCS, it directed the FCC to create special provisions for certain groups which might otherwise lack access to capital. Such groups were statutorily designated as women and minority-owned businesses, small businesses, and rural telephone companies. To meet this directive, the FCC reserved a portion of the broadband PCS spectrum available via auction (the C and F-Blocks) for such designated entities meeting certain financial criteria. In the wake of certain litigation, however, the FCC eliminated the race and gender-based preferences for the C and F-Block Auctions. The C-Block represents 30 MHz BTA licenses and the F-Block represents 10 MHz BTA licenses, with both sets of licenses being auctioned on a nationwide basis. Together, the two blocks make up the "Entrepreneurs Blocks." NextWave participated in the C-Block Auctions and the F-Block Auction as a "Small Business" and a "Very Small Business," respectively, under the FCC regulations, and on a selective basis the D and E-Block Auctions. The FCC has established additional preferences to assist qualified participants in their efforts to attract capital necessary to obtain a broadband PCS licenses at auction and build out their networks. These preferences include bidding credits and installment payments for the C and F-Block applicants or licensees. "Small Businesses" and "Very Small Businesses" (as such terms are defined by the FCC rules), received a 25% bidding credit in both the C and F-Block Auctions. In the C-Block Auctions, the payment terms required a 5% deposit at the time of notification of being the highest bidder, an additional 5% at the time of license grant, and the balance financed over 10 years with interest only for the first six years at a fixed rate equal to the 10-Year U.S. Treasury Note Rate applicable at the date of grant of the entity's licenses (6.50% at time of grant for NextWave's C-Block licenses). In the F-Block Auction, the payment terms required a 10% deposit at the time of notification of being the highest bidder, an additional 10% at the time of license grant, and the balance financed over 10 years with interest only for the first two years at a fixed rate equal to the 10-Year U.S. Treasury Note Rate applicable at the date of grant of the entity's F-Block licenses. See "Risk Factors -- Uncertainty Regarding C-Block Licenses; Litigation" and
"Business -- Markets."


PCS TECHNOLOGY


     PCS service areas are divided into multiple regions called "cells," each of which contains a base station consisting of a low-power transmitter, a receiver and signaling equipment. The cells are typically configured on a grid in a honeycomb-like pattern, although terrain factors (including natural and man-made obstructions) and signal coverage patterns may result in irregularly shaped cells and overlaps or gaps in coverage. The base station in each cell is connected to a base station controller and each base station controller is connected to a switching office by microwave, fiber optic cable, telephone wires or a hard-wired interface. The switching office controls the operation of the wireless telephone networks for its entire service area, performing inter-base station hand-offs, managing call delivery to handsets, allocating calls among the cells within the networks and connecting calls to and from the local landline telephone system or to a long distance telephone carrier. Wireless service providers have interconnection agreements with various LECs and long distance carriers, thereby integrating wireless telephone networks with landline telecommunications systems. Because two-way wireless networks are fully interconnected with landline telephone networks and long distance networks, subscribers can receive and originate both local and long distance calls from their wireless telephones.



     The signal strength of a transmission between a handset and a base station declines as the handset moves away from the base station, so the switching office and the base stations monitor the signal strength of calls in progress. In an analog system, when the signal strength of a call declines to a predetermined level, the switching office may "hand off" the call to another base station that can establish a stronger signal with the handset. If a handset leaves the service area of the wireless service provider, the call is disconnected unless an appropriate technical interface is available to hand off the call to an adjacent system.



     There are different radio air-interface standards established in the United States for the provision of PCS to multiple users over the allocated spectrum. The primary methods of digital wireless communications widely accepted by the wireless industry are based on TDMA and CDMA. These multiple access techniques provide for communications over the radio channel either by dividing it into distinct time slots and transmitting user-specific data in each time slot (a method known as TDMA) or by assigning specific codes to each packet of user data that in conjunction with many other users' data comprise a signal (a method known as CDMA). While the FCC has mandated that licensed cellular networks in the U.S. must utilize compatible analog signaling protocols, the FCC has intentionally avoided mandating a universal digital signaling protocol for PCS. Three principal competing, incompatible digital wireless standards have been proposed by various vendors for use in PCS networks: CDMA, GSM and TDMA. An older version of TDMA developed in Europe, GSM constitutes the oldest and most extensive PCS technology in international markets. TDMA, while currently being offered by cellular providers in certain U.S. cities, has, in the Company's opinion, often been associated with poor sound quality and numerous dropped calls. CDMA is currently being deployed by a number of cellular and PCS providers in the U.S., and also has been implemented on a commercial basis in Hong Kong and South Korea. CDMA networks are in operation in over 40 cities worldwide and at least 100 additional networks are currently under construction. Although CDMA has only recently been widely deployed in the U.S., it is the most widely subscribed by PCS service providers and the Company believes that CDMA technology will be less costly to deploy and will provide better quality, greater capacity and more flexibility than either GSM or TDMA.



     Because these protocols are incompatible with each other as well as with analog cellular, a subscriber utilizing a GSM handset, for example, will be unable to use his handset when traveling in an area covered only by a CDMA or TDMA based network unless he carries a dual-mode/dual-band handset that permits the subscriber to use the analog cellular networks in that area. For this reason, the success of each protocol will depend both on its ability to offer quality wireless service and on the extent to which its users will be able to use their handsets when roaming outside their service area. PCS service providers holding licenses covering 99% of the U.S. population have announced an intent to use CDMA technology, including all of the top 100 markets in the U.S. The Company believes CDMA networks will offer end-users significant advantages over other technologies, including increased security when compared to analog cellular networks, land-line voice quality and fewer dropped calls when compared to analog and other digital technologies. See "Risk Factors -- Uncertainty of CDMA Commercial Operations; Ability to Offer Roaming Services; Handsets."

                                    BUSINESS

GENERAL


     NextWave was formed in May 1995 to build and operate PCS networks. In January 1997, NextWave was granted PCS licenses representing approximately 110 million POPs with respect to 63 BTAs pursuant to the C-Block Auctions held by the FCC. Upon final award of the licenses pursuant to the FCC's D, E and F-Block Auctions which were completed in January 1997, in which the Company was declared the winning bidder by the FCC for 32 BTAs representing approximately 53 million POPs, NextWave's footprint will cover approximately 163 million POPs in 95 BTAs. As a result, NextWave believes it has the third largest number of licensed POPs among cellular and PCS licensees in the United States after AT&T and Sprint. NextWave's aggregate FCC license cost is approximately $4.9 billion. NextWave intends to operate as a carriers' carrier, building and operating digital networks utilizing CDMA technology through which the Company will provide advanced wireless communications services to a broad range of customers. The Company has entered into agreements with a variety of communications providers, including an agreement with MCI, pursuant to which MCI has agreed, subject to certain conditions, to purchase a minimum of 10 billion MOUs over a 10-year term. The Company has raised an aggregate of approximately $600 million in private capital from over 70 major consumer electronics and network equipment manufacturers, telecommunications service providers, financial institutions and others to finance the acquisition of its PCS licenses and has received over $1.4 billion in vendor financing commitments to commence the build-out of its PCS network.



     NextWave believes that its Markets are among the most attractive markets in the United States with some of the most densely populated cities, including New York, Los Angeles, Chicago, Philadelphia, San Francisco, Boston, Washington, D.C., Dallas, Houston and Detroit. Inclusive of its D, E, and F-Block licenses, the Company will hold PCS licenses in each of the 10 most populous BTAs, 28 of the top 30 BTAs and 40 of the top 50 BTAs. The Markets are also generally characterized by demographics that would suggest higher than average use of wireless telephony, including high disposable income levels, long average commute times and significant percentages of dual household wage earners. The Company believes that the high average population density characterized by NextWave's Markets should lead to a lower average capital requirement associated with network deployment relative to competitors that may be awarded licenses covering less densely populated markets. See "-- Bidding Strategy and Markets."



     The Company believes the demand for wireless telecommunications will continue to grow and that PCS will capture a significant share of the wireless market. Currently, wireless subscriber penetration in the United States is estimated to be 14% and, according to Paul Kagan Associates, Inc., is expected to be approximately 54% by 2006. As reported by the CTIA, the compound annual growth rate of cellular subscribers exceeded 45% from 1993 through 1995. Despite this rapid growth in the number of cellular subscribers, wireless MOUs represented approximately 1% of total telecommunications traffic. The Company believes that demand for wireless service is highly elastic and that the anticipated lower cost and higher quality of PCS service will stimulate further growth in the wireless market.



     The Company has targeted several categories of customers, including long distance companies, LECs, CLECs, other major PCS retailers, cellular service providers, utilities, cable television system operators and independent resellers, as well as retailers and manufacturers of mass-market consumer products and services. By purchasing MOUs from NextWave, these companies will be able to offer competitively priced wireless services under their own brand names without substantial capital investment and without purchasing MOUs from direct competitors. Additionally, customers will retain number ownership and receive favorable interconnection provisions, both of which are essential to facilitate the integration of wireless services purchased from NextWave with their existing platforms to provide seamless services to their customers.



     On August 22, 1996, the Company entered into an Airtime Sale Agreement with MCI, pursuant to which MCI has agreed to purchase a minimum of 10 billion MOUs from the Company over the 10-year term, subject to certain conditions. Under the MCI Agreement, the Company will provide MCI with Full Mobility Services (mobile wireless service) and Area-Based Services (wireless local loop). The interconnection of the Company's wireless network with MCI's intelligent network will enable MCI to integrate wireless services with other MCI communications services, such as long distance, local exchange and paging, as well as other features offered through MCI's intelligent services platform. In connection with the MCI Agreement, the Company granted MCI (or has agreed to grant MCI at the closing of the Equity Offering or shortly thereafter) warrants to purchase shares of Series B Common Stock, representing up to 12% of the Company's Common Stock on a Fully-Diluted Basis and has agreed to grant MCI additional warrants upon MCI's exceeding certain MOU purchase milestones, up to an aggregate of 25% of the Company's Common Stock on a Fully-Diluted Basis. See "Description of Capital Stock -- Other Options, Warrants and Convertible Debt -- MCI Warrants." See "-- MCI Agreement."


BUSINESS STRATEGY


     NextWave intends to build and operate digital networks through which the Company will provide advanced wireless communications services. The principal components of the Company's business strategy are:



- OPERATE AS A CARRIERS' CARRIER. By operating as a wholesaler of MOUs, NextWave will not market directly to consumers, but instead plans to sell MOUs on its networks to branded wireless service providers, which in turn will sell to consumers. Thus, NextWave's wholesale penetration of the wireless market will equal the aggregate airtime purchases from NextWave by multiple branded retailers. By leveraging the marketing and distribution resources of branded wireless service providers, NextWave will not have to incur the significant up-front costs associated with marketing, sales and the establishment of a consumer brand name. The Company believes that its carriers' carrier strategy will be attractive to a broad range of potential customers for several reasons, including:



     Minimal Network Capital Costs. Through reselling NextWave's MOUs, the Company's customers will not be required to purchase licenses or make the capital investments in network infrastructure equipment required to establish a digital wireless network.



     Economies of Scale. The Company believes its customers will be able to take advantage of the benefits of scale which the Company believes are inherent in its high volume operating strategy.



     Provision of Seamless Network Services. NextWave intends to design its digital wireless network architecture to allow PCS service providers to interconnect their networks and existing platforms with the Company's network and offer seamless service interfaces to their customers. In this configuration, PCS service providers will be able to retain control over customer information while providing uniform features and services throughout their markets.



     Leverage Branding and Distribution. By removing the need to build and operate wireless networks, NextWave will enable its customers to focus their resources on branding, distribution, billing and customer service. The Company believes that this will enable and encourage potential wireless resellers with strong marketing skills and existing customer bases to profitably enter the wireless resale business previously discouraged by insufficient margins and the inability to integrate wireless services with their existing platforms and operations.



     NextWave is a Supplier, not a Competitor. NextWave's carriers' carrier strategy affords its customers the opportunity to purchase services from a network provider that is not a direct competitor in the branded retail market. Given the required strategic and financial commitment associated with interconnection and integration wireless services, the Company believes this will be an important distinction between NextWave and its competitors.



     Facilitate Integrated Service Offerings. The Company intends to design its digital wireless network architecture to enable its customers to easily add wireless services to integrated product offerings. The Company believes that the movement among major branded providers, such as MCI, Sprint and AT&T, to integrate their services will accelerate the trend toward greater product integration and potentially reduce overall churn for those customers that purchase integrated services.

- ESTABLISH NATIONAL NETWORK. NextWave believes that its 163 million POPs will represent the third largest number of licensed POPs among cellular and PCS licensees in the United States. NextWave's licensed POPs, together with POPs in BTAs for which the Company was the winning bidder in the D, E and F-Block Auctions, represent over 65% of the U.S. population. The Company believes that the breadth of its footprint and the demographics of its Markets enhance its attractiveness to potential PCS service providers and will reduce expensive out-of-region roaming charges. Additionally, NextWave intends to selectively expand its footprint through strategic alliances or resale agreements with other wireless service providers wherever needed.



- PROVIDE LOW COST MOUS. NextWave will seek to be a low cost operator of PCS networks by pursuing a high volume wholesale strategy and by building efficient PCS networks. By focusing on BTAs with above average population densities, the Company believes it will incur lower capital expenditures per POP than those carriers which intend to serve less densely populated areas. Additionally, the Company intends to (i) implement CDMA technology, which is expected to require fewer cell sites for a given geographic coverage area than alternative digital technologies; (ii) organize its Markets into geographic regions, which the Company believes will result in operational efficiencies and economies of scale; (iii) perform a significant portion of its own network engineering and design rather than rely entirely on equipment suppliers to design its networks; and (iv) sell MOUs to wireless service providers rather than directly to end-users, significantly reducing the Company's marketing expenses. NextWave expects its high volume strategy will provide for increased capacity utilization and customer penetration which should reduce the Company's average cost per MOU.



- LEVERAGE TECHNICAL EXPERTISE. The Company has built a management team with significant experience in designing, deploying and operating sophisticated wireless networks. Mr. Allen Salmasi, Chairman, President and Chief Executive Officer of the Company, was integral to the successful development of CDMA technology and the adoption by the Telecommunications Industry Association of CDMA as an international standard (IS-95) while serving as President of the Wireless Telecommunications Division and Chief Strategic Officer of QUALCOMM, a leading wireless equipment company. Other members of NextWave management have substantial expertise in network engineering, planning and operations, as well as business development, regulatory matters and marketing. The Company believes that management's expertise will allow NextWave to (i) efficiently design a high-quality, low cost digital wireless network; (ii) incorporate advances in wireless technology in the Company's networks as appropriate; and (iii) capitalize on emerging trends and opportunities in the wireless industry by developing new products and services at a lower cost than if purchased entirely from third party vendors.



- OFFER VALUE-ADDED PRODUCTS AND SERVICES. The Company intends to offer value-added products and services such as wireless local loop services and wireless PBX applications. The Company believes its networks will also support advanced wireless services including caller ID, over-the-air activation, short message services, circuit-switched and packet data, facsimile, integrated voice mail and paging, call answering and handset-based Internet access. The Company also plans to develop and market other wireless services, either on its own or in partnership with other companies, including PCS service providers. Some of these value-added products and services are under development by the Company or the manufacturers of CDMA infrastructure equipment. There can be no assurance if and when such products and services may be available for sale by the Company.


BIDDING STRATEGY AND MARKETS


     NextWave focused on acquiring licenses in the C-Block Auctions for BTAs clustered in 11 geographic regions throughout the United States. Additionally, the Company focused on acquiring licenses in the D, E and F-Block Auctions in the remaining large cities and those which provided corridor and or complementary coverage to the licenses obtained in the C-Block Auctions. The Company believes that this clustering approach will provide for operational efficiencies, lower infrastructure costs, more efficient network build-out and, ultimately, lower wholesale prices for the Company's wireless MOUs. The Company's 11 regions are New York Metro, Western, Midwest, Southwest, Mid-Atlantic, Mid-America, New England, Southeast, Northwest, Great Lakes and Philadelphia. Within each region NextWave sought densely populated markets, including New York City, Los Angeles, San Diego, San Francisco, Chicago, Detroit, Atlanta, Washington D.C./Baltimore, Philadelphia, Boston, Seattle, Portland, Minneapolis-St. Paul, Denver, Cincinnati, Cleveland, Dallas, Houston, Pittsburgh, Providence, Tampa and Kansas City. NextWave also targeted markets with favorable demographics, such as higher than average cellular airtime usage, pricing of wireless services, population growth and household income, including Austin, Charlotte, Jacksonville, Orlando and San Antonio and smaller markets that filled-out its geographic regions.



     Set forth below is a summary of each of NextWave's 95 Markets. In each Market there are presently two other PCS licensees who were awarded licenses in the A and B-Block Auctions and two cellular providers, each of which may compete against the Company in these Markets. There may be up to three additional PCS licensees in each Market. Unless otherwise noted, NextWave's Markets were acquired in the 30 MHz C-Block Auctions.


                         SUMMARY OF NEXTWAVE'S MARKETS


                                    REGIONS                                         POPS
-------------------------------------------------------------------------------  -----------
WESTERN
Los Angeles, California........................................................   15,679,293
San Francisco, Oakland, San Jose, California...................................    6,842,466*
San Diego, California..........................................................    2,679,864
Sacramento, California.........................................................    1,832,812*
Las Vegas, Nevada..............................................................    1,145,084*
El Centro - Calexico, California...............................................      145,033*
                                                                                  ----------
          TOTAL................................................................   28,324,552
                                                                                  ==========
NEW YORK METRO
New York City..................................................................   18,400,203
Albany-Schenectady, New York...................................................    1,057,180
New Haven, Connecticut.........................................................      976,729
Poughkeepsie, New York.........................................................      433,907
                                                                                  ----------
          TOTAL................................................................   20,868,019
                                                                                  ==========
MIDWEST
Detroit, Michigan..............................................................    4,785,173*
Cleveland-Akron, Ohio..........................................................    2,940,521
Pittsburgh, Pennsylvania.......................................................    2,517,972
Cincinnati, Ohio...............................................................    2,091,774
Columbus, Ohio.................................................................    1,574,030
Louisville, Kentucky...........................................................    1,428,320
Indianapolis, Indiana..........................................................    1,420,258
Dayton, Ohio...................................................................    1,218,672
Lexington, Kentucky............................................................      876,111
Evansville, Indiana............................................................      515,387
Lafayette, Indiana.............................................................      258,941
Bloomington, Indiana...........................................................      233,015
Columbus, Indiana..............................................................      149,130
                                                                                  ----------
          TOTAL................................................................   20,009,304
                                                                                  ==========

                                    REGIONS                                         POPS
-------------------------------------------------------------------------------  ----------
MID-ATLANTIC
Washington, D.C................................................................    4,410,587
Baltimore, Maryland............................................................    2,552,338
Charlotte, North Carolina......................................................    1,861,677
Norfolk, Virginia..............................................................    1,785,196
Greensboro, North Carolina.....................................................    1,330,742
Richmond, Virginia.............................................................    1,191,504
Greenville-Spartanburg, SC.....................................................      845,335*
Roanoke, Virginia..............................................................      644,394
Columbia, South Carolina.......................................................      618,397*
Asheville, North Carolina......................................................      549,969
Hagerstown, Maryland...........................................................      347,982
Hickory, North Carolina........................................................      314,730
                                                                                  ----------
          TOTAL................................................................   16,452,851
                                                                                  ==========
SOUTHWEST
Dallas-Ft. Worth, Texas........................................................    4,828,566*
Houston, Texas.................................................................    4,598,155
San Antonio....................................................................    1,728,049
Austin, Texas..................................................................    1,074,621
El Paso, Texas.................................................................      754,934
McAllen, Texas.................................................................      543,624
Corpus Christi, Texas..........................................................      541,452*
Temple-Kileen, Texas...........................................................      343,016
Brownsville, Texas.............................................................      334,767
Tyler, Texas...................................................................      292,394*
Las Cruces, New Mexico.........................................................      229,629
Bryan-College Station, Texas...................................................      171,794
                                                                                  ----------
          TOTAL................................................................   15,441,001
                                                                                  ==========
GREAT LAKES
Chicago, Illinois..............................................................    8,467,720*
Minneapolis, Minnesota.........................................................    3,063,561
Milwaukee, Wisconsin...........................................................    1,799,556*
Madison, Wisconsin.............................................................      643,605*
Janesville-Beloit, Wisconsin...................................................      230,017*
Kankakee, Illinois.............................................................      131,992*
                                                                                  ----------
          TOTAL................................................................   14,336,451
                                                                                  ==========

                                    REGIONS                                         POPS
-------------------------------------------------------------------------------  ----------
MID-AMERICA
St. Louis, Missouri............................................................    2,807,363*
Denver, Colorado...............................................................    2,386,290
Kansas City, Missouri..........................................................    1,930,633
Salt Lake City-Ogden, Utah.....................................................    1,497,885*
Oklahoma City, Oklahoma........................................................    1,368,004
Tulsa, Oklahoma................................................................      836,559*
Springfield, Missouri..........................................................      600,376
Provo-Orem, Utah...............................................................      316,483*
Joplin, Missouri...............................................................      227,313
                                                                                  ----------
          TOTAL................................................................   12,029,134
                                                                                  ==========
SOUTHEAST
Atlanta, Georgia...............................................................    3,763,994*
Tampa, Florida.................................................................    2,394,524
Orlando, Florida...............................................................    1,447,059
Jacksonville, Florida..........................................................    1,208,139
Sarasota, Florida..............................................................      563,016
Daytona Beach, Florida.........................................................      456,938*
Melbourne, Florida.............................................................      450,744
Lakeland, Florida..............................................................      436,578
Gainesville, Florida...........................................................      282,711
Ocala, Florida.................................................................      234,556*
                                                                                  ----------
          TOTAL................................................................   11,238,259
                                                                                  ==========
PHILADELPHIA
Philadelphia, Pennsylvania.....................................................    5,984,423*
Allentown, Pennsylvania........................................................      715,191
Harrisburg, Pennsylvania.......................................................      685,936*
Scranton, Pennsylvania.........................................................      680,311
Lancaster, Pennsylvania........................................................      454,432*
York-Hanover, Pennsylvania.....................................................      448,997*
Reading, Pennsylvania..........................................................      352,204*
Atlantic City, New Jersey......................................................      336,738*
Dover, Delaware................................................................      282,991*
Salisbury, Maryland............................................................      178,973*
                                                                                  ----------
          TOTAL................................................................   10,120,196
                                                                                  ==========
NEW ENGLAND
Boston, Massachusetts..........................................................    4,177,962
Providence, Rhode Island.......................................................    1,505,903
Worcester, Massachusetts.......................................................      722,407
Springfield-Holyoke, Massachusetts.............................................      667,912*
Manchester, New Hampshire......................................................      564,985
Portland, Maine................................................................      489,045
New London, Connecticut........................................................      355,074
Pittsfield, Massachusetts......................................................      135,097*
                                                                                  ----------
          TOTAL................................................................    8,618,385
                                                                                  ==========

                                    REGIONS                                         POPS
-------------------------------------------------------------------------------  ----------
NORTHWEST
Seattle-Tacoma, Washington.....................................................    3,055,225
Portland, Oregon...............................................................    1,945,500
Olympia, Washington............................................................      322,527
Bellingham, Washington.........................................................      153,686
Longview, Washington...........................................................       96,036
                                                                                  ----------
          TOTAL................................................................    5,572,974
                                                                                  ==========
TOTAL..........................................................................  163,011,126
                                                                                  ==========



     * Indicates BTAs for which the Company was the winning bidder in the D, E and F-Block Auctions, all of which are 10MHz licenses. The Detroit, Michigan; Madison, Wisconsin; El Centro, California; Pittsfield, Massachusetts; and Springfield-Holyoke, Massachusetts Markets were acquired in the D and E-Block Auctions.



     NextWave will seek to expand the footprint of its wireless networks throughout the United States through a combination of potential affiliations, alliances and acquisitions. To cover those areas not served by the Markets, the Company expects to enter into roaming agreements with other major PCS carriers.


MARKETING AND DISTRIBUTION


     NextWave intends to operate as a wholesaler of MOUs to wireless service providers. This strategy includes favorable pricing for volume-based resale and integration of network architectures with several strategic, facilities-based customers, including MCI. Additionally, NextWave intends to provide a package of wireless products to those customers who prefer an integrated solution. The Company has established national sales and marketing teams to focus on major national PCS service providers, in addition to regional sales and marketing teams which will target the regional reseller market and various industry niches. The Company believes this approach will allow its sales force to familiarize itself with the industry participants in a given customer category and geographic region, as well as to gain expertise in the technical and business issues facing particular categories of customers. The Company plans to target several categories of customers, including long distance companies, LECs, CLECs, other major PCS retailers, cellular service providers, utilities, cable television system operators and independent resellers, as well as retailers and manufacturers of mass-market consumer products and services.



     To the Company's knowledge, there are no existing cellular or PCS carriers in the U.S. pursuing a similar wholesale strategy. To the extent that similar wholesale arrangements for wireless airtime do currently exist, the Company believes that such arrangements are unattractive to potential PCS service providers given the cost associated with acquiring such MOUs, as well as the customers' inability to interface directly into the carrier's network. Additionally, NextWave believes that PCS service providers will prefer long-term, strategic relationships with wholesale carriers such as NextWave, rather than purchasing wholesale MOUs from carriers that are also retail competitors.



MCI AGREEMENT



     On August 22, 1996, the Company entered into the MCI Agreement with MCI, pursuant to which the Company has agreed to sell PCS services to MCI in each and every Market for which the Company is awarded or otherwise obtains a PCS license, or enters into a reciprocal airtime or roaming agreement with any LEC or local wireless operator. Under the MCI Agreement, the Company will provide MCI with Full Mobility Services and Area-Based Services. In connection with the MCI Agreement, MCI has agreed to provide the Company on competitive terms certain services to facilitate the build-out of the Company's network, including leasing locations for switch installation, co-location of NextWave cell sites with MCI facilities and the use of MCI Metro's facilities and MCI's long distance T-1 and T-3 lines for backhaul to interconnect the NextWave network of base stations and switches.

     MCI provides a broad range of communications services, including long distance telecommunications services, local and wireless services and information technology services. MCI is the second largest carrier of domestic long distance telecommunication services and the third largest carrier of international telecommunication services, with publicly reported revenues of $18 billion in 1996. Although MCI's core business is long distance telecommunication services, MCI offers integrated service packages to consumers and businesses under the marketing programs MCI OneTM, and Network MCI OneSM, respectively, which include local, long distance, wireless, voice-mail, paging, Internet and e-mail options from MCI. The MCI Agreement will allow MCI to include PCS services as part of its integrated service package. MCI has entered into an agreement with BT pursuant to which BT will acquire MCI. Upon consummation of that transaction, the combined entity will be the second largest telecommunications company in the world.



  MCI's Purchase Commitment



     Pursuant to the MCI Agreement, Full Mobility Services, which consist of the provision of services comparable to cellular services currently offered in the Markets, will be provided to MCI as bulk airtime. The NextWave network will be interconnected to the MCI network. As a result of such interconnection, intelligent network services (e.g., customer profile information and authentication) and enhanced services (e.g., voice mail, call waiting and call forwarding) will be provided through MCI's intelligent network. Through this interconnection of networks, MCI will be able to integrate wireless services intended for MCI's customer base with other MCI communications services offered through MCI's intelligent services platform. In addition, MCI will be able to perform a full range of customer service and management actions through a datalink to NextWave's service management platform.



     Purchase Commitment and Pricing. Under the MCI Agreement, MCI has agreed to purchase a minimum of 10 billion MOUs from the Company over the 10-year term of the agreement. This commitment may be increased to 12 billion MOUs if, by the fifth anniversary of the commencement of provision of Full Mobility Service, NextWave expands the footprint for its network to more than 180 million POPs, including POPs covered by roaming or other reciprocal airtime arrangements (the "Purchase Commitment"). In any event, the Purchase Commitment will be deemed satisfied once MCI has paid an aggregate of $1 billion for Full Mobility Services. There is no schedule of minimum purchases by MCI in any given year; however, MCI is required to provide NextWave with MOU purchase forecasts on a quarterly basis. Pricing for Full Mobility Services is derived from a volume-based rate schedule or a discount from the prevailing market rates for wireless mobile services, whichever is lower, subject to certain fixed price floors. The MCI Agreement also provides for additional pricing incentives if (i) MCI increases its annual MOU purchases by more than 100% on a year-over-year basis or (ii) MCI purchases certain minimum percentages of its total Full Mobility Services usage from NextWave after MCI's total MOU purchases from NextWave have exceeded 30 billion MOUs.



     Conditions to Purchase Commitment. Under the MCI Agreement, MCI's obligation to fulfill the Purchase Commitment at any time is subject to certain conditions, including: (i) the Company's not being in material breach of any of its agreements with MCI; (ii) the Company's provision of Full Mobility Services to at least 70 million POPs by December 31, 2001; and (iii) the Company's provision of Full Mobility Services that are fully compatible with MCI's network.



     In the event the Company has not offered Full Mobility Services for a period of at least six consecutive months in BTAs covering at least 55 million POPs by December 31, 1998, the Purchase Commitment then in effect will be reduced by 10% and will be further reduced by an additional 10% for each subsequent year or portion thereof during which the Company's Full Mobility Services do not meet such threshold. Further, in the event the Company has not offered Full Mobility Services for a period of at least six consecutive months in BTAs covering at least 85 million POPs by December 31, 2001, the Purchase Commitment then in effect will be reduced by an amount proportionate to the number of POPs by which the threshold has not been met and will be further reduced by an additional 5% for each subsequent year or portion thereof during which the Company's Full Mobility Services do not meet such threshold.

     The Purchase Commitment in effect at any given time may be reduced proportionally by the percentage of Full Mobility Services or aggregate licensed POPs affected if (i) the Company sells, transfers or otherwise loses control or ownership of any PCS license, and such event results in the loss of a specified percentage of POPs; (ii) the Company fails to meet certain pricing criteria in any Market; or (iii) the Company's PCS network in any Market fails to meet certain service, quality and capacity requirements.



  Area-Based Services



     Under the terms of the MCI Agreement, NextWave has agreed to reserve up to 10% of its network capacity for the provision of Area-Based Services to MCI. Area-Based Services involve the provision of PCS services in a residential or business environment, within a particular perimeter, and are intended to be an alternative or replacement for wireline services. The pricing to MCI for Area-Based Services MOUs will be established at levels to make prices for the services competitive with local exchange services offered by LECs, excluding other charges such as connection and installation fees, wiring and maintenance fees, equipment charges and taxes and value-added services. Calls will not be terminated or interrupted as subscribers transition to and from Area-Based and Full Mobility usage. Area-Based Services are currently planned to be available on a limited basis at the time NextWave initiates commercial Full Mobility Services in its Markets.



     Purchases of Area-Based Services MOUs do not apply against MCI's Full Mobility Purchase Commitment. If MCI desires to increase its usage of Area-Based Services beyond the allocated 10% network capacity, it may do so by financing 100% of the direct costs associated with such capacity increases. Any financing provided by MCI would bear interest at a rate of prime plus 3%, and would be repaid through a temporary reduction in the Area-Based Services airtime rate. The principal terms of the Area-Based Services arrangement, including pricing and network allocation, are set forth in the MCI Agreement and will be supplemented by more detailed terms relating to the description of the Area-Based zones (i.e., perimeter size) designated within Area-Based Services coverage areas.



  Switchless Services



     In the event that the Company completes construction of the PCS network and commences offering network services (e.g., customer profile information and authentication) or any other enhanced services (e.g., voice mail, call forwarding and call waiting) in a Market where MCI is unable to connect its network to the NextWave network, the Company will provide MCI with the opportunity to sell NextWave network services or any other enhanced services as a provider of switchless services at prices and on terms and conditions no less favorable than those offered to any other of the Company's customers, including any affiliate of the Company.



  Term and Termination



     The 10-year term of the MCI Agreement commences on the date Full Mobility Services become available on a commercial basis in the Company's first Market, and may be renewed at the election of MCI for one additional five-year term, at prices to be agreed upon by the parties. If MCI notifies the Company of its desire to renew the agreement, but MCI and the Company are unable to agree upon the terms and conditions of such renewal as of six months prior to the expiration of the term of the agreement, the agreement will be extended for two years on its original terms. If no agreement is reached by the parties during the two year extension, the MCI Agreement will expire at the end of such transition period.



     MCI may terminate the MCI Agreement if any of the following events, among others, occur: (i) MCI's obligations to fulfill the Purchase Commitment are eliminated or (ii) the Company fails to acquire, develop and maintain commercially available state-of-the-art feature functionality in its PCS network and, within 60 days of MCI's notice to the Company of such failure, MCI and the Company are unable to reach an agreement on a technical solution and implementation schedule relating to such failure. At any time, MCI may terminate network services in a Market if such Market fails to meet certain service, quality and capacity requirements.

  Change of Control



     If the Company sells or otherwise transfers control of any PCS license to a third-party, MCI may require that the Company obligate the transferee or purchaser to continue to provide services to MCI on the terms and conditions of the MCI Agreement for the remaining term of the MCI Agreement or 30 months after the consummation of such sale or transfer, whichever is later. In addition, the Company has granted MCI a right of first refusal on the sale of its PCS license in any Market during the term of the MCI Agreement, subject to compliance with FCC rules and regulations. Such right of first refusal does not apply to the acquisition of all the outstanding shares of the Company, whether by sale of stock, merger or otherwise, or to a transaction involving the swapping or exchange of PCS licenses which does not result in a net reduction of more than 1% of the POPs represented by the Company's PCS licenses.



     For a description of certain warrants granted or agreed to be granted to MCI in connection with the MCI Agreement, see "Description of Capital
Stock -- Other Options, Warrants and Convertible Debt -- MCI Warrants."



PURCHASE AGREEMENTS WITH RESALE SERVICE PROVIDERS



     The Company has entered into five 10-year PCS Resale Agreements, covering an aggregate of 25 billion MOUs, with each of Cellexis International ("Cellexis"), an Arizona-based company and one of the nation's largest distributed prepaid wireless service providers, United Calling Network, Inc. ("UCN"), a Southern California-based LEC, Personal Communications Network, Inc. ("PCN"), a subsidiary of Electronic Communications Corp. which is a master agent for Bell Atlantic NYNEX Mobile in the New York area, Flagship Wireless Inc., a San Diego-based wireless service provider ("Flagship") and One Stop Wireless of America, Inc., a wireless service provider based in Irvine, California ("One Stop," and together with Cellexis, UCN, PCN and Flagship, the "Resale Service Providers"). Such agreements are collectively referred to herein as the "PCS Resale Agreements." Pursuant to the PCS Resale Agreements, the Company has agreed to sell PCS services to the Resale Service Providers in each and every Market for which the Company is awarded or otherwise obtains a PCS license, or enters into a reciprocal airtime or roaming agreement with any local exchange carrier or any local wireless operator. Under the PCS Resale Agreements, the Company will provide the Resale Service Providers with Full Mobility Services. Full Mobility Services will be provided to the Resale Service Providers as bulk airtime.



  Purchase Commitment and Pricing



     Under the PCS Resale Agreements, the Resale Service Providers have each agreed to Purchase, on a take-or-pay basis, a minimum of five billion MOUs from the Company (the "PCS Resale Purchase Commitment"). The PCS Resale Agreements each provide for a staggered PCS Resale Purchase Commitment over the 10-year term of the agreements. The Resale Service Providers have each agreed to purchase (i) at least 5% of their respective PCS Resale Purchase Agreement by the end of three years from the date NextWave first offers Full Mobility Service on a commercial basis in either the New York City or Los Angeles Market (the "Commercial Service Date"); (ii) at least 25% of their respective PCS Resale Purchase Commitment by the end of five years from the Commercial Service Date; and (iii) 100% of their respective PCS Resale Purchase Commitment by the end of the term of the agreements. Pricing for Full Mobility Services is derived from a volume-based rate schedule or a discount from the prevailing market rates for wireless mobile services, whichever is lower, subject to certain fixed price floors. The PCS Resale Agreements also provide for additional pricing incentives if the Resale Service Providers increase their respective annual MOU purchases by more than 100% on a year-over-year basis or achieve certain average monthly MOU sales per subscriber. In the event that Cellexis purchases in excess of 10 billion MOUs or UCN, PCN, Flagship or One Stop purchases in excess of five billion MOUs during the 10-year term of their respective agreement, the parties to such PCS Resale Agreement will meet to determine the pricing for volume breaks above such MOU thresholds with respect to such party.

     In addition, for each of the first four billion MOUs purchased by any of the Resale Service Providers pursuant to their respective agreements, an additional $0.02 per MOU will be remitted to a third party escrow agent by such Resale Service Provider to ensure the purchase of its full PCS Resale Purchase Commitment.



  Conditions to PCS Resale Purchase Commitments



     Under the PCS Resale Agreements, the obligations of the Resale Service Providers to fulfill their respective PCS Resale Purchase Commitments at any time is subject to certain conditions, including (i) the Company's provision of Full Mobility Service to at least 40 million POPs by December 31, 1998, and at least 70 million POPs by December 31, 2001; (ii) the Company's provision of airtime in its Markets meeting jointly agreed upon technical specifications, including specifications for availability, capacity, coverage, hand-off, interconnection and service quality; and (iii) the Company's interconnection with IXCs such as AT&T, Sprint and MCI via trunk connections with their points of presence at the expense of the IXC and with other long-distance carriers under similar conditions.



  Reseller Switch Interface and Enhanced Services



     NextWave will make available to the Resale Service Providers network services (e.g., customer profile information, authentication and, if practicable, call detail recording access) and other enhanced services (e.g., voice mail, call forwarding and call waiting) at mutually agreed upon prices. NextWave will also make available to the Resale Service Providers a direct connection interface to a switch owned and operated by each such Resale Service Provider, as the case may be, for the delivery of such Resale Service Providers calls, to and from the Public Switched Telephone Network ("PSTN"). In addition, NextWave plans to offer a family of enhanced services which may include voice mail, enhanced voice, short messaging, custom calling features (e.g., call waiting, three-way calling, call forwarding, etc.), single number service, e-mail, fax store and forward, star features and information services. These services will be offered to the Prepaid Service Providers on an individual and/or package basis on terms to be agreed upon. NextWave will also offer each of the Resale Service Providers the opportunity to provide its own enhanced services platform, subject to NextWave's right to set the interface standard for any connection to NextWave's switches. Any costs involved with such interface will be borne solely by such Resale Service Provider.



  Term and Termination



     The 10-year term of the PCS Resale Agreements commences on the first day of commercial availability of Full Mobility Service in any of the Markets, provided the conditions to the respective Resale Service Provider's obligation to fulfill its PCS Resale Purchase Commitment have been met, after which such agreement will be renewable, at such Resale Service Provider's option, respectively, for an additional five-year period, at prices to be agreed upon by the parties. One year prior to the expiration of the initial 10-year term, the parties will meet to determine the pricing of the five-year renewal period. If the parties are unable to reach an agreement on the pricing at least six months prior to the expiration of the initial 10-year term of the PCS Resale Agreements, the then existing terms and conditions, including pricing, will continue for a transition period of six months after the expiration of the initial 10-year term.



     The Company also has entered into other reseller agreements with regional wireless service providers. These agreements cover the major metropolitan areas in many of the Company's 11 regions.


PRODUCTS AND SERVICES


     NextWave intends to offer a variety of specialized mobile wireless services through its wireless CDMA networks. In addition to offering low cost MOUs to mobile wireless resellers, the Company may offer fixed wireless local loop services as well as support wireless PBX installations for its resellers' customers. NextWave intends to interconnect its network with its resellers' networks to provide a host of value-added products and enhanced services allowing its customers to be more competitive. The Company expects its networks will support features designed to increase usage and provide consumers greater capabilities in call management, including the following:


     Advanced Handsets. CDMA handsets weighing approximately eight ounces will offer up to two days of standby time and approximately 240 minutes of talk time. These handsets will be equipped with preprogrammed features such as speed dial and last number redial. These handsets will be sold under the PCS service provider's name.


     Caller ID. The Company's networks will be capable of displaying the telephone number of the incoming caller on the customer's handset, allowing the customer to decide whether or not to accept the call or route to voice-mail.


     Over-the-Air Activation. This feature will allow consumers to purchase a shrink-wrapped handset "off the shelf" at a retail location and at their convenience, place the first call automatically to an activation center and have service initiated in a short period of time by programming the handset over the air. The Company believes over-the-air activation will reduce the PCS service provider's cost of customer acquisition.


     Integrated Advanced Paging. The Company anticipates introducing integrated advanced paging which will allow the handset to signal the receipt of an incoming message and provide text messaging via the handset, thereby eliminating the need for a separate paging unit. The handset will have the capability to respond to incoming messages through pre-programmed responses or new user defined messages.

     Voice-Mail. This feature operates like an answering machine. A message waiting indicator on the handset notifies the subscriber of a new message. The Company plans to introduce the ability to "listen in" as a message is being left, with the option to take the call or automatically call back.

     Custom Calling Features. Additional features which the Company anticipates offering include call waiting, call forwarding, distinctive ringing and call blocking.

     The Company believes that new features and services will be developed to take advantage of CDMA technology and intends to offer a portfolio of products to accommodate the growth in, and the unique requirements of, high speed data traffic. The Company also plans to address a number of applications for wireless data services which are currently envisioned (e.g., facsimile, wireless local area networks, point-of-sale terminal connections). NextWave will implement an Advanced Intelligent Network ("AIN") platform and integrate it into its service offering to provide resellers with the capability to customize services and features for specific customer groups.


     The Company, through its subsidiary, TELE*Code, is developing certain niche applications and products which the Company will offer both to its resellers and, in certain circumstances, directly to end-users such as hospitals, universities, banks and utilities. NextWave, in conjunction with a number of major utilities, intends to implement highly integrated wireless networks in support of wireless meter reading applications, home automation applications, demand side management and other consumer and business applications. TELE*Code has entered into a relationship with SONY to develop niche consumer products, including certain wireless local loop products and services.



     The Company believes that its 30 MHz licenses awarded in the C-Block Auctions, as well as the 10 MHz licenses for which it was named the winning bidder in the D, E and F-Block Auctions, will provide sufficient bandwidth to deploy all of these products and services while meeting its targeted usage levels for basic wireless services. Upon final grant of the licenses for which it was named the winning bidder in the D, E and F-Block Auctions, the Company intends to pursue strategic alliances with certain potential partners in its D, E and F-Block Markets where it may be helpful to avoid network capital costs associated with additional base stations that may be otherwise required to deploy these products and services.



     Substantially all of these value-added products and services remain under development by the Company or the manufacturers of CDMA infrastructure equipment. There can be no assurance if and when such products and services may be available for sale by the Company.


NETWORK BUILD-OUT


     General. The Company intends to launch commercial services in several key Markets in 1997. The initial Markets that are expected to commence service include Boston, San Diego, Orlando, and San Antonio.

The New York City, Los Angeles, Washington, D.C./Baltimore, and Houston Markets are scheduled to follow with commercial service anticipated early in 1998. The Company plans to continue to bring additional Markets into service during 1998, with the majority of C-Block Markets in service by the end of 1998. The Company intends to commence service in selected D, E and F-Block Markets within one year of the award of its licenses. Under its network build-out plan, the Company currently anticipates that it will complete the build-out of its Markets by the end of 2000, at which time the Company anticipates that 80% of its licensed POPs will be served.



     In May 1996, the Company began its initial site acquisition for the build-out of its Markets. The Company rapidly staffed its regional engineering and implementation personnel to manage and support the national network deployment. As of January 15, 1997, NextWave employed approximately 240 field engineering and operations personnel. In addition, approximately 300 contractors and consultants have been engaged to support the Company's current site development, microwave relocation and network design activities. To more efficiently manage network deployment, the Company's Markets are grouped into 11 regions. As of January 15, 1997, 17 regional field implementation offices were established to direct local buildout activities.



     The Company has also installed and operated CDMA demonstration systems in its San Diego and Washington, D.C./Baltimore Markets. At the Republican National Convention in San Diego in August 1996, the Company conducted the first C-Block PCS call under a special temporary authority from the FCC. A second system was installed and activated in Washington, D.C. in October 1996.



     Unlike many other PCS operators, NextWave will perform a substantial portion of its own network design and systems engineering, rather than relying predominantly on equipment vendors to provide such services. The Company believes it will garner certain competitive advantages by designing its networks in-house using its proprietary CDMA engineering tools rather than out-sourcing such services from equipment vendors. These advantages include optimizing cell count in the PCS network (rather than over-installing equipment), lower engineering costs, customized network management, and implementation of common engineering guidelines and tools. The Company may face certain disadvantages by performing its own system design and engineering, including increased potential for system performance disputes with vendors and the Company's reliance on recruiting and retaining qualified engineering personnel.



     Network Planning and Design. The Company's national network planning and systems design are being performed by TELE*Code. Through TELE*Code, the Company is establishing a highly skilled and experienced wireless network engineering services and software product development organization. TELE*Code is developing software engineering tools and system designs that are intended to accelerate the deployment of the Company's PCS networks while at the same time improving the quality and performance of the networks and reducing costs associated with the deployment, operation and maintenance of the networks. The Company has completed its initial regional network engineering plans and is now completing the review of its network services platform. Switching facilities are now under development in eight regions with construction at or near completion in three. Extensive evaluations of network management and operations platforms with customization to support technical and market trials are underway in the Company's New York offices. In addition, the Company has initiated preliminary discussions with CLECs and LECs to establish low cost interconnection with its network.



     Radio Frequency Engineering. Beginning in June 1996, as qualified sites were identified, the Company conducted extensive RF field measurements and engineering studies in all of its Markets to optimize the performance of its RF planning tools and to assess prospective sites for development. During its initial Market assessments, the Company pre-qualified over 4,000 sites and has incorporated these sites where practical into its detailed system design. NextWave has completed its detailed RF engineering plans for deployment of CDMA systems in its New York City, Los Angeles, Boston, Washington, D.C./Baltimore, Houston, Cleveland, San Diego, Tampa, San Antonio and Austin Markets. The RF design process includes cell site coverage and channel capacity planning and considers both PCS and microwave interference issues.



     Site Acquisition and Development. NextWave has deployed regional teams and has engaged the services of selected consultants to assist it in the location and development of cell sites. Since May 1996, the Company has initiated 60-90 day bulk site assessments in all nine initial C-Block regions and has completed these activities in eight regions. To date, all field assessments resulted in cataloging and identifying over 8,000 qualified sites required to support the detailed RF design. The Company believes that approximately 20% of its initial sites can be acquired through bulk leasing. NextWave has made substantial progress in identifying these opportunities and is actively pursuing master lease agreements. Examples of parties with which the Company may negotiate bulk site leases include utility companies, port and transit authorities, transportation and highway departments, large housing projects, and government agencies. The Company has several hundred leases in review and has control of approximately 10% of the sites required to be leased in 1997. In connection with the MCI Agreement, MCI has agreed to provide to the Company on competitive certain terms services to facilitate the build-out of the Company's network, including leasing locations for switch installation and co-location of NextWave cell sites with MCI facilities and the use of MCI Metro's facilities and MCI's long-distance T-1 and T-3 lines for backhaul to interconnect the NextWave network of base stations and switches.



     Zoning and Permitting. The Company is proactively identifying areas where zoning delays may impact site development. When such areas are identified, engineering personnel will seek alternative sites before the core design is attempted. The Company will review zoning requirements early in the site development process and identify ways to reduce or eliminate approvals by modifying designs or adjusting locations to collocate with existing operators and thereby minimize the necessity of tower construction.



     Program/Construction Management. Since May 1996, the Company has completed detailed requests for quotation for outsourced site acquisition, construction management, materials and site development services. The Company has entered into agreements for construction management services with Volt Information Sciences, Koll Telecom, Black & Veatch, GTE and Stone & Webster to support its activities. NextWave also has entered into an agreement with LCC International to provide the Company with no less than $50 million of RF engineering services, program management services, software and test equipment over a five and one half year period. The Company has entered into a purchase and supply agreement with The Allen Group for the purchase by the Company of $50 million worth of products and services, including test equipment, microwave relocation services, antennae and other base station materials. The Company is implementing its network production and staffing plans for each of its 11 regions to identify resource requirements and establish schedules for site construction, testing and integration. Network build-out costs will be tracked and captured in the Company's client/server-based financial accounting systems. A comprehensive project, location and functional coding structure is in place to capture all network deployment costs. The Company's financial systems are being extended and integrated with project cost accounting capabilities, workflow management, asset tracking and detailed budgeting systems. The Company plans to implement bar code-based asset tracking to control the placement and location of its assets in each of the regions.



     Incumbent Microwave Relocation. NextWave has performed engineering studies which indicate that there are approximately 750 microwave links, utilized by utility companies, public safety agencies, corporations and other carriers within the Company's C, D, E and F-Block spectrum allocation. The Company's studies indicate that approximately 75% of these links will require relocation at an average cost of approximately $250,000 per link to permit the launch of initial service. Of the approximately 550 links requiring relocation, more than 60% of these have been or will be relocated by A, B and C-Block licensees and will result in payments by the Company to such licensees under a cost sharing program established by the FCC. The Company expects to have to relocate fewer than 100 links in order to establish commercial CDMA service in its initial markets.



     Systems and Operations Management. The Company is implementing advanced information systems to manage the build-out of the networks and to facilitate communication between personnel. The Company has completed its initial technical evaluation of leading network management platforms. The Company will customize third party systems for network management and provide for integrated dispatch with field operations to rapidly respond to network faults. NextWave plans to build regional 24-hour operations centers to effectively monitor network quality.



     During May 1996, NextWave completed the implementation of the Oracle(TM) Financial Suite software system to manage its purchasing, accounts payable and general ledger functions. The Oracle fixed assets and project accounting modules are utilized to manage the operational requirements of the build-out. This software will allow engineering and operations managers access to costing information to assist in managing a cost-effective PCS network deployment and in pricing the Company's MOUs. In October 1996, the Company issued its detailed request for quotation regarding the Company's billing, provisioning and other network interface systems to support its customer requirements.


CDMA TECHNOLOGY


     NextWave believes that CDMA technology is fundamental to accomplishing its business objective of providing high volume, high quality airtime at a low cost. CDMA technology has been implemented on a wide commercial scale in the United States and certain Asian and South American markets over the last 12 months. CDMA networks are currently operating in such U.S. markets as Los Angeles, Chicago, Houston, Dallas-Fort Worth and over 40 other markets worldwide. The first commercial use of CDMA began in October 1995 in Hong Kong for 800 MHz cellular operations. Two cellular networks in Korea began operation using CDMA technology in April 1996. As of December 1996, these Korean CDMA networks had over 900,000 subscribers. The Company believes that CDMA provides important system performance benefits.



     Voice Quality. CDMA systems offer more powerful error correction, less susceptibility to fading and reduced interference than analog systems. Using the 13 kbps vocoder, CDMA systems achieve voice quality that is comparable to the typical wireline telephone. This CDMA vocoder technology also employs adaptive equalization which filters out annoying background noise more effectively than existing wireline, analog cellular or other digital PCS phones.


     Greater Capacity. CDMA technology allows a greater number of calls within one allocated frequency and reuses the entire frequency spectrum in each cell, rather than using only one-seventh of the available spectrum in each cell which is typically the case with analog, TDMA and GSM systems. CDMA systems are expected to provide capacity gains of up to 10 times over the current analog system, while TDMA and GSM systems are expected to increase capacity by only two to three times.


     CDMA technology is designed to provide flexible or "soft" capacity which will permit a system operator to temporarily increase the number of telephone calls that can be handled within a cell. When capacity limitations in analog, TDMA and GSM systems are reached, additional callers in a given cell must be given a busy signal. Using CDMA technology, the system operator will be able to allow a small degradation in voice quality to provide temporary increases in capacity. This is expected to reduce blocked calls and increase the probability of a successful cell-to-cell hand-off.



     Soft Hand-off. CDMA systems transfer calls throughout the network using a technique referred to as a soft hand-off, which connects a mobile customer's call with a new cell site while maintaining a connection with the cell site currently in use. CDMA networks monitor the quality of the transmission received by both cell sites simultaneously to select a better transmission path and to ensure that the network does not disconnect the call in one cell until it is clearly established in a new one. As a result, fewer calls are dropped compared to analog, TDMA and GSM networks which use a "hard hand-off" and disconnect the call from the current cell site before connecting it with a new one.



     Fewer Cell Sites. Because of efficient digital modulation, soft hand-off capabilities and other technological advantages, networks using CDMA are able to achieve a greater radius of coverage and therefore require fewer cells than analog, TDMA or GSM systems. Recent network build-outs indicate that 50% fewer cells are required for CDMA systems as compared to analog systems. Similarly, CDMA systems are expected to require 30-50% fewer cells than TDMA or GSM networks under similar loading conditions. The need for fewer cells results in significant reductions in overall capital requirements, lower ongoing maintenance and operating costs, fewer cell sites to be acquired and greater flexibility in network design.



     Advanced Services and Features. CDMA will permit NextWave to offer its customers advanced features such as simultaneous voice and data transmission and, ultimately, high-speed wireless applications such as video, multimedia and ISDN-rate data services.


     Privacy and Security. One of the benefits of CDMA technology is that it combines a constantly changing coding scheme with a low power signal to enhance security and privacy. Vendors are currently developing additional encryption capabilities which will further enhance overall network security.

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

     Simplified Frequency Planning. Frequency planning is the process by which wireless service providers analyze and test alternative patterns of frequency use within their systems to minimize interference and maximize capacity. Currently, cellular service providers spend considerable cost and time on frequency planning. Because TDMA and GSM based systems have frequency reuse constraints similar to present analog systems, frequency reuse planning for TDMA and GSM based systems is expected to be comparable to planning for the current analog systems. With CDMA technology, however, the same subset of allocated frequencies can be reused in every cell, substantially reducing the need for costly frequency reuse patterning and constant frequency plan management.


     Longer Battery Life. Due to their greater efficiency in power consumption, CDMA handsets will provide a longer talk time and standby availability than those utilizing alternative digital or analog technologies.


EQUIPMENT VENDORS


     In connection with the construction of its PCS network and the preparation for launch of commercial service, the Company has entered into numerous contracts with various vendors of CDMA infrastructure equipment. The Company has obtained financing commitments from Hughes, Lucent, LGIC, Comdisco and The Allen Group providing for up to $1.445 billion of vendor financing facilities for the purchase of CDMA infrastructure equipment and services, $1.25 billion of which could become available to the Company in 1997. In addition, LGIC has committed to provide an additional $500 million of financing subject to the Company meeting certain milestones. Lucent and Hughes have the option, at their election, to supply up to approximately $1.6 billion of additional equipment for the build-out of certain Markets, subject to their agreement to provide the financing for such purchases. These vendor supply arrangements are described below.



     Hughes



     Hughes Supply Agreement. Pursuant to the Hughes Supply Agreement, Hughes has committed to supply and finance the purchase by the Company of PCS infrastructure equipment and ancillary services. Hughes will provide $245 million of equipment and services to the Company for deployment pursuant to vendor supply contracts to be entered into pursuant to the Hughes Supply Agreement (the "Hughes Initial Equipment"). Pursuant to the Hughes Supply Agreement, Hughes has the option to provide a vendor financing facility to finance the purchase of up to an additional $755 million in PCS infrastructure equipment and services through December 31, 2002 (the "Additional Hughes Equipment"). Hughes would finance the purchases of the Hughes Initial Equipment under the Hughes Credit Facility described below.



     During the 180-day period following the closing of the Equity Offering, Hughes may deliver a notice to the Company of the availability of an additional $245 million in vendor financing to finance the purchase of Additional Hughes Equipment in certain Markets. During the period from June 1, 1998 through December 31, 2002, the Company will offer to purchase the remaining portion of the Additional Hughes Equipment for deployment in certain Markets. The Hughes Supply Agreement provides Hughes with rights to supply such infrastructure equipment to the Company in those Markets on favorable terms and at competitive prices.



     In connection with the Hughes Supply Agreement, contingent upon the conversion of the Hughes Convertible Note, the Company has committed to make certain research and development funding payments to Hughes in the amount of $8
million, payable in           1997. In the event that the price per share
attributable to the Series B Common Stock in the Equity Offering exceeds $8.00 (calculated by subtracting the value of the CTR from the price per Equity Unit in the Equity Offering), such $8 million will be payable in two equal installments in October 1997 and October 1998. In the event the price per share attributed to the Series B Common Stock in the Equity Offering is less than $7.00 (calculated by subtracting the value of the CTR from the price per Equity Unit in the Equity Offering), such amount would be increased pursuant to a formula based on the public offering price, up to an aggregate of $12 million, and, subject to certain conditions, would be payable in three installments over three years.

     Hughes Credit Facility. In connection with the Hughes Supply Agreement, and pursuant to a term sheet dated October 30, 1996, between the Company and Hughes, Hughes has committed to provide the Company with a vendor credit facility (the "Hughes Credit Facility") for 100% of the purchase price of PCS infrastructure equipment and services provided by Hughes for the Hughes Initial Equipment up to an aggregate of $245 million (the "Hughes Initial Financing"). Of this amount, $150 million will be available immediately upon the satisfaction of the conditions precedent to funding under the Hughes Credit Facility, and the remaining $95 million will be available when the Company is providing service coverage for at least 70% of the POPS in BTAs having at least 55 million POPs. Amounts borrowed by the Company under the Hughes Credit Facility will be payable over an eight-year period following the quarter during which such amounts were borrowed and will bear interest at the six-month LIBOR rate plus an applicable margin. The Hughes Credit Facility will terminate if no amounts have been borrowed thereunder by March 30, 1998, and in any event the right to borrow will terminate on December 31, 1999.



     Hughes will have the right to convert up to 11% of the principal of each loan made in connection with the Hughes Initial Financing into shares of Series B Common Stock of the Company for two years following the applicable Conversion Date (as such term is defined below), at a price per share equal to 90% of the average closing price of such stock over the 30-day period immediately preceding
the earlier of Conversion Date or        , 1997. The "Conversion Date" shall
mean the earlier to occur of (i) the date upon which the purchase price for equipment or services financed under the Hughes Credit Facility becomes contractually due and payable by the Company or its subsidiaries under the applicable vendor supply contract with Hughes and (ii) the date upon which such equipment is placed in commercial service.



     Loans made in connection with the Additional Hughes Equipment will bear interest at the six-month LIBOR rate plus an applicable margin. Interest will be payable quarterly and will adjust at the end of each six-month interest period, provided that the total adjustment over the term of the loan will not exceed 2%. In addition, 10% of each draw under such additional vendor financing facility will be convertible into registered Series B Common Stock for a period of two years following the Conversion Date (as such term is defined above) at a price equal to the average closing price of the Series B Common Stock over the 30-day period immediately preceding such Conversion Date. On or after the end of the 13th month after the date of each loan made under the facility, Hughes must exercise its conversion rights if the average closing price of the Series B Common Stock for any 30-day period is greater than 120% of the conversion price. In the event Hughes fails to so exercise its rights, Hughes will forfeit its conversion rights with respect to the applicable loan.



     Lucent Technologies



     Lucent Procurement Agreement. Pursuant to the Lucent Procurement Agreement, the Company has committed to purchase $200 million worth of PCS infrastructure equipment, software and ancillary services ("Lucent Initial Equipment") by December 31, 1998, for deployment in certain Markets. The parties' obligations under the Lucent Procurement Agreement are subject to Lucent's obligation to make loans under the Lucent Credit Facility (as defined
below) becoming effective on or before                , 1997.



     The Lucent Procurement Agreement provides for appropriate warranty periods for new equipment, repaired or replacement equipment or parts and services. The warranty periods run from delivery or, if installed by Lucent, from final acceptance by the Company or 30 days from the date Lucent submits its notice of completion of its installation, whichever is sooner. The Lucent Procurement Agreement provides the Company with certain remedies for equipment failures which result in system outages of specified duration which remain uncured by Lucent. The Lucent Procurement Agreement also provides for cancellation and other remedies of the Company in the case of continuous late deliveries of equipment by Lucent.



     Pursuant to the Lucent Procurement Agreement, Lucent has the option (the "Lucent Option") to cause the Company to purchase up to an additional $800 million worth of PCS infrastructure equipment and related software and services ("Additional Equipment"), subject to the provision by Lucent of 100% financing for such purchases and such purchases and financing being on mutually-acceptable terms and conditions. The

Lucent Option may be exercised until May 14, 1997. The right of Lucent to exercise the Lucent Option is contingent on its committing to provide sufficient additional equipment and related software and services to satisfy the Company's continuing build-out requirements in Company Markets where Lucent has deployed the Lucent Initial Equipment. The purchase and financing of any Additional Equipment shall be on terms and conditions no less favorable to the Company than those generally available to the Company in the market place at the time of such purchases.



     Lucent Credit Facility. In connection with the Lucent Procurement Contract, Lucent has committed to provide the Company with a vendor credit facility (the "Lucent Credit Facility") and, subject to the conditions of the Lucent Credit Facility, will fund 100% of the contract price of any equipment and services that becomes contractually due and payable to Lucent and/or its affiliates under the Lucent Procurement Contract, up to an aggregate of $200 million. Loans made under the Lucent Credit Facility will be made by book entry against amounts payable to Lucent under the Lucent Procurement Contract, and no cash will be advanced to the Company. Amounts borrowed by the Company under the Lucent Credit Facility will be payable over the last five years of an eight-year period beginning on the last day of the calendar quarter immediately preceding the calendar quarter during which such amounts were borrowed and will bear interest at LIBOR plus an applicable margin.



     LGIC



     LGIC Supply Agreement. Pursuant to the LGIC Supply Agreement, and subject to the successful completion of the market trial of LGIC PCS equipment in the Denver Market (see "-- Market Trials"), the Company will purchase and LGIC will sell at least $300 million worth of PCS infrastructure equipment and ancillary services from LGIC (the "LGIC Initial Commitment"). Under the LGIC Supply Agreement, the parties will enter into definitive purchase and supply agreements for the LGIC Initial Commitment by February 28, 1997, for equipment to be delivered over the next three years. In addition to the LGIC Initial Commitment, the LGIC Supply Agreement provides the Company with the right, subject to LGIC's acceptance, to purchase (i) up to an additional $400 million worth of infrastructure equipment and ancillary services through December 31, 2002, and
(ii) up to an additional $500 million worth of equipment and services during the period from January 1, 2000 through December 31, 2002.



     LGIC Credit Facility. In connection with the LGIC Supply Agreement, LGIC has committed to provide the Company with a vendor credit facility (the "LGIC Credit Facility") for 150% of the contract price (the "Equipment Value") of PCS infrastructure equipment and services provided by LGIC under vendor supply contracts to be entered into pursuant to the LGIC Supply Agreement, up to an aggregate of $1.2 billion, counting as principal all interest that has been added to principal. LGIC shall fund, subject to the conditions of the LGIC Credit Facility, loans in an amount equal to 100% of the Equipment Value of any equipment that becomes contractually committed for delivery under a vendor supply contract with LGIC to be purchased under any such vendor supply contract. In addition, LGIC has agreed to provide NextWave with financing for its soft costs in an amount equal to 50% of the Equipment Value of the equipment that NextWave commits to purchase as of the date of the delivery obligation. No more than $700 million in aggregate principal amount shall be available for funding during the period commencing January 1, 1997 and expiring December 31, 2002. Loans in excess of $700 million will be available to NextWave only after January 1, 2000, unless an earlier date is approved by LGIC and NextWave, and only if NextWave has at the time of any such loan raised an aggregate of at least $1 billion in financing (including equity and debt financings, but excluding vendor financings) since September 30, 1996.



     Amounts borrowed by the Company under the LGIC Credit Facility will be payable over the last five years of an eight-year period beginning on the last day of the calendar quarter immediately preceding the calendar quarter during which such amounts were borrowed and will bear interest at LIBOR plus an applicable margin.

     Vendor Financing -- General Terms and Conditions



     The following is a description of the general terms and conditions that are common to the Company's vendor financing arrangements with Hughes, Lucent and LGIC (referred to herein as "Vendor Financing").



     Guaranties and Security. All obligations of the Company under the Vendor Financing will be guaranteed (i) on a senior basis, by the RegionalSubs and LicenseSubs in those regions where equipment purchased with the Vendor Financing has been installed; and (ii) on a subordinated basis, by all of the RegionalSubs and LicenseSubs. The obligations of the Company and such guarantors will be secured by a perfected lien created pursuant to a collateral trust agreement in favor of a collateral trustee satisfactory to each of the Company's vendors (the "Trustee Lien") on substantially all tangible and intangible (including intellectual property) assets of NextWave Wireless, the RegionalSubs and the LicenseSubs, including, without limitation, (a) the capital stock of each RegionalSub or LicenseSub, (b) all right, title and interest of NextWave Wireless and its subsidiaries under all contracts from time to time in effect pertaining to the purchase of MOUs (the "MOU Contracts"), (c) to the extent permitted by law and subject to the terms and conditions under which the C-Block PCS licenses were granted and any prior lien securing deferred payments due to the United States government for acquisition of the C-Block PCS licenses and the interest thereon, the C-Block PCS licenses and the proceeds from the sale or transfer of such licenses (the collateral listed in clauses (a), (b) and (c), the "Collateral").



     Guarantee of Notes. Pursuant to the Vendor Financing, Wireless may guarantee the obligations of the Company in respect of any public indebtedness (such as the Notes) if and only if such guarantee is unsecured and subordinated to the obligations of Wireless in respect of any indebtedness incurred under the Vendor Financing. No claim under such subordinated guarantee may be made until
(i) the expiration of 179 days after notice to Wireless from the agent for loans made pursuant to the Vendor Financing that Wireless is prohibited from paying dividends (a "Dividend Block") to the Company because of an event of default under the Vendor Financing, provided that such Dividend Block is continuing at the end of such period and (ii) the commencement of bankruptcy proceedings in respect of Wireless.



     Conditions to Vendor Financing. The Vendor Financing is subject to certain conditions, including (i) the execution and delivery of definitive financing documentation; (ii) the due issuance of the C-Block PCS licenses and the payment by the Company of all amounts due and payable to the United States Government in connection therewith; (iii) the receipt by each of Hughes, LGIC and Lucent of a business plan of the Company and its subsidiaries, prepared on a national and regional basis, reasonably satisfactory to each of Hughes, LGIC and Lucent; (iv) the receipt by the trustee of fully executed consents in respect of each MOU Contract regarding the payment of amounts pursuant to such contracts to the trustee in accordance with the Trustee Lien; (v) there not occurring any material adverse condition or material adverse change in or affecting the business, operations, property condition or prospects of the Company or any of its subsidiaries or any default or event of default; (vi) the completion of the Offerings and receipt by the Company of at least $500 million in connection therewith; and (vii) the repayment in cash of not more than $40 million in principal amount of the Bridge Notes.



     The Hughes Credit Facility is also subject to, among other things, (i) the execution of vendor supply contracts reasonably acceptable to Hughes providing for the purchase and financing of the equipment and services necessary to build-out each of the operating regions not covered by Hughes vendor supply contracts at the levels specified in the Company's business plan through the
year 2000, and (ii) before                , 1997, the CDMA infrastructure
equipment to be deployed by the Company shall have satisfied certain product and system acceptance testing requirements.



     The LGIC Credit Facility is also subject to, among other things, (i) the execution of a vendor supply contract by the Company or its subsidiaries and LGIC satisfactory to LGIC and having an aggregate value of not less than $300 million (as contemplated by the LGIC Strategic Supply Agreement), and (ii) the repayment in full of all loans funded pursuant to the LG Loan Agreement (see "Description of Capital Stock -- Other Options, Warrants and Convertible Debt").


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


     The LGIC and Lucent Credit Facilities are further conditioned upon (i) the receipt by LGIC and Lucent, respectively, of all approvals, consents, permits or licenses necessary to their respective vendor supply contracts or the LGIC Credit Facility from the applicable governmental (with respect to LGIC, Korean) authorities; (ii) the receipt by the Company of all necessary governmental consents and approvals and the making of all filings required to be made and notices required to be given under any applicable law; and (iii) the approval by LGIC and Lucent, respectively, of all material agreements between the Company and any of its subsidiaries.



     The Lucent Credit Facility is also subject to, among other things, (i) the receipt by Lucent of payment by the Company of all amounts then due to Lucent under the Lucent Procurement Agreement or any other agreement between Lucent and the Company or any of its subsidiaries and (ii) the execution by the Company of definitive agreements for Vendor Financing in an aggregate amount of not less than $1 billion, including the Lucent Credit Facility, with commitments reasonably satisfactory to Lucent.



     The making of each subsequent loan under the Vendor Financing will be subject to the satisfaction by the Company of several ongoing conditions, including the continued truth of all representations and warranties of the Company, the absence of any defaults or events of default under the Vendor Financing, the continuation of the Vendor Supply Contracts and, with respect to the Lucent and LGIC Credit Facilities, the delivery by the Company of a drawdown notice to such Vendor at least three or 10 business days, respectively, prior to the disbursement date.



     Mandatory Prepayment Under Vendor Financing. If any RegionalSub sells or otherwise disposes of or suffers a loss with respect to equipment supplied pursuant to a Vendor Supply Contract or other assets, the aggregate book value of which is greater than $5 million and fails to reinvest the proceeds of such sale, loss or disposition within 270 days after the receipt thereof (180 days with respect to equipment or other assets supplied by Lucent), then such proceeds must be used to prepay, without premium or penalty and in an order and amount consistent with the relative priorities of the Shared Lien, the loans under the Vendor Financing from the Vendor that supplied such equipment, on a ratable basis, and any other Vendor Financing being provided to such subsidiary to finance a to-be-agreed-upon amount of infrastructure equipment and other assets in such subsidiary's region. In addition, under the Lucent Credit Facility, if the Company wishes to make any voluntary prepayment of any Vendor Financing or other bank credit facility, the Company must offer to each lender under the Vendor Financing or other bank credit facility to prepay such loans, on a ratable basis, with the amount of such intended prepayment. To the extent such offer is accepted, the amount the Company intended to prepay will be paid to such accepting lenders on a ratable basis. Mandatory prepayment of the Hughes Credit Facility is also required (i) if either the FCC license for a BTA or the stock of the LicenseSub holding such FCC license is sold or otherwise disposed of by NextWave (in which case the loans under the Hughes Credit Facility whose proceeds were used to finance equipment installed in such BTA must be prepaid in full); (ii) if either NextWave or NextWave Wireless sells or otherwise disposes of any asset or group of assets the book value of which is greater than $5 million (other than assets sold in the ordinary course of business or assets unrelated to NextWave's PCS network) (in which case a ratable proportion of such proceeds must be used to prepay loans made under the Hughes Credit Facility); or
(iii) if the Company makes any voluntary or mandatory prepayment of any indebtedness (other than a mandatory prepayment with the proceeds of dispositions of assets), the loans made under the Hughes Credit Facility must be proportionately prepaid.



     MOU Contracts. Pursuant to the Vendor Financing, all payments with respect to the MOU Contracts (and, under the Lucent Credit Facility, other cash receipts) will be deposited in a cash collateral account to be disbursed according to certain procedures agreed to by the parties. Each purchaser under an MOU Contract (and, under the Lucent Credit Facility, other revenue producing contract) will enter into a consent and acknowledgment with a trustee and NextWave and its subsidiaries agreeing to such procedures and committing to make all payments under its respective MOU Contract to the trustee.



     Other Terms of Vendor Financing. The Vendor Financing will contain a number of covenants that, among other things, limit the ability of NextWave Wireless, the RegionalSubs and the LicenseSubs (to the extent applicable) to incur additional indebtedness, create liens and other encumbrances, sell or otherwise dispose of assets, make acquisitions, investments, loans and advances, merge or consolidate with another entity or engage in any business other than the communications service business and related activities, make distributions to the Company, or enter into transactions with affiliates. In addition, the Vendor Financing will require compliance with certain specified financial and operating covenants, including, without limitation, the maintenance of ratios of total debt to total capitalization, total debt to EBITDA, EBITDA to cash interest expense and capital expenditure limitations, which are yet to be determined by the Company and the respective vendors.



     The Vendor Financing will contain representations, warranties, covenants, and events of default customary for such senior credit facilities of similar size and nature. Specifically, the Company will be deemed to be in default under the LGIC and Lucent Credit Facilities if, among other things, the breach of any term of the PCS licenses would reasonably be expected to have a material adverse effect on the Company and its subsidiaries or, under the Lucent Credit Facility, if, among other things, the Company fails to maintain PCS Licenses including at least 80% of the POPs covered by the PCS Licenses as originally granted. The Company will be deemed to be in default under the Hughes Credit Facility if any of the following events, among others, occur: (i) the termination, revocation or non-renewal by the FCC of the Company's C-Block PCS licenses if, after giving effect thereto, the aggregate number of POPs which the Company or its subsidiaries which hold Hughes' supplied equipment then have a right to serve is less than 90 million or 17 million, respectively; and (ii) the failure of MOU Contracts representing the sale of at least 20 billion MOUs (including the MCI Agreement) to be in full force and effect. Hughes, LGIC and Lucent will each be afforded "most favored lender" status (other than with respect to commitment availability, pricing and payment provisions) under their respective Vendor Financings and the Vendor Supply Contracts.



     Comdisco Network Equipment Lease Facility



     On November 8, 1996, the Company and Comdisco entered into a five-year Master Lease Agreement (the "Master Lease Agreement") pursuant to which Comdisco has agreed, subject to completion of the Offerings and receipt by the Company of at least $500 million in connection therewith, to provide a $250 million equipment lease facility to be used to finance the purchase of telecommunications equipment, including switching and base station equipment and service costs associated with equipment installation and deployment. The agreement provides for financing for up to $150 million of equipment purchases from either Lucent or NorTel, with an additional $100 million in financing to be available upon the Company's achieving certain financial and operational milestones. Lease payments by the Company under the Comdisco facility will be based on interest at the five-year treasury rate plus an applicable margin, subject to a specified maximum interest rate. The Company has the option to purchase the equipment subject to the Master Lease Agreement during or at the end of the lease term.



     Allen Group Soft Cost Procurement and Financing



     On November 8, 1996, the Company executed a Purchase and Supply Agreement with The Allen Group, an Ohio-based holding company with several subsidiaries that provide telecommunications products and services, such as Decibel Products, Comsearch, Grayson Electronics and Antenna Specialists. Pursuant to the five-year agreement, subject to completion of the Offerings and receipt by the Company of at least $500 million in connection therewith, The Allen Group will supply and finance up to $50 million worth of products and services such as antennas, test equipment and engineering services. Subject to delays in the Company's build-out of its PCS networks for reasons beyond the Company's control, the Company will purchase 40% of the products and services within the first two years of the term of this agreement and 20% over each of the following three years. The Company may make monthly drawdowns under the facility and amounts borrowed under the agreement will bear interest at the prime rate plus an applicable margin for the first three years of the term of the agreement and at the prime rate for the remaining two years of the term.



     With respect to each loan made during the first three years of the term, no payments will be due from the Company for a period of 18 months after the drawdown of each such loan, payments will be interest only for the next eighteen months and a balloon payment of all principal and accrued but unpaid interest will be due three years after the drawdown of each such loan. With respect to each loan made during the last two years of the term, no payments will be due for a period of 18 months after the drawdown of each such loan, payments will be interest only for the next six months and a balloon payment of all principal and accrued but unpaid interest will be due two years after the drawdown of each such loan. The Allen Group Purchase and Supply Agreement provides that The Allen Group will hold a purchase money security interest in the equipment purchased thereunder.



     QUALCOMM Equipment Requirements Agreement



     Pursuant to the terms of an Equipment Requirements Agreement with QUALCOMM (the "Equipment Requirements Agreement"), the Company agreed, under certain conditions, to purchase QUALCOMM infrastructure equipment for deployment in Markets representing up to 55 million POPs. The Equipment Requirements Agreement further states that QUALCOMM will offer 100% equipment financing for equipment purchased under such agreement. The terms of any equipment purchases will be established in a further agreement under negotiation between the parties.



U.S. GOVERNMENT FINANCING



     The Company successfully bid $4.9 billion for its 95 BTA licenses in the C, D, E and F-Block Auctions. The FCC is providing C and F-Block licensees favorable financing terms which include downpayments (10% for C-Block licenses and 20% for F-Block licenses), interest only payments (six years for C-Block licenses and two years for F-Block licenses) and principal amortization (years seven through 10 for C-Block licenses and years three through 10 for F-Block licenses). After the downpayments paid by the Company, the combined C and F-Block obligation is approximately $4.4 billion. This debt is discounted on the Company's financial statements at the estimated fair market value of $2.8 billion, when the favorable financing terms are reflected at a net present value basis. See "Certain Indebtedness -- U.S. Government Financing."



MARKET TRIALS



     LGIC Market Trial Agreement. The Company and LGIC have entered into a CDMA Technical and Market Trial Agreement dated as of October 23, 1996 (the "Market Trial Agreement"), pursuant to which the parties will institute a four-phase process governing the testing and validation of certain PCS infrastructure equipment produced by LGIC (the "Trial"). The Trial is intended to allow the parties to verify the performance of LGIC's CDMA-based equipment, software, firmware and any associated services (the "Trial Products") at one or more test sites in the Denver Market. The Trial will be conducted pursuant to trial specifications to be developed by the Company subject to LGIC's approval. The Company is purchasing the Trial Products in contemplation of commercial implementation of such equipment in the Denver Market upon the completion of the Trial. To further such intent, the parties have agreed that all Trial Products will be comprised of equipment released to commercial manufacturing and will not include any prototype or pre-commercial equipment. In addition, the Trial Products must meet certain minimum functionality requirements set forth in the Market Trial Agreement.



     Under the Market Trial Agreement, LGIC is responsible for providing certain Trial services and support at no additional charge to the Company. Such support includes training at either an LGIC training facility or at the Company's facilities, as well as operations, technical and maintenance support throughout the testing and initial operational periods of the Trial. In addition, LGIC engineers will evaluate any reported defects during the Trial and will ensure that for the duration of the Trial, all upgrades and enhancements to the software, if any, are loaded or otherwise applied to the Trial Products and that copies are promptly distributed to the Company. LGIC will also make its engineers available to provide off-site training to the Company's engineers at LGIC's standard prices for any additional support that may be needed in connection with the use or support of the Trial Products.



     Lucent Trial Agreement. Pursuant to the Lucent Procurement Agreement, Lucent and the Company have agreed to use reasonable and diligent efforts to negotiate and execute as soon as possible a definitive trial agreement by and among the Company, Lucent and MCI Communications Corporation regarding the deployment of products, software and services in the Washington, D.C./Baltimore Market. Such trial agreement will provide that the Company will purchase from Lucent all of the equipment, software and services required for the trial under the terms and conditions of the Lucent Procurement Agreement. Pursuant to the Lucent Procurement Agreement, the Company may purchase from Lucent equipment, software and services for deployment in the Washington, D.C./Baltimore Market in connection with the trial prior to the effectiveness of the Lucent Credit Facility (such purchases, "Gap Purchases"). Gap Purchases will be subject to pricing and payment terms that are slightly less favorable than those otherwise provided in the Lucent Procurement Agreement but the Company will be eligible for purchase credits upon the effectiveness of the Lucent Credit Facility in the amount that the price for the Gap Purchases exceeded the price the Company would have paid for such equipment, software and services had the Lucent Credit Facility been effective.


COMPETITION


     The wireless industry is characterized by intense competition between PCS, cellular and other wireless service providers. Although NextWave does not expect to compete directly with other PCS licensees, the Company's resellers will compete directly with as many as five other PCS licensees in each of the Markets. The A and B-Block licensees in the Markets, which include AT&T, Sprint and PrimeCo Personal Communications L.P., have substantial financial resources and have entered the PCS market earlier than the Company. The FCC has also taken recent action to allow PCS licensees to partition and disaggregate their PCS licenses into smaller service areas, which could provide new entrants with further opportunities to enter the PCS market.



     NextWave, through its PCS service providers, will also face competition from the incumbent cellular providers in each of the Markets. The majority of these incumbents have infrastructure, a customer base and brand-name in place, as well as substantial financial resources. Many have been operational for at least 10 years and are expected to upgrade their networks to provide digital services in competition with the Company. Principal cellular providers in the Markets are AirTouch Communications, Inc., Ameritech Cellular, AT&T, Bell Atlantic NYNEX Mobile, BellSouth Mobility, Inc., GTE Mobile Communications Corporation and Southwestern Bell, Inc. Because of government mandates, some cellular providers are required to sell MOUs on a wholesale basis to other carriers as well as on a retail basis to consumers. The Company anticipates that such cellular providers, as well as new PCS providers, will compete with the Company in the future and may offer wholesale MOUs for digital wireless services.



     The Company also expects to compete with the specialized mobile radio ("SMR") operator in each of the Markets. The leading national SMR provider is NEXTEL Communications Inc. SMR systems are capable of delivering dispatch, paging and traditional voice and data mobile telecommunications services. The FCC recently completed an auction of 1,020 MTA 900 MHz SMR licenses. In addition, the FCC is expected to license a new category of 175 licensed service areas in the 800 MHz SMR spectrum. SMR operators will be capable of delivering dispatch, paging and traditional voice and data mobile telecommunications services. The FCC is scheduled to begin auctions by April 15, 1997 for 30 MHz of spectrum in the 2.3 GHz band, to be known as the Wireless Communications Service ("WCS"). The FCC has proposed that WCS providers be permitted to offer a broad range of fixed, mobile, radiolocation, and satellite broadcast services, some of which could be in competition with the Company's service offerings.



     NextWave will face limited competition from other types of wireless service providers, such as paging companies, mobile satellite systems, cable or wireless cable providers and other wireless providers that may seek to utilize spectrum allocated by the FCC currently or in the future to a variety of wireless services. Although a less direct substitute for mobile telephone services, one-way and two-way paging services, for example, may be adequate for those with more limited two-way communications needs. The FCC has initiated the adoption of rules to auction traditional paging licenses. The FCC has also commenced licensing "narrowband PCS" in the 900 MHz band, which includes, among other services, data messaging, advanced one-way and two-way digital paging and facsimile. The messaging and paging services are expected to include electronic mail, digitized voice messages, and graphic images. In addition, the FCC has licensed three mobile satellite systems which plan to offer global cellular-type service from mobile satellites orbiting the earth. The first mobile satellite launch is expected to occur in 1997. These services, however, are targeted to more narrow


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

customer markets in light of both the expected high price to the customer and the restricted range of services to be offered, as compared to the services to be offered by the Company. See "Risk Factors -- Competition."

INTELLECTUAL PROPERTY RIGHTS


     The Company's business relies on a combination of licensed patents, trademarks and non-disclosure and development agreements in order to establish and protect its proprietary rights. In addition, the Company will file patent applications relating to certain products developed by TELE*Code. It is the Company's policy to obtain appropriate proprietary rights protection for any potentially significant new technology acquired or developed by the Company. Applications for registrations of the trademarks NextWave Telecom and TELE*Code have been filed in the United States and certain foreign jurisdictions. In addition, the Company relies on copyright and trade secret laws to protect its proprietary rights. The Company attempts to protect its trade secrets and other proprietary information through agreements with customers and suppliers, proprietary information agreements with the Company's employees and consultants and other similar measures. See "Risk Factors -- Uncertainty of Protection of Proprietary Rights."


EMPLOYEES


     As of January 15, 1997, the Company employed 366 persons on a full-time basis. Of these employees, approximately 240 are dedicated to the build-out of the Company's network and are managing approximately 300 consultants and advisers in the Company's network development efforts. None of the Company's employees is represented by a union or is subject to a collective bargaining agreement.


PROPERTIES


     NextWave's principal executive offices are leased space of approximately 52,000 square feet located in San Diego, expiring January 31, 2004. The Company also maintains leased space for its corporate offices in Hawthorne, New York (20,000 square feet, expiring May 31, 1999), and in Anaheim, California (35,000 square feet, expiring October 31, 2006). Additionally, NextWave has regional offices leased in Akron, Baltimore, Boston, Charlotte, Columbus, Cincinnati, Cleveland, Dallas, Houston, Jacksonville, Los Angeles, New York, Orlando, Philadelphia, San Antonio, Tampa and Washington, D.C. Management believes that these facilities are adequate for the Company's needs at the present time but will need to be expanded regularly as the Company proceeds with the planned build-out of its PCS networks.


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

             REGULATION OF THE WIRELESS TELECOMMUNICATIONS INDUSTRY


     As holder of licenses granted by the FCC, the Company's ownership structure and telecommunications operations are and will be subject to various FCC regulations and other federal, state and local regulations.


OVERVIEW


     FCC Authority. The Communications Act grants the FCC the authority to regulate the licensing and operation of all non-federal government radio-based services in the U.S. The scope of the FCC's authority includes (i) allocating radio frequencies, or spectrum, for specific services; (ii) establishing qualifications for applicants seeking authority to operate such services, including PCS applicants; (iii) approving initial licenses, modifications thereto, license renewals, and the transfer or assignment of such licenses; (iv) promulgating and enforcing rules and policies that govern the operation of spectrum licensees; (v) the technical operation of wireless services, interconnection responsibilities between and among PCS, other wireless services such as cellular, and landline carriers; and (vi) imposition of fines and forfeitures for any violations of those rules and regulations. Under its broad oversight authority with respect to market entry and the promotion of a competitive marketplace for wireless providers, the FCC regularly conducts rulemaking and adjudicatory proceedings to determine and enforce rules and policies potentially affecting broadband PCS operations.



     Regulatory Parity. The FCC adopted rules designed to create symmetry in the manner in which it regulates similar types of mobile service providers. According to these rules, all "commercial mobile radio service" ("CMRS") providers that provide substantially similar services are subject to similar regulation. A CMRS service is one in which the service is provided for a profit, interconnected to the public switched telephone networks, and made available to the public. Under these rules, providers of PCS, SMR, and ESMR services are subject to regulations similar to those governing cellular carriers if they offer an interconnected commercial mobile service. The FCC announced that it would forbear from applying several regulations to these services, including its rules concerning the filing of tariffs for the provision of interstate services. Congress specifically authorized the FCC to forbear from applying such regulation in the Omnibus Budget Reconciliation Act of 1993. With respect to cellular, the FCC has stated its intent to continue monitoring competition in the cellular service marketplace. The FCC also concluded that Congress intended to preempt state and local rate and entry regulation of all CMRS providers, including cellular, but established procedures for state and local governments to petition the FCC for authority to continue or initiate CMRS rate regulation. No state has filed successfully for authority to regulate CMRS rates.



     Commercial Mobile Radio Source Spectrum Ownership Limit. The FCC has limited the amount of CMRS spectrum (cellular, PCS and SMR) in which an entity may hold an attributable interest in a given geographic area to 45 MHz. The Company's ability to raise capital from entities with attributable CMRS interests in certain geographic areas is likely to be limited by this restriction.



     Interconnection Requirements. The Telecommunications Act required the FCC to promulgate rules within six months of the bill's enactment in connection with a provision of the new act that mandates interconnection with the local telephone exchange network by all requesting telecommunications carriers, including PCS companies. The Telecommunications Act also preempted all state and local legal and regulatory barriers to local exchange competition. On August 8, 1996, the FCC issued a 668-page order providing for local exchange competition for the first time by mandating interconnection (the "Interconnection Order"). Notably, the Interconnection Order has the potential to substantially change the relationship between local exchange providers and all wireless networks by mandating interconnection on much more favorable terms than currently exist.



     The Telecommunications Act imposes an affirmative duty upon all telecommunication carriers, including the Company, to interconnect their networks to each other, directly or indirectly. The Telecommunications Act further imposes an affirmative duty on incumbent telephone companies to negotiate in good faith and requires interconnection at any technically feasible point of the network on just, reasonable, and nondiscriminatory terms and in a manner equal in quality to that provided by the incumbent telephone company to itself


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


and any affiliate. The incumbent must also offer access to a minimum number of unbundled elements of its network necessary for the provision of local service, which a competitor may select in any combination. The Telecommunications Act requires the incumbent to resell its local service and to provide for access to rights-of-way (including poles, ducts, conduits) to carriers seeking to offer a competitive local service. The FCC's Interconnection Order promulgated rules that track and elaborate upon these statutory requirements.



     The FCC required incumbent carriers to enter into reciprocal compensation arrangements with wireless providers for the transport and termination of traffic on each others' networks. The Commission also established a pricing methodology for interconnection and a default interim price range of $0.002-$0.004 per minute for switching and end office termination and a default price ceiling of $0.15 per minute for tandem switching and termination through a tandem switch for those states that have not imposed their own pricing methodology. These rates represent a substantial change in most current compensation arrangements between incumbents and wireless carriers, who have been charged as much as $0.03 to $0.05 per minute for traffic termination. Additionally, the Interconnection Order effectively prohibits the current practice by some incumbent local exchange providers of charging a wireless provider for termination of the incumbent's traffic on the wireless network.



     The Interconnection Order also is noteworthy because of the decisions it includes concerning the regulatory status of wireless providers. Despite requests from the state public utility commissions and the wireless resale community, the FCC refused to treat wireless providers, including PCS companies, for regulatory purposes, as though they are local telephone exchange companies. Such treatment could have subjected wireless companies to the strict regulatory requirements imposed on incumbent telephone companies on issues such as interconnection, access to unbundled elements and resale. The FCC also at least temporarily rejected arguments to overturn the 1993 decision of Congress that preempted state rate regulation of wireless carriers and barriers to market entry such providers may face. While this decision will be reviewed as part of a separate proceeding, it is helpful to the wireless industry, generally, and start-up PCS companies, particularly, to avoid state rate regulation and potential barriers to entry at this time.



     Numerous LECs and state regulatory agencies have petitioned for review of the FCC's Interconnection Order, which petitions have been consolidated for review before the United States Court of Appeals for the Eighth Circuit. The Eighth Circuit has imposed a stay of many of the FCC's interconnection rules pending resolution of petitions for review of the FCC's order. On October 15, 1996, the court extended the stay indefinitely. In staying the FCC's rules, the Court has determined that petitioners have demonstrated a likelihood of success on the merits of their arguments that the FCC is without jurisdiction to establish pricing regulations for intrastate telephone service. The Supreme Court of the United States has refused to lift the stay. On November 1, 1996, in response to an emergency motion filed by AirTouch Communications, Inc., a CMRS carrier, the Eighth Circuit lifted the stay only with regard to rules that require LECs to establish reciprocal compensation arrangements for transport and termination of local telecommunications traffic with any requesting carrier, including CMRS carriers, and allow CMRS providers to renegotiate, without termination liability or penalties, any contract with an incumbent carrier established before August 8, 1996 that does not provide for reciprocal compensation. The Eighth Circuit heard oral argument in this case on January 17, 1997. At this time it is not possible to predict when or if the interconnection rules that have been stayed by the court will go into effect. Other FCC rulemakings implementing the Telecommunications Act are expected to continue into 1997.



     Other FCC Requirements. In August 1996, the FCC revised its rules to permit CMRS operators, including PCS licensees, to use their assigned spectrum to provide fixed local loop and other services on a co-primary basis with mobile services. The FCC is continuing its proceeding to determine the extent to which such fixed services fall within the scope of CMRS regulation. In June 1996, the FCC adopted rules governing the availability and implementation of basic 911 and Enhanced 911 for wireless services. By the summer of 1997, broadband PCS licensees like the Company will be required to transmit to a Public Safety Answering Point ("PSAP") 911 emergency calls from a handset that transmits a Mobile Identification Number ("MIN") (or its functional equivalent) without any interception by the carrier for credit checks or other validation procedures. By winter of 1997, the FCC will require broadband PCS licensees to offer certain additional 911 enhancements, including the provision of information regarding the caller's location. The FCC has requested further comment on: (i) the methods of ensuring that carriers will continue to upgrade and improve 911 service to increase its accuracy, availability, and reliability; (ii) a consumer education program to inform the public on the capabilities and limitations of 911 service; and (iii) a requirement that any wireless call, including a call from a handset that does not transmit a MIN, will be transmitted to a PSAP.



     The FCC also has adopted a rule requiring broadband PCS licensees to provide "manual" roaming to enable wireless customers to use their phones when they are traveling outside of their service areas. "Manual" roaming occurs when a roamer must establish a relationship with the host system (typically by supplying a valid credit card number) before the customer can make a call, as contrasted with "automatic" roaming where roamers may make or receive calls simply by turning on their phones. The FCC has solicited further comment as to whether it should require providers of CMRS services, including PCS providers, to offer "automatic" roaming agreements on a nondiscriminatory basis.



     The FCC recently imposed requirements relating to number portability on broadband PCS, cellular and certain SMR providers. By December 31, 1998, such licensees must provide their customers with the ability to change carriers while retaining phone numbers. CMRS providers that are subject to the number portability requirements must have the capability of delivering calls from their networks to ported numbers anywhere in the United States. By June 30, 1999, such providers must be able to offer number portability without impairment of quality, reliability or convenience when switching service providers, including the ability to support roaming, throughout their networks. The FCC has solicited further comment on the appropriate cost-recovery methods regarding long-term number portability.



     The FCC recently revised its rules to allow broadband PCS licensees in the A, B, D and E-Blocks to partition geographically or disaggregate portions of the spectrum covered by their licenses at any time to entities that meet minimum eligibility requirements. For C and F-Block licenses, the FCC will allow such partitioning and disaggregation at any time to entities that qualify as "Entrepreneurs" and meet minimum eligibility requirements under FCC regulations. Such entities would take over partitioned service areas subject to separately established installment payment obligations. The FCC will apply its current five-year restriction against complete license transfers (as described below) to partitioning by C-Block and F-Block licensees to a non-Entrepreneur during the first five years of the license term, with unjust enrichment penalties applicable after the five year period on a pro rata basis. The FCC has sought further comment on whether to allow the disaggregation of cellular spectrum.



     In August 1996, the FCC adopted new guidelines and methods for evaluating the effects of radio frequency emissions from transmitters including PCS mobile telephones and base stations. The new guidelines, which are generally more stringent than previous requirements, were effective immediately for hand-held devices and otherwise became effective January 1, 1997.



     The Company cannot predict at this time how the above requirements will affect its business, results of operations or financial condition.



     Other Federal Regulations. Wireless networks are subject to certain Federal Aviation Administration and FCC guidelines regarding the location, lighting and construction of transmitter towers and antennas. In addition, the FCC has authority to enforce certain provisions of the National Environmental Policy Act as they would apply to the Company's facilities. The Company intends to use common carrier point-to-point microwave and traditional landline facilities to connect base station sites and to link them to their respective main switching offices. These microwave facilities are separately licensed by the FCC on a first-come, first-served basis (although the FCC has proposed to auction certain such licenses) and are subject to specific service rules.


     Wireless providers also must satisfy a variety of FCC requirements relating to technical and reporting matters. One such requirement is the coordination of proposed frequency usage with adjacent wireless users, permittees and licensees in order to avoid electrical interference between adjacent networks. In addition, the height and power of base station transmitting facilities and the type of signals they emit must fall within specified parameters.

     State and Local Regulation. The scope of state regulatory authority covers such matters as the terms and conditions of interconnection between LECs and wireless carriers under FCC oversight, customer billing information and practices, billing disputes, other consumer protection matters, certain facilities construction issues, transfers of control, the bundling of services and equipment, and requirements relating to making capacity available to third party carriers on a wholesale basis. In these areas, particularly the terms and conditions of interconnection between LECs and wireless providers, the FCC and state regulatory authorities share regulatory responsibilities with respect to interstate and intrastate issues, respectively.


     The Company and its subsidiaries have been and intend to remain active participants in proceedings before the FCC and before state regulatory authorities. Proceedings with respect to the foregoing policy issues before the FCC and state regulatory authorities could have a significant impact on the competitive market structure among wireless providers and the relationships between wireless providers and other carriers.


GENERAL PCS REGULATIONS


     The FCC allocated spectrum for broadband PCS services in June 1994 in the 1850 to 1990 MHz bands. Of the 120 MHz available for licensed broadband PCS services, the FCC created six separate blocks of spectrum identified as A, B, C, D, E and F-Blocks. The A, B and C-Blocks are each allocated 30 MHz of spectrum and the D, E and F Blocks are each allocated 10 MHz. The FCC adopted a 10-year PCS license term with an opportunity to renew.


     The FCC adopted a "rebuttable presumption" that all PCS licensees are common carriers, subject to Title II of the Communications Act. Accordingly, each PCS licensee deemed to be a common carrier must provide services upon reasonable request and the rates, terms and conditions of service must not be unjustly or unreasonably discriminatory.


     Structure of PCS Block Allocations. The FCC defines the geographic contours of the licenses within each PCS block based on the MTAs and BTAs developed by Rand McNally. The FCC awarded A and B-Block licenses in 51 MTAs. The C, D, E and F-Block spectrums were allocated on the basis of 493 smaller BTAs. In addition, there is a CMRS spectrum aggregation cap limiting all CMRS licensees to an aggregate of 45 MHz of PCS, cellular and SMR spectrum in any given market.



     All but three of the 51 total A-Block licenses and all 51 B-Block licenses were auctioned in 1995. Three A-Block licenses were awarded separately pursuant to the FCC's "pioneer's preference" program. The auctioned A and B-Block licenses were awarded in June 1995. The C and F-Block licenses are reserved for "Entrepreneurs." See "-- The Entrepreneurs Block".



TELECOMMUNICATIONS ACT OF 1996



     On February 8, 1996, the President signed the Telecommunications Act, which effected a sweeping overhaul of the Communications Act. In particular, the Telecommunications Act substantially amended Title II of the Communications Act, which governs telecommunications common carriers. The policy underlying this legislative reform was the opening of the telephone exchange service markets to full competition. The Telecommunications Act requires incumbent wireline LECs to open their networks to competition through interconnection and access to unbundled network elements and prohibits state and local barriers, direct and indirect, to the provision of interstate and intrastate telecommunications services.



     Implementation of the provisions of the Telecommunications Act is the responsibility of the FCC, the state public utility commissions and a federal-state joint board. Much of the implementation of the Telecommunications Act must be completed in numerous rulemaking proceedings with short statutory deadlines. Some of these proceedings addressed issues that had already been the subject of pending rulemakings before the FCC and proceedings in several states. The Telecommunications Act also directs the FCC to initiate rulemaking proceedings on local competition matters and to preempt all inconsistent state and local laws and regulations.



     The Telecommunications Act prohibits state and local governments from enforcing any law, rule or legal requirement that prohibits or has the effect of prohibiting any person from providing interstate or intrastate telecommunications services. States retain jurisdiction under the Telecommunications Act to adopt laws necessary to preserve universal service, protect public safety and welfare, ensure the continued quality of telecommunications services and safeguard the rights of consumers.



     Some specific provisions of the Telecommunications Act which will affect wireless providers are summarized below. There can be no assurance that these provisions or their implementation by federal or state regulators will not have a material adverse effect on the Company.



     Expanded Interconnection Obligations. The Telecommunications Act establishes a general duty of all telecommunications carriers, including C-Block PCS licensees, to interconnect, directly or indirectly, with other carriers. The FCC has determined that CMRS-to-CMRS interconnection may be accomplished indirectly through the interconnection of each CMRS provider to an incumbent LEC's network. The Telecommunications Act also contains a detailed list of requirements with respect to the interconnection obligations of LECs. These "interconnection" obligations include resale, number portability, dialing parity, access to rights-of-way and reciprocal compensation. As mentioned, the FCC has determined that for now, CMRS providers such as the Company do not meet the Telecommunications Act's definition of "local exchange carrier."



     LECs designated as "incumbents" have additional obligations to other telecommunications service providers including: to negotiate in good faith; to interconnect on terms that are reasonable and non-discriminatory; to provide non-discriminatory access to facilities, equipment, features, functions and capabilities; to offer for resale at wholesale rates any service that the incumbent LEC provides on a retail basis; and to provide actual colocation of equipment necessary for interconnection or access.



     The Telecommunications Act establishes a framework for state commissions to mediate and arbitrate negotiations between incumbent LECs and carriers requesting interconnection, services or network elements. The Telecommunications Act establishes deadlines, policy guidelines for state commission decisionmaking and federal review or intervention in the event a state commission acts inconsistently with the Telecommunications Act or fails to act.



     In its Interconnection Order implementing the interconnection provisions of the Telecommunications Act, the FCC determined that LECs are required to enter into reciprocal compensation arrangements with all CMRS providers for the transport and termination of LEC-originated traffic. The FCC established default "proxy" rates for interconnection services which must be used unless or until a state develops rates based on the Total Element Long Run Incremental Cost ("TELRIC") as provided in the order. Although the portions of the order relating to pricing have been stayed, including the default proxy rates for interconnection services, the rules requiring LECs to enter into reciprocal compensation arrangements with CMRS providers are now in effect.



     Review of Universal Service Requirements. The Telecommunications Act contemplates that interstate telecommunications providers, including CMRS providers, will "make an equitable and non-discriminatory contribution" to support the cost of providing universal service, although the FCC can grant exemptions in certain circumstances. In a Recommended Decision adopted by the Telecommunications Act-mandated Federal-State Joint Board, the Joint Board rejected arguments that CMRS providers should be exempted from universal service obligations, and concluded that, to the extent such carriers provide interstate service, they must contribute to universal service support mechanisms. The Joint Board also found that states could require CMRS providers to contribute to state support mechanisms.



     Prohibition Against Subsidized Telemessaging Services.  The
Telecommunications Act prohibits LECs from subsidizing telemessaging services (i.e., voice mail, voice storage/retrieval, live operator services and related ancillary services) from their telephone exchange service or exchange access.



     Conditions on RBOC Provision of In-Region InterLATA Services. The Telecommunications Act generally requires that before engaging in interLATA (i.e., long distance) landline services in the states where it also provides local telephone service, either the RBOC must provide access and interconnection to one or more unaffiliated competing providers of telephone exchange service, or 10 months must have passed after enactment of the Telecommunications Act, during which time no such provider has requested such access and interconnection more than three months before the RBOC has applied for authority. These restrictions on RBOCs providing "in-region" long distance service do not extend to long distance provided by an RBOC in conjunction with CMRS.


     The specific interconnection requirements, which the RBOCs must offer on a non-discriminatory basis, include interconnection and unbundled access; access to poles, ducts, conduits and rights-of-way owned or controlled by the RBOCs; unbundled local loops, unbundled transport and unbundled switching; access to emergency 911, directory assistance, operator call completion and white pages; access to telephone numbers, databases and signalling for call routing and completion; number portability; local dialing parity; reciprocal compensation; and resale.

     RBOC Commercial Mobile Joint Marketing. The RBOCs are permitted to market jointly and sell wireless services in conjunction with telephone exchange service, exchange access, intraLATA and interLATA telecommunications and information services.


     CMRS Facilities Siting. The Telecommunications Act limits the rights of states and localities to regulate placement of CMRS facilities so as to "prohibit" the provisions of wireless services or to "discriminate" among providers of such services. It also eliminates environmental effects from RF emissions (provided the wireless system complies with FCC rules) as a basis for states and localities to regulate the placement, construction or operation of wireless facilities.



     Equal Access. The Telecommunications Act provides that wireless providers are not required to provide equal access to common carriers for toll services. The FCC is authorized to require unblocked access to long-distance providers of the user's choice, subject to certain conditions.



     Deregulation. The FCC is required to forebear from applying any statutory or regulatory provision that it determines is not necessary to keep telecommunications rates and terms reasonable or to protect consumers. A state may not apply a statutory or regulatory provision that the FCC decides to forebear from applying. In addition, the FCC must review its telecommunications regulations every two years and change any that are no longer necessary.


RELOCATION OF INCUMBENT FIXED MICROWAVE LICENSEES


     In an effort to balance the competing interests of existing microwave users and newly authorized PCS licensees in the spectrum allocated for PCS use, the FCC has adopted (i) a transition plan to relocate fixed microwave operators that currently are operating in the PCS spectrum, and (ii) a cost sharing plan so that if the relocation of an incumbent benefits more than one PCS licensee, the benefiting PCS licensees will help defray the costs of the relocation. PCS licensees will only be required to relocate fixed microwave incumbents if they cannot share the same spectrum. The transition and cost sharing plans expire on April 4, 2005, at which time remaining microwave licensees in the PCS spectrum will be responsible for their costs to relocate to alternate spectrum locations.



     Relocation generally involves a PCS operator compensating an incumbent microwave licensee for costs associated with system modifications and new equipment required to move to alternate, comparable readily available spectrum or alternate transmission technologies. This transition plan allows most microwave users to operate in the PCS spectrum for a two-year voluntary negotiation period and an additional one-year mandatory negotiation period. For public safety entities dedicating a majority of their system communications for police, fire, or emergency medical service operations, the voluntary negotiation period is three years. The FCC currently is considering whether to shorten the voluntary negotiation period by one year. Parties unable to reach agreement within these time periods may refer the matter to the FCC for resolution, but the existing microwave user is permitted to continue its operations until final FCC resolution of the matter.

     The FCC's cost-sharing plan allows PCS licensees that relocate fixed microwave links outside of their license areas to receive reimbursements from later-entrant PCS licensees that benefit from the clearing of their spectrum. Two non-profit clearinghouses have been established to administer the FCC's cost-sharing plan. Thus, the Company may be required in certain circumstances to help defray the cost of earlier relocations by A, B and C-Block licensees.


THE ENTREPRENEURS' BLOCK


     Eligibility Requirements. As noted above, the FCC designated frequency blocks C and F as "Entrepreneurs' Blocks." The Company has been awarded certain licenses in the C-Block. The FCC requires that all C and F-Block bidders fall within certain maximum revenue and asset size requirements as measured by gross revenues and total assets. In order to acquire C or F-Block licenses, the applicant, together with its affiliates and persons or entities that hold interests in the applicant and their affiliates, must have gross revenues of not more than $125 million in each of the last two years and total assets of not more than $500 million at the time the applicant's Short-Form (FCC Form 175) is filed.



     Under the FCC's rules, the Company also qualifies as a "Small Business", that is, an entity that, together with its affiliates and persons or entities that hold interests in the applicant and their affiliates, has average annual gross revenues of not more than $40 million for the preceding three calendar years prior to the date that the Short Form is filed. As a result of its classification as a Small Business for the C-Block Auctions, the Company was eligible for both a 25% bidding credit and for installment payments of interest only for the first six years of the license, and payments of interest and principal amortized over the remaining four years of the license term.



     For the F-Block Auction, the FCC created a new category, "Very Small Business," defined as an applicant that together with its affiliates and persons or entities that hold interests in the applicant and their affiliates, has average annual gross revenues of not more than $15 million for the preceding three calendar years prior to the date the Short Form is filed. As a result of its classification as a Very Small Business for the F-Block Auction, the Company was eligible for both a 25% bidding credit and interest-only payments for the first two years of the license and payments of interest and principal amortized over the remaining eight years of the initial 10-year term of the license.



     If a C-Block licensee maintains an organizational structure in which at least 25% of its total equity on a fully diluted basis is held by a control group (the "Control Group") that meets certain requirements (the "Control Group Requirements"), the FCC excludes certain assets and revenues from such licensee's total revenues and assets, making it easier for the licensee to meet the Entrepreneurs Requirements and the Small Business Requirements. The Control Group Requirements mandate that the Control Group, among other things, have both actual and legal control of the licensee. Further, the FCC permits licensees to qualify under the Control Group Requirements pursuant to an alternative structural option (the "25% Equity Option") in which: (i) an established group of investors meeting certain financial qualifications, that own at least 15% of the equity interest on a fully diluted basis and 50.1% of the voting power in the C-Block licensee and (ii) additional members ("Additional Control Group Members") that hold at least 10%, on a fully diluted basis, of the equity interest in the C-Block licensee. Additional Control Group Members must be either: (a) the same Qualifying Investors in the Control Group, (b) members of the licensee's management or (c) non-controlling institutional investors, including venture capital firms. To take advantage of the FCC's 25% Equity Option, a C-Block licensee must have met the Qualifying Investor Option requirements at the time it filed its Short Form and must continue to meet the Qualifying Investor Option requirements for three years following the License Grant Date. Commencing the fourth year of the license term, the FCC rules (i) eliminate the requirement that the Additional Control Group Members hold any of the licensee's equity interest and (ii) allow the licensee to reduce the minimum required equity interest held by the Qualifying Investors from 15% to 10%.



     PCS Auctions. The FCC initiated auctions for the C-Block in December 1995. On July 1, 1996, Antigone and Devco, each an unsuccessful bidder in the C-Block Auction, filed a consolidated petition to deny the Company's 56 pending C-Block applications filed after the initial C-Block Auction, or in the alternative, to designate them for a hearing. On January 3, 1997, the FCC issued a Public Notice announcing that NextWave had received a grant of the 63 C-Block PCS license applications for which it had been the winning bidder at the FCC C-Block Auctions. The C-Block licenses were granted subject to the requirement that the Company demonstrate compliance with FCC foreign ownership regulations within six months from the date of grant. Upon consummation of the Offerings, the Company believes that it will satisfy those conditions. For a description of the conditions imposed on the Company relating to its foreign ownership, see "Risk Factors -- Uncertainty Regarding C-Block Licenses; Litigation."



     License Transfer Restriction and Unjust Enrichment. Within the first five years of the grant of a C or F-Block license, transfer of the license is permitted only to another entity eligible for the C or F-Block, such as another Small Business or Very Small Business. After five years, licenses are freely transferable, subject to unjust enrichment penalties. If transfer occurs during years six through 10 of the initial license term to a company that does not qualify for the same level of auction preferences as the transferor, such a sale would be subject to full payment of the bidding credit and immediate payment of the outstanding balance of the government installment payment debt as a condition of transfer (i.e., the "FCC unjust enrichment" penalties). In addition, if the Company wishes to make any change in ownership structure involving the de facto and de jure control of the Company, it must seek FCC approval and during the initial license term may be subject to the FCC unjust enrichment penalties.



     Build-Out Requirements. The FCC has mandated that recipients of PCS licenses adhere to five year and 10-year build-out requirements. Violations of these regulations could result in license revocations, forfeitures or fines or other sanctions such as reduction in service area. Under the build-out requirements, all 30 MHz PCS licensees (such as C-Block licensees) must construct facilities that offer coverage to at least one-third of the population in their service area within five years from the date of initial license grants. Service must be provided to two-thirds of the population within 10 years. 10 MHz PCS licenses (such as F-Block licenses) are required to reach one-quarter of the population within five years or make a showing of substantial service within five years.



     Foreign Ownership Restrictions. The Communications Act requires that non-U.S. citizens, their representatives, foreign governments, or corporations otherwise subject to domination and control by non-U.S. citizens may not own of record or vote (i) more than 20% of the capital stock of a common carrier radio licensee directly, or (ii) more than 25% of the capital stock of the parent corporation of a common carrier licensee if the FCC finds that such ownership would be contrary to the public interest. Because the FCC classifies PCS as a common carrier offering, PCS licensees are subject to the foreign ownership limits. In the Telecommunications Act, Congress eliminated restrictions on non-U.S. citizens serving as members on the board of directors of a common carrier radio licensee or its parent. The FCC recently eliminated from its rules a similar provision restricting non-U.S. citizens from serving as directors or officers of a common carrier radio licensee. The FCC also recently adopted rules that, subject to a public interest finding by the FCC, would allow foreign ownership of common carrier parent companies in excess of 25% to the extent that the relevant foreign states extend, among other things, reciprocal treatment to U.S. investors. These rules are referred to as the ECO test.


     Failure to comply with these regulations may result in the FCC ordering (i) divestiture of the non-U.S. parties to bring the entity within compliance of the Communications Act, (ii) issuance of fines, or (iii) denial of renewal or revocation of the license(s).


     License Conditions and Penalties for Payment Default. The FCC has reflected licensee installment payment obligations in a Note and Security Agreement to the U.S. Treasury that must be executed by prospective licensees as a condition of license grant pursuant to the terms of these instruments and FCC rules. A C-Block licensee that fails to make timely quarterly installment payments may incur substantial financial penalties, license revocation or other enforcement measures at the FCC's discretion. Where a C-Block applicant anticipates defaulting on any required payment, it may request a three to six month grace period before the FCC cancels its license. In the event of default by a C-Block licensee, the FCC could reclaim the licenses, reauction them, and subject the defaulting party to a penalty comprising of the difference between the price at which it acquired its license and the amount of the winning bid at reauction (if lower than the Company's winning bid), plus an additional penalty of three percent of the subsequent winning bid.



     D, E, and F-Block Auctions. The FCC completed the auction for its D, E and F-Block PCS licenses on January 14, 1997. The FCC made several significant changes to the rules governing F-Block licenses, which now offer less favorable terms than were applicable to C-Block licenses (though the F-Block terms remain more favorable than the terms governing the D and E-Block licenses). The F-Block features an upfront payment requirement of $.06 per MHz-pop; an increased downpayment requirement of 20% of the winning bid; and revision of the available installment payment plans and bidding credits. For Small Businesses and Very Small Businesses that win F-Block licenses, the period during which F-Block licensees may make interest-only payments is two years (as opposed to six years for C-Block Small Businesses), with payments of principal and interest amortized over the remaining eight years of the license term. The interest rate for outstanding principal will be the 10-year Treasury rate at the time of the grant of license (6.50% as of December 31, 1996). The installment payment plan for F-Block licenses has also been amended to include late payment fees that will be imposed if licensees are more than 15 days late in their scheduled installment payments. For the F-Block Auction, the FCC also has created a "tiered" bidding credit of 15% for entities that meet the C-Block definition of "Small Business" (e.g., average gross revenues of not more than $40 million for the past three years), and 25% for companies that meet a newly created definition of "Very Small Business," under which qualifying businesses would need to have average gross revenues of not more than $15 million for the past three years. The Company participated in the bidding for F-Block licenses through its subsidiary, NextWave Power Partners, as a Very Small Business and, as such, is eligible for the favorable financing provisions described above.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the Company's directors and executive officers.


           NAME             AGE                            POSITION
--------------------------  ----    ------------------------------------------------------
Allen B. Salmasi(a).......    42    Chairman of the Board, Chief Executive Officer and
                                    President
Janice I. Obuchowski(a)...    45    Vice Chairman, Executive Vice President and Director
C.J. Waylan...............    55    Executive Vice President
Kevin M. Finn(a)..........    55    Senior Vice President, Business Operations -- West and
                                    Director
Roy D. Berger.............    38    Senior Vice President, Market Planning/Customer
                                    Service
Frank A. Cassou...........    39    Senior Vice President, Corporate Development, General
                                    Counsel
Robert Cymbala............    59    Senior Vice President, Enhanced Services
Raymond P. Dolan..........    39    Senior Vice President, Business Operations -- East
Edward M. Knapp...........    36    Senior Vice President, Network Engineering &
                                    Operations, Chief Technical Officer
Richard Kornfeld..........    36    Senior Vice President, Consumer Products
James S. Madsen...........    37    Senior Vice President, New Business Development, Sales
                                    & Distribution
Raju Patel................    48    Senior Vice President, Product & Operating Systems --
                                    Management & Development, Chief Strategic Officer
R. Andrew Salony..........    44    Senior Vice President, Organization
                                    Planning/Facilities/Human Resources
Gene M. Welsh.............    44    Senior Vice President, Finance, Chief Financial
                                    Officer
Mark D. Buckner...........    42    Corporate Treasurer
Norman L. Salvesen........    44    Corporate Controller
Ha-Young Aum(b)(c)........    51    Director
Jang-Ho Chung(b)(c).......    56    Director
Gregory A. Cucchi(b)(c)...    47    Director
Jung-Boo Kim(b)(c)........    56    Director
Manjin J. Kim(b)(c).......    60    Director
Muhit U. Rahman(b)(c).....    40    Director
Nicole N. Salmasi(a)......    38    Director
Yutaka Sato(b)(c).........    48    Director


---------------

(a) Elected by holders of Series A Common Stock.


(b) To be elected by holders of Series B Common Stock and Series C Common Stock, voting separately as a class.


(c) Promptly following the consummation of the Equity Offering, the authorized number of directors comprising the Company's Board of Directors will be expanded and the Company's Board of Directors, by a majority vote, will fill such newly created directorships with certain officers to the Company and Messrs. Aum, Chung, Cucchi, J. Kim, M. Kim, Rahman and Sato.


     ALLEN B. SALMASI has been the Chairman of the Board, Chief Executive Officer and President of NextWave since its founding. Immediately prior to founding NextWave in July 1995, Mr. Salmasi served as a member of the Board of Directors, President of the Wireless Telecommunications Division and Chief Strategic Officer of QUALCOMM. He joined QUALCOMM as a member of the Board of Directors and Vice President of Planning & Development in 1988, as a result of the merger of QUALCOMM and Omninet Corporation. Previously, Mr. Salmasi founded Omninet Corporation in 1984. At various times, through August, 1988, he served as Chairman of the Board, President and Chief Executive Officer of Omninet. From

1979 to 1984, Mr. Salmasi held various technical and management positions at the National Aeronautics and Space Administration Jet Propulsion Laboratory.


     JANICE I. OBUCHOWSKI has been the Vice Chairman, Executive Vice President and a Director of NextWave since its founding. Ms. Obuchowski is also the founder and President of Freedom Technologies, Incorporated, a telecommunications research and consulting firm based in Washington, D.C. From 1989 to 1992, Ms. Obuchowski served as the Assistant Secretary for Communications and Information for the Department of Commerce and Administrator for the National Telecommunications and Information Administration ("NTIA"). In this capacity, she was the principal communications policy advisor to President George Bush. Previously, Ms. Obuchowski also served as the Senior Advisor to FCC Chairman Mark Fowler, advising him on all telecommunications policy and international communications issues before the FCC. Ms. Obuchowski also is a member of the Board of Directors of Orbital Sciences Corporation.



     C.J. WAYLAN has been the Executive Vice President of NextWave since May 1996. For more than the past five years until May 1, 1996, Mr. Waylan was an executive officer of a subsidiary of GTE. Most recently from February 1993, Mr. Waylan was Executive Vice President, Product Management and Business Development for GTE Mobilnet. In this position, he was responsible for managing GTE's PCS and wireless products and new business initiatives. Prior to this, Mr. Waylan was president of GTE Spacenet. Mr. Waylan also is a member of the Board of Directors of Stanford Telecom Inc. and Globecomm Systems Inc.



     KEVIN M. FINN has been a Senior Vice President, Business Operations -- West and Director of NextWave since its founding. From early 1992 until July 1995, Mr. Finn was President of Marin-Finn Industries, Inc. From August 1988 to early 1992, Mr. Finn was Vice President and General Manager of Densitron. From September 1986 to August 1988, Mr. Finn served as Executive Vice President of Omninet Corporation. From 1983 to 1987, Mr. Finn served as Vice President of the Sony Corporation of America and General Manager of its Component Products Division.



     ROY D. BERGER joined NextWave as Senior Vice President, Market Planning/Customer Service for NextWave in June 1996. Prior to NextWave, Mr. Berger held the position of Managing Director-Retail Strategy for the NYNEX Corporation since December 1995. During his ten years at NYNEX, Mr. Berger served in a number of different roles in both the telecommunications and computer retailing/distribution sectors. His positions included Vice President-Channel Strategy for NYNEX's residential business, Vice President-Personal Communication Services, and Vice President Marketing for NYNEX Mobile Communications, prior to joining NYNEX, Mr. Berger held senior positions with several leading companies in the personal computer retailing and distribution industry.



     FRANK A. CASSOU has been Senior Vice President, Corporate Development and General Counsel of NextWave since February 1996. Prior to joining NextWave, Mr. Cassou was a partner at the law firm of Cooley Godward Castro Huddleson and Tatum, where he practiced corporate law representing telecommunications and technology companies for the past 13 years. He was outside corporate counsel to QUALCOMM from June 1991 through February 1996.



     ROBERT CYMBALA has been the Senior Vice President, Enhanced Services of NextWave since May 1996. From October 1993 to April 1996, Mr. Cymbala was President and Chief Executive Officer of Metro One Telecommunications, a provider of enhanced directory assistance service. Previously he served Sprint, as Executive Vice President of Corporate Development and Planning. From August 1995 through May 1996, Mr. Cymbala provided independent consulting services for telecommunications companies.



     RAYMOND P. DOLAN has been the Senior Vice President, Business
Operations -- East of NextWave since May 1996. From July 1995 to May 1996, Mr. Dolan was Executive Vice President of Marketing of Bell Atlantic NYNEX Mobile. From May 1988 to June 1995, Mr. Dolan served in numerous technical and marketing positions for NYNEX Mobile Communications.



     EDWARD M. KNAPP has been the Senior Vice President, Network Engineering and Operations and Chief Technical Officer of NextWave since July 1995. From March 1994 to June 1995, Mr. Knapp was the Executive Director of Technical Services for NYNEX Mobile Communications. At NYNEX Mobile he was responsible for the planning, engineering, design, site development and operation of the New York cellular system. From October 1990 to August 1994, Mr. Knapp held various technical, engineering and operations positions at NYNEX Mobile. Prior to NYNEX Mobile, he held various positions with Siemens Transmissions Systems and Sperry Defense Products Group.


     RICHARD KORNFELD joined NextWave as Senior Vice President, Consumer Products in January 1996. Prior to joining NextWave, Mr. Kornfeld was employed by QUALCOMM for 10 years, most recently serving as Vice President of Engineering, where he led the development and manufacturing efforts of CDMA subscriber equipment.



     JAMES S. MADSEN has been Senior Vice President, New Business Development, Sales and Distribution of NextWave since October 1995. From 1993 until 1995, Mr. Madsen was Director of PCS Marketing and Business Development in the Wireless Telecommunications Division of QUALCOMM. Mr. Madsen managed all PCS business development, marketing and sales planning for QUALCOMM. From 1992 until 1993, Mr. Madsen was Director of Marketing for the OmniTRACS business at QUALCOMM focusing on the cable TV market. After joining QUALCOMM in 1989, Mr. Madsen assumed responsibility for QUALCOMM's worldwide VLSI components business development and marketing.



     RAJU PATEL has been the Senior Vice President, Product and Operating Systems -- Management and Development, Chief Strategic Officer of NextWave since May 1996. From May 1993 to May 1996, Mr. Patel was Senior Vice President and General Manager of the Wireless Division at Hughes Network Systems, Inc. Previously, Mr. Patel was President and Chief Executive Officer of NAC Inc., a company which he founded, until its acquisition by Hughes Network Systems, Inc.



     R. ANDREW SALONY has been Senior Vice President, Organization Planning/Facilities/Human Resources since May 1996. For three years prior to joining the Company he served the executive search firm of Warren Morris & Madison, Inc. as Managing Partner of its wireless telecommunications division. From May 1983 to September 1993, Mr. Salony was General Manager for U S WEST's Cellular Telephone Division in Southern California.


     GENE M. WELSH has been the Senior Vice President, Finance and Chief Financial Officer of NextWave since May 1996. From July 1991 until May 1996, he was the Vice President of Finance and Chief Financial Officer of Los Angeles Cellular Telephone Co. (LA Cellular). From October 1990 until July 1991, Mr. Welsh was the Vice President of Finance and Chief Financial Officer/Treasurer of First Cellular Acquisition Corporation, a venture of First Boston Merchant Bank.


     MARK D. BUCKNER, Corporate Treasurer, joined NextWave in March 1996 as Vice President Finance. Mr. Buckner served as Chief Financial Officer for the telecommunications companies of U.S. Long Distance Corp. from 1988 to 1993 and WORLDxCHANGE Communications from 1994 to March 1996. He served in the same position for The Southwest Venture Partnerships, a firm financing high-growth companies from 1983 through 1988, and for Medical Polymers Technologies from June 1993 through 1994. Mr. Buckner practiced public accounting with Arthur Andersen & Co. from 1977 through 1983.



     NORMAN L. SALVESEN, Corporate Controller, joined NextWave in November 1996. From June 1994 to October 1996, Mr. Salvesen was Vice President-Finance and Controller with House of Fabrics, Inc. From 1983 to May 1994, he held financial positions with Toshiba America Information Systems, Inc., including Controller of the Telecommunications Division, Assistant Corporate Controller and Corporate Controller. Mr. Salvesen was Controller for Rogers Cablesystems of Southern California from 1980 through 1983 and practiced public accounting with Fox & Company from 1978 to 1980.



     HA-YOUNG AUM has been President of Pohang Steel America Corp., a wholly-owned subsidiary of POSCO since April 1995. From July 1993 to April 1995, Mr. Aum served as Managing Director, Export Department of POSCO. From May 1991 to July 1993, Mr. Aum was Assistant Director, Export Department.



     JANG-HO CHUNG has been President of LG Information & Communications, Ltd. since July 1990. LG Information & Communications, Ltd. is a multinational corporation which specializes in electronic and telecommunications equipment.



     GREGORY A. CUCCHI has been Vice President, Corporate Planning and Development for PECO Energy Company which is a combined electric, gas and telecommunications company based in Philadelphia,

Pennsylvania. Prior to that time, starting in March 1990, Mr. Cucchi served as Director, Transmission and Distribution Services for PECO Energy Company.



     JUNG-BOO KIM has been General Manager, Information & Telecommunications Business Department of Korea Electric Power Corporation since January 1996. Korea Electric Power Corporation is Korea's electric utility provider. Korea Electric Power Corporation is a government-owned enterprise established to promote electric power resource development.



     MANJIN J. KIM has served as Executive Vice President, Strategic Planning of ILJIN Group since January 1996, where he specializes in the initiation of new business and the negotiation of joint ventures. From January 1987 to February 1996, Mr. Kim was a Project Leader with Philips Laboratories, North America where he managed research and development programs.



     MUHIT U. RAHMAN has, since November 1993, served as Managing Director of Triumph Capital Group, Inc., a private equity money management firm which, through its affiliates, manages two private equity funds. From April 1990 to March 1993, Mr. Rahman was Co-Head of Corporate Finance at Dabney/Resnick, Inc. of Beverly Hills, California.



     NICOLE N. SALMASI has been a Director of NextWave since May 1995. Mrs. Salmasi served as a mechanical engineering designer at QUALCOMM from 1990 to 1994. Prior to QUALCOMM, from 1983 to 1987 at various times, Mrs. Salmasi was the Vice President of Business Administration and Director of Engineering Services at Omninet Corporation.



     YUTAKA SATO has been President of Wireless Telecommunications Company, a subsidiary of SONY Electronics, Inc. since January 1995. From April 1995 to the present Mr. Sato has served as a director of Qualcomm Personal Electronics, a joint venture between SONY and QUALCOMM. Before joining Wireless Telecommunications Company, from October 1991 to March 1995, Mr. Sato was General Manager of the Wireless Telecommunications Division of Infocom Products Company, a wholly-owned subsidiary of SONY Tokyo.



     There are no family relationships among the Company's directors and executive officers, other than Allen B. Salmasi and Nicole N. Salmasi, who are husband and wife.


BOARD OF DIRECTORS


     Election of Directors. Under the Company's Amended and Restated Certificate of Incorporation, until the tenth anniversary of the date of award of the Company's PCS licenses, the holders of Series A Common Stock have the right, voting separately as a class, to elect the minimum number of directors necessary to constitute a majority of the Board of Directors and the holders of the Series B Common Stock have the right, voting separately as a class, to elect a number of directors equal to the total number of directors less the number of directors elected by the holders of Series A Common Stock. Immediately following
the Offerings, the Board of Directors will consist of   directors,      of which
will have been elected by the holders of Series A Common Stock and      of which
will have been elected by the holders of Series B Common Stock.



     Pursuant to the Amended and Restated Stockholders' Voting Agreement dated as of November 30, 1995, as amended (the "Stockholders' Voting Agreement"), certain holders of Series B Common Stock issued prior to the Equity Offering and certain holders of warrants, Bridge Notes and Series A Common Stock exercisable or convertible into Series B Common Stock issued prior to the Equity Offering have agreed to vote any shares of Series B Common Stock held by them in the manner set forth below: (a) to elect as a director of the Company one representative designated by each holder of Series B Common Stock who holds on a fully diluted basis at least 6% of the outstanding equity of the Company (a "6% Stockholder") and (b) for a period of three years from the award of the Company's PCS licenses, to elect as a director of the Company one representative designated by each of the following stockholders (collectively, "Early Investors"): ILJIN Group, Korea Electric Power Corporation, LG, PECO Energy Company, POSAM, QUALCOMM, SONY and Triumph Capital Group, Inc. Immediately following the Offerings, the Company's Board of Directors will expand the number of directors and fill the newly-created vacancies with the following directors at the respective requests of the Early Investors: Ha-Young Aum at the request of POSAM, Jang-Ho Chung at the request of LG, Gregory A. Cucchi at the request of PECO Energy Company, Jung-Boo Kim at the request of Korea Electric Power Corporation, Manjin J. Kim at the request of ILJIN America Corp., Muhit U. Rahman at the request of Triumph Capital Group, Inc. and Yutaka Sato at the request of SONY. QUALCOMM has waived its rights under the Stockholders' Voting Agreement to have a representative on the Board of Directors. As of January 15, 1997, there were no 6% Stockholders other than MCI, which has declined to have a representative on the Board of Directors. In the event an Early Investor also qualifies as a 6% Stockholder, such Early Investor has only the right to designate one representative to serve on the Board of Directors. After the three year period referred to in clause (b) above, an Early Investor will have the right to a Board designee only if such Early Investor is a 6% Stockholder at such time. The obligation to vote for election of the representative of a 6% Stockholder terminates when the stockholder ceases to be a 6% Stockholder. In addition, the parties to the Stockholders' Voting Agreement have agreed that no more than 25% of the members of the Board of Directors of the Company at any time may be foreigners. The Stockholders' Voting Agreement terminates upon the earlier to occur of (i) the Company's becoming a party to a merger in which the Company is not the surviving corporation and the Company's stockholders hold, immediately after the merger, less than 50% of the equity securities of the surviving corporation or (ii) 10 years from the date of the Stockholders' Voting Agreement. See "Certain Relationships and Related Transactions" regarding Hughes' right to designate a representative on the Board of Directors.



     Indemnification. The Company's Amended and Restated Certification of Incorporation eliminates, to the fullest extent permitted by law, the liability of its directors to the Company and its stockholders for monetary damages for breach of the directors' fiduciary duty. This provision is intended to afford the Company's directors the benefit of the Delaware General Corporation Law, which provides that directors of Delaware corporations may be relieved of monetary liability for breach of their fiduciary duty of care, except under certain circumstances involving breach of a director's duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law or any transaction from which the director derived an improper personal benefit. The Company intends to enter into separate indemnification agreements with each of its directors and officers to effectuate these provisions and has also purchased director's and officer's liability insurance.



     Committees of the Board of Directors; Compensation Committee Interlocks and Insider Participation. The Company intends to form an audit committee (the "Audit Committee") and a compensation committee (the "Compensation Committee") prior to consummation of the Offerings.



     The Audit Committee will review the scope and approach of the annual audit, the annual financial statements of NextWave and the auditors' report thereon and the auditors' comments relative to the adequacy of NextWave's system of internal controls and accounting systems. The Audit Committee will also recommend to the Board of Directors the appointment of independent public accountants for the following year. A majority of the members of the Audit Committee will be "independent directors" as defined under rules of The Nasdaq National Market.


     The Compensation Committee will review management compensation levels and provide recommendations to the Board of Directors regarding salaries and other compensation for NextWave's officers, including bonuses and incentive programs. None of the members of the Compensation Committee will be an officer or employee of the Company. It is not expected that any member of the Compensation Committee will have any interlocking or other relationships with NextWave that would call into question his or her independence as a member of the Compensation Committee.

     Compensation of Directors. Directors of the Company currently receive no compensation for serving on the Board of Directors and are not reimbursed for their out-of-pocket expenses incurred in connection with attendance at meetings of, and other activities relating to serving on, the Board of Directors and any committees thereof. The Company may consider alternative compensation arrangements for its directors from time to time.

EXECUTIVE COMPENSATION

     The following table sets forth certain compensation awarded or paid by the Company during the period from May 16, 1995 (inception) to December 31, 1995 to its President and Chief Executive Officer and the Company's four other most highly compensated officers and key employees (collectively, the "Named Officers"):

                           SUMMARY COMPENSATION TABLE


                                                                                        LONG-TERM
                                                                                   COMPENSATION AWARDS
                                                         ANNUAL COMPENSATION      ---------------------
                                                        ----------------------    SECURITIES UNDERLYING
             NAME AND PRINCIPAL POSITION                SALARY($)     BONUS($)         OPTIONS(#)
------------------------------------------------------  ---------     --------    ---------------------
Allen B. Salmasi......................................   110,577           --            700,000
Chairman, President, Chief Executive Officer and
  Director

Janice I. Obuchowski(1)...............................    34,711           --            700,000
Vice-Chairman, Executive Vice President and Director

Kevin M. Finn.........................................     5,000           --            500,000
Senior Vice President and Director

Edward M. Knapp.......................................    65,000           --            600,000
Senior Vice President, Engineering

James S. Madsen.......................................    30,000           --            600,000
Senior Vice President, Business Development


---------------
(1) See "Certain Relationships and Related Transactions" for information regarding certain payments made to a consulting firm owned by Ms. Obuchowski.

EQUITY INCENTIVE PLANS


  Amended and Restated Stock Option Plan; 1997 Equity Incentive Plan



     On April 1996, the Company adopted the Amended and Restated Stock Option Plan (the "Option Plan"), which amended and restated the 1995 Stock Option Plan under which 20 million shares of Series B Common Stock were reserved for issuance to certain officers, directors, employees and consultants of the
Company. On February      , 1997, the Company adopted the 1997 Equity Incentive
Plan (the "Equity Plan") which shall become effective on the date of this Prospectus and will replace the Option Plan. Under the Equity Plan, shares of Series B Common Stock were reserved for issuance upon exercise or grant of stock options, stock bonuses, restricted stock and stock appreciation rights granted to employees, directors and consultants of the Company and its affiliates. The Equity Plan provides for grants of incentive stock options to employees (including officers and employee directors) of the Company and its affiliates, and non-statutory stock options to employees (including officers and employee directors), non-employee directors and consultants of the Company and its affiliates. The Equity Plan also provides for the grant of stock bonuses, the sale of restricted stock and the grant of stock appreciation rights (in tandem with stock option grants or independently) to employees, directors and consultants of the Company and its affiliates. The Option Plan has been administered by the Board of Directors, and after the Offerings the Equity Plan will be administered by the Compensation Committee, which will determine the recipients and types of awards to be granted, the terms of awards, including the exercise or sale price, the number of shares subject to the award and the exerciseability thereof.



     Stock Options. The terms of stock options granted under the Equity Plan may not exceed 10 years. The exercise price of options granted under the Equity Plan will be determined by the Compensation Committee; provided, however, that the exercise price of a non-statutory stock option generally cannot be less than 85% of the fair market value of the Series B Common Stock on the date of the option grant and the exercise price of an incentive stock option generally cannot be less than 100% of the fair market value of the Series B Common Stock on the date of grant. The exercise price of an option may be paid in cash or, at the discretion of the Compensation Committee, in the form of shares of Series B Common Stock and certain other consideration.

The Compensation Committee will determine when a stock option (or portions thereof) becomes vested and exercisable; provided, however, that the vesting provisions of an option will provide for at least 20% vesting for each year of service.

     No option may be transferred by the optionee other than by will or the laws of descent or distribution. An optionee whose relationship with the Company or an affiliate ceases for any reason (other than death or permanent disability) may exercise options within the three-month period following such cessation (unless such options terminate or expire sooner by their terms) or within such longer period as determined by the Compensation Committee.


     Stock Bonuses and Restricted Stock. The terms of stock bonuses and restricted stock granted under the Equity Plan will be determined by the Compensation Committee. The purchase price for restricted stock will be determined by the Compensation Committee; provided, however, that the purchase price generally will not be less than 85% of the fair market value of the Series B Common Stock on the date of sale. Rights under a stock bonus or restricted stock purchase agreement may not be transferred by the recipient other than by will or the laws of descent or distribution. The purchase price of Series B Common Stock acquired pursuant to a restricted stock purchase agreement may be paid in cash or in any other form of consideration approved by the Compensation Committee. Shares of Series B Common Stock awarded or sold pursuant to stock bonuses or restricted stock sales may be subject to a repurchase option in favor of the Company in accordance with the vesting schedule determined by Compensation Committee.



     Stock Appreciation Rights. The terms of stock appreciation rights granted under the Equity Plan will be determined by the Compensation Committee. Stock appreciation rights may be granted in tandem with the grant of a stock option or independently. A tandem stock appreciation right will expire upon the exercise of the corresponding stock option. If a tandem stock appreciation right is exercised, the corresponding stock option will expire. Independent stock appreciation rights may be granted without regard to the grant of a stock option to the recipient. The appreciation distribution on an exercised stock appreciation right will be payable in cash or an equivalent number of shares of Series B Common Stock based on the fair market value on the date of exercise.



     Other Provisions. Shares subject to options, stock bonuses, restricted stock and stock appreciation rights which have lapsed or terminated may again be subject to grants or sales under the Equity Plan. Furthermore, the Compensation Committee may offer to exchange new options or other awards for existing options or awards again becoming available for grant or sale under the Equity Plan. In the event of a decline in the value of the Company's Series B Common Stock, the Compensation Committee will have the authority to offer recipients the opportunity to replace outstanding higher-priced options with new lower-priced options. Upon any merger or consolidation in which the Company is acquired, all outstanding vested options will either be assumed or substituted by the surviving entity. If the surviving entity determines not to assume or substitute unvested options, the unvested options will terminate as of the closing of the merger or consolidation.



     As of September 30, 1996, options to purchase 18,243,322 shares of Series B Common Stock at exercise prices ranging from $0.25 to $5.00 per share were outstanding under the Option Plan and 1,756,678 shares remained available for future option grants. The Option Plan will terminate on April 5, 2005, unless terminated sooner by the Compensation Committee.

     The following table shows for 1995 certain information regarding options granted to, exercised by, and held at year end by the Named Officers:


                      OPTIONS GRANTED IN LAST FISCAL YEAR


                                                               INDIVIDUAL GRANTS
                                   --------------------------------------------------------------------------
                                      NUMBER OF       PERCENT OF TOTAL                                GRANT
                                     SECURITIES       OPTIONS GRANTED     EXERCISE                     DATE
                                     UNDERLYING       TO EMPLOYEES IN       PRICE      EXPIRATION    PRESENT
               NAME                OPTIONS GRANTED      FISCAL 1995       PER SHARE       DATE       VALUE(a)
---------------------------------- ---------------    ----------------    ---------    ----------    --------
Allen B. Salmasi..................     700,000              16.3%           $.275       7/28/00      $161,000
Janice I. Obuchowski..............     700,000              16.3%           $ .25       7/28/05      $161,000
Kevin M. Finn.....................     500,000              11.6%           $ .25       12/18/05     $115,000
Edward M. Knapp...................     600,000              14.0%           $ .25        7/3/05      $138,000
James S. Madsen...................     600,000              14.0%           $ .25       10/9/05      $138,000


---------------

(a) The Grant Date Present Value was computed using the Black-Scholes option pricing model with the following weighted average assumptions: dividend yield of 0.00%; expected volatility of 160.0%; a risk-free interest rate of 5.6%; and an expected life of five years.



     The following table sets forth information with respect to (i) the exercise of stock options by the Named Officers during 1995; (ii) the number of unexercised options held by the Named Officers as of December 31, 1995; and
(iii) the value as of December 31, 1995 of unexercised in-the-money options calculated on the basis of the $0.25 fair market value ($0.275 in the case of Allen B. Salmasi) of the underlying securities at December 31, 1995, as determined by the Company's Board of Directors, minus the respective exercise price.


                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES


                                                                                                VALUE OF
                                                                          NUMBER OF            UNEXERCISED
                                                                         UNEXERCISED          IN-THE-MONEY
                                                                         OPTIONS AT            OPTIONS AT
                                    NUMBER OF                         DECEMBER 31, 1995     DECEMBER 31, 1995
                                     SHARES                           -----------------     -----------------
                                    ACQUIRED                            EXERCISABLE/          EXERCISABLE/
              NAME                 ON EXERCISE     VALUE REALIZED       UNEXERCISABLE         UNEXERCISABLE
---------------------------------  -----------     --------------     -----------------     -----------------
Allen B. Salmasi.................        --               --              0/700,000                  --
Janice I. Obuchowski.............        --               --              0/700,000                  --
Kevin M. Finn....................        --               --              0/500,000                  --
Edward M. Knapp..................        --               --              0/600,000                  --
James S. Madsen..................        --               --              0/600,000                  --



     Employee Stock Purchase Plan. On February , 1997, the Company's Board of Directors approved the 1997 Employee Stock Purchase Plan (the "Purchase Plan")
covering an aggregate of           shares of Series B Common Stock. The Purchase
Plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code. Under the Purchase Plan, the Board of Directors may authorize participation by eligible employees, including officers, in periodic offerings following the adoption of the Purchase Plan. The offering period for any offering will be no more than 27 months. As of February , 1997, the Purchase Plan's initial offering period has not commenced and there are no outstanding rights to acquire Series B Common Stock under the Purchase Plan.



     Employees are eligible to participate if they are employed by the Company or an affiliate of the Company designated by the Board of Directors. Employees who participate in an offering can have up to 20% of their earnings withheld pursuant to the Purchase Plan and applied, on specified dates determined by the Board of Directors, to the purchase of shares of Series B Common Stock. The price of Series B Common Stock purchased under the Purchase Plan will be equal to 85% of the lower of the fair market value of the Series B Common Stock on the commencement date of each offering period or the relevant purchase date. Employees may end their participation in the offering at any time during the offering period, and participation ends automatically on termination of employment with the Company.



     In the event of a merger, consolidation, dissolution, or liquidation involving the Company, or the acquisition of beneficial ownership of at least 50% of the combined voting power of the Company by any person, entity or group (excluding Company employee benefit plan ownership), the Board of Directors has discretion to provide that each right to purchase Series B Common Stock will be assumed or an equivalent right substituted by the successor corporation, or the Board may shorten the offering period and provide for all sums collected by payroll deductions to be applied to purchase stock immediately prior to such merger or other transaction. The Purchase Plan will terminate at the Board's direction. The Board has the authority to amend or terminate the Purchase Plan, subject to the limitation that no such action may adversely affect any outstanding rights to purchase Series B Common Stock.



  1997 Non-Employee Director Stock Option Plan



     On February      , 1997, the Board of Directors adopted a 1997 Non-Employee
Director Stock Option Plan (the "Directors' Plan") and which will be subsequently approved by the stockholders. The total number of shares of Series B Common Stock to be reserved for issuance under the Directors' Plan is shares of Series B Common Stock. The Directors' Plan will provide for the grant of nonstatutory stock options to certain non-employee directors of the Company. However, non-employee directors either (i) who are serving on the Board of Directors as the designated representative of a stockholder of the Company or
(ii) who are immediate family members of any individual who is then a member of the Board of Directors and is providing services to the Company as an employee or consultant, shall not be eligible to receive option grants under the Directors' Plan. The Board of Directors (or, if appointed, a committee of members of the Board of Directors) shall determine the terms and conditions of each option grant, which must be consistent with the terms of the Directors' Plan. No eligible non-employee director may receive an option to purchase more than 150,000 shares of Series B Common Stock in a single calendar year. Each option will be subject to vesting over three years, with one-third of the shares subject to such option vesting at the end of each year based on continued service. The Board of Directors may establish a different vesting schedule for one or more options. The exercise price of all stock options granted under the Directors' Plan will be equal to the fair market value of a share of Series B Common Stock on the date of grant of the option. Options granted under the Directors' Plan will have a term of 10 years. No option granted under the Directors' Plan will generally be transferable by the optionee other than by will or the laws of descent or distribution, and each option will be exercisable, during the lifetime of the optionee, generally only by such optionee.



     Under certain changes of control of the Company, each non-employee director will have a reasonable time within which to exercise his or her options, including any part of an option that would not otherwise be exercisable prior to the effectiveness of the transaction, after which time the options will terminate. The Board of Directors may amend or terminate the Directors' Plan or one or more options granted under the Directors' Plan; provided, however, that no such action may adversely affect any outstanding option. If not terminated earlier, the Directors' Plan will terminate upon the occurrence of a change in control which triggers the acceleration of exercisability and vesting of options granted under the Directors' Plan.


  401(k) Retirement and Savings Plan

     Effective as of July 1, 1995, the Board of Directors of the Company adopted The NextWave Telecom Inc. 401(k) Retirement and Savings Plan (the "Savings Plan"). The Savings Plan is a profit-sharing plan designed to be qualified under applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"). The Savings Plan covers all employees of the Company who have attained age 21 and have completed 30 days of service, as that term is defined in the Savings Plan.

     A participant in the Savings Plan may contribute up to 15% of his or her compensation on a pre-tax basis under the Savings Plan. Also, under the Savings Plan, the Company may, in its discretion, make matching contributions based on the pre-tax contributions of a participant that are not in excess of 10% of compensation. The matching contributions may be up to 100% of the pre-tax contributions subject to matching. In addition, participants may make after-tax contributions of up to 10% of compensation under the Savings Plan. A participant's after-tax contributions are not subject to matching.


     Finally, the Company may make in its discretion, certain additional contributions that generally will be allocated to participants in proportion to compensation. Discretionary profit-sharing contributions for any plan year will be allocated to participants who have been credited with 501 or more hours of service during the plan year and to participants who terminate employment during the plan year due to death, disability or retirement. The total annual contribution for each participant generally may not exceed the lesser of: (a) 25% of the participant's taxable compensation for such year, or (b) the greater of (i) 25% of the defined benefit dollar limitation then in effect under Section 415(b)(1) of the Code, or (ii) $30,000. The Company made no contributions to the Savings Plan during the period ended December 31, 1996.


     Contributions made by, or on behalf of, a participant, and interest, earnings, gains or losses on such amounts, are credited to accounts maintained for the participant under the Savings Plan. A participant under the Savings Plan is fully vested in his or her pre-tax and after-tax contributions accounts. Vesting in a participant's remaining account is based upon his or her years of service with the Company. A participant is initially 20% vested after the completion of two years of service with the Company. The participant's vested percentage increases by 20% for each subsequent year of service with the Company, so that the participant is 100% vested after the completion of six years of service. In addition, a participant becomes fully vested in his or her accounts upon retirement due to permanent disability, attainment of age 65 or death. Finally, the Savings Plan provides that the Board of Directors of the Company may at any time declare the Savings Plan partially or completely terminated, in which event, the accounts of each participant with respect to whom the Savings Plan is terminated will become fully vested.

     In the event of a termination, partial termination or a complete discontinuance of contributions, the accounts of each affected participant will become fully vested.

                             PRINCIPAL STOCKHOLDERS


     The following tables set forth, as of December 31, 1996, the amount and percentage ownership of the Company's Series A Common Stock and Series B Common Stock beneficially owned by each holder of 5% or more of the Series A Common Stock or Series B Common Stock, by each director and Named Officer of the Company and by all officers and directors of the Company as a group. Except as otherwise indicated, and subject to applicable community property and similar laws, each of the persons named has sole voting and investment power with respect to the Series A Common Stock or Series B Common Stock shown as beneficially owned. An asterisk denotes beneficial ownership of less than 1%.


SERIES A COMMON STOCK


                                          AMOUNT AND                                              PERCENTAGE OF
                                          NATURE OF        PERCENTAGE OF          AMOUNT AND       OUTSTANDING
                                          BENEFICIAL        OUTSTANDING            NATURE OF        SERIES A
                                          OWNERSHIP           SERIES A            BENEFICIAL      COMMON STOCK
                                           PRIOR TO         COMMON STOCK           OWNERSHIP        AFTER THE
                                          THE EQUITY        PRIOR TO THE           AFTER THE         EQUITY
          NAME AND ADDRESS(1)              OFFERING       EQUITY OFFERING       EQUITY OFFERING    OFFERING(2)
----------------------------------------  ----------   ----------------------   ---------------   -------------
Allen B. Salmasi
  and Nicole N. Salmasi(3)..............  19,091,435             52.7%
Good News Communications Company,
  LLC(4)................................  11,960,866             33.0%
Janice I. Obuchowski(5).................   1,896,273              5.2%
James S. Madsen(6)......................     634,467              1.8%
Kevin M. Finn(7)........................     556,830              1.5%
Edward M. Knapp.........................     130,003                *
All Directors and Officers as a group
  (17 persons, including those named
  above)................................  23,244,495             64.1%


---------------

(1) The address for all persons named above (except Good News Communications Company, LLC) is c/o The Company, 6256 Greenwich Dr., Suite 500, San Diego CA 92122. The address for Good News Communications Company, LLC is 7710 Balboa Ave., Suite 227-E, San Diego, CA 92111.



(2) From and after the closing of the Equity Offering, under an irrevocable election of a majority interest of the holders of Series A Common Stock, all of the Series A Common Stock (other than 3,000 shares) will convert into fully paid and nonassessable shares of Series B Common Stock and Series C Common Stock. See "Description of Capital Stock."


(3) All shares shown are held of record by Navation Inc., a corporation owned and controlled by Mr. and Mrs. Salmasi and members of their immediate family.


(4) All shares shown are held of record by Good News Communications Company, LLC, a limited liability company of which Mr. Stephen Park is the majority member.



(5) All shares shown are held of record by Freedom Mobility Inc., a corporation owned and controlled by Ms. Obuchowski and members of her immediate family.



(6) All shares shown are held of record by Jarrah, Inc., a corporation owned and controlled by Mr. Madsen and members of his immediate family.



(7) All shares shown are held of record by Marin/Finn Industries, Inc., a corporation owned and controlled by Mr. Finn and members of his immediate family.

SERIES B COMMON STOCK


                                                          PERCENTAGE OF OUTSTANDING   PERCENTAGE OF OUTSTANDING
                                                            SERIES B COMMON STOCK       SERIES B COMMON STOCK
                                   AMOUNT AND NATURE OF         PRIOR TO THE                  AFTER THE
        NAME AND ADDRESS           BENEFICIAL OWNERSHIP        EQUITY OFFERING           EQUITY OFFERING(1)
---------------------------------  --------------------   -------------------------   -------------------------
MCI Telecommunications
  Corporation(2).................       23,673,284                   15.8%
1801 Pennsylvania Avenue, N.W.
Washington, D.C. 20006
Hughes Network Systems,
  Inc.(3)........................       10,000,000                    7.9%
11717 Exploration Lane
Germantown, MD 20876
QUALCOMM Incorporated(4)(5)......        8,797,221                    6.9%
6455 Lusk Avenue
San Diego, CA 92121
PECO Energy Company(4)...........        7,647,222                    6.0%
2301 Market Street
Philadelphia, PA 19101
Pohang Steel America Corp.(6)....        6,666,666                    5.3%
300 Tice Blvd.
Woodcliff Lake, NJ 07675
Allen B. Salmasi and
Nicole N. Salmasi(7)(8)..........       20,698,308                   16.4%
Good News Communications(9)......       12,879,868                   10.2%
Janice I. Obuchowski(7)(10)......        2,181,974                    1.7%
Kevin M. Finn(7)(11).............          771,215                      *
James S. Madsen(7)(12)...........          825,432                      *
Edward M. Knapp(7)...............          139,994                      *
All Directors and Officers as a
  Group (17 persons, including
  those named above)(7)(13)......       26,039,303                   19.9%


---------------

 (1) Based on           shares of Series B Common Stock outstanding, which does
     not include options warrants, convertible debt or other or rights to
     purchase           shares of Series B Common Stock which have not yet
     vested, or are not exercisable or convertible within the next 60 days. For a description of additional options, warrants and convertible debt, see "Description of Capital Stock -- Options, Warrants and Convertible Debt." Assumes the conversion of all outstanding Series A Common Stock (other than 3,000 shares) from and after the consummation of the Equity Offering. See Note (2) on the previous page.



 (2) Includes 23,673,284 shares of Series B Common Stock subject to purchase within 60 days upon exercise of warrants.



 (3) Includes 10,000,000 shares of Series B Common Stock subject to purchase within 60 days upon conversion of a convertible promissory note held by Hughes.



 (4) Includes shares of Series B Common Stock subject to purchase within 60 days upon exercise of warrants to purchase shares of Series B Common Stock at $3.00 per shares (the "Series B Warrants") by the following domestic investors: QUALCOMM, 1,111,111 and PECO Energy Company, 980,556.



 (5) Includes 1,019,444 shares of Series B Common Stock subject to purchase within 60 days upon conversion of a convertible promissory note held by QUALCOMM.



 (6) Excludes 4,419,582 shares of Series B Common Stock which will become issuable to POSAM upon exercise of Series B Warrants following additional issuances of equity interests by NextWave to domestic investors, thereby permitting additional foreign ownership of NextWave's equity interests under the FCC's rules.



 (7) All amounts shown include           shares of Series C Common Stock to be
     received by members of the Control Group in the Recapitalization which are subject to redemption pursuant to the terms of the CTRs. See "Description of Contingent Transfer Rights." The address for these persons is c/o NextWave, 6256 Greenwich Drive, Suite 500, San Diego, CA 92122.

 (8) All shares shown are held of record by Navation Inc., a corporation owned and controlled by Mr. and Mrs. Salmasi and members of their immediate family. Also includes 140,000 shares of Series B Common Stock issuable upon the exercise of stock options which are exercisable within 60 days after the date hereof, at an exercise price of $0.275 per share.



 (9) All shares shown are held of record by Good News Communications Company, LLC, a limited liability company of which Mr. Stephen Park is the majority member. The address for Good News Communications Company, LLC is 7710 Balboa Ave., Suite 227-E, San Diego, California 92111.



 (10) All shares are held of record by Freedom Mobilty Inc., a corporation owned and controlled by Ms. Obuchowski and members of her immediate family. Includes 140,000 shares of Series B Common Stock issuable upon the exercise of stock options exercisable within 60 days after the date hereof, at an exercise price of $0.25 per share.



(11) All shares shown are held of record by Marin/Finn Industries, Inc., a corporation owned and controlled by Mr. Finn and members of his immediate family. Includes 100,000 shares of Series B Common Stock issuable upon the exercise of stock options exercisable within 60 days after the date hereof, at an exercise price of $0.25 per share and Series B Warrants to purchase 4,934 shares of Series B Common Stock.



(12) All shares shown are held of record by Jarrah, Inc., a corporation owned and controlled by Mr. Madsen and members of his immediate family. Includes 120,000 shares of Series B Common Stock issuable upon the exercise of stock options exercisable within 60 days after the date hereof, at an exercise price of $0.25 per share and Series B Warrants to purchase 153 shares of Series B Common Stock.



(13) Includes 877,000 shares of Series B Common Stock issuable upon the exercise of stock options exercisable within 60 days after the date hereof, at exercise prices of $0.25 to $0.275 per share and Series B Warrants to purchase 9,083 shares of Series B Common Stock.



     For information regarding the election of directors of the Company, see "Management -- Board of Directors -- Election of Directors" and "Certain Relationships and Related Transactions" and for information regarding other voting provisions of the Company's Amended and Restated Certificate of Incorporation, see "Description of Capital Stock."



AMENDED AND RESTATED SERIES A SHAREHOLDERS AGREEMENT



     Pursuant to the terms of the Amended Series A Shareholders Agreement, the holders of Series A Common Stock (all of whom constitute members of the Control Group) are restricted from transferring their shares of Series A Common Stock, Series B Common Stock and Series C Common Stock until the later of (i) three years from the License Grant Date or such longer period of time as may be required to comply with the FCC's rules and regulations or (ii) the trading day following the CTR Expiration Date. After the initial three-year period and until the tenth anniversary of the License Grant Date, the holders of Series A Common Stock that comprise the Qualifying Investors of the Control Group cannot transfer their shares of Series A Common Stock, Series B Common Stock and Series C Common Stock unless, after such transfer, the Qualifying Investors continue to own the Required Ownership Percentage. Any transfer of shares which is otherwise permitted by the foregoing sentence is subject to a first right of purchase by the Company and, to the extent not purchased by the Company, by the other Qualifying Investors. In the event of the death of a Series A shareholder, the shares of Series A Common Stock, Series B Common Stock and Series C Common Stock held by such shareholder may be transferred only to such shareholder's spouse or immediate family unless such transfer violates FCC regulations. If such shares are not transferred as provided above, the Company and then the remaining Series A shareholders have the right to purchase the shares at "fair market value" (as defined in the Amended Series A Shareholders Agreement), with a 25% downpayment in cash and the remainder in a promissory note. The CTR Agreement will provide that the Company will enforce all of the Company's rights under the foregoing provisions of the Amended Series A Shareholders Agreement and will not give to any other party thereto a waiver of any of its obligations under such provisions or excuse any breach by such other party of any such obligation thereunder. The Amended Series A Shareholders Agreement also provides that upon conversion of shares of Series A Common Stock into Series B Common Stock and Series C Common Stock, the holders will vote their shares to maintain a representative of SONY on the Board of Directors.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     Navation has purchased since inception 29,370,589 shares of Series A Common Stock from the Company, at a purchase price of $0.25 per share, for an aggregate consideration of $7,342,647. Mr. Allen Salmasi, the Company's Chairman of the Board, President and Chief Executive Officer, controls Navation and owns a 20% interest in Navation, with the remaining interests owned by members of his immediate family. As payment for 5,340,586 of such shares, Navation paid the par value in cash and issued a promissory note to the Company in the amount of $1,334,612, at an interest rate of 6% per annum, which matures upon demand (the "Navation Purchase Note").



     Freedom Mobility Inc. has purchased since inception 2,917,260 shares of Series A Common Stock, at a purchase price of $0.25 per share, for an aggregate consideration of $729,315. Ms. Janice Obuchowski, the Company's Vice-Chairman, owns a majority interest in Freedom Mobility Inc., with the remaining ownership interests held by members of her immediate family. As payment for 536,244 of the shares, Freedom Mobility Inc. paid the par value in cash and issued a promissory note to the Company in the amount of $134,007, at an interest rate of 6% per annum, which matures upon demand (the "Freedom Purchase Note"). See "Certain Indebtedness -- Bridge Notes."



     Ms. Obuchowski is the principal owner of Freedom Technologies Inc., which provides consulting services to the Company pursuant to an informal arrangement, receiving $120,000 and $186,000 for such services in 1995 and for the nine months ended September 30, 1996, respectively. Ms. Obuchowski is married to Mr. Albert Halprin, a partner at Halprin, Temple, Goodman & Sugrue. The Company retained Halprin, Temple, Goodman & Sugrue to perform legal services in 1996 and intends to continue this relationship in the future.


     Upon his joining the Company in May 1996, Mr. Gene Welsh received a $135,000 loan from the Company. The loan bears interest at 6% per annum and matures on the earlier of January 15, 1998 or termination of employment, except that Mr. Welsh is obligated to apply any future bonus amounts (net of applicable taxes) to repayment of the loan.


     Certain stockholders of the Company have entered into the Stockholders' Voting Agreement, pursuant to which such stockholders have agreed for an initial period of three years (subject to extension in the event a party is a 6% Stockholder at the end of the initial period) to elect to the Company's Board of Directors representatives designated by certain "Early Investors" (as defined in such agreement). Immediately following the consummation of the Equity Offering, the Company will appoint the following directors at the request of the Early
Investors: Ha-Young Aum at the request of POSAM, Jang-Ho Chung at the request of LG, Gregory A. Cucchi at the request of PECO Energy Company, Jung-Boo Kim at the request of Korea Electric Power Corporation, Manjin J. Kim at the request of ILJIN America Corp., Muhit U. Rahman at the request of Triumph Capital Group, Inc. and Yutaka Sato at the request of SONY. See "Management -- Directors and Executive Officers -- Election of Directors."



     Under the terms of the Subscription Agreement (as defined below) between the Company and Hughes, the Company has agreed upon written notice from Hughes on or before March 29, 1997, to use its best efforts to cause the appointment of a Hughes representative to the NextWave Board of Directors. Hughes, the Company and the Series A stockholders of the Company have also entered into a Special Voting Agreement pursuant to which such stockholders have agreed for three years to elect to the Company's Board of Directors a representative designated by Hughes. See "Business -- Equipment Vendors -- Hughes" and "Description of Capital Stock -- Other Options, Warrants and Convertible Debt -- Convertible Debt -- Hughes Subscription Agreement, Convertible Promissory Note and Escrow Agreement."



     During the period from January through April 1996, the Company performed consulting services for Korean Information and Communications Co., Ltd, the president and chief executive officer of which is the father of Stephen Park, an employee of the Company. Stephen Park is the majority member of Good News Communications Company, LLC, a Series A Common Stockholder of the Company. During the nine months ended September 30, 1996, the Company recorded consulting revenues and consulting costs in the amounts of $1,914,000 and $1,832,000, respectively.

     In lieu of payment of a $500,000 advisory service fee in connection with a private placement, Triumph Capital Group, Inc. was issued 100,000 shares of Series B Common Stock at a price per share of $5.00.



     For a description of agreements between the Company and MCI, see
"Business -- MCI Agreement" and "Description of Capital Stock -- Other Options, Warrants and Convertible Debt -- Warrants -- MCI Warrants."



     See "Management's Discussion and Analysis of Financial Conditions and Results of Operations -- Liquidity and Capital Resources" for information regarding loans to the Company from POSAM, PECO and LG. See
"Business -- Equipment Vendors" for information regarding a commitment by LGIC, the parent corporation of LG, to provide PCS infrastructure equipment and financing to the Company.



                            DESCRIPTION OF THE UNITS



     Each Senior Note Unit offered hereby consists of $1,000 principal amount of
Senior Notes and      Senior Note Warrants to purchase one share of Series B
Common Stock. Each Senior Discount Note Unit offered hereby consists of $1,000
principal amount at maturity of Senior Discount Notes and      Senior Discount
Note Warrants to purchase one share of Series B Common Stock. The Notes and the Warrants will not be separately transferable until the "Separability Date," which shall be the earliest of: (i) 60 days after the date of original issue of the Notes and Warrants (the "Issue Date"); (ii) in the event of a Change of Control (as defined herein), the date the Company mails notice thereof; or (iii) such earlier date as may be determined by CIBC Wood Gundy Securities Corp. in its sole discretion.


                            DESCRIPTION OF THE NOTES


     The Senior Notes are to be issued under an Indenture, to be dated as of the Issue Date (the "Senior Notes Indenture"), among the Company, Wireless and
          , as trustee (the "Senior Notes Trustee"). The Senior Discount Notes are to be issued under an Indenture, to be dated as of the Issue Date (the "Senior Discount Notes Indenture" and together with the Senior Notes Indenture,
the "Indentures"), among the Company, Wireless and           , as trustee (the
"Senior Discount Notes Trustee" and together with the Senior Notes Trustee, the "Trustees"). The Senior Notes and the Senior Discount Notes are referred to herein as the "Notes." The terms of the Notes include those stated in the Indentures and those made part of the Indentures by reference to the Trust Indenture Act as in effect on the date of the Indenture. The Notes are subject to all such terms, and holders of Notes are referred to the applicable Indenture and the Trust Indenture Act for a statement thereof. The following summary of certain provisions of the Notes and the Indentures does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indentures (including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture
Act) copies of each of which have been filed as exhibits to the Registration Statement of which this Prospectus is a part. Whenever particular defined terms of the Indentures not otherwise defined herein are referred to, such defined terms are incorporated herein by reference.


GENERAL


     Except where otherwise stated to the contrary, references herein to principal amount of Senior Notes originally issued or principal amount at maturity of Senior Discount Notes originally issued shall include the principal amount of Senior Notes issued in connection with the redemption of the Bridge Notes and the principal amount at maturity of the Senior Discount Notes issued in connection with the redemption of the Bridge Notes, respectively.



     The Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 of principal amount at maturity and any integral multiple thereof. Principal or premium, if any, and interest on the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency of the Company which initially will be the corporate trust office of the Senior Notes Trustee, in the case of the

Senior Notes and the corporate trust office of the Senior Discount Notes Trustee, in the case of the Senior Discount Notes.



     The Notes, including the Notes to be issued in connection with the redemption of the Bridge Notes, will be senior unsecured obligations of the Company, except that the Senior Notes will be secured by a first priority lien on the Escrow Account described under "Disbursement of Funds -- Escrow Account." The Notes will rank pari passu in right of payment with all existing and future unsecured, unsubordinated indebtedness of the Company and will be senior in right of payment to all existing and future subordinated indebtedness of the Company. The Company is a holding company with limited assets of its own that conducts substantially all of its business through its subsidiaries. The Notes will represent general senior unsecured obligations of the Company and will be effectively subordinated to all liabilities of the Company's operating subsidiaries, including trade payables and indebtedness that may be incurred under Vendor Financing Arrangements. In addition, the Company's non-operating subsidiaries will be obligated for approximately $4.4 billion in U.S. Government
Financing which will be secured by the Company's PCS licenses. As of           ,
1997, after giving pro forma effect to the Offerings and the U.S. Government Financing and the application of the net proceeds therefrom, but without giving effect to the indebtedness expected to be incurred by the Company's subsidiaries under certain vendor and other financing arrangements, the Company's
subsidiaries would have had approximately $          of indebtedness
outstanding, and the holders of the Notes would have been effectively
subordinated in right of payment to $          of such indebtedness. Such
subsidiaries are expected to incur substantial additional indebtedness in the next several years. See "Risk Factors -- Substantial Leverage; Ability to Service Debt," "-- Holding Company Structure; Structural Subordination of the Notes; Asset Encumbrances." The operations of the Company are and will be conducted through its subsidiaries, and the Company is therefore ultimately dependent on the cash flow of such subsidiaries to meet its obligations, including its obligations under the Notes.



WIRELESS GUARANTEES



     The Notes will be guaranteed by Wireless, which is a direct wholly owned subsidiary of the Company. Upon issuance, Wireless will fully and unconditionally guarantee all of the Company's obligations under the Notes and the Indentures, including its obligations to pay principal, premium, if any, and interest with respect to the Notes. The Guarantees will be subordinated to all existing and future Indebtedness of Wireless incurred pursuant to Vendor Financing Arrangements ("Vendor Financing Indebtedness") permitted by the Indentures, including without limitation, the Hughes Credit Facility, the LGIC Credit Facility and the Lucent Credit Facility, will be senior in respect of all Subordinated Indebtedness of Wireless and will rank pari passu with respect to all other Indebtedness of Wireless.



     Pursuant to the Wireless Guarantees, if the Company defaults in the payment of any amount owing in respect of any Notes, Wireless will be obligated to duly and punctually pay the same. Pursuant to the terms of the Indentures Wireless has agreed that its obligations under the Wireless Guarantees will be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indentures, the absence of any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of Wireless.



     Notwithstanding the foregoing, the Indentures will provide that the Trustees thereunder will not enforce the foregoing provisions of the Wireless Guarantees unless a credit agent for any Vendor Financing Indebtedness has prohibited the payment of dividends or other distributions to the Company by Wireless pursuant to the provisions of the Vendor Financing Arrangements described under "Business -- Equipment Vendors -- Vendor Financing -- General Terms and Conditions -- Guarantee of Notes," pursuant to which Wireless may guarantee the obligations of the Company in respect of any public indebtedness (such as the Notes) if and only if such guarantee is unsecured and subordinated to the obligations of Wireless in respect of such Vendor Financing Indebtedness. No claim under such Guarantees may be made until (i) the expiration of 179 days after notice to Wireless from a credit agent that Dividend Block is in effect, provided that such Dividend Block is continuing at the end of such period; (ii) Wireless has failed to pay dividends to the Company at the times and in the amounts permitted by the provisions of the Vendor Financing Indebtedness described under "Business -- Equipment Vendors -- Vendor Financing -- General Terms and

Conditions -- Guarantee of Notes"; or (iii) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of Wireless in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Wireless or for all or substantially all of the property and assets of Wireless or (C) the winding up or liquidation of the affairs of Wireless.



MATURITY, INTEREST AND PRINCIPAL OF THE SENIOR NOTES



     The Senior Notes, including the Senior Notes to be issued in connection
with the redemption of the Bridge Notes, will be limited to $          aggregate
principal amount, and will mature on                     , 2007. Cash interest
on the Senior Notes will accrue at a rate of   % per annum and will payable in
arrears on each                     and                     , commencing , 1997.
Cash interest will accrue from the most recent interest payment date to which interest has been paid or, if no interest has been paid, from
                    , 1997. Interest will be computed on the basis of a 360 day year comprised of twelve 30-day months.



MATURITY, INTEREST AND PRINCIPAL OF THE SENIOR DISCOUNT NOTES



     The Senior Discount Notes, including the Senior Discount Notes to be issued in connection with the redemption of the Bridge Notes, will be limited to
$          aggregate principal amount at maturity, and will mature on
                    , 2007. The Senior Discount Notes will be issued at a discount to their aggregate principal amount at maturity and will generate gross
proceeds to the Company of approximately                     . Based on the
price thereof, the yield to maturity of the Senior Discount Notes is      %
(computed on a semi-annual bond equivalent basis), calculated from
                    , 1997. Although for U.S. federal income tax purposes a significant amount of original issue discount, taxable as ordinary income, will be recognized by a Holder of Senior Discount Notes as such discount is amortized from the date of issuance of the Senior Discount Notes, Holders of Senior Discount Notes will not receive any cash payments of interest on the Senior
Discount Notes until                     , 2003. See "Certain Federal Income Tax
Considerations." From and after                     ,2002, interest on the
Senior Discount Notes will accrue at the rate shown on the front cover of this
Prospectus from                     , 2002 or from the most recent Interest
Payment Date to which interest has been paid or provided for, payable semiannually (to Holders of record at the close of business on the or
immediately preceding the Interest Payment Date) on                     and
                    of each year, commencing                     , 2003.
Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.


OPTIONAL REDEMPTION


     Optional Redemption of the Senior Notes The Senior Notes will be redeemable, at the Company's option, in whole or in part, at any time or from
time to time, on or after                     , 2002 and prior to maturity, upon
not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's last address as it appears in the Security Register, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on an Interest Payment
Date), if redeemed during the 12-month period commencing                     of
the years set forth below:



                                                                          REDEMPTION
                                       YEAR                                 PRICE
          --------------------------------------------------------------  ----------
          2002..........................................................          %
          2003..........................................................
          2004..........................................................
          2005 and thereafter...........................................    100.00

     In addition, at any time prior to                     , 2000, the Company
may redeem up to 35% of the aggregate principal amount of Senior Notes originally issued with the Net Cash Proceeds of (i) one or more public offerings of the Company's Common Stock registered under the Securities Act (a "Public Equity Offering") or (ii) a sale of the Company's Common Stock to a Strategic Equity Investor in a single transaction or series of related transactions, in either case for gross proceeds of at least $150 million, at a Redemption Price equal to % of the principal amount of the Senior Notes (determined at the Redemption Date), upon not less than 30 nor more than 60 days' notice by first class mail given within 30 days after (and not before) such sale, provided that not less than 65% of the aggregate principal amount of the Senior Notes originally issued, including the aggregate principal amount of Senior Notes issued in connection with the redemption of the Bridge Notes, remain outstanding following such redemption.



     Optional Redemption of the Senior Discount Notes. The Senior Discount Notes will be redeemable, at the Company's option, in whole or in part, at any
time or from time to time, on or after                     , 2002 and prior to
maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's last address as it appears in the Security Register, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on an Interest Payment Date), if redeemed during the 12-month period commencing of the years set forth below:



                                                                          REDEMPTION
                                       YEAR                                 PRICE
          --------------------------------------------------------------  ----------
          2002..........................................................          %
          2003..........................................................
          2004..........................................................
          2005 and thereafter...........................................    100.00



     In addition, at any time prior to                     , 2000, the Company
may redeem up to 35% of the aggregate principal amount at maturity of Senior Discount Notes originally issued with the Net Cash Proceeds of (i) one or more Public Equity Offerings or (ii) a sale of the Company's Common Stock to a Strategic Equity Investor in a single transaction or series of related transactions, in either case for gross proceeds of at least $150 million, at a
Redemption Price equal to      % of the Accreted Value of the Senior Discount
Notes (determined at the Redemption Date), upon not less than 30 nor more than 60 days' notice by first class mail given within 30 days after (and not before) such sale, provided that not less than 65% of the aggregate principal amount at maturity of the Senior Discount Notes originally issued remain outstanding following such redemption.



     In the case of any partial redemption, selection of the Notes for redemption will be made by the applicable Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a national securities exchange, on a pro rata basis or by lot; provided that no Note of $1,000 in principal amount or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.


     The Notes will not have the benefit of any sinking fund.


DISBURSEMENT OF FUNDS -- ESCROW ACCOUNT



     The Senior Notes Indenture will provide that the Company will initially place approximately $
million of the net proceeds realized from the sale of the Senior Note Units offered hereby in the Escrow Account held by the Escrow Agent for the benefit of the Senior Notes Trustee under the Senior Notes Indenture in accordance with the
Escrow Agreement dated as of                     , 1997 among the Company, the
Senior Notes Trustee and the Escrow Agent. Such funds, together with the proceeds from the investment thereof, will be sufficient to pay three years' interest on the Senior Notes (including Senior Notes issued in connection with the redemption of the Bridge Notes). The Company will enter into the Escrow

Agreement, which will provide, among other things, that funds may be disbursed from the Escrow Account only to pay interest on the Senior Notes (or, if a portion of the Senior Notes has been retired by the Company, funds representing the lesser of (A) the difference between the funds in the escrow account (including any investment income) and the interest payments which have not previously been made on such Senior Notes not so retired for each Interest
Payment Date through the Interest Payment Date to occur on                     ,
2000 and (B) the interest payments which have not previously been made on such retired Senior Notes for each Interest Payment Date through the Interest Payment
Date to occur on                     , 2000, shall be paid to the Company if no
Default or Event of Default then exists under the Senior Notes Indenture). Upon the acceleration of the maturity of the Senior Notes, the Escrow Agreement will provide for the foreclosure by the Senior Notes Trustee upon the net proceeds of the Escrow Account. Pending such disbursement, the Company will cause all funds contained in the Escrow Account to be invested in Marketable Securities. Interest earned on these Marketable Securities will be added to the Escrow Account.



     In the event the Company issues less than $     million aggregate principal
amount of Senior Notes in connection with the redemption of the Bridge Notes, the Escrow Agreement will provide for the release to the Company of funds equal to the amount placed in the Escrow Account, together with the proceeds from the investment thereof, sufficient to pay three years' interest in respect of Senior Notes in an aggregate principal amount equal to $65.2 million less the amount, together with the proceeds from the investment thereof, sufficient to pay three years' interest in respect of the aggregate principal amount of Senior Notes actually issued in connection with the redemption of the Bridge Notes.



     The Senior Notes to be issued pursuant to the Units Offering and the Senior Notes to be issued in connection with the redemption of the Bridge Notes will be secured by a first priority lien on the Escrow Account. See "-- Security" below.


COVENANTS


     The Indentures will contain, among others, the following covenants:


  Limitation on Indebtedness


     Under the terms of the Indentures, the Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness, other than Permitted Indebtedness; provided that the Company may Incur Indebtedness and provided, further, that a Restricted Subsidiary may Incur (and the Company may Guarantee) Secured Credit Agreement Indebtedness if, in either case after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Consolidated Indebtedness to EBITDA Ratio would be
7.0 to 1, with respect to an Incurrence prior to                     , 2003, or
6.0 to 1, with respect to an Incurrence on or after                     , 2003.



     For purposes of determining any particular amount of Indebtedness under this "Limitation on Indebtedness" covenant, Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this "Limitation on Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the definition of Permitted Indebtedness or is entitled to be Incurred pursuant to the first paragraph of this "Limitation on Indebtedness" covenant, the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses or pursuant to the first paragraph hereof.



     The Indentures further provide that, notwithstanding any other provision of this "Limitation on Indebtedness" covenant, the Company will not, and will not permit any Restricted Subsidiary to, Incur any Guarantee of Indebtedness of any Unrestricted Subsidiary, unless permitted pursuant to the "Limitation on Issuances of Guarantees by Restricted Subsidiaries" covenant.

  Limitation on Restricted Payments


     So long as any of the Notes are outstanding, the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on account of the Company's or any Restricted Subsidiary's Capital Stock (other than dividends or distributions payable solely in shares of the Company's or any Restricted Subsidiary's Capital Stock (other than Redeemable Stock) or in options, warrants or other rights to acquire such shares of Capital Stock (other than Redeemable Stock)) held by Persons other than the Company, (ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of the Company (including options, warrants or other rights to acquire shares of such Capital Stock), (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance or other acquisition or retirement for value, of Indebtedness of the Company that is subordinated in right of payment to the Notes, or (iv) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (i) through (iv) being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment: (A) a Default or Event of Default shall have occurred and be continuing, (B) the Company could not Incur at least $1.00 of Indebtedness (other than Permitted Indebtedness) under the first paragraph of the "Limitation on Indebtedness" covenant or (C) the aggregate amount expended for all Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) after the Issue Date shall exceed the sum of (1) Cumulative EBITDA less 1.5 times Cumulative Interest Expense plus (2) the aggregate Net Cash Proceeds received by the Company after the Issue Date from (x) the issuance and sale of its Capital Stock (other than Redeemable Stock) to a Person who is not a Subsidiary of the Company, (y) the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any convertible debt securities or Redeemable Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes) and (z) the issuance and sale by the Company after the Issue Date of Redeemable Stock or debt securities that have been converted into or exchanged for Capital Stock of the Company (other than Redeemable Stock) plus (3) an amount equal to the net cash returned from a Restricted Investment (in an amount not to exceed the original amount of such Restricted Investment) resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, sales or other transfers of assets, in each case to the Company or any Restricted Subsidiary (except to the extent any such payment is included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed the amount of Investments previously made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary; provided, that the sum of the foregoing clauses
(1), (2) and (3) shall be reduced, dollar for dollar, by the amount of any Investments made in reliance upon clause (vi) of the definition of Permitted Investment.



     The foregoing provision shall not be violated by reason of: (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph;
(ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes, including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Refinancing Indebtedness; (iii) the repurchase, redemption or other acquisition of Capital Stock of the Company in exchange for, or out of the proceeds of a substantially concurrent issuance or sale of, shares of Capital Stock (other than Redeemable Stock) of the Company; (iv) the acquisition of Indebtedness of the Company which is subordinated in right of payment to the Notes, in exchange for, or out of the proceeds of, a substantially concurrent offering of, shares of the Capital Stock (other than Redeemable Stock) of the Company; (v) payments or distributions, in the nature of satisfaction of dissenters' rights, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the Indenture applicable to consolidations, mergers and transfers of all or substantially all of the property and assets of the Company; (vi) the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Company to the extent necessary, in the judgment of the Board of Directors of the Company, to prevent the loss or secure the removal or reinstatement of any license held by the Company or any Restricted Subsidiary from any governmental agency as a result of laws limiting foreign ownership of the Company's Capital Stock or to retain the financial benefits of the Company's status as a "Small Business" as such term is defined by the FCC; (vii) the repurchase of Capital Stock of the Company (including options, warrants or other rights to acquire such Capital Stock) from departing or deceased directors, officers or employees of the Company or its Subsidiaries in an aggregate amount not to exceed $5 million in any fiscal year, provided that the Company may carry forward the unused portion of the $5 million in any fiscal year to the next fiscal year, and provided further, that the Company may not carry forward more than $5 million to any subsequent fiscal year; (viii) the use of a portion of the proceeds of the Units Offering to redeem the Company's Bridge Notes and (ix) the redemption of the Bridge Notes for Senior Note Units and Senior Discount Note Units; provided that except in the case of clause (i) no Default or Event of Default shall have occurred and be continuing as a consequence of the payment set forth therein.



     Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payments referred to in clauses (ii), (viii) and (ix) thereof), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (iii) or (iv) shall be included in calculating whether the conditions of clause (C) of the first paragraph of this "Limitation on Restricted Payments" covenant have been met with respect to any subsequent Restricted Payments.



  Limitation on Issuances of Guarantees by, and Debt Securities of, Restricted Subsidiaries



     The Indentures will provide that the Company will not permit (i) any Restricted Subsidiary to, directly or indirectly, guarantee any Debt Securities of the Company or (ii) any Restricted Subsidiary to issue any Debt Securities, unless in either such case, such Restricted Subsidiary simultaneously executes and delivers a guarantee (a "Subsidiary Guarantee") of the Senior Notes and the Senior Discount Notes. Any such Subsidiary Guarantee shall be a senior unsecured obligation and shall not be subordinate in right of payment to any Indebtedness of the Restricted Subsidiary providing the Subsidiary Guarantee.


  Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

     So long as any of the Notes are outstanding, the Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary,
(ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (iii) make loans or advances to the Company or any other Restricted Subsidiary or (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary.


     The foregoing provisions shall not restrict any encumbrances or restrictions: (i) existing on the Issue Date in the Indentures and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced; (ii) existing under or by reason of applicable law; (iii) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired; (iv) in the case of clause (iv) of the first paragraph of this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,
(B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary; (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted

Subsidiary; or (vi) existing on the Issue Date with respect to Wireless (x) pursuant to the Vendor Financing Indebtedness as in effect on the Issue Date or
(y) pursuant to any other Vendor Financing Indebtedness permitted by the Indentures, provided that the encumbrances and restrictions in such other Vendor Financing Indebtedness are no less favorable in any material respect to the Holders of the Notes than those encumbrances and restrictions set forth in the Vendor Financing Indebtedness as in effect on the Issue Date. Nothing contained in this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant shall prevent the Company or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the "Limitation on Liens" covenant or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.



  Limitation on Issuance and Sale of Capital Stock by Restricted Subsidiaries



     The Company will not sell and will not permit any Restricted Subsidiary to issue or sell any shares of Preferred Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Preferred Stock) except to the Company or a Wholly Owned Restricted Subsidiary. The Company will not sell and will not permit any Restricted Subsidiary to issue any Capital Stock of any such Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except to the Company or a Wholly Owned Restricted Subsidiary unless the Net Cash Proceeds (if any) from such issuance or sale are applied in accordance with the "Limitation on Asset Sales" covenant. Notwithstanding the foregoing, Wireless shall at all times remain a Wholly Owned Restricted Subsidiary of the Company.



  Limitation on Transactions with Shareholders and Affiliates



     Under the terms of the Indentures, the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 10% or more of any class of Capital Stock of the Company or with any Affiliate of the Company or any Restricted Subsidiary (in each case, an "Interested Person"), unless (a) such transaction or series of related transactions is on fair and reasonable terms no less favorable to the Holders than could be obtained, at the time of such transaction or at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not an Interested Person, as evidenced by an Officers' Certificate delivered to the Trustees, (b) with respect to a transaction or series of related transactions involving aggregate payments or value equal to or greater than $10 million but less than $25 million, such transaction must have been approved in good faith by a majority of the Company's Board of Directors and a majority of its Independent Directors (if any), as evidenced by an Officers' Certificate delivered to the Trustees, and (c) with respect to transactions or series of related transactions involving aggregate payments or value equal to or greater than $25 million, the Company has obtained and delivered to the Trustee a written opinion from a nationally recognized investment banking, accounting or appraisal firm stating that the transaction is fair to the Holders from a financial point of view.



     The foregoing limitation does not limit, and shall not apply, to (i) transactions involving aggregate payments and other consideration having a fair market value at the time of the transaction or series of transactions of $500,000 or less; (ii) any transaction between the Company and any of its Restricted Subsidiaries or between Restricted Subsidiaries; (iii) any transaction in the ordinary course of business between the Company or any Restricted Subsidiary and an Interested Person that is a vendor or supplier of assets, goods or services to the Company or any Restricted Subsidiary or a customer of the Company or any Restricted Subsidiary so long as such transaction is (a) on fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction and (b) is approved by a majority of the Board of Directors of the Company and a majority of the Independent Directors of the Company; (iv) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company; or (v) any dividends or distributions permitted by the "Limitation on Restricted Payments" covenant.


  Limitation on Liens


     The Indentures will provide that the Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Liens upon any property or assets of the Company or any Restricted Subsidiary securing either (i) Subordinated Debt Securities unless the Notes and the Subsidiary Guarantees, as applicable, are secured by a Lien on such property or assets that is senior in priority to the Liens securing such Subordinated Debt Securities or
(ii) Pari Passu Debt Securities unless the Notes and the Subsidiary Guarantees, as applicable are equally and ratably secured with the Liens securing such Pari Passu Debt Securities.



     The foregoing limitation does not apply to (i) Liens created pursuant to agreements existing on the Issue Date; (ii) Liens granted after the Issue Date on any assets or Capital Stock of the Company or its Restricted Subsidiaries created in favor of the Holders; (iii) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Company or a Wholly Owned Restricted Subsidiary to secure Indebtedness owing to the Company or such other Restricted Subsidiary; (iv) Liens securing Indebtedness which is Incurred to refinance secured Refinancing Indebtedness; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets permitted to be subject to the Liens securing the Indebtedness being refinanced; or (v) Liens with respect to assets or properties of any Person that becomes a Restricted Subsidiary after the Issue Date; provided that such Liens do not extend to or cover any assets or properties of the Company or any of its Restricted Subsidiaries other than the assets or properties of such Person subject to such Liens on the date such Person becomes a Restricted Subsidiary; and provided further that such Liens are not incurred in contemplation of, or in connection with, such Person becoming a Restricted Subsidiary.


  Limitation on Asset Sales


     Under the terms of the Indentures, the Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (i) the consideration received by the Company or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and (ii) at least 75% of the consideration received consists of cash or Temporary Cash Investments, provided, however, that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto, excluding contingent liabilities and trade payables) of the Company or any such Restricted Subsidiary that are not subordinated by their terms to the Notes and that are assumed by the transferee of any such assets or are otherwise no longer the Company's or any of its Restricted Subsidiaries' liability and (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary in connection with such Asset Sale that are converted by the Company or such Restricted Subsidiary into cash within 60 days of receipt, shall be deemed to be cash for purposes of this provision. In the event and to the extent that the Net Cash Proceeds received by the Company or its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Issue Date in any period of 12 consecutive months exceed $10 million, then the Company shall or shall cause the relevant Restricted Subsidiary to (i) within 365 days after the date such Net Cash Proceeds are so received (A) apply an amount equal to such excess Net Cash Proceeds to repay senior secured Indebtedness of the Company, or Indebtedness of any Restricted Subsidiary, and, in the case of Indebtedness incurred pursuant to a revolving credit facility or similar agreement, to permanently reduce the amount available to be borrowed thereunder by the amount of such repayment, in each case owing to a Person other than the Company or any of its Restricted Subsidiaries or (B) apply an equal amount, or the amount not so applied pursuant to clause (A), in property or assets (other than current assets) that are used or useful in one or more Permitted Businesses or to the cost of (including the design, development, improvement, site acquisition, integration, handset manufacture or acquisition or microwave relocation) Productive Assets (the amounts so applied to be determined in good faith by an executive officer of the Company and set forth in an Officers' Certificate delivered to the Trustees) and (ii) apply such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the following paragraph of this

"Limitation on Asset Sales" covenant. The amount of such excess Net Cash Proceeds required to be applied during such 365-day period as set forth in clause (i) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."


     If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this "Limitation on Asset Sales" covenant totals at least $25 million, the Company must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders on a pro rata basis an aggregate Accreted Value of Notes equal to the Excess Proceeds on such date, at a purchase price equal to the Accreted Value of the Notes, plus, in each case, accrued interest (if any) to the date of purchase.

  Activities of the Company and Restricted Subsidiaries


     The Indentures will provide that the Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to the extent as would not be material to the Company and its Restricted Subsidiaries, taken as a whole.


REPURCHASE OF NOTES UPON A CHANGE OF CONTROL


     The Company must commence, within 60 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to (i) 101% of the principal amount thereof, in the case of the Senior Notes and (ii)(a) 101% of the Accreted Value thereof, in the case
of the Senior Discount Notes, on any date of purchase prior to             2002,
or (b) 101% of the principal amount at maturity of the Senior Discount Notes plus accrued and unpaid interest, if any, to any date of purchase on or after
            2002.


     There can be no assurance that the Company will have sufficient funds available at the time of any Change of Control to make any debt payment (including repurchases of Notes) required by the foregoing covenant (as well as may be contained in other securities of the Company which might be outstanding at the time). The above covenant requiring the Company to repurchase the Notes will, unless the consents referred to above are obtained, require the Company to repay all indebtedness then outstanding which by its terms would prohibit such Note repurchase, either prior to or concurrently with such Note repurchase.

     The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase.

COMMISSION REPORTS AND REPORTS TO HOLDERS


     Under the terms of the Indentures, the Company will file with the Trustees and provide Holders, within 15 days after the filing thereof with the Commission, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rule and regulation prescribe) that the Company is required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act or any successor provision thereto, so long as any of the Notes are outstanding, the Company will be required to continue to file with the Commission and to provide the Trustee and Holders the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were subject thereto.



SECURITY



     The Senior Notes, including those issued in connection with the redemption of the Bridge Notes, will be secured, pending disbursement pursuant to the Escrow Agreement, by a pledge of the Escrow Account, which will initially
contain approximately $     million of the net proceeds from the sale of the
Senior Notes to be
issued pursuant to the Units Offering (the "Collateral"), representing funds that together with the proceeds from the investment thereof will be sufficient to pay three years' interest on the Senior Notes.



     The Company will enter into the Escrow Agreement providing for the grant by the Company to the Senior Notes Trustee for the benefit of the holders of security interests in the Collateral. All such security interests will secure the payment and performance when due of all of the Obligations of the Company under the Senior Notes Indenture and under such Senior Notes, as provided in the Escrow Agreement. The Liens created by the Escrow Agreement will be first priority security interests in the Collateral. The ability of holders to realize upon any such funds or securities may be subject to certain bankruptcy law limitations in the event of the bankruptcy of the Company.



     Funds will be disbursed from the Escrow Account only to pay interest on the Senior Notes. Pending such disbursements, all funds contained in the Escrow Account will be invested in Marketable Securities. Upon the acceleration of the maturity of the Senior Notes or the failure to pay principal at maturity, the Escrow Agreement will provide for the foreclosure by the Senior Notes Trustee upon the net proceeds of the Escrow Account. Under the terms of the Senior Notes Indenture, the proceeds of the Escrow Account shall be applied, first, to amounts owing to the Senior Notes Trustee in respect of fees and expenses of the Senior Notes Trustee and second, to the Obligations under the Senior Notes and the Senior Notes Indenture.


EVENTS OF DEFAULT


     The following events will be defined as "Events of Default" in each of the
Indentures: (a) default in the payment of principal of (or premium, if any, on) any applicable Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise; (b) default in the payment of interest on any applicable Note when the same becomes due and payable, and such default continues for a period of 30 days; (c) defaults in the performance or breach of the provisions of the Indentures applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company or the failure to make or consummate an Offer to Purchase in accordance with the provisions of the "Limitation on Asset Sales" covenant or the "Repurchase of Notes upon a Change of Control" covenant; (d) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the Indentures, the Escrow Agreement (in the case of the Senior Notes Indenture) or under the applicable Notes (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 60 consecutive days after written notice by the applicable Trustee or the Holders of 25% or more in aggregate principal amount of the Senior Notes or Holders of 25% in aggregate Accreted Value of the Senior Discount Notes; (e) failure to pay when due (subject to any applicable grace period) the principal of, or acceleration of, any Indebtedness for money borrowed by the Company or any Restricted Subsidiary having an outstanding principal amount of at least $25 million; (f) the rendering of any final unappealable judgment or judgments against the Company or any Restricted Subsidiary in an amount in excess of $25 million which remains undischarged or unstayed for a period of 30 days after the date on which all rights to appeal have expired; (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Restricted Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Restricted Subsidiary or for all or substantially all of the property and assets of the Company or any Restricted Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Restricted Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days; (h) the Company or any Restricted Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Restricted Subsidiary or for all or substantially all of the property and assets of the Company or any Restricted Subsidiary or
(C) effects any general assignment for the benefit of creditors; (i) the final determination of the FCC to revoke any PCS License or PCS Licenses held by the Company or any Restricted Subsidiary that individually or in the aggregate cover markets with POPs in excess of 10% of the total POPs in all markets covered by the PCS Licenses then held by the Company and its Restricted Subsidiaries; or (j) the Wireless Guarantees cease to be in full force and effect (other than as expressly provided for in the Indentures) or are declared null and void, or Wireless denies that it has any further liability under the Wireless Guarantees, or gives notice to such effect (other than by reason of the termination of the applicable Indenture or the release of the Wireless Guarantees in accordance with the applicable Indenture).



     If an Event of Default (other than an Event of Default specified in clause
(g) or (h) above that occurs and is continuing, the applicable Trustee or the Holders of at least 25% in aggregate principal amount of the Senior Notes or Holders of at least 25% in aggregate Accreted Value of the Senior Discount Notes, then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the Accreted Value of, premium, if any, and accrued interest, if any, on the Senior Discount Notes or the principal of, premium, if any, and accrued interest, if any of all outstanding Senior Notes, as the case may be, to be immediately due and payable. Upon a declaration of acceleration, such applicable amount, shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by the Company or the relevant Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (g) or (h) above occurs, the Accreted Value of, premium, if any, and accrued interest, if any, on the Senior Discount Notes then outstanding or the principal of, premium, if any, and accrued interest, if any of all outstanding Senior Notes, as the case may be, shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the applicable Trustee or any Holder. The Holders of at least a majority in Accreted Value of the outstanding Senior Discount Notes or Holders of at least a majority in principal amount of the outstanding Senior Notes, by written notice to the Company and to the applicable Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the applicable Notes that have become due solely by such declaration of acceleration, have been cured or waived, and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to the waiver of defaults, see "-- Modification and Waiver."



     The Holders of at least a majority in aggregate Accreted Value of the outstanding Senior Discount Notes or Holders of at least a majority in principal amount of the outstanding Senior Notes may direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee or exercising any trust or power conferred on the applicable Trustee. However, the applicable Trustee may refuse to follow any direction that conflicts with law or the applicable Indenture, that may involve the applicable Trustee in personal liability, or that the applicable Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes. A Holder may not pursue any remedy with respect to the Indenture or the Notes unless: (i) the applicable Holder gives the applicable Trustee written notice of a continuing Event of Default; (ii) the Holders of at least 25% in aggregate Accreted Value of outstanding Senior Discount Notes or the Holders of at least 25% in aggregate principal amount of outstanding Senior Notes make a written request to the applicable Trustee to pursue the remedy; (iii) such Holder or Holders offer the applicable Trustee indemnity satisfactory to the applicable Trustee against any costs, liability or expense; (iv) the applicable Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Senior Notes or the Holders of a majority in aggregate Accreted Value of the outstanding Senior Discount Notes do not give the applicable Trustee a direction that is inconsistent with the request. However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.

     The Indentures will require certain officers of the Company to certify, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of the Company and its Restricted Subsidiaries and the Company's and its Restricted Subsidiaries' performance under the Indentures and that the Company has fulfilled all obligations thereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. The Company will also be obligated to notify the applicable Trustee of any default or defaults in the performance of any covenants or agreements under the applicable Indenture.


CONSOLIDATION, MERGER AND SALE OF ASSETS


     The Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person (other than a consolidation or merger with or into a Wholly Owned Restricted Subsidiary with a positive net worth; provided that, in connection with any such merger or consolidation, no consideration (other than Common Stock in the surviving Person or the Company) shall be issued or distributed to the shareholders of the Company) unless: (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture executed and delivered to each of the Trustees, all of the obligations of the Company in respect of all of the Notes and under the Indentures; (ii) immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction on a pro forma basis, the Company, or any Person becoming the successor obligor of the Notes, as the case may be, could incur at least $1.00 of Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant; and (iv) the Company delivers to the Trustees an Officers' Certificate and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with.


DEFEASANCE


     Defeasance and Discharge. The Indentures will provide that the Company will be deemed to have paid and will be discharged from any and all obligations in respect of the Senior Notes or the Senior Discount Notes, as the case may be, and the provisions of the Indenture will no longer be in effect with respect to the applicable Notes (except for, among other matters, certain obligations to register the transfer or exchange of the applicable Notes, to replace stolen, lost or mutilated Notes, to maintain paying agencies and to hold monies for payment in trust) if, among other things, (A) the Company has deposited with the applicable Trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on such Notes on the Stated Maturity or on the applicable redemption date, as the case may be, of such payments in accordance with the terms of the applicable Indenture and such Notes, (B) the Company has delivered to the applicable Trustee (i) either (x) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this "Defeasance" provision and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the date of the Indenture such that a ruling is no longer required or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (ii) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940, as amended, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law, (C) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default (other than an Event of Default or event that after the giving of notice or lapse of time or both would become an Event of Default resulting from the borrowing of funds to be applied to such deposit), shall have occurred and be continuing on the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound and (D) if at such time the Notes are listed on a national securities exchange, the Company has delivered to the applicable Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge.



     Defeasance of Certain Covenants and Certain Events of Default. The Indentures further will provide that the provisions of the applicable Indenture will no longer be in effect with respect to clause (iii) under "-- Consolidation, Merger and Sale of Assets" and all the covenants described herein under "-- Covenants," clause (c) under "-- Events of Default" with respect to such covenants and clause (iii) under "-- Consolidation, Merger and Sale of Assets," and clauses (d) and (e) under "Events of Default" shall be deemed not to be Events of Default, upon, among other things, the deposit with the applicable Trustee, in trust, of money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the applicable Notes at the Stated Maturity or on the applicable redemption date, as the case may be, of such payments in accordance with the terms of the applicable Indenture and the applicable Notes, the satisfaction of the provisions described in clauses
(B)(ii), (C) and (D) of the preceding paragraph and the delivery by the Company to the applicable Trustee of an Opinion of Counsel to the effect that, among other things, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.



     Defeasance and Certain Other Events of Default. In the event the Company exercises its option to omit compliance with certain covenants and provisions of the Senior Notes Indenture or the Senior Discount Notes Indenture with respect to the applicable Notes as described in the immediately preceding paragraph and the applicable Notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the applicable Trustee will be sufficient to pay amounts due on the Notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on such Notes at the time of the acceleration resulting from such Event of Default. However, the Company will remain liable for such payments.


MODIFICATION AND WAIVER


     Modifications and amendments of the Indentures may be made by the Company and the applicable Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Senior Notes or the consent of Holders of not less than a majority in aggregate principal amount at maturity of the outstanding Senior Discount Notes, as the case may be (including in each case consents obtained in connection with the purchase of or a tender or exchange offer for the Notes); provided, however, that no such modification or amendment may, without the consent of each Holder affected thereby, (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note, (ii) reduce the principal amount of, or premium, if any, or interest on, any Note, (iii) change the place or currency of payment of principal of or Accreted Value of, or premium, if any, or interest on, any Note, (iv) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption
Date) of any Note, (v) reduce the above-stated percentage of outstanding Notes the consent of whose Holders is necessary to modify or amend the Indentures,
(vi) waive a default in the payment of principal of, premium, if any, or interest on the Notes, or (vii) reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of the Indentures or for waiver of certain defaults.

CONCERNING THE TRUSTEES



     The Indentures provide that, except during the continuance of a Default, the Trustees will not be liable, except for the performance of such duties as are specifically set forth in such Indenture. If an Event of Default has occurred and is continuing, each of the Trustees will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.



     The Indentures and provisions of the Trust Indenture Act, incorporated by reference therein, contain limitations on the rights of the Trustees, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. Each Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.


DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the covenants and other provisions of the Indenture. Reference is made to the Indenture for the full definition of all terms set forth below as well as the definition of any other capitalized term used herein for which no definition is provided.


     "Accreted Value" means, for any Specified Date, the amount provided for each $1,000 principal amount at maturity of Senior Discount Notes:


     (i) if the Specified Date occurs on one of the following dates (each a "Semi-Annual Accrual Date"), the Accreted Value will equal the amount set forth below for such Semi-Annual Accrual Date:


                                                                              ACCRETED
                             SEMI-ANNUAL ACCRUAL DATE                         VALUE
        ------------------------------------------------------------------    ------
                  , 1997..................................................    $
                  , 1997..................................................    $
                  , 1998..................................................    $
                  , 1998..................................................    $
                  , 1999..................................................    $
                  , 1999..................................................    $
                  , 2000..................................................    $
                  , 2000..................................................    $
                  , 2001..................................................    $
                  , 2001..................................................    $
                                                                              ------
                  , 2002..................................................    $1,000
                                                                              ======



     (ii) if the Specified Date occurs before the first Semi-Annual Accrual
          Date, the Accreted Value will equal the sum of (a) $           and (b)
          an amount equal to the product of (1) the Accreted Value for the first Semi-Annual Accrual Date less the original issue price multiplied by
          (2) a fraction, the numerator of which is the number of days from the issue date of the Notes to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is the number of days elapsed from the issue date of the Notes to the first Semi-Annual Accrual Date, using a 360-day year of twelve 30-day months;


     (iii) if the Specified Date occurs between two Semi-Annual Accrual Dates, the Accreted Value will equal the sum of (a) the Accreted Value for the Semi-Annual Accrual Date immediately preceding such Specified Date and (b) an amount equal to the product of (1) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the immediately preceding Semi Annual Accrual Date multiplied by (2) a fraction, the numerator of which is the number of days from the immediately preceding Semi-Annual Accrual Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is 180; or

     (iv) if the Specified Date occurs after the last Semi-Annual Accrual Date, the Accreted Value will equal $1,000.


     "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition by the Company or a Restricted Subsidiary and not incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition, as the case may be; provided that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness; provided further, that, notwithstanding the provisions of clause (i) of the proviso to the definition of Indebtedness, for purposes of the calculations contemplated by the definitions of Other Acquisition Indebtedness and Spectrum Acquisition Indebtedness the principal amount of any PCS License Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition by the Company or a Restricted Subsidiary shall be the accreted value of such PCS License Indebtedness.



     "Adjusted Consolidated Net Income" means, with respect to any period, the net income (loss) of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, and without any reduction in respect of preferred stock dividends, adjusted, to the extent included in calculating such net income, by excluding, without duplication, (i) all extraordinary gains or losses; (ii) the portion of net income (or loss) of the Company and its Restricted Subsidiaries allocable to interests in unconsolidated Persons or Unrestricted Subsidiaries, except to the extent of the amount of dividends or distributions actually paid to the Company or its Restricted Subsidiaries by such other Person during such period; (iii) for purposes of the "Limitation on Restricted Payments" covenant only, net income (or loss) of any Person combined with the Company or a Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination; (iv) gains and losses in respect of any Asset Sale or Asset Swap, on an after tax basis; (v) the net income of any Unrestricted Subsidiary, except to the extent that cash dividends or distributions have actually been received by the Company or a Restricted Subsidiary; and (vi) the net income of any Restricted Subsidiary to the extent the declaration of dividends or similar distributions by that Restricted Subsidiary is not at the time permitted directly or indirectly, by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or regulation applicable to that Restricted Subsidiary.



     "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.



     "Asset Acquisition" means (i) an investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated or amalgamated with the Company or any Restricted Subsidiary or (ii) an acquisition by the Company or any of its Restricted Subsidiaries of the property and assets of any Person other than the Company or any of its Restricted Subsidiaries that constitute substantially all of a division or line or unit of business of such Person.



     "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation, or saleleaseback transactions) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of (i) all or any of the Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Restricted Subsidiaries or (iii) any other property and assets of the Company or any of its Restricted Subsidiaries and, in each case, that is not governed by the provisions of the Indenture applicable to mergers, consolidations and sales of assets of the Company; provided that "Asset Sale" shall not include (i) sales or other dispositions of services (including minutes of use), inventory, receivables and other assets in the ordinary course of business, (ii) sales or other dispositions of assets with a fair market value (as certified in an Officers' Certificate) not in excess of $5 million or (iii) Asset Swaps.


     "Asset Swap" means a transaction in which the Company or a Restricted Subsidiary exchanges assets for consideration at least 90% of which constitutes one or more of (x) Productive Assets, (y) all or substantially all of the assets of a Permitted Business or (z) an interest in a Permitted Business which would be an Investment permitted under the Indenture (without regard to the provisions of clause (v) of the definition of Permitted Investment); provided that prior to consummating an Asset Swap involving assets of the Company or any Restricted Subsidiary with a fair market value in excess of $10 million (as determined by the Board of Directors in good faith) the Company shall obtain and deliver to the Trustee a written opinion from a nationally recognized investment banking, accounting or appraisal firm stating that the transaction is fair to the Holders from a financial point of view; and provided, further, that any cash or cash equivalents received by the Company or a Restricted Subsidiary shall constitute Net Cash Proceeds subject to the provisions of the "Limitation on Asset Sales" covenant above.


     "Average Life" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.


     "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in the equity of such Person, whether now outstanding or issued after the date of the Indenture.


     "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

     "Capitalized Lease Obligations" means, the discounted present value of the rental obligations under a Capitalized Lease.


     "Change of Control" means the occurrence of any of the following events:
(i) for so long as the Series A Common Stock remains outstanding and the holders of such Series A Common Stock have the right to elect a majority of the Board of Directors pursuant to Restated Certificate of Incorporation of the Company, a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than an Excluded Person, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of shares of Series A Common Stock having more than 50% of the total voting power of such shares of Series A Common Stock; (ii) if there are no shares of Series A Common Stock outstanding or the Series A Common Stock no longer has the right to elect a majority of the Board of Directors pursuant to the Restated Certificate of Incorporation of the Company, a "person" or "group" (as defined above), other than an Excluded Person, becomes the "beneficial owner" (as defined above) of Voting Stock having more than 50% of the voting power of the total Voting Stock of the Company;
(iii) individuals who, on the later of the Issue Date and the date occurring two years prior to the date of determination, constitute the Board of Directors of the Company (together with any new directors whose election by the Board of Directors or by the Company's shareholders was approved by the nominating committee of the Board of Directors, a majority of the members of which were members of the Board of Directors at the later of the Issue Date and the beginning of such period and directors whose election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office; or (iv) the Company consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of the Company is converted into or exchanged for Voting Stock (other than Redeemable

Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (giving effect to such issuance).


     "Closing Price" on any Trading Day with respect to the per share price of any shares of Capital Stock means the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if such shares of Capital Stock are not listed or admitted to trading on such exchange, on the principal national securities exchange on which such shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations National Market System or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on such automated quotation system but the issuer is a Foreign Issuer (as defined in Rule 3b-4(b) under the Exchange Act) and the principal securities exchange on which such shares are listed or admitted to trading is a Designated Offshore Securities Market (as defined in Rule 902(a) under the Securities Act), the average of the reported closing bid and asked prices regular way on such principal exchange, or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on such automated quotation system and the issuer and principal securities exchange do not meet such requirements, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm that is selected from time to time by the Company for that purpose and is reasonably acceptable to the Trustee.

     "Consolidated EBITDA" means, for any period, the sum of the amounts for such period of (i) Adjusted Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) income taxes, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets), (iv) depreciation expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, (v) amortization expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, and (vi) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP.


     "Consolidated Indebtedness to EBITDA Ratio" means, as at any date of determination (the "Determination Date"), the ratio of (i) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis ("Consolidated Indebtedness") as at the Determination Date to (ii) the Consolidated EBITDA of the Company for the then most recent two full fiscal quarters for which reports have been filed pursuant to the "Commission Reports and Reports to Holders" covenant described above multiplied by two (such two full fiscal quarter period being referred to herein as the "Two Quarter Period"); provided that if during the Reference Period, the Company or any of its Restricted Subsidiaries shall have engaged in any Asset Sale or Asset Swap, Consolidated EBITDA for such period shall be reduced by an amount equal to the portion thereof (if positive), or increased by an amount equal to the portion thereof (if negative), directly attributable to the assets which are the subject of such Asset Sale or Asset Swap and any related retirement of Indebtedness as if such Asset Sale or Asset Swap and related retirement of Indebtedness had occurred on the first day of such Reference Period or (z) if during such Reference Period the Company or any of its Restricted Subsidiaries shall have made any Asset Acquisition, or the proceeds of the Indebtedness the incurrence of which gives rise to the calculation contemplated by this definition are applied to make an Asset Acquisition, the Consolidated EBITDA of the Company shall be calculated on a pro forma basis as if such Asset Acquisition had occurred on the first day of such Reference Period.



     "Consolidated Interest Expense" means, for any period, the aggregate of the following amounts for such period determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in accordance with GAAP: the amount of interest in respect of Indebtedness (including amortization of original issue discount on any Indebtedness, imputed interest in respect of PCS License Indebtedness and any similar Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting); all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate

Agreements and Indebtedness that is Guaranteed or secured by the Company or any of its Restricted Subsidiaries) and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Restricted Subsidiaries during such period; and all dividends paid or accrued during such period by the Company and its Restricted Subsidiaries with respect to any Redeemable Stock (other than by Restricted Subsidiaries of such Person to such Person or such Person's Restricted Subsidiaries and other than any dividend paid in Capital Stock (other than Redeemable Stock)), in each case determined on a consolidated basis in accordance with GAAP consistently applied.


     "Cumulative EBITDA" means Consolidated EBITDA of the Company and its Restricted Subsidiaries for the period beginning on the first day of the fiscal quarter immediately following the Issue Date, through and including the end of the last fiscal quarter (for which reports have been filed pursuant to the "Commission Reports and Reports to Holders" covenant) preceding the date of any proposed Restricted Payment.


     "Cumulative Interest Expense" means the total amount of Consolidated Interest Expense of the Company and its Restricted Subsidiaries (less any non cash charges for imputed interest in respect of PCS License Indebtedness) for the period beginning on the first day of the fiscal quarter immediately following the Issue Date, through and including the end of the last fiscal quarter (for which reports have been filed pursuant to the "Commission Reports and Reports to Holders" covenant) preceding the date of any proposed Restricted Payment.


     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in currency values to or under which the Company or any of its Restricted Subsidiaries is a party or a beneficiary on the Issue Date or becomes a party or a beneficiary thereafter.


     "Debt Securities" means any debt securities (including any guarantee of such securities) issued by the Company or any Restricted Subsidiary in connection with a public offering (whether or not underwritten) or a private placement (provided such private placement is underwritten for resale pursuant to Rule 144A, Regulation S or otherwise under the Securities Act or sold on an agency basis by a broker-dealer or one of its affiliates); it being understood that the term "Debt Securities" shall not include any evidence of indebtedness under Vendor Financing Arrangements, any commercial bank borrowings or similar borrowings, recourse transfers of financial assets, capital leases or other types of borrowings incurred in a manner not customarily viewed as a "securities offering."


     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Excluded Person" means Mr. Allen Salmasi and any Related Person.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

     "Guarantee" means, with respect to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including Acquired Indebtedness (and "Incurrence," "Incurred," "Incurrable," and "Incurring" shall have meanings correlative to the foregoing); provided that neither the accrual of interest nor the accretion of original issue discount (including imputed interest in respect of the PCS License Indebtedness) shall be considered an Incurrence of Indebtedness.



     "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto); (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables; (v) all obligations of such Person as lessee under Capitalized Leases; (vi) all obligations of such Person in respect of PCS License Indebtedness; (vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness; (viii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person; (ix) the maximum fixed redemption or repurchase price of Redeemable Stock of such Person at the time of determination; and (x) to the extent not otherwise included in this definition, the amount appearing on a balance sheet of such Person prepared in accordance with GAAP with respect to obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (i) that the amount outstanding at any time of any Initial PCS License Indebtedness is the face amount of such Indebtedness; (ii) the principal amount outstanding of any Indebtedness issued with original issue discount (other than Initial PCS License Indebtedness) is the accreted value of such Indebtedness; and (iii) Indebtedness shall not include any liability for federal, state, local or other taxes.


     "Independent Director" means, with respect to any proposed transaction between the Company and an Interested Person thereof, a member of the Company's Board of Directors who is not an officer or employee of the Company, would not be a party to, or have a financial interest in, such transaction and is not an officer, director or employee of, and does not have a financial interest in such Interested Person.


     "Initial PCS License Indebtedness" means PCS License Indebtedness in respect of the PCS Licenses for which the Company was named the winning bidder in (i) the FCC's PCS C-Block Auction that commenced December 18, 1995 and terminated on May 6, 1996, (ii) the FCC's PCS C-Block Re-auction that commenced on July 3, 1996 and terminated on July 16, 1996, and (iii) the FCC's PCS D,E, and F-Block Auction that commenced on August 26, 1996 and terminated on January 14, 1997.


     "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in interest rates.


     "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement but excluding advances to customers and employees in the ordinary course of business) to, capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to, or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include the designation of a Restricted Subsidiary as an Unrestricted Subsidiary. For purposes of the definition of "Unrestricted Subsidiary" and the "Limitation on Restricted Payments" covenant described above, (i) "Investment" shall include the fair market value of the assets (net of liabilities) of any Restricted Subsidiary of the Company at the time that such Restricted Subsidiary of the Company is designated an Unrestricted Subsidiary and shall exclude the fair market value of the assets (net of liabilities) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary of the Company and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined by the Board of Directors in good faith.

     "Investment Grade" means a rating of at least BBB-, in the case of S&P, or Baa3, in the case of Moody's.

     "Issue Date" means the date on which the Notes are originally issued under the Indenture.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest).


     "Marketable Securities" means (i) U.S. Government Securities maturing not more than three years after the date of acquisition; (ii) any certificate of deposit maturing not more than 270 days after the date of acquisition issued by, or time deposit of, an Eligible Institution; (iii) commercial paper maturing not more than 270 days after the date of acquisition issued by a corporation (other than an Affiliate of the Company) with a rating, at the time as of which any investment therein is made, of "A-1" (or higher) according to S&P or "P-1" (or higher) according to Moody's; (iv) any banker's acceptances or money market deposit accounts issued or offered by an Eligible Institution; and (v) any fund investing exclusively in investments of the types described in clauses (i) through (iv) above.



     "Moody's" means Moody's Investors Service, Inc. or if Moody's Investors Service, Inc. shall cease rating debt securities having a maturity at original issuance of at least seven years and such ratings business shall have been transferred to a successor Person, such successor Person; provided, however, that if Moody's Investors Service, Inc. ceases rating debt securities having a maturity at original issuance of at seven years and its ratings business with respect thereto shall not have been transferred to any successor Person, then "Moody's" shall mean any other nationally recognized rating agency (other than S&P) that rates debt securities having a maturity at original issuance of at least seven years and that shall have been designated by the Company by a written notice given to the Trustee.



     "Net Cash Proceeds" means, (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary of the Company) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale; (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole; (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale; (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary of the Company as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP; and (v) with respect to Asset Sales by Restricted Subsidiaries that are not Wholly Owned Restricted Subsidiaries, the portion of such proceeds attributable to Persons holding a minority interest in such Restricted Subsidiary and (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary of the Company) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.


     "Offer to Purchase" means an offer to purchase Notes by the Company from the Holders commenced by mailing a notice to the applicable Trustee and each Holder stating: (i) the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis; (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date"); (iii) that any Note not tendered will continue to accrue interest pursuant to its terms; (iv) that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date; (v) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. On the Payment Date, the Company shall
(i) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the applicable Trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the applicable Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The applicable Trustee shall act as the Paying Agent for an Offer to Purchase.



     "Other Acquisition Indebtedness" means Indebtedness (including Acquired Indebtedness) Incurred to finance the direct or indirect acquisition by the Company or a Restricted Subsidiary of Productive Assets; provided that (x) the Company either (A) applies the Net Cash Proceeds from a substantially concurrent issuance and sale of its Capital Stock (other than Redeemable Stock) to finance in part such acquisition or (B) issues its Capital Stock (other than Redeemable Stock) as consideration for such acquisition and (y) the aggregate amount of Other Acquisition Indebtedness to be Incurred in connection with such acquisition shall not exceed 2.0 times the Net Cash Proceeds so applied by the Company or the fair market value of the Capital Stock so issued by the Company. An issuance and sale of Capital Stock shall be deemed to be "substantially concurrent" if the Company identifies such acquisition as a use of the Net Cash Proceeds thereof and if such issuance and sale is consummated within 180 days prior to the Incurrence of the Other Acquisition Indebtedness. The fair market value of any Capital Stock issued by the Company as consideration for an acquisition shall be determined in good faith by the Board of Directors of the Company and set forth in a Board Resolution delivered to the Trustee.



     "Pari Passu Debt Securities" means any Debt Securities (and any guarantee of any Debt Security) which would not constitute Subordinated Indebtedness.



     "PCS Licenses" means licenses awarded by the FCC to provide Personal Communications Services in the 2 GHz band.



     "PCS License Indebtedness" means the principal amount of the deferred license fee payable to the U.S. Government in respect of PCS Licenses.

     "Permitted Businesses" means the wireless communications business, the telecommunications business and activities and services that are complimentary, ancillary or related thereto.



     "Permitted Indebtedness" of the Company and any Restricted Subsidiary shall mean each and all of the following: (i) the Notes (including the Senior Notes and the Senior Discount Notes issued in connection with the redemption of the Bridge Notes; (ii) Indebtedness to the Company or any of its Restricted Subsidiaries; provided, that any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Wholly Owned Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (ii); (iii) Refinancing Indebtedness; (iv) Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business, and (B) under Currency Agreements and Interest Rate Agreements; provided that such agreements do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; (v) PCS License Indebtedness of the Company or any Restricted Subsidiary in respect of PCS Licenses awarded to the Company or its Restricted Subsidiaries for which (i) the Company has filed a long-form FCC application prior to the Issue Date or (ii) the Company, as of the Issue Date, is bidding in an auction being conducted by the FCC; (vi) Indebtedness of the Company or any Restricted Subsidiary Incurred under Vendor Financing Arrangements; (vii) Indebtedness of the Company Incurred for the purpose of financing the cost of developing, financing, constructing, operating, managing or improving the Company's Permitted Businesses in the Basic Trading Areas covered by the Company's PCS Licenses; (viii) Spectrum Acquisition Indebtedness Incurred by the Company or any Restricted Subsidiary; (ix) Other Acquisition Indebtedness Incurred by the Company or any Restricted Subsidiary; (x) additional Indebtedness of the Company or any Restricted Subsidiary outstanding at any time in an aggregate amount not to exceed $250 million; (xi) additional Indebtedness of the Company or any Restricted Subsidiary outstanding at any time in an aggregate amount not to exceed $250 million provided that, at the time such Indebtedness is incurred the Company's Total Equity Market Capitalization equals or exceeds $2.5 billion; and (xii) Indebtedness existing on the Issue Date.



     "Permitted Investment" means (i) an Investment in a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary; provided that, such Person's primary business is a Permitted Business on the date of such Investment; (ii) a Temporary Cash Investment; (iii) loans or advances to employees made in the ordinary course of business; (iv) Investments for which the sole consideration provided is the Capital Stock of the Company (other than Redeemable Stock); (v) Investments received as consideration for an Asset Sale in compliance with the covenant described under the caption "Covenants -- Limitation on Asset Sales"; (vi) Investments in an aggregate amount not to exceed the aggregate net cash proceeds, including the fair market value of property other than cash (as determined in good faith by the Board of Directors) received by the Company after the Issue Date from the issuance and sale of its Capital Stock (other than Redeemable Stock) to a Person who is not a Subsidiary of the Company, or from the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Redeemable Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed prior to the Stated Maturity of the Notes); (vii) advances to customers made in the ordinary course of business,
(viii) investments in Currency Agreements and Interest Rate Agreements permitted by the definition of Permitted Indebtedness; (ix) Investments in evidences of Indebtedness, securities or other property received by the Company or any Restricted Subsidiary from another Person in connection with any bankruptcy proceeding or by reason of a composition or readjustment of debt or a reorganization of such Person or as a result of foreclosure, perfection or enforcement of any Lien in exchange for evidences of Indebtedness, securities or other property of such Person held by the Company or any Restricted Subsidiary, or for other liabilities or obligations of such other Person to the Company or any Restricted Subsidiary that were created in accordance with the terms of the Indenture, and (x) other Investments (valued as of the date made and without giving effect to subsequent changes in value), in an aggregate amount not to exceed $100 million in any Person the primary business of which is a Permitted Business.

     "Permitted Liens" means (i) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (ii) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any of its Restricted Subsidiaries; (vi) Liens created solely for the purpose of securing Indebtedness of Restricted Subsidiaries Incurred in accordance with the "Limitation on Indebtedness" covenant described above; (vii) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole; (viii) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets; (ix) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease; (x) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (xi) Liens on property of, or on shares of stock or Indebtedness of, any corporation existing at the time such corporation becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired;
(xii) Liens in favor of the Company or any Restricted Subsidiary; (xiii) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary of the Company that does not give rise to an Event of Default; (xiv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xvi) Liens encumbering customary initial deposits and margin deposits, and other Liens that are either within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements and Currency Agreements and forward contracts, options, future contracts, futures, options or similar agreements or arrangements designed to protect the Company or any of its Restricted Subsidiaries from fluctuations in the price of commodities; (xvii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Restricted Subsidiaries prior to the Issue Date and (xviii) Liens on or sales of receivables in the ordinary course of business (including in connection with the establishment of an accounts receivable facility).



     "POPS" means the estimated total population of a Basic Trading Area based on the most recently available Rand McNally population estimates or, if Rand McNally no longer publishes such information, another similar market service of general acceptance in the wireless telephone industry.



     "Preferred Stock" means, as applied to the Capital Stock of any person, Capital Stock of such person of any class or classes (however designated) that ranks prior as to payment of dividends or as to distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such person, to shares of Capital Stock of any other class of such person.


     "Productive Assets" means assets of a kind used or usable by the Company and its Restricted Subsidiaries in Permitted Businesses.

     "Redeemable Stock" means (a) any Preferred Stock of any Restricted Subsidiary and (b) any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Notes, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Redeemable Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in "Limitation on Asset Sales" and "Repurchase of Notes Upon a Change of Control" covenants described above and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to the "Limitation on Asset Sales" and "Repurchase of Notes Upon a Change of Control" covenants described above.



     "Refinancing Indebtedness" means Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness, other than Indebtedness Incurred under clauses (ii) or (iv) of the definition of Permitted Indebtedness, and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that Indebtedness the proceeds of which are used to refinance or refund the Notes or Indebtedness that is pari passu with, or subordinated in right of payment to, the Notes shall constitute Refinancing Indebtedness if (A) in case the Notes are refinanced in part or the Indebtedness to be refinanced is pari passu with the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Notes, (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes and (C) if the Average Life of the Indebtedness to be refinanced or refunded is equal to or greater than the Average Life of the Notes, then such new Indebtedness shall have no installments of principal (or redemption payment) scheduled to come due on or prior to the Stated Maturity of the Notes and provided further that in no event may Indebtedness of the Company be refinanced by means of any Indebtedness of any Restricted Subsidiary pursuant to clause
(iii) of the definition of Permitted Indebtedness.


     "Related Person" means any person who controls, is controlled by or is under common control with an Excluded Person; provided that for purposes of this definition "control" means the beneficial ownership of more than 50% of the total voting power of a person normally entitled to vote in the election of directors, managers or trustees, as applicable of a person.


     "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.



     "Secured Credit Agreement Indebtedness" means secured indebtedness Incurred pursuant to one or more credit agreements to be entered into by the Company and/or any of the Restricted Subsidiaries.


     "S&P" means Standard & Poor's Ratings Group or, if Standard & Poor's Ratings Group shall cease rating debt securities having a maturity at original issuance of at least seven years and such ratings business shall have been transferred to a successor Person, such successor Person; provided, however, that if Standard & Poor's Ratings Group ceases rating debt securities having a maturity at original issuance of at least seven years and its ratings business with respect thereto shall not have been transferred to any successor Person, then "S&P" shall mean any other nationally recognized rating agency (other than Moody's) that rates debt securities having a maturity at original issuance of at least seven years and that shall have been designated by the Company by a written notice given to the Trustee.


     "Spectrum Acquisition Indebtedness" means Indebtedness (including Acquired Indebtedness) Incurred to finance the direct or indirect acquisition by the Company or a Restricted Subsidiary of (i) additional PCS

Licenses or (ii) all or substantially all of the capital stock or assets of any Person whose principal business is the provision of PCS communications services pursuant to such PCS Licenses (a "Spectrum Acquisition"); provided that (x) the Company either (A) applies the Net Cash Proceeds from a substantially concurrent issuance and sale of its Capital Stock (other than Redeemable Stock) to finance in part such Spectrum Acquisition or (B) issues its Capital Stock (other than Redeemable Stock) as consideration for such Spectrum Acquisition and (y) the aggregate amount of Spectrum Acquisition Indebtedness to be Incurred in connection with such Spectrum Acquisition shall not exceed 3.0 times the Net Cash Proceeds so applied by the Company or the fair market value of the Capital Stock so issued by the Company. An issuance and sale of Capital Stock shall be deemed to be "substantially concurrent" if the Company identifies such Spectrum Acquisition as a use of the Net Cash Proceeds thereof and if such issuance and sale is consummated within 180 days prior to the Incurrence of the Spectrum Acquisition Indebtedness. The fair market value of any Capital Stock issued by the Company as consideration for a Spectrum Acquisition shall be determined in good faith by the Board of Directors of the Company and set forth in a Board Resolution delivered to the Trustee.


     "Specified Date" means any redemption date, any date of purchase for any purchase of Notes pursuant to the covenants described under "Limitation on Asset Sales" or "Repurchase of Notes upon a Change of Control" above or any date on which the Notes first become due and payable after an Event of Default.

     "Stated Maturity" means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

     "Strategic Equity Investor" means, with respect to any sale of the Company's Capital Stock, any Person engaged in the telecommunications business which, both as of the Trading Day immediately before the day of such sale and the Trading Day immediately after the day of such sale, has a Total Equity Market Capitalization of at least $1 billion. In calculating Total Equity Market Capitalization for the purpose of this definition, the average Closing Price of the common stock of such Person, solely when calculated as of the Trading Day immediately after the day of such sale, will be deemed to be the Closing Price of such common stock on such succeeding Trading Day, subject to the last sentence of the definition of "Total Equity Market Capitalization."

     "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.


     "Subordinated Debt Securities" means any Debt Securities (and any guarantee of any Debt Security) that would constitute Subordinated Indebtedness.



     "Subordinated Indebtedness" of any person means any Indebtedness of such person that is expressly subordinated in right of payment to any other Indebtedness of such person.


     "Telecommunications Assets" means (i) any entity or business which holds licenses, authorizations or otherwise operates pursuant to the rules and policies administered by the FCC to provide communications services, or a substantial portion of the revenues of which are derived from (a) providing transmission or reception of signs, signals, writing, images, sound, data or video by aid of radio or wire cable or like connection between points of origin and reception to such transmission; (b) the sale, resale, lease, operation or provision of SMR or ESMR services, cellular services, PCS, dispatch services, paging services, telephone services and other landline and Commercial Radio Services; (c) the provision of telecommunications or radiocommunications facilities or equipment; or (d) any business ancillary or directly related to the businesses referred in clauses (a), (b), or (c) above and (ii) any assets used primarily to provide such products or services or to conduct such businesses.


     "Temporary Cash Investment" means any of the following: (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, (ii) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof, bankers' acceptances with maturities not exceeding 360 days, and overnight bank deposits, in each case issued by or with a bank that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $100 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) (such bank, an "Eligible Institution"), or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with an Eligible Institution, (iv) commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, and (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's and (vi) interests in an investment company that invests at least 95% of its assets in instruments of the types specified in clauses (i) through
(v) above.



     "Total Equity Market Capitalization" of any Person means, as of any day of determination, the sum of (1) the product of (i) the aggregate number of (x) outstanding primary shares of common stock of such Person on such day plus (y) the number of shares of common stock of such Person underlying any options or warrants on, or securities convertible or exchangeable into, shares of common stock of such Person outstanding on such day with an exercise or conversion price (determined in accordance with GAAP) less than the Closing Price of such common stock on such day and (ii) the average Closing Price of such common stock over the 20 consecutive Trading Days immediately preceding such day, plus (2) the liquidation value of any outstanding shares of preferred stock of such Person on such day minus (3) the fair market value of the exercise price in respect of such options and warrants (determined in accordance with GAAP). If no such Closing Price exists with respect to shares of any such class, the value of such shares for purposes of clause (1) of the preceding sentence shall be determined by the Company's Board of Directors in good faith and evidenced by a resolution of the Board of Directors filed with the applicable Trustee.


     "Trading Day" means, with respect to a securities exchange or automated quotation system, a day on which such exchange or system is open for a full day of trading.

     "Transaction Date" means, with respect to the Incurrence of any Indebtedness by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.


     "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; provided that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, that such designation would be permitted under the "Limitation on Restricted Payments" covenant described above. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant described above and (y) no Default or Event of Default shall have occurred and be continuing. Notwithstanding the foregoing, in no event shall Wireless and the RegionalSubs be designated Unrestricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "U.S. Government Securities" means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government obligation or a specific payment of principal of or interest on any such U.S. Government obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government obligation or the specific payment of principal of or interest on the U.S. Government obligation evidenced by such depository receipt.



     "Vendor Financing Arrangements" means any Indebtedness (including any credit facility entered into with any vendor or supplier or any financial institution acting on behalf of such a vendor or supplier); provided that such Indebtedness is incurred solely for the purpose of financing the cost (including the cost of design, development, improvement, construction, integration, handset construction or microwave relocation) of wireless telecommunications networks or systems or for which the Company or any Restricted Subsidiary has obtained the applicable licenses or authorization to utilize the radio frequencies necessary for the operation of such systems or networks; provided, further, that unless the Company has, at the time such Indebtedness is incurred, other outstanding debt securities having a maturity at original issuance of at least seven years that are rated Investment Grade, the Indebtedness permitted to be incurred by this definition shall be senior in right of payment to all subordinated Indebtedness of such Restricted Subsidiary.


     "Voting Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

     "Wholly Owned" means, with respect to any Subsidiary of any Person, such Subsidiary if all of the outstanding Capital Stock in such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) is owned by such Person or one or more Wholly Owned Subsidiaries of such Person.


                          DESCRIPTION OF THE WARRANTS



     The Warrants will be issued under a warrant agreement (the "Warrant
Agreements") between the Company and                          , as Warrant Agent
(the "Warrant Agent"). The following summary of certain provisions of the Warrant Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Warrants and the Warrant Agreement, including the definitions therein of certain terms.



     Each Warrant will entitle the registered holder thereof, subject to and upon compliance with the provisions thereof and of the Warrant Agreement, at
such holder's option, prior to 5:00 P.M., New York City time, on             ,
2007, to purchase at a price of $          per Warrant (the "Exercise Price")
from the Company one share(s) of Series B Common Stock (or such other number as may result from adjustments as provided in the Warrant Agreement). The number of shares of Series B Common Stock for which a Warrant may be exercised is subject to adjustment as set forth in the Warrant Agreement.



     Warrants may be exercised on or after the Exercisability Date by surrendering the Warrant Certificate evidencing such Warrants with the form of election to purchase shares set forth on the reverse side thereof duly completed and executed by the holder thereof and paying in full the Exercise Price for such Warrants at the office or agency designated for such purpose, which will initially be the corporate trust office of the Warrant Agent in New York, New York. Each Warrant may only be exercised in whole and the Exercise Price may be paid only in cash or by certified or official bank check. "Exercisability Date" is defined in the Warrant Agreement as the date of occurrence of both an Exercise Event and the Separability Date. "Exercise

Event" is defined in the Warrant Agreement as the date of the earlier of: (1)
the occurrence of a Change of Control or (2)             , 1997.



     The Warrant Certificates evidencing the Warrants may be surrendered for exercise or exchange, and the transfer of Warrant Certificates will be registrable, at the office or agency of the Company maintained for such purpose, which initially will be the corporate trust office of the Warrant Agent in New York, New York. The Warrant Certificates will be issued only in fully registered form. No service charge will be made for any exercise, exchange or registration of transfer of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.



     Holders of Warrants will not be entitled, by virtue of being such holders, to receive dividends, vote, receive notice of any meetings of stockholders or otherwise have any right of stockholders of the Company.



     The number of shares of Common Stock issuable upon exercise of a Warrant (the "Exercise Rate") is subject to adjustment from time to time upon the occurrence of certain events, including (a) dividends or distributions on Common Stock of the Company payable in the Common Stock of the Company or certain other Capital Stock of the Company; (b) subdivisions, combinations or certain reclassifications of the Common Stock of the Company; (c) distributions to all holders of Common Stock of the Company of rights, warrants or options to purchase Common Stock of the Company at a price per share less than the Current Market Value (as defined in the Warrant Agreement) at the Time of Determination (as defined in the Warrant Agreement); (d) sales by the Company of Common Stock or of securities convertible into or exchangeable or exercisable for Common Stock of the Company at a price per share less than the Current Market Value at the Time of Determination (other than pursuant to (1) the exercise of the Warrants, (2) any options, warrants or rights outstanding as of the date of the Warrant Agreement, (3) without limiting any options, warrants or rights outstanding pursuant to the immediately preceding clause (2), any directors' plans and employee stock option or purchase plans to the extent that the aggregate number of shares of Common Stock of the Company (or securities convertible into or exchangeable or exercisable for the Common Stock of the Company) distributed under all such directors' plans and employee stock option and purchase plans does not exceed shares of the Company's Common Stock at any time, (4) any security convertible into, or exchangeable or exercisable for, the Company's Common Stock as to which the issuance thereof has previously been the subject of any required adjustment pursuant to the Warrant Agreement and exercisable securities of the Company for which the applicable adjustment has already been made, and (5) the issuance and settlement of the CTRs); and (e) distributions to stockholders of assets, debt securities or Common Stock of the Company or certain rights, warrants or options to purchase securities of the Company (excluding the CTRs and cash dividends or other cash distributions from current or retained earnings other than any Extraordinary Cash Dividend (as defined in the Warrant Agreement)).



     If the Company is a party to a consolidation, merger or binding share exchange, or certain transfers of all or substantially all of its assets occur, the right to exercise a Warrant for Series B Common Stock of the Company may be changed by the Company into a right to receive securities, cash or other assets of the Company or another Person.



     In the event of a taxable distribution to holders of Common Stock of the Company which results in an adjustment to the number of shares of Series B Common Stock or other consideration for which a Warrant may be exercised, the holders of the Warrants may, in certain circumstances, be deemed to have received a distribution subject to United States Federal income tax as a dividend. See "Certain Federal Income Tax Considerations."



     Fractional shares of Series B Common Stock are not required to be issued upon exercise of Warrants, but in lieu thereof the Company may pay a cash adjustment.



     The Warrant Agreement permits, with certain exceptions, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of Warrant Certificates under the Warrant Agreement at any time by the Company and the Warrant Agent with the consent of the holders of Warrant Certificates representing a majority in number of the then outstanding Warrants.

     The Company has authorized and reserved for issuance such number of shares of Series B Common Stock as shall be issuable upon the exercise of all outstanding Warrants. Such shares of Series B Common Stock, when issued, will be duly and validly issued, fully paid and non-assessable.


                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS


     In the opinion of Latham & Watkins, the following discussion is a summary of the material United States federal income tax considerations relevant to the purchase, ownership and disposition of the Units, Notes and Warrants by United States persons acquiring Units on original issue for cash, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, Internal Revenue Service ("IRS") rulings and pronouncements and judicial decisions all in effect as of the date hereof, all of which are subject to change at any time, and any such change may be applied retroactively in a manner that could adversely affect a holder of the Units, Notes or Warrants. The discussion does not address all of the federal income tax consequences that may be relevant to a holder in light of such holder's particular circumstances or to holders subject to special rules, such as certain financial institutions, insurance companies, dealers in securities, foreign corporations, nonresident alien individuals and persons holding the Units, Notes or Warrants as part of a "straddle," "hedge" or "conversion transaction." Moreover, the effect of any applicable state, local or foreign tax laws is not discussed. The discussion deals only with Units, Notes and Warrants held as "capital assets" within the meaning of section 1221 of the Code.



     The Company has not sought and will not seek any rulings from the IRS with respect to the position of the Company discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the Units, Notes or Warrants or that any such position would not be sustained.



     PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE TAX CONSIDERATIONS DISCUSSED BELOW TO THEIR PARTICULAR SITUATIONS AS WELL AS THE APPLICATION OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.



ALLOCATION OF UNIT ISSUE PRICE TO NOTES AND WARRANTS



     Each Note will be treated for federal income tax purposes as having been issued as part of an "investment unit" consisting of the Note and the associated Warrants. The issue price of an investment unit consisting of the Note and the associated Warrants will be the first price at which a substantial amount of Units are sold to the public for money (excluding sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). The "issue price" of an investment unit is allocated between its component parts based on their relative fair market values. The Company will allocate the issue price of a Unit between the Note and the associated Warrants in accordance with the Company's determination of their relative fair market values on the issue date. The Company will use that allocation to determine the issue price of the Notes and the holder's tax basis in the Warrants. Although the Company's allocation is not binding on the IRS, a holder of a Unit must use the Company's allocation unless the holder discloses on its federal income tax return that it plans to use an allocation that is inconsistent with the Company's allocation.



SENIOR DISCOUNT NOTES


  Original Issue Discount


     The Senior Discount Notes will be considered to be issued at an original issue discount ("OID") for federal income tax purposes. In general, the amount of OID is equal to the excess of the "stated redemption price at maturity" of a Senior Discount Note over the portion of the issue price of a Unit that is allocable to the Senior Discount Note. For tax purposes, the stated redemption price at maturity of each Senior Discount Note includes all cash payments required to be made under such Notes, other than principal and "qualified stated interest." The stated interest on the Senior Discount Notes will not constitute qualified stated interest. As a result, the stated interest on the Senior Discount Notes will be included in the stated redemption price at maturity, resulting in substantial OID with respect to such Notes. Thus, the stated interest on the Senior Discount Notes will not be included in the gross income of a holder when received or accrued, but instead will be included in income under the OID accrual rules described below. In addition, that portion of the issue price of a Unit that is allocable to the associated Warrants will, to that extent, add to the OID with respect to a Senior Discount Note.



  Original Issue Discount Accrual



     For federal income tax purposes, each holder (regardless of its accounting method) must generally include in gross income a portion of the OID in each taxable year during which a Senior Discount Note is held in an amount equal to the OID that accrues during such period, determined by using a constant yield to maturity method. The OID included in income for each year will be calculated under a compounding formula that will result in the allocation of less OID to the earlier years of the term of a Senior Discount Note and more OID to later years. This means that each holder will be required to include amounts in gross income without a corresponding receipt of cash attributable to such income.



  Adjusted Tax Basis



     A holder's adjusted tax basis in a Senior Discount Note will be equal to the portion of the issue price of a Unit that is allocable to the Senior Discount Note, increased by OID included in gross income with respect to such Note and decreased by payments of stated interest on such Notes.



SENIOR NOTES



  Stated Interest



     Holders of the Senior Notes will be required to include stated interest on the Senior Notes in gross income in accordance with their respective methods of accounting for federal income tax purposes, whether or not the Senior Notes are considered to be issued with any OID, as discussed below.



  Original Issue Discount



     Since the Senior Notes are being issued as part of an investment unit, the Senior Notes will likely be considered to be issued with OID. If the stated redemption price at maturity of a Senior Note (which, for these purposes, will be its stated principal amount) exceeds the portion of the issue price of a Unit that is allocable to the Senior Note, such excess will constitute OID. The amount of OID is, however, considered de minimis and deemed to be zero if such excess is less than 1/4 of 1% of the stated redemption price at maturity multiplied by the number of complete years to maturity. Accordingly, if the portion of the issue price of a Unit that is allocable to the Warrants equals or exceeds such de minimis amount, the Senior Notes will be considered to be issued with OID.



     If the Senior Notes are issued with OID, each holder (regardless of its accounting method) must generally include in gross income a portion of the OID in each taxable year during which the Senior Note is held in the manner and with the consequences as described above with respect to the Senior Discount Notes under "Senior Discount Notes -- Original Issue Discount Accrual". If the Senior Notes are issued with a de minimis amount of OID, each holder generally must include such de minimis OID in gross income as capital gain as stated principal payments are made.



  Adjusted Tax Basis



     A holder's adjusted tax basis in a Senior Note will be equal to the portion of the issue price of a Unit that is allocable to the Senior Note, increased by OID (if any) included in gross income with respect to such Note.

ORIGINAL ISSUE DISCOUNT INFORMATION



     The Company is required to furnish certain information to the IRS, and will furnish annually to record holders of a Note, information with respect to OID accruing during the calendar year. That information will be based upon the adjusted issue price of the Note as if the holder were the original holder of the Note.


SALE OR RETIREMENT OF A NOTE


     In general, a holder of a Note will recognize gain or loss upon the sale, retirement or other taxable disposition of such Note in an amount equal to the difference between (a) the sum of the amount of cash and the fair market value of property received in exchange therefor and (b) the holder's adjusted tax basis in such Note.



     In general, any gain or loss recognized on the sale, retirement or other taxable disposition of a Note will be capital gain or loss. Such capital gain or loss generally will be long-term capital gain or loss if the Note has been held for more than one year.



WARRANTS



     Upon the sale or exchange of a Warrant (including the receipt of cash in lieu of a fractional interest in Series B Common Stock upon exercise of a Warrant), a holder will recognize gain or loss in an amount equal to the difference between (a) the sum of the amount of cash and the fair market value of property received therefor and (b) the holder's tax basis in the Warrant. A holder's initial tax basis in a Warrant acquired in the Unit Offering will be that portion of the issue price of a Unit that is allocable to the Warrant, as described above. Such gain or loss will be capital gain or loss if the Series B Common Stock to which the Warrants relate would be a capital asset in the hands of the Warrant holder. Any such capital gain or loss will be long-term capital gain or loss if the Warrant is held for more than one year.



     Notwithstanding the above, it is possible that a redemption of a Warrant by the Company would not be treated as a sale or exchange of a capital asset. In that event, the holder of a Warrant could recognize ordinary income or loss on such redemption.



     The exercise of a Warrant for cash will not result in a taxable event to the holder of the Warrant (except to the extent of cash, if any, received in lieu of a fractional interest in Series B Common Stock). Upon such exercise, the holder's tax basis in the Series B Common Stock obtained will be equal to the sum of the holder's tax basis in the Warrant (as described above) and the exercise price of the Warrant. The holder's holding period with respect to such Series B Common Stock will commence on the day after the date of exercise. The holder will generally recognize capital gain or loss on the sale or exchange of Series B Common Stock if the Series B Common Stock is a capital asset in the hands of the holder, and such capital gain or loss will be long-term if the Series B Common Stock was held for more than one year. If a Warrant expires without being exercised, the holder will recognize a loss in an amount equal to its tax basis in the Warrant. Such loss will be a capital loss if the Series B Common Stock to which the Warrants relate would have been a capital asset in the hands of the Warrant holder, and such capital loss will be a long-term capital loss if the Warrant was held for more than one year.



     Adjustments to the conversion ratio of the Warrants, or the failure to make adjustments, may in certain circumstances result in the receipt of taxable constructive dividends by the holder, in which event the holder's tax basis in the Warrants would be increased by an amount equal to the constructive dividend.


BACKUP WITHHOLDING


     A holder of a Note may be subject to backup withholding at a rate of 31% with respect to interest and OID (if applicable) on, and gross proceeds upon sale or retirement of, a Note unless such holder (i) is a corporation or other exempt recipient and, when required, demonstrates that fact, or (ii) provides a correct taxpayer identification number, certifies under penalties of perjury, when required, that such holder is not subject to backup withholding, and otherwise complies with applicable requirements of the backup withhold-ing rules. Backup withholding is not an additional tax, and any amounts so withheld are creditable against the holder's federal income tax, provided the required information is provided to the IRS.



APPLICABLE HIGH-YIELD DISCOUNT OBLIGATIONS



     If the Notes are considered to have "significant OID" and if the yield of the Notes is at least five percentage points above the applicable federal rate, the Company would not be able to deduct for tax purposes any OID accruing with respect thereto until such interest is actually paid. In addition, if the yield of the Notes is more than six percentage points above the applicable federal rate, then (a) a portion of such interest corresponding to the yield in excess of six percentage points above the applicable federal rate would not be deductible by the Company at any time, and (b) a corporate holder may be entitled to treat the interest that would not be not deductible as a dividend to the extent of the earnings and profits of the Company, which may then qualify for the dividends received deduction. In such event, corporate holders should consult their tax advisers concerning the availability of the dividends received deduction.



                          DESCRIPTION OF CAPITAL STOCK



     The following summary description of the capital stock of the Company does not purport to be complete and is subject to the provisions of the Company's Amended and Restated Certificate of Incorporation and Restated Bylaws, which are included as exhibits to the Registration Statement of which this Prospectus forms a part and by the provisions of applicable law.



AUTHORIZED AND OUTSTANDING CAPITAL STOCK



     The authorized capital stock of the Company currently consists of 500 million shares of Common Stock, par value $.0001 per share. Of the 500 million authorized shares of the Company's Common Stock, 60 million shares have been designated as Series A Common Stock; 278,980,556 shares have been designated as Series B Common Stock; 1,019,444 shares have been designated as Series C Common Stock; and the remaining 160 million shares of Common Stock are undesignated. As of January 31, 1997, 36,245,031 shares of Series A Common Stock were issued and outstanding, held by 28 stockholders of record, 125,931,074 shares of Series B Common Stock were issued and outstanding, held by 158 stockholders of record, and no shares of Series C Common Stock were outstanding. After the Equity Offering, all existing rights to acquire Series C Common Stock will become rights to acquire the same number of shares of Series B Common Stock.



     Upon consummation of the Equity Offering, however, the Company's Restated Certificate of Incorporation will be amended and restated to provide for authorized capital stock of 505,000,000 shares, which shall consist of 500,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, each having a par value of $.0001 per share. Of the 500,000,000 shares of Common Stock, 3,000 shares will be designated Series A Common Stock, all of which will be issued and outstanding and held by members of the Control Group,
shares will be designated Series B Common Stock, of which           shares will
be issued and outstanding and           shares will be designated Series C
Common Stock of which           shares will be issued and outstanding. No shares
of Preferred Stock will be issued and outstanding.



COMMON STOCK



     Voting Rights. Upon consummation of the Equity Offering, under the Company's Amended and Restated Certificate of Incorporation, the holders of the Series A Common Stock have the right to vote on all matters that come before the stockholders and shall have the right, voting as a class, to elect a majority of the Board of Directors. The holders of Series B Common Stock and Series C Common Stock have the right, voting together as a class, to elect a number of directors equal to the total number of directors, less the number of directors to be elected by the holders of Series A Common Stock, except as otherwise required by law. In addition, the affirmative vote of a majority of holders of Series A Common Stock, voting separately as a class, and of a majority of the holders of Series B Common Stock and Series C Common Stock, voting together as a class, shall be required for the Company (i) to amend the Company's Amended and Restated Certificate of Incorporation or Restated Bylaws in a manner detrimental to the Series B Common Stock or the Series C

Common Stock, provided that except as required by law, no approval of the Series B Common Stock or the Series C Common Stock is required if such amendment is necessary to comply with FCC rules or regulations; (ii) to effect a sale, lease, mortgage, transfer or other disposal or encumbrance of all or substantially all of the Company's assets; (iii) to enter into a merger or other business combination with any other entity which transaction would result in the Company's stockholders immediately prior to such transaction not holding at least fifty percent of the voting power of the surviving or continuing entity;
(iv) to conduct a liquidation, dissolution or winding up of the Company; (v) to declare dividends, other than a dividend payable solely in shares of capital stock or in options to purchase shares of capital stock or a regular periodic dividend payable in cash and declared out of the earned surplus of the Company;
(vi) to effect any capital reorganization of the Company or any reclassification or recapitalization of the capital stock of the Company; and (vii) as may otherwise be required by law.



     After the tenth anniversary of the License Grant Date, each holder of Series B Common Stock shall be entitled to one vote per share on all matters submitted to the vote of the Company's stockholders.



     Transfer Restrictions. Holders of Series A Common Stock, Series B Common Stock and Series C Common Stock shall be subject to certain transfer restrictions pursuant to the terms of the Company's Amended and Restated Certificate of Incorporation, which provides that any transfer of Common Stock of the Company by any party will be void and of no force and effect to the extent that such transfer will cause the Company or any of its subsidiaries to violate applicable FCC rules and regulations concerning foreign ownership or which will prevent the Company from qualifying as a "Designated Entity" and "Small Business" or "Very Small Business" under Part 24 of the rules of the FCC applicable to broadband PCS. See "Principal Stockholders."



     In order for the Company to qualify for the Entrepreneurs' Auction and as a Small Business or Very Small Business, the FCC Rules require that, during the three years following the date on which the last PCS license in the "C" or "F" frequency block for which the licensee is a winning bidder is granted, (i) a "control group" collectively own at least 25% for the three-year period after the License Grant Date of the Company's fully diluted equity and (ii) persons or entities meeting certain FCC qualifications known as "qualifying investors" own at least 60% of this percentage interest. To remain eligible for the preferences afforded bidders in the Entrepreneurs' Auction, during the 10-year term of the PCS license, a control group must maintain the rights to elect a majority of the members of the Company's Board of Directors and to exercise control over the Company, and the qualifying investors must continue to own at least 10% of the Company's fully diluted equity. A control group and the qualifying investors may satisfy the minimum FCC's Required Ownership Percentage by holding options or warrants.



     Conversion of Series A Common Stock at the Closing of the Equity
Offering. Pursuant to an irrevocable election made by the holders of a majority of the shares of Series A Common Stock, upon consummation of the Equity Offering each share of Series A Common Stock (other than 3,000 shares) will be converted
into      shares of Series B Common Stock and             shares of Series C
Common Stock.



     Series C Common Stock. Pursuant to the Company's Amended and Restated Certificate of Incorporation, the Series C Common Stock will be mandatorily redeemable by the Company if and to the extent shares of Series B Common Stock are required to be issued in settlement of the CTRs, at a redemption price of $.0001 per share of Series C Common Stock. In such event, the Amended and Restated Certificate of Incorporation will provide that the Company will redeem a number of shares of Series C Common Stock equal to the number of shares of Series B Common Stock issued in settlement of the CTRs.



     In the event the Company subdivides (by stock dividend, stock split or otherwise) or combines (by reverse stock split or otherwise), the number of shares of Series B Common Stock the Company is obligated to appropriately adjust the number of shares of Series C Common Stock it will be obligated to redeem. In the event the Company redeems less than all of the then outstanding shares of Series C Common Stock, the Company will effect such redemption pro rata. In addition, no fractional shares or scrip representing fractions of shares of Series C Common Stock will be redeemed in connection with any such redemption. Upon the CTR Expiration Date, each share of Series C Common Stock which is not redeemed pursuant to the terms of


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the Amended and Restated Certificate of Incorporation will be converted into a share of Series B Common Stock. See "-- Description of Contingent Transfer Rights."



     An aggregate of       shares of Series C Common Stock will be issued to the
Control Group, together with shares of Series B Common Stock, in exchange for the outstanding shares of Series A Common Stock (other than 3,000 shares) upon the consummation of the Equity Offering. To the extent the Underwriters' over-allotment option is not exercised, an equivalent number of shares of Series C Common Stock will be automatically converted into Series B Common Stock such that the total remaining outstanding shares of Series C Common Stock will equal the number of CTRs issued in the Equity Offering.



     Control Group Warrants. Upon any issuance of shares of Common Stock, or options, warrants, rights or other securities exercisable for or convertible into shares of Common Stock, from and until 10 years after the License Grant Date, other than shares of Series B Common Stock issued (i) upon conversion of shares of Series A Common Stock; (ii) as a result of any adjustments for subdivisions, dividends or combinations; or (iii) as a dividend or distribution on Series A, Series B Common Stock or Series C Common Stock for which an adjustment is made pursuant to (ii) above, which issuance would cause the equity interest of the Control Group or the Qualifying Investors on a fully-diluted basis to fall below the Required Ownership Percentage, as defined in the Amended and Restated Certificate of Incorporation (such issuance, a "Dilutive Issuance"), the Qualifying Investors automatically shall be issued warrants to purchase shares of Series B. Common Stock at a price equal to "fair market value" of the Series B. Common Stock at the time of the Dilutive Issuance in an amount sufficient to maintain the aggregate equity interest of the Control Group or the Qualifying Investors in the Company at the Required Ownership Percentage. Any Control Group Warrants issuable prior to the CTR Expiration Date will expire on the later of the second anniversary of their issuance or six months after the CTR Expiration Date. Any Control Group Warrants issuable on or after the CTR Expiration Date will expire on the Termination Date and will provide that the exercise price thereof will be the then "fair market value" of the Series B Common Stock. Expiration of a Control Group Warrant which causes the equity interest of the Qualifying Investor on a fully diluted basis to fall below the Required Ownership Percentage shall be deemed to be a Dilutive Issuance. The issuance of Control Group Warrants will also trigger the Company's obligation to issue adjustment warrants to MCI. See "-- Other Options, Warrants and Convertible Debt -- MCI Warrants -- Adjustment Warrants."



     Automatic Conversion. Upon the tenth anniversary of the License Grant Date, all shares of Series A Common Stock shall automatically convert into shares of Series B Common Stock at a conversion ratio of one share of Series B Common Stock for each share of Series A Common, subject to adjustment as described below (the "Series A Conversion Ratio"). Upon conversion of shares of Series A Common Stock, any accrued but unpaid dividends with respect to the shares of Series A Common Stock so converted will become payable.



     Adjustment to Series A Conversion Ratio. In the event (i) the outstanding shares of Series B Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Series B Common Stock, respectively, the Series A Conversion Ratio in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased or decreased as appropriate and (ii) the Company shall declare or pay any dividend on the Series B Common Stock payable in shares of Series B Common Stock or in the event the outstanding shares of Series B Common Stock shall be subdivided, by reclassification or otherwise than by payment of a dividend in shares of Series B Common Stock, respectively, into a greater number of shares of Series B Common Stock, respectively, the Series A Conversion Ratio in effect immediately prior to such dividend or subdivision shall be proportionately decreased or increased as appropriate.



     Liquidation. Except to the extent otherwise required by applicable regulations of the FCC, as codified or otherwise adopted in decisions or orders of the FCC from time to time, in the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, subject to the rights of any holders of Preferred Stock, the assets and funds which remain in the Company, if any, shall be distributed ratably on a per share basis among the holders of shares of Series A Common Stock (on the basis of the number of shares of Series B Common Stock into which such shares of Series A Common Stock are convertible at the


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


applicable Series A Conversion Ratio), Series B Common Stock and Series C Common Stock (on the basis of the number of shares of Series B Common Stock into which such shares of Series C Common Stock are convertible).



     Dividends. Except to the extent otherwise required by applicable regulations of the FCC, as codified or otherwise adopted in decisions or orders from time to time, as and when dividends are declared and paid by the Company, whether in cash, property or securities of the Company (other than Series B Common Stock), the holders of Series A Common Stock and Series C Common Stock shall be entitled to participate in such dividends ratably on a per share basis (on the basis of the number of shares of Series B Common Stock into which such shares are convertible) with the holders of the Series B Common Stock.



PREFERRED STOCK



     Under the Amended and Restated Certificate of Incorporation, the Board of Directors is authorized from time to time to provide by resolution for the issuance of shares of Preferred Stock in one or more series not exceeding in the aggregate the number of shares of Preferred Stock authorized by the Amended and Restated Certificate of Incorporation, as amended from time to time; and subject to the provisions of the Amended and Restated Certificate of Incorporation, to determine with respect to each such series the voting powers, if any (which voting powers, if granted, may be full or limited), designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions relating thereto, including without limiting the generality of the foregoing, the voting rights relating to shares of Preferred Stock of any series (which may be one or more votes per share or a fraction of a vote per share, which may vary over time and which may be applicable generally or only upon the happening and continuance of stated events or conditions), the rate of dividend to which holders of Preferred Stock of any series may be entitled (which may be cumulative or noncumulative), the rights of holders of Preferred Stock of any series in the event of liquidation, dissolution or winding up of the affairs of the Company, the rights, if any, of holders of Preferred Stock of any series to convert or exchange such shares of Preferred Stock of such series for shares of any other class or series of capital stock or for any other securities, property or assets of the Company or any subsidiary (including the determination of the price or prices or the rate or rates applicable to such rights to convert or exchange and the adjustment thereof, the time or times during which the right to convert or exchange shall be applicable and the time or times during which a particular price or rate shall be applicable), whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates, and whether any shares of that series shall be redeemed pursuant to a retirement or sinking fund or otherwise and the terms and conditions of such obligation.



ANTITAKEOVER EFFECTS OF PROVISIONS OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, RESTATED BYLAWS AND DELAWARE LAW



  Amended and Restated Certificate of Incorporation and Restated Bylaws



     The Restated Bylaws provide that the Company's stockholders may call a special meeting of stockholders only upon a request of stockholders owning at least a majority of the Company's capital stock. These provisions of the Amended and Restated Certificate of Incorporation and Bylaws could discourage potential acquisition proposals and could delay or prevent a change in control of the Company. In addition, upon the Termination Date, the Amended and Restated Certificate of Incorporation provides that the Company's Board of Directors will be classified into three classes, that any stockholder action may only be taken at a duly called meeting of stockholders and that special meetings of stockholders may be called only by the Board of Directors. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and in the policies formulated by the Board of Directors and to discourage certain types of transactions that may involve an actual or threatened change of control of the Company. These provisions are designed to reduce the vulnerability of the Company to an unsolicited acquisition proposal. These provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for the


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


Company's shares and, as a consequence, they also may inhibit fluctuations in the market price of the Company's shares that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in the management of the Company.



  Delaware Takeover Statute



     The Company is subject to Section 203 of the Delaware General Corporation Law ("Section 203"), which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder, unless: (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
(ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (a) by persons who are directors and also officers and (b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or (iii) on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.



     Section 203 defines business combination to include: (i) any merger or consolidation involving the corporation and the interested stockholder; (ii) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder, (iii) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (iv) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (v) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.



DESCRIPTION OF CONTINGENT TRANSFER RIGHTS



     General. The CTRs will be issued under the CTR Agreement between the Company and the CTR Agent, a form of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summary of certain provisions of the CTR Agreement does not purport to be complete, and is subject to, and is qualified in its entirety by reference to, all provisions of the CTR Agreement, including the definitions of certain terms therein.



     Payment at Expiration Date.  Each CTR represents the right to receive as of
          , 2000 (the date which is three one-half years following consummation of the Equity Offering) (the "CTR Expiration Date"), subject to adjustment as described under "Adjustment" below, a number of shares set forth below under "CTR Formula" of Series B Common Stock (or fraction of a share of Series B Common Stock) to be determined by the Average Fair Market Value (as defined below) of the Series B Common Stock for the 60 trading day period ending on the 5th trading day prior to the CTR Expiration Date (the "Valuation Period").



     CTR Formula. Each CTR will entitle the holder thereof (the "CTR Holder") to receive, subject to adjustment as provided in "Adjustment" below, one share of Series B Common Stock, if the Average Fair Market Value of the Series B
Common Stock during the Valuation Period is less than $          . If the
Average Fair Market Value of the Series B Common Stock during the Valuation
Period is equal to or greater than $          and less than $          , each
CTR Holder will be entitled to receive, subject to adjustment as provided in "Adjustment" below, a fraction of a share of Series B Common Stock determined by
dividing (A) $          minus the Average Fair Market Value of the Series B
Common Stock during the Valuation Period by (B) the Average Fair Market Value of the Series B Common Stock during the Valuation Period. If


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


the Average Fair Market Value of the Series B Common Stock is equal to or
greater than $          during the Valuation Period each CTR will expire and no
shares of Series B Common Stock will be issuable thereunder. The CTR Agreement will provide that "Average Fair Market Value" with respect to the Series B Common Stock means the average of the Market Prices of the Series B Common Stock during the Valuation Period. The CTR Agreement will provide that the term "Market Price" shall mean (a) the closing sales price of the Series B Common Stock on The Nasdaq National Market or such other national securities exchange on which the Series B Common Sock is then listed or admitted for trading, or (b) if the Series B Common Stock is not then listed or traded on any exchange or The Nasdaq National Market, the average of the closing bid and ask prices per share on The Nasdaq National Market, (c) or if such quotation is not available, the fair market value thereof as determined by a nationally recognized investment banking, accounting or appraisal firm.



     Series C Common Stock; Escrow Agreement. As a condition to the consummation of the Equity Offering, each share of Series A Common Stock (other
than 3,000 shares) will be converted into           shares of Series B Common
Stock and           shares of Series C Common Stock. Pursuant to the Company's
Amended and Restated Certificate of Incorporation, the Series C Common Stock will be mandatorily redeemable by the Company if shares of Series B Common Stock are required to be issued in settlement of the CTRs, at a redemption price of $.0001 per share of Series C Common Stock. In such event, the CTR Agreement will provide that the Company will redeem a number of shares of Series C Common Stock equal to the number of shares of Series B Common Stock issued in settlement of the CTRs. For a description of the other terms of the Series C Common Stock, see "Description of Capital Stock -- Series C Common Stock."



     Pursuant to the CTR Escrow Agreement to be entered into by the holders of the Series C Common Stock, the CTR Agent and the Company, the holders of the Series C Common Stock will transfer to the CTR Agent the Series C Common Stock. The Escrow Agreement will provide that the CTR Agent will hold the shares of Series C Common Stock so received in accordance with and pursuant to the terms of the Escrow Agreement. The CTR Agent will hold such shares of Series C Common Stock pending redemption pursuant to the terms described in the preceding paragraph or the early termination of the CTRs pursuant to the provisions of the CTR Agreement described under "Early Expiration of the CTRs" below. To the extent shares of Series C Common Stock remain outstanding following settlement or early termination of the CTRs, the CTR Agent will release such shares of Series C Common Stock to the registered holders thereof and such shares will automatically convert into shares of Series B Common Stock.



     An aggregate of       shares of Series C Common Stock will be issued to the
Control Group, together with shares of Series B Common Stock, in exchange for the outstanding shares of Series A Common Stock (other than 3,000 shares) upon the consummation of the Equity Offering. To the extent the Underwriters' over-allotment option is not exercised, an equivalent number of shares of Series C Common Stock will be automatically converted into Series B Common Stock such that the total remaining outstanding shares of Series C Common Stock will equal the number of CTRs issued in the Equity Offering.



     Early Expiration of the CTRs. If, after 18 months from the closing of the Equity Offering, the Fair Market Value of the Series B Common Stock exceeds
$          for 30 of any 60 consecutive trading days prior to the CTR Expiration
Date, the CTRs will terminate and no shares of Series B Common Stock will be issuable thereunder.



     Fractional Shares. The CTR Agreement will provide that the Company may pay cash in lieu of fractional shares, if any, to be issued in respect of the CTRs. If the Company elects to pay cash in lieu of such fractional shares, the Company will pay cash in an amount equal to such fractional interest multiplied by the Average Fair Market Value of the Series B Common Stock during the Valuation Period.



     Delivery of Shares to CTR Holders. The shares of Series B Common Stock to which holders of CTRs are entitled will be delivered to such holders by the Company within 30 business days of the CTR Expiration Date.


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     Certain Purchases and Sales.  The CTR Agreement will provide that the
Company will not, and will not permit any of its subsidiaries, officers and directors to purchase, sell or otherwise dispose of any shares of the Series B Common Stock in open market transactions, in privately negotiated transactions or otherwise (other than pursuant to the conversion or exercise of outstanding securities), on any day during the period commencing 30 trading days before the Valuation Period and ending on the last day of the Valuation Period.



     Amended Series A Shareholders Agreement. As a condition to the consummation of the Equity Offering, the Amended Series A Shareholders Agreement will provide that the terms and conditions thereof will apply to the shares of Series A Common Stock, Series B Common Stock and Series C Common Stock, if any, to be issued in the Recapitalization to be effected prior to the consummation of the Offerings. Under the Amended Series A Shareholders Agreement, the holders of Series A Common Stock will be restricted from transferring their shares of Series A Common Stock, Series B Common Stock and Series C Common Stock until the later of (i) three years from the License Grant Date or such longer period as may be required to comply with the FCC's rules and regulations or (ii) the trading day following the CTR Expiration Date. The CTR Agreement will provide that the Company will enforce all of the Company's rights under the Amended Series A Shareholders Agreement and will not give to any other party thereto a waiver of any of its obligations thereunder or excuse any breach by such other party of any such obligation thereunder. For a description of the terms of the Amended Series A Shareholders Agreement, see "Principal Stockholders."



     No Extension of 10% Qualified Investor Holding Period. The CTR Agreement will provide that the Company will not take any action or fail to take any
action that could reasonably be expected to extend beyond                     ,
2000, the date on which, pursuant to applicable FCC rules and regulations, including 47 C.F.R. Section 24.709(b)(5)(i)(D), as currently in effect, as such section may be amended from time to time, or any similar section, rule or regulation hereafter adopted by the FCC, the aggregate equity interest in the Company required to be held by the Qualifying Investors is reduced to 10%.



     No Extension of Valuation Period. The CTR Agreement will provide that the Company will not take any action or fail to take any action that would lengthen the Valuation Period.



     Adjustments. In the event the Company shall in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) the number of outstanding shares of the Series B Common Stock, the Company shall appropriately adjust the CTR Formula. Whenever such an adjustment is made, the Company shall (i) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment;
(ii) promptly file with the CTR Agent a copy of such certificate; and (iii) mail a brief summary thereof to each CTR Holder.



     Consolidation, Merger and Sale of Assets. The CTR Agreement will provide that the Company may, without the consent of the CTR Holders, consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any corporation, partnership or trust organized under the laws of the United States of America, any state thereof or the District of Columbia, provided that (i) the successor entity assumes the Company's obligations under the CTRs and the CTR Agreement and (ii) the Company delivers to the CTR Agent an officer's certificate regarding compliance with the foregoing.



     CTR Separation from Equity Units. The CTRs and the shares of Series B Common Stock included in the Equity Units will become detachable and separately tradeable 90 days after the closing date of the Equity Offering, or such earlier date as may be determined by Smith Barney Inc.



     No Rights as Stockholders. The CTRs will not confer upon the CTR Holder any voting rights or any other rights as a stockholder of the Company prior to their maturity.



     Amendments. The CTR Agreement may be amended by the written consent of the Company and the affirmative vote or the written consent of CTR Holders holding not less than a majority of the CTRs. Notwithstanding the foregoing, the Company and the CTR Agent may from time to time supplement or amend the CTR Agreement, without the approval of any CTR Holder, in order to cure any ambiguity or to correct or supplement any provision contained in the CTR Agreement, which may be defective or inconsistent with any other provision in the CTR Agreement, or to make any other provisions in regard to matters or questions arising under the CTR Agreement which the Company and the CTR Agent may deem necessary or


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desirable and which shall not be inconsistent with the provisions of the CTRs and which shall not adversely affect the interests of the CTR Holders.



OTHER OPTIONS, WARRANTS AND CONVERTIBLE DEBT



     Options. As of September 30, 1996, there were options to purchase 18,243,322 shares of Series B Common Stock outstanding under the Company's Amended and Restated Stock Option Plan, at exercise prices ranging from $0.25 to $5.00. Stock options which have been granted under the Amended and Restated Stock Option Plan generally expire 10 years after the date of grant.



     Convertible Debt



     Hughes Subscription Agreement, Convertible Promissory Note and Escrow Agreement



     Hughes Subscription Agreement and Convertible Promissory Note. On October 25, 1996, the Company entered into a Subscription Agreement (the "Subscription Agreement") with Hughes, pursuant to which the Company has sold the Hughes Convertible Note to Hughes in the principal amount of $50 million. The Hughes Convertible Note and accrued interest thereon, at a rate of 14% per annum, will automatically convert into shares of Series B Common Stock at a conversion price of $5.00 per share (subject to adjustment for stock splits, stock dividends, combinations and the like) upon the later of the closing of the Equity Offering or the early termination or expiration of the waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR Act"). The Hughes Convertible Note matures on June 30, 1997 if not previously converted. Under the terms of the Subscription Agreement, the Company has agreed, upon written notice from Hughes on or before March 29, 1997, to use its best efforts to cause the appointment of a Hughes representative to the NextWave Board of Directors. Hughes has the right to have one individual designated by it continue to serve on the Company's board of directors for three years. The Subscription Agreement also contains customary representations, warranties and covenants with respect to the Company. See "Business -- Equipment Vendors."



     Hughes Escrow Agreement; Conditions to Release. The proceeds from the sale of the Hughes Convertible Note were deposited into an escrow account pursuant to the terms of an Escrow Agreement between Hughes, the Company and The Chase Manhattan Bank, as escrow agent. A total of $35 million of the Hughes Convertible Note proceeds were released to the Company in January 1997 when the Company's C-Block licenses were granted. The remaining Hughes Convertible Note proceeds will be released from the escrow account by the completion of the Equity Offering.



     LG Loans



     Convertible Promissory Notes and Loan Agreement. On February 23, 1996, LG InfoComm, Inc., a California corporation and a subsidiary of LGIC ("LG"), entered into an agreement with the Company pursuant to which it agreed to make a convertible loan to the Company in an aggregate principal amount of $10 million which is convertible into 2 million shares of Series B Common Stock at a conversion price of $5.00 per share. The loan was funded on June 3, 1996. In August 1996, LGT advanced to the Company an additional $10 million which is expected to be evidenced by a convertible promissory note which will be converted into 2 million shares of Series B Common Stock at $5.00 per share upon the completion of the Equity Offering. Under a Loan Agreement dated as of January 6, 1997 (the "LG Loan Agreement"), between the Company and LG, LG lent an additional $25 million to the Company. The loan will bear interest at 9.7% and will mature on the earlier of (i) 30 days from the closing of the Equity Offering or (ii) six months from the drawdown date. In connection with the LG Loan Agreement, the Company agreed to reduce the conversion price on the $10 million convertible promissory note issued to LG under a loan agreement dated February 23, 1996 with the Company from $7.00 per share to $5.00 per share of Series B Common Stock (subject to antidilution adjustments).



     In January 1997, the Company and this vendor entered into a stock pledge agreement, pursuant to which the Company pledged all of the issued and outstanding capital stock of NextWave Personal Communications Inc. to this vendor as collateral for the repayment by the Company of the amounts advanced previously by this vendor. Pursuant to the loan agreement with the vendor, the Company agreed not to permit or create any liens


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on the assets of NextWave Personal Communications Inc. or allow NextWave
Personal Communications Inc. to become obligated with respect to any indebtedness other than liens or indebtedness in connection with the C-Block payment terms provided by the FCC in connection with the grant of the Company's C-Block PCS licenses (the "C-Block Payment Terms"). The Company also agreed that NextWave Personal Communications Inc. will not transfer, encumber or cause any liens or encumbrances to attach to the capital stock of NextWave Personal Communications Inc. or the Company's C-Block PCS licenses, except as otherwise provided by the C-Block Payment Terms. Finally, the Company agreed to cause NextWave Power Partners to take all steps necessary to transfer any D-Block PCS licenses finally awarded to NextWave Power Partners to NextWave Personal Communications Inc. The stock pledge will be released upon payment of all obligations under the loan agreement with the vendor.



     Other Convertible Debt



     The Company issued $130,348,000 aggregate principal amount of Bridge Notes. The Bridge Notes are convertible at any time into 32,587,000 shares of Series B Common Stock at a conversion price of $4.00 per share. The Company is obligated
to prepay approximately $     million of Bridge Notes out of the proceeds of the
Debt Offering.



     QUALCOMM has made a convertible loan to the Company in an aggregate principal amount of $398,000 which is convertible into 1,019,444 shares of Series B Common Stock at a conversion price of $0.39 per share. This loan matures on June 7, 1999.



     In connection with its initial private placement of Series B Common Stock, the Company issued $38,912,478 aggregate principal amount of convertible promissory notes to certain foreign investors. The convertible promissory notes convert automatically into 12,970,826 shares of Series B Common Stock at a price of $3.00 per share at such time as conversion is permitted under the FCC's rules and regulations regarding foreign ownership. In the event the convertible promissory notes are not fully converted by the first anniversary date of the completion of the C-Block Auction, each foreign stockholder shall have the right to demand repayment of the principal balance due under the convertible promissory notes together with interest due thereon, at a rate of 6% per annum. The convertible promissory notes otherwise mature on May 6, 2001.



     Warrants. The Company issued warrants to purchase 12,975,135 shares of Series B Common Stock to investors in its private placement of Series B Common Stock. These warrants have an exercise price of $3.00 per share and expire one year following the consummation of the Equity Offering. If at the time of expiration the warrant holder has been unable to exercise a warrant due to FCC ownership restrictions, the exercise period of the warrant will be extended to 90 days after the date the warrant holder becomes able to exercise the warrant without violating FCC regulations.



     In connection with certain loans made by PECO, the Company has issued to PECO warrants to purchase a total of 980,556 shares of Series B Common Stock at $3.00 per share. 500,000 of these warrants expire November 1, 1998 and 480,556 of these warrants expire March 29, 1999.



     In connection with a loan made to the Company by LG, the Company has issued to LG warrants to purchase 250,000 shares of Series B Common Stock at $3.00 per share. These warrants expire one year following the consummation of the Equity Offering. If at the time of expiration LG has been unable to exercise a warrant due to FCC ownership restrictions, the exercise period of the warrant will be extended to 90 days after the date LG becomes able to exercise the warrant without violating FCC regulations. See "Certain Indebtedness -- Convertible Promissory Notes."



     In connection with several third party consultants performing financial advisory services for the Company, the Company issued to the consultants warrants to purchase an aggregate of 164,113 shares of Series B Common Stock at $4.00 per share. These warrants expire one year following the consummation of the Equity Offering.



     In connection with the repayment of the Bridge Notes pursuant to the use of proceeds from the Offerings, the Company is obligated to issue to the Bridge Note holders warrants to purchase up to 32,587,000 shares of

Series B Common Stock at an exercise price of $4.00 per share. These warrants expire five years from the date of issuance.



MCI Warrants



     Pursuant to the MCI Warrant Agreement, the Company has granted MCI the Initial Warrants to purchase shares of Series B Common Stock and has agreed to grant to MCI upon the occurrence of certain events the Additional Initial Warrants, the Adjustment Warrants and the Performance Warrants, as described below.



     Initial Warrants. On the date of the MCI Warrant Agreement, the Company granted MCI warrants to purchase 23,673,284 shares of Series B Common Stock (the "Initial Warrants"). These warrants have an exercise price of $4.00 per share, subject to adjustments for certain anti-dilution events, and, subject to extension in certain circumstances, expire on February 18, 2004. The exercise price of the Initial Warrants, however, will be adjusted, if necessary, to equal the exercise price of the Additional Initial Warrants upon the grant of such Additional Initial Warrants at the consummation of the Equity Offering or shortly thereafter.



     Additional Initial Warrants. Upon the consummation of the Equity Offering or shortly thereafter, the Company shall issue and deliver to MCI additional
warrants (the "Additional Initial Warrants") to purchase             shares of
Series B Common Stock (which, together with the Initial Warrants, will represent the right to acquire up to 12% of the outstanding shares of the Company's capital stock, on a Fully-Diluted Basis (the "Initial Grant Percentage"). These warrants will have an exercise price, subject to adjustment for certain anti-dilution events, equal to the lesser of (i) $4.00 per share; (ii) 40% of the price attributable to the Series B Common Stock included in the Equity Units issued by the Company in the Equity Offering, if such price is less than $7.00 per share; or (iii) the lowest price per share for shares of Series B Common Stock (or options, warrants or securities convertible into Series B Common Stock) sold or issued by the Company on or after June 30, 1996 (and prior to the issuance and delivery of the Additional Initial Warrants). The Additional Initial Warrants will, subject to extension in certain circumstances, expire seven and one-half years after their date of issuance.



     Adjustment Warrants. If the Company, at any time after the issuance of the Additional Initial Warrants and within 10 years from the date of the MCI Warrant Agreement, sells or issues any capital stock or any options, warrants, convertible securities or other rights entitling the holder thereof to purchase from the Company shares of its capital stock (any such event, a "Triggering Issuance"), then the Company must issue and deliver to MCI additional warrants (the "Adjustment Warrants"). The number of shares of Series B Common Stock issuable upon exercise of Adjustment Warrants will equal the number of shares necessary to preserve the aggregate percentage of the outstanding shares of the Company's capital stock (up to 12% as of or shortly after consummation of the Equity Offering), on a Fully-Diluted Basis, in respect of which warrants have been issued to MCI. The Adjustment Warrants issued on any date will have an exercise price, subject to certain exceptions, equal to the Market Price (as defined) of the Series B Common Stock as of the date one day prior to the Triggering Issuance relating to such Adjustment Warrants. The Adjustment Warrants will, subject to extension in certain circumstances, expire five and one-half years after the issuance date of such Adjustment Warrants.



     If, on any date on which Adjustment Warrants are to be issued, there are any shares of capital stock of the Company outstanding, on a fully diluted basis, other than (i) shares of Series A Common Stock outstanding on the date of the Warrant Agreement or (ii) Series B Common Stock, then MCI may require that the Adjustment Warrants provide MCI with the right to purchase shares of any class or series of outstanding capital stock of the Company, other than Series A Common Stock.



     Performance Warrants. If MCI purchases an aggregate amount of Full Mobility Services MOUs exceeding certain incremental thresholds (each such incremental threshold, a "Performance Threshold"), the Company will issue and deliver to MCI warrants to purchase shares of Series B Common Stock (such warrants, the "Performance Warrants"), up to a maximum, together with MCI's Initial Warrants, Additional Initial Warrants and Adjustment Warrants, of 25% of the number of outstanding shares of capital stock of the Company, on a Fully-Diluted Basis, after giving effect to the issuance of such Performance Warrants. The

Performance Thresholds are subject to reduction in the event the Company sells or transfers any PCS licenses under certain circumstances, fails to achieve certain levels of Full Mobility Service offerings within a specified time period, or if MCI has terminated service in any Market in which the Company's PCS network fails to meet certain service, quality and capacity requirements. The Performance Warrants are to have an exercise price, subject to adjustment for certain anti-dilution events, equal to the Market Price (as defined) of the Series B Common Stock on the last day of the billing period under the applicable monthly invoice relating to the specific issuance, and the Performance Warrants are, subject to extension in certain circumstances, to expire five years after the date of their issuance. If MCI has terminated the MCI Agreement because of a default by the Company or if MCI has terminated service under the MCI Agreement in the Los Angeles or New York City Markets due to the failure of NextWave to meet certain service, quality and capacity requirements in those markets, MCI may accelerate the Company's obligation to deliver Performance Warrants.



     If, on any date on which Performance Warrants are to be issued, there are any shares of capital stock of the Company outstanding, on a Fully-Diluted Basis other than (i) shares of Series A Common Stock outstanding on the date of the MCI Warrant Agreement or (ii) Series B Common Stock, then MCI may require that the Performance Warrants provide MCI with the right to purchase shares of any class or series of outstanding capital stock of the Company, other than Series A Common Stock.



     Mergers and Asset Sales. Under the MCI Warrant Agreement, in the event of a merger or consolidation to which the Company is a party or any sale of assets of the Company as an entirety or substantially as an entirety (other than a merger, consolidation or sale of assets which (i) does not result in any reclassification or change in any outstanding shares of capital stock, on a Fully-Diluted Basis, of the Company or (ii) results in the holders of all such outstanding shares being entitled to receive solely cash and/or securities that are not equity securities), the surviving or transferee entity (or an issuer of equity securities in the transaction) must enter into a written agreement with MCI pursuant to which such entity will assume all of the Company's obligations under the MCI Warrant Agreement, subject to certain modifications, and the Company must not enter into any such transaction unless such entity has entered into such an agreement with MCI. In the event of a merger, consolidation or sale of all or substantially all of the assets of the Company which results in the holders of all outstanding shares of the Company's capital stock, on a Fully-Diluted Basis, being entitled to receive solely cash and/or securities that are not equity securities, MCI is, subject to certain conditions, entitled to receive a cash payment equal to up to approximately 2% (subject to reduction to the extent that Performance Warrants have theretofore been issued) of the market value of the capital stock of the Company on a Fully-Diluted Basis.



     Lucent Warrants



     On November 15, 1996, the Company entered into a Warrant Purchase Agreement with Lucent (the "Lucent Warrant Agreement"). Under the Lucent Warrant Agreement, (the "Common Stock Price"), the Company has granted Lucent warrants to purchase a number of shares of Series B Common Stock equal to (i) $10 million, divided by (ii) the price per share attributable to the Series B Common Stock included in the Equity Units issued by the Company in the Equity Offering (the "Common Stock Price"), at an exercise price equal to the Common Stock Price, subject to adjustment for certain anti-dilution events (the "Lucent Warrants"). The Lucent Warrants may not be exercised until the earlier to occur of (i) December 31, 1997, or (ii) the 181st day after the closing of the Equity Offering. The Lucent Warrants expire on the earlier to occur of (i) June 30, 2002, or (ii) the fifth anniversary of the closing of the Equity Offering.



  Comdisco Warrants



     In connection with the Master Lease Agreement, on November 1, 1996, the Company granted Comdisco warrants to purchase 1,500,000 shares of Series B Common Stock at an exercise price equal to the Common Stock Price, subject to adjustment for certain anti-dilution events (the "Comdisco Warrants"). The Comdisco Warrants shall vest from time to time as follows: Comdisco shall have the right to exercise the warrant to purchase that number of shares of Series B Common Stock equal to 1% of each "Progress Payment" (as such term is defined in the Master Lease Agreement) provided, however, that Comdisco shall vest in the right to purchase all 1,500,000 shares upon the earlier to occur of (i) December 31, 1997, or (ii) the date upon which Comdisco funds equipment purchases pursuant to the Master Lease Agreement equal $150 million. The Comdisco Warrants expire on various dates in 2002.



                              CERTAIN INDEBTEDNESS



U.S. GOVERNMENT FINANCING



     The Company successfully bid $4.7 billion, net of a 25% bidding credit, for 63 BTA licenses in the FCC's C-Block Auctions and successfully bid $129 million, net of bidding credits, for 32 licenses in the D, E and F-Block Auctions. To date the Company has paid $488 million, representing in excess of 10% of its total net bids, as downpayment. The FCC has granted NextWave its C-Block licenses and is expected to grant the D, E and F-Block licenses later this year. When the D and E-Block licenses are granted, the Company will be required to pay $4.6 million, representing the balance of its bid amount. The Company will be required, pursuant to the FCC's installment payment plan, to execute a note and security agreement to the U.S. Government creating a first priority security interest in favor of the FCC in the licenses (and the proceeds of any sale, thereof). The U.S. Government Financing terms for the remaining 90% balance of the C-Block indebtedness include a below market interest rate of 6.5% fixed for the 10-year term. This financing allows the Company to pay interest only on the principal balance for the first six years, with payments of interest and principal amortized over the seventh through tenth years of the license term. When the F-Block licenses are granted, the Company will make a second 10% downpayment of $12.3 million and have the remaining 80% balance financed with favorable terms including a below market interest rate (the 10-year Treasury Note Rate at time of grant) with interest only payments for the first two years and interest and principal amortized over the third through tenth year. The favorable financing terms of the C and F-Block licenses significantly reduces the effective cost of these licenses to the Company on a net present value basis.



     The combined C and F-Block financing is approximately $4.4 billion. Although the Company's obligation under this financing will be recorded on the Company's financial statements at its estimated fair market value of $2.8 billion, the amount that would be owed to the U.S. Government if the financing was declared immediately due and payable would be $4.4 billion plus accrued interest. The Company may incur substantial financial penalties, license revocation or other enforcement measures at the FCC's discretion in the event that the Company becomes unable to make timely payments on its U.S. Government Financing. Payments are deemed untimely for such purposes if not made within 90 days after they become due. The FCC has indicated that, in the event that a licensee anticipates an inability to make any required payment based upon bankruptcy, foreclosure or financial distress, there will be a presumption in favor of granting the licensee's request for a further three-month grace period before the FCC cancels its licenses, re-auctions them, and subjects the Company to a penalty, which may be comprised of the difference between the price at which the Company acquired its licenses and the amount of the winning bid at the re-auction, plus an additional penalty of 3% of the lesser of the subsequent winning bid and the defaulting bid. See "Regulation of the Wireless Telecommunications Industry -- The Entrepreneurs' Block."



BRIDGE NOTES



     In April and May 1996, the Company issued $130,348,000 aggregate principal amount of Bridge Notes. The Bridge Notes are unsecured obligations of the Company and are subordinated in right of payment to certain "Senior Debt," including the PCS license debt, U.S. Government Financings, equipment manufacturer and vendor financings and certain other indebtedness. The Bridge Notes provide for a term of six years with an interest rate of 2% per annum for the first two years of the term of such notes and an interest rate of 12% per annum for the balance of the term. During the first three years after the issuance date of the Bridge Notes, the Company may elect to pay all or a portion of the interest payable by issuing additional Bridge Notes. Each holder of Bridge Notes may convert all or any portion of such notes into Series B Common Stock at a conversion price of $4.00 per share, subject to certain anti-dilution adjustments.



     The Company is obligated to prepay the Bridge Notes in connection with any issuance of certain high-yield debt securities, including the Senior Notes and the Senior Discount Notes issued in the Units Offering.

Holders of an aggregate of $93 million in principal amount of the Bridge Notes have executed consents (collectively, the "Consents") permitting the Company to satisfy its prepayment obligation with cash, Public Debt Securities (as defined below) or any combination thereof; provided, however, that any Public Debt Securities issued by the Company to the holders of Bridge Notes will have a public float of at least the greater of (i) $150 million and (ii) two times the aggregate principal amount of Bridge Notes which are being prepaid with the relevant Public Debt Securities, in each case excluding the Public Debt Securities issued to such holders ("Consenting Holders") pursuant to the Consents. The Public Debt Securities will be issued to such Consenting Holders at the same time as the Public Debt Securities sold to the public and will be deemed to have a value for purposes of the redemption equal to the price at which the Public Debt Securities are sold to the public. The prepayment of the Bridge Notes will be at a redemption price of 100% of the principal amount thereof, together with accrued interest through the date of prepayment, and will also require the issuance of the warrants described below. "Public Debt Securities" means debt securities which shall include bonds, notes or any similar securities or units consisting of any of the foregoing and warrants, issued by the Company pursuant to an effective registration statement. In the event the Public Debt Securities are sold to the public in two or more tranches, any prepayment, in whole and in part, in Public Debt Securities will be divided ratably between and among the Public Debt Securities in each such tranche unless otherwise determined by the Company.



     Upon consummation of the Units Offering, the Company would have the right to deliver Senior Note Units and Senior Discount Note Units in satisfaction of the Company's prepayment obligation with respect to Bridge Notes held by Consenting Holders. The Company currently intends to do so by issuing
$            aggregate principal amount of Senior Notes and $
aggregate principal amount at maturity of Senior Discount Notes. At the closing of the Units Offering, Consenting Holders will receive a fee equal to 5% of the principal amount plus accrued interest of the Bridge Notes, payable in cash or, if elected by a Consenting Holder in its Consent, in shares of Series B Common Stock valued at $5.00 per share.



     In addition, whether or not the Units Offering is consummated, the Company may prepay the Bridge Notes at any time at its option. If the Company prepays such notes prior to the second anniversary of the date of initial issuance of such notes, whether pursuant to an optional or mandatory prepayment, the Company shall issue 32,587,000 warrants to purchase Series B Common Stock to the holders of such notes at an exercise price of $4.00 per share, subject to anti-dilution adjustments. The warrants expire on the fifth anniversary of issuance. The holder of a warrant may only exercise such warrant to the extent such holders' ownership of Series B Common Stock does not then violate FCC rules and regulations relating to foreign ownership. If the Company prepays the Bridge Notes at, or any time after, April 9, 1998, whether pursuant to an optional or mandatory prepayment, the Bridge Notes are subject to a call premium of $0.50 per each $1.00 of outstanding principal, increasing ratably $0.10 per year until April 9, 2002, and no warrants will be issued.



CONVERTIBLE PROMISSORY NOTES AND VENDOR FINANCING



     For information regarding convertible promissory notes outstanding, see "Description of Capital Stock -- Other Options, Warrants and Convertible Debt." For a description of indebtedness related to the purchase of PCS infrastructure equipment and services, see "Business -- Equipment Vendors."

                        SHARES ELIGIBLE FOR FUTURE SALE



     The outstanding shares of Series B Common Stock and all Series B Common Stock issuable upon exercise of outstanding options or warrants or upon conversion of convertible notes (collectively, "Restricted Shares") constitute or will constitute restricted securities under Rule 144 of the Securities Act. Without consideration of the contractual restrictions described below, all of the shares of Series B Common Stock which constitute Restricted Shares will be eligible for sale in the public market in accordance with Rule 144 beginning two years after such securities were acquired.



     The holders of           shares of Series B Common Stock (including shares
issuable upon conversion of convertible securities and exercise of options and
warrants) have the right, commencing             , 1997 (90 days after the
closing of the Equity Offering), to require the Company to file a registration statement under the Securities Act for the sale of such shares of Series B Common Stock. The Company is permitted to delay the filing of a registration statement in connection therewith for up to 120 days, and presently intends to do so to the extent necessary to avoid having to register any secondary resales of Series B Common Stock until at least 210 days after the date hereof. Such holders also have the right to require the Company to include their shares in a registered offering of securities by the Company for their own account.



     Restricted Shares may not be sold unless they are registered under the Securities Act or are sold pursuant to an applicable exemption from registration, including pursuant to Rule 144. In general, assuming the consummation of the Equity Offering, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned shares of Series B Common Stock which constitutes Restricted Shares (or Series A Common Stock which is converted into shares of Series B Common Stock) for at least two years, including affiliates of the Company, would be entitled to sell in brokers' transactions or to market makers within any three-month period a number of shares of Series B Common Stock that does not exceed the greater of 1% of the then outstanding shares of Series B Common Stock or the average weekly trading volume of the shares of Series B Common Stock on The Nasdaq National Market during the four calendar weeks preceding the date on which notice of the sale is filed with the Securities and Exchange Commission. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company.



     Affiliates of the Company may sell shares of Series B Common Stock not constituting Restricted Shares in accordance with the foregoing volume limitations and other restrictions, but without regard to the two-year holding period. Restricted Shares held by affiliates of the Company eligible for sale in the public market under Rule 144 are subject to the foregoing volume limitations and other restrictions, including the two-year holding period.



     The Company, its officers, directors, certain of its employees and stockholders and its affiliates have agreed not to sell, solicit an offer to buy, contract to sell, grant any option to purchase or otherwise transfer or dispose of, or register or announce the sale or offering of, any Equity Units, CTRs or shares of Series B Common Stock of the Company or any securities that are convertible into, or exercisable or exchangeable for, shares of Series B Common Stock for a period of 180 days after the date of this Prospectus without the prior written consent of Smith Barney Inc., subject to certain limited exceptions included in the Underwriting Agreement. The shares of Series B Common Stock held by members of the Control Group are subject to certain transfer restrictions under the Amended Series A Shareholders Agreement. See "Principal Stockholders."



     There currently is no market for the Equity Units or the Series B Common Stock. The Company intends to list the Equity Units and the Series B Common Stock on The Nasdaq National Market following the consummation of the Equity Offering. There can be no assurance, however, that the Equity Offering will occur or that an active trading market will develop thereafter. Assuming a public market for the Equity Units or the Series B Common Stock does develop, no predictions can be made as to the effect, if any, that market sales of the Equity Units or shares of Series B Common Stock or the availability of Series B Common Stock for sale will have on the market prices for the Units and the Warrants prevailing from time to time. Nevertheless, sales of substantial amounts of Series B Common Stock in the public market, for acquisitions or otherwise, could adversely affect prevailing market prices for the Units and the Warrants.

                                  UNDERWRITING


     Upon the terms and subject to the conditions stated in the Underwriting Agreement dated the date hereof, each of CIBC Woody Gundy Securities Corp. ("CIBC Wood Gundy"), Smith Barney Inc., Lehman Brothers Inc., Bear, Stearns & Co., Inc., Prudential Securities Incorporated, ING Baring (U.S.) Securities, Inc. and Oppenheimer & Co., Inc. (collectively, the "Underwriters") has agreed severally, and not jointly, to purchase, and the Company has agreed to sell, the number of Units offered hereby set forth opposite its name below.



                                                                                         NUMBER OF
                                                                    NUMBER OF         SENIOR DISCOUNT
                         UNDERWRITERS                           SENIOR NOTE UNITS       NOTE UNITS
--------------------------------------------------------------  -----------------     ---------------
CIBC Wood Gundy Securities Corp...............................
Smith Barney Inc..............................................
Lehman Brothers Inc...........................................
Bear, Stearns & Co. Inc.......................................
Prudential Securities Incorporated............................
ING Baring (U.S.) Securities, Inc.............................
Oppenheimer & Co., Inc........................................
                                                                        ---------           ---------
          Total...............................................
                                                                        =========           =========



     The Underwriting Agreement provides that the obligations of the several Underwriters to pay for and accept delivery of the Senior Note Units and Senior Discount Note Units are subject to approval of certain legal matters by counsel and to certain other conditions. The Underwriting Agreement also provides that the Company will indemnify the Underwriters and their controlling persons against certain liabilities and expenses, including liabilities under the Securities Act. The Underwriters are obligated to take and pay for all of the Senior Note Units and Senior Discount Note Units offered hereby if any such Senior Note Units and Senior Discount Note Units are taken.



     The Underwriters propose to offer the Senior Note Units and Senior Discount Note Units directly to the public initially at the public offering price set forth on the cover page of this Prospectus and to certain dealers at such price
less a concession not in excess of      % of the principal amount, in the case
of the Senior Notes and      % of the principal amount at maturity, in the case
of the Senior Discount Notes. After the initial public offering of the Senior Note Units and Senior Discount Note Units, the offering price and other selling terms may be changed by the Underwriters.



     Prior to the Units Offerings, there has been no public market for the Units, the Senior Notes, the Senior Discount Notes or the Warrants. The Company does not intend to list the Units, Senior Notes, the Senior Discount Notes or the Warrants on a national securities exchange or to seek admission thereof for trading on The Nasdaq National Market. The Underwriters have advised the Company that they currently intend to make a market in the Units, the Notes and the Warrants, but are not obligated to do so and may discontinue any such market making at any time without notice. Accordingly, there can be no assurance as to the liquidity of, or that an active trading market will develop for the Units, the Senior Notes, the Senior Discount Notes and the Warrants.



     CIBC Wood Gundy acted as the placement agent in connection with the placement of the Bridge Notes and an affiliate of CIBC Wood Gundy purchased an aggregate of $15 million of Bridge Notes in such private placement. Moreover, CIBC Wood Gundy acted as a placement agent in connection with the placement of shares of Series B Common Stock and convertible promissory notes. In addition, CIBC acted as a financial advisor to the Company in connection with the Company's solicitation of the Consents of the holders of the Bridge Notes. The Company has agreed to pay CIBC Wood Gundy customary compensation for these services. ING Baring (U.S.) Securities, Inc. acted as a placement agent in connection with the placement of shares of Series B Common Stock and convertible promissory notes of the Company and purchased 1,666,666 shares of Series B Common Stock and warrants to purchase 123,356 shares of Series B Common Stock in such private placement. ING Baring (U.S.) Securities, Inc. received customary compensation from the Company for these services. An affiliate of Prudential Securities Incorporated also purchased 1,000,000 shares of Series B Common Stock and warrants to purchase 74,013 shares of Series B Common Stock in such private placement.

                                 LEGAL MATTERS


     The legality of the Units, the Notes, the Warrants, and the Gauarantees offered hereby will be passed upon for the Company and Wireless by Latham & Watkins, San Diego, California. Certain legal matters in connection with the Units Offering will be passed upon for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.


                                    EXPERTS


     The financial statements as of December 31, 1995 and September 30, 1996 and for the periods from May 16, 1995 (inception) to December 31, 1995, the nine months ended September 30, 1996 and the period from May 16, 1995 to September 30, 1996 included in this Prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to the Company's ability to continue as a going concern as described in Note 1 to the financial statements) of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION


     The Company has filed with the Commission a Registration Statement on Form S-1 under the Securities Act, with respect to the Units, the Notes and the Warrants offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Units, the Notes and the Warrants offered hereby, reference is hereby made to such Registration Statement, exhibits and schedules filed as part of the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement or such other document. Each such statement is qualified in all respects by such reference to subject exhibit.



     After consummation of the Offerings, the Company will be subject to the informational and reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, will be required to file reports, proxy or information statements, and other information with the Commission. Such reports, proxy statements and other information, as well as the Registration Statement of which this Prospectus is a part and the exhibits and schedules thereto, can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following regional offices: 7 World Trade Center, New York, New York 10048, and 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials also can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a website on the Internet that contains reports, proxy and information statements and other information (http://www.sec.gov).

                           GLOSSARY OF SELECTED TERMS

     Set forth below are certain technical terms defined as they are used in this Prospectus.

AIN:                         Advanced Intelligent Network. The means by which a
telecommunications network will provide call control. Database structure and signal transfer points facilitate call management maintenance and control.

Analog: A transmission method employing a continuous (rather than pulsed or digital) electrical signal that varies in amplitude or frequency in response to changes in sound impressed on a transducer in the sending device.


Area-Based Service:          The provision of PCS services in a residential or
                             business environment offered as an alternative to or replacement for wireline services.


Base Station:                Transmitter, receiver, signaling and related
                             equipment located at each cell site.

BTA: Basic Trading Area. A geographic area devised by Rand McNally and adopted by the FCC as the PCS C, D, E and F license service areas.

C-Block Auction:             The FCC Auction of 493 30 MHz BTA licenses,
                             restricted to entities meeting certain financial and other criteria.


C-Block Auctions:            The C-Block Auction and the C-Block Re-Auction.



C-Block Re-Auction:          The FCC Auction of C-Block licenses for which the
                             high-bidder defaulted on their initial downpayments to the FCC that commenced July 6, 1996.


CDMA: Code Division Multiple Access. One of the three leading PCS and digital cellular technology platforms.

Cellular:                    The commercial mobile radio-telephone service
                             comprised of 25 MHz MSA and RSA licenses in the 800
                             MHz band. The first mobile radio service to broadly employ frequency reuse in its system design.

Churn Rate:                  The rate at which communications service customers
                             terminate service. It is calculated as a rate per month for a given measurement period, as the number of subscriber units disconnected divided by the average number of subscribers on the networks.

CMRS:                        Commercial Mobile Radio Service.

Common Carriers:             Companies which own or operate transmission
                             facilities and offer telecommunication services to the general public on a non-discriminatory basis.

CTIA: The Cellular Telecommunications Industry Association. A trade association in North America comprised primarily of cellular and PCS telephone service providers and some mobile satellite service providers.


D, E and F-Block Auctions:   The FCC Auction of 493 10 MHz BTA licenses in the
                             D-Block, E-Block and F-Block. The F-Block Auction is restricted to entities meeting certain financial and other criteria.


Digital: A method of storing, processing and transmitting information through the use of distinct electronic or optical pulses that represent the binary digits 0 and 1. Digital transmission/switching technologies employ a sequence of discrete, distinct pulses to represent information, as opposed to the continuously variable analog signal.

ESMR: Enhanced Specialized Mobile Radio. Radio communications systems that employ digital technology with a multi-site configuration that permits frequency reuse to significantly increase system capacity. The expanded system capacity of ESMR systems allows for the provision of a wide array of services including, enhanced dispatch (group calling), mobile telephony, text messaging with acknowledgment (paging) and mobile data.

FCC: The Federal Communications Commission. An independent regulatory agency with authority delegated by Congress to regulate interstate and foreign communications by wire and radio, and to manage the nongovernment radio spectrum.

Frequency Reuse:             The use of many low-elevation antenna and/or
                             low-power sites, so that the same frequencies can be reused in numerous sites separated by a defined distance without causing interference. Thus frequency re-use systems can increase capacity, increase the number of sites and reuse frequencies more often.


Full Mobility Service:       The provision of digital wireless voice airtime
                             with mobile inter-cell (base station) hand-off capability.


GHz: Gigahertz. A unit of frequency equal to one billion cycles (or hertz) per second.

GSM: Global System for Mobile Communications. One of the three leading PCS and digital cellular technology platforms, currently widely deployed in Europe.


Hard Hand-Off:               A cell tower transfer method which simultaneously
                             disconnects the in-use cell and reconnects with a new cell.



LECs:                        Local exchange carriers.



License Grant Date:          The last date on which the FCC issues a C or
                             F-Block license to the Company.


Local Loop Services:         Local telephony services.

MHz: Megahertz. A unit of frequency equal to one million cycles (or hertz) per second.

MTA: Major Trading Area. A geographic area devised by Rand McNally and adopted by the FCC as either a PCS A-Block or B-Block license service area.

MSA: Metropolitan Statistical Area. A geographic area devised by Rand McNally and adopted by the FCC as a cellular license service area.

PBX:                         Private branch exchange.


PCS: Personal Communications Service. Broadband radio communications that encompasses mobile and ancillary fixed communications that provide services to individuals and businesses and can be integrated with a variety of competing networks. In Canada and the United States, 120 MHz of PCS spectrum has been allocated for use by public systems at the 2 GHz frequency range. It is expected that PCS will initially consist primarily of low cost enhanced voice, two-way data and text messaging services, primarily directed at the mass consumer wireless communications market. Such PCS applications are expected to be followed over time by services offering integrated voice, data, image and eventually perhaps video capability.

POPs: A shorthand abbreviation for population. A POP refers to one person living in a population area which is included in the coverage area of a telecommunications service provider.

Protocol:                    An all-inclusive term used to describe the various
                             control functions, tuning and methodology standards by which a communications system operates, as well as any other equipment system characteristics necessary to ensure compatibility.

PSTN: Public Switched Telephone Network. A term for the existing public switched telephone networks comprised of local and long distance switching centers interconnected through transmission facilities.

RF:                          Radio Frequency.

RFQ:                         Request For Quotation.

Roam(ing):                   A service offered by wireless communications
                             network carriers which allows subscribers to use their radio or phone while outside their carrier's service area. Roaming requires an agreement between participating carriers.

RSA: Rural Statistical Area. A defined regional geographical service area devised by Rand McNally and adopted by the FCC for cellular service areas.

SMR: Specialized Mobile Radio. A two-way radio service provided within a designated portion of the 800 and 900 MHz frequency bands.

Soft Hand-Off:               Cell tower transfer method which establishes a new
                             cell communications channel prior to disconnecting the existing channel.

Spectrum:                    The electromagnetic radio spectrum. The FCC grants
                             authorizations and licenses to private and governmental entities to use specified portions under certain conditions.

TDMA: Time Division Multiple Access. One of the three leading PCS and digital cellular technology platforms.


Vocoder: An electronic mechanism that compresses digital speech signals prior to transmission in order to increase the capacity of over communication systems of limited frequency bandwidth.


Wireless Local Loop:         Wireless switched local telephony service.

Wireless PBX:                Wireless Private Branch Exchange. Dedicated
                             wireless local network providing telephone service for medium to large institutions.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                                         PAGE
                                                                                         ----
Report of Independent Accountants......................................................   F-2

Consolidated Balance Sheet at December 31, 1995 and September 30, 1996.................   F-3

Consolidated Statement of Operations for the period from May 16, 1995 (inception) to
  September 30, 1995 (unaudited), for the period from May 16, 1995 (inception) to
  December 31, 1995, for the nine months ended September 30, 1996, and for the period
  from May 16, 1995 (inception) to September 30, 1996..................................   F-4

Consolidated Statement of Cash Flows for the period from May 16, 1995 (inception) to
  September 30, 1995 (unaudited), for the period from May 16, 1995 (inception) to
  December 31, 1995, for the nine months ended September 30, 1996, and for the period
  from May 16, 1995 (inception) to September 30, 1996..................................   F-5

Consolidated Statement of Changes in Stockholders' Equity for the period from May 16,
  1995 (inception) to December 31, 1995 and for the nine months ended September 30,
  1996.................................................................................   F-6

Notes to Consolidated Financial Statements.............................................   F-7

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of NextWave Telecom Inc.


In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of cash flows and of changes in stockholders' equity present fairly, in all material respects, the financial position of NextWave Telecom Inc., a development stage enterprise (Note 1), and its subsidiaries at December 31, 1995 and September 30, 1996, and the results of their operations and their cash flows for the period from May 16, 1995 (inception) to December 31, 1995, the nine months ended September 30, 1996 and the period from May 16, 1995 (inception) to September 30, 1996 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1 to the consolidated financial statements, in order to implement its business plan, the Company will require significant capital to meet its obligations to the FCC, build out the PCS infrastructure necessary to provide service, and cover its operational expenses. These capital requirements raise a substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter, which include raising additional capital in equity and debt offerings, are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PRICE WATERHOUSE LLP

San Diego, California

January 31, 1997, except as to the


refund of certain FCC downpayments


and the loan repayment described


in Notes 1 and 11, which are as


of February 6, 1997

                             NEXTWAVE TELECOM INC.
                        (a development stage enterprise)

                           CONSOLIDATED BALANCE SHEET


                                                                    DECEMBER        SEPTEMBER
                                                                       31,             30,
                                                                      1995             1996
                                                                   -----------     ------------
                                            ASSETS
Current assets:
  Cash and cash equivalents......................................  $ 4,486,000     $ 26,102,000
  Other current assets...........................................      106,000        1,476,000
                                                                   -----------     ------------
          Total current assets...................................    4,592,000       27,578,000
Property and equipment, net......................................      142,000       15,802,000
Restricted cash..................................................      875,000      131,760,000
FCC license deposits.............................................   79,225,000      267,182,000
Other assets.....................................................           --        8,788,000
                                                                   -----------     ------------
                                                                   $84,834,000     $451,110,000
                                                                   ===========     ============

                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable...............................................  $   156,000     $  8,643,000
  Accrued liabilities............................................      348,000        6,856,000
  Advances from contingent stock purchase subscribers............   30,225,000       10,000,000
  Advances from related party contingent stock purchase
     subscriber..................................................    4,875,000               --
  Current portion of convertible notes payable and capital
     leases......................................................   19,200,000       48,643,000
  Notes payable to related party.................................   25,000,000               --
                                                                   -----------     ------------
          Total current liabilities..............................   79,804,000       74,142,000

Convertible notes payable and capital leases, less current
  portion........................................................       24,000      130,845,000
                                                                   -----------     ------------

          Total liabilities......................................   79,828,000      204,987,000
                                                                   -----------     ------------
Commitments (Note 9)
Stockholders' equity:
  Common stock, $0.0001 par value, 500,000,000 shares authorized:
     Series A, 60,000,000 shares designated: 20,000,000 and
       47,396,437 shares issued and outstanding..................        2,000            5,000
     Series B, 278,980,556 shares designated: no shares and
       99,898,262 shares issued and outstanding..................           --           10,000
     Series C, 1,019,444 shares designated: no shares issued or
       outstanding...............................................           --               --
  Paid-in capital................................................    6,898,000      291,406,000
  Common stock notes receivable..................................           --       (2,810,000)
  Deferred charges and unearned compensation.....................           --      (25,993,000)
  Deficit accumulated during development stage...................   (1,894,000)     (16,495,000)
                                                                   -----------     ------------
          Total stockholders' equity.............................    5,006,000      246,123,000
                                                                   -----------     ------------
                                                                   $84,834,000     $451,110,000
                                                                   ===========     ============


          See accompanying notes to consolidated financial statements.

                             NEXTWAVE TELECOM INC.
                        (a development stage enterprise)

                      CONSOLIDATED STATEMENT OF OPERATIONS


                                   MAY 16, 1995        MAY 16, 1995        NINE MONTHS       MAY 16, 1995
                                   (INCEPTION)          (INCEPTION)           ENDED          (INCEPTION)
                                 TO SEPTEMBER 30,     TO DECEMBER 31,     SEPTEMBER 30,    TO SEPTEMBER 30,
                                       1995                1995               1996               1996
                                 ----------------     ---------------     -------------    ----------------
                                   (UNAUDITED)
Revenues:
  Consulting revenues from
     related party.............   $            --      $           --     $   1,914,000      $  1,914,000
  Consulting revenues..........                --             173,000            44,000           217,000
                                      -----------           ---------      ------------      ------------
     Total revenues............                --             173,000         1,958,000         2,131,000
                                      -----------           ---------      ------------      ------------
Operating expenses:
  Costs of related
     party consulting
     revenues..................                --                  --         1,832,000         1,832,000
  Consulting costs.............                --             114,000            26,000           140,000
  General and administrative...           497,000           1,631,000        11,844,000        13,475,000
  Selling and marketing........             4,000               8,000           370,000           378,000
  Research and development.....                --                  --           754,000           754,000
                                      -----------           ---------      ------------      ------------
     Total operating
       expenses................           501,000           1,753,000        14,826,000        16,579,000
                                      -----------           ---------      ------------      ------------
Operating loss.................          (501,000)         (1,580,000)      (12,868,000)      (14,448,000)
Debt conversion expense........                --                  --          (738,000)         (738,000)
Interest expense...............                --            (332,000)       (2,227,000)       (2,559,000)
Interest income................             1,000              18,000         1,232,000         1,250,000
                                      -----------           ---------      ------------      ------------
Net loss.......................   $      (500,000)     $   (1,894,000)    $ (14,601,000)     $(16,495,000)
                                      ===========           =========      ============      ============
Pro forma net loss per share
  (unaudited)(Note 2)..........                        $                  $
                                                            =========      ============
Shares used in computing pro
  forma net loss per share
  (unaudited)(Note 2)..........
                                                            =========      ============


          See accompanying notes to consolidated financial statements.

                             NEXTWAVE TELECOM INC.
                        (a development stage enterprise)
                      CONSOLIDATED STATEMENT OF CASH FLOWS


                                            MAY 16, 1995      MAY 16, 1995      NINE MONTHS      MAY 16, 1995
                                            (INCEPTION)        (INCEPTION)         ENDED         (INCEPTION)
                                          TO SEPTEMBER 30,   TO DECEMBER 31,   SEPTEMBER 30,   TO SEPTEMBER 30,
                                                1995              1995             1996              1996
                                          ----------------   ---------------   -------------   ----------------
                                            (UNAUDITED)
Cash flows from operating activities:
 Net loss...............................     $ (500,000)      $  (1,894,000)   $ (14,601,000)   $  (16,495,000)
 Adjustments to reconcile net loss to
   net cash used in operating
   activities:
   Debt conversion expense..............             --                  --          738,000           738,000
   Non-cash interest charges............             --             176,000          585,000           761,000
   Non-cash compensation................             --                  --          400,000           400,000
   Depreciation expense.................          7,000              14,000          290,000           304,000
   Amortization of debt issuance
     costs..............................             --                  --          171,000           171,000
   Changes in:
     Other assets.......................         (7,000)           (106,000)      (7,475,000)       (7,581,000)
     Accounts payable...................         24,000             156,000        8,487,000         8,643,000
     Accrued liabilities................         49,000             348,000        3,794,000         4,142,000
                                          -------------       -------------        ---------     -------------
       Net cash used in operating
       activities.......................       (427,000)         (1,306,000)      (7,611,000)       (8,917,000)
                                          -------------       -------------        ---------     -------------
Cash flows from investing activities:
 Restricted cash for long-term FCC
   licenses.............................             --            (875,000)    (129,473,000)     (130,348,000)
 Deposits for long-term FCC licenses....             --         (79,225,000)    (187,957,000)     (267,182,000)
 Purchases of property and equipment....        (89,000)           (105,000)     (15,282,000)      (15,387,000)
                                          -------------       -------------        ---------     -------------
       Net cash used in investing
       activities.......................        (89,000)        (80,205,000)    (332,712,000)     (412,917,000)
                                          -------------       -------------        ---------     -------------
Cash flows from financing activities:
 Proceeds from issuances of Common
   Stock................................        665,000           5,000,000       29,531,000        34,531,000
 Proceeds from issuances of notes
   payable and warrants.................             --          40,000,000       10,000,000        50,000,000
 Proceeds from issuances of notes
   payable to related party.............             --          25,000,000               --        25,000,000
 Proceeds from issuances of convertible
   senior subordinated notes payable....             --                  --      130,348,000       130,348,000
 Repayment of notes payable to related
   party................................             --                  --       (9,602,000)       (9,602,000)
 Debt issuance costs....................             --                  --       (2,053,000)       (2,053,000)
 Advances from contingent stock purchase
   subscribers..........................             --          11,000,000      212,366,000       223,366,000
 Advance from related party contingent
   stock purchase subscriber............             --           5,000,000               --         5,000,000
 Private placement issuance costs.......             --                  --       (9,680,000)       (9,680,000)
 Capital contributions..................             --                  --        1,078,000         1,078,000
 Payments on capital leases.............             --              (3,000)         (49,000)          (52,000)
                                          -------------       -------------        ---------     -------------
       Net cash provided by financing
       activities.......................        665,000          85,997,000      361,939,000       447,936,000
                                          -------------       -------------        ---------     -------------
Net increase in cash and cash
 equivalents............................        149,000           4,486,000       21,616,000        26,102,000
Cash and cash equivalents at beginning
 of period..............................             --                  --        4,486,000                --
                                          -------------       -------------        ---------     -------------
Cash and cash equivalents at end of
 period.................................     $  149,000       $   4,486,000    $  26,102,000    $   26,102,000
                                          =============       =============        =========     =============
Supplemental cash flow disclosures:
 Conversion of notes payable to advances
   from contingent stock purchase
   subscribers..........................     $       --       $  20,000,000    $  20,000,000    $   40,000,000
                                          =============       =============        =========     =============
 Conversion of notes payable to related
   party to advances from related party
   contingent stock purchase
   subscriber...........................     $       --       $          --    $  15,000,000    $   15,000,000
                                          =============       =============        =========     =============
 Conversion of advances from contingent
   stock purchase subscribers to Series
   B Common Stock and capital
   contributions........................     $       --       $     775,000    $ 213,679,000    $  214,454,000
                                          =============       =============        =========     =============
 Conversion of advances from related
   party contingent stock purchase
   subscribers to Series B Common Stock
   and capital contributions............     $       --       $     125,000    $  19,875,000    $   20,000,000
                                          =============       =============        =========     =============
 Conversion of advances from contingent
   stock purchase subscriber to
   convertible notes payable............     $       --       $          --    $  38,912,000    $   38,912,000
                                          =============       =============        =========     =============
 Conversion of notes payable to related
   party to long-term convertible notes
   payable to related party.............     $       --       $          --    $     398,000    $      398,000
                                          =============       =============        =========     =============
 Issuance of warrants for purchase of
   property and equipment...............     $       --       $          --    $     437,000    $      437,000
                                          =============       =============        =========     =============
 Issuance of Common Stock notes
   receivable in connection with
   issuances of Series A and Series B
   Common Stock.........................     $       --       $          --    $   2,810,000    $    2,810,000
                                          =============       =============        =========     =============
 Issuance of warrants to purchase Series
   B Common Stock in connection with
   issuance of notes payable............     $       --       $   1,000,000    $     600,000    $    1,600,000
                                          =============       =============        =========     =============
 Issuance of warrants to purchase Series
   B Common Stock in connection with
   issuance of Series B Common Stock....     $       --       $          --    $   1,138,000    $    1,138,000
                                          =============       =============        =========     =============
 Issuances of stock options and warrants
   to purchase Series B Common Stock in
   connection with non-employee
   agreements...........................     $       --       $          --    $  26,342,000    $   26,342,000
                                          =============       =============        =========     =============
 Unpaid debt issuance costs.............     $       --       $          --    $   2,165,000    $    2,165,000
                                          =============       =============        =========     =============
 Unpaid private placement costs.........     $       --       $          --    $     549,000    $      549,000
                                          =============       =============        =========     =============
 Non-cash debt issuance costs...........     $       --       $          --    $      48,000    $       48,000
                                          =============       =============        =========     =============
 Non-cash private placement stock option
   costs................................     $       --       $          --    $      65,000    $       65,000
                                          =============       =============        =========     =============
 Non-cash private placement Series B
   Common Stock costs...................     $       --       $          --    $     848,000    $      848,000
                                          =============       =============        =========     =============
 Issuances of stock options to purchase
   Series B Common Stock in connection
   with non-employee agreements.........     $       --       $          --    $     117,000    $      117,000
                                          =============       =============        =========     =============
 Acquisitions of equipment under capital
   lease obligations....................     $       --       $      51,000    $     231,000    $      282,000
                                          =============       =============        =========     =============
 Unamortized debt discount related to
   debt converted to equity.............     $       --       $          --    $     439,000    $      439,000
                                          =============       =============        =========     =============
 Interest paid..........................     $       --       $      32,000    $     312,000    $      344,000
                                          =============       =============        =========     =============


          See accompanying notes to consolidated financial statements.

                             NEXTWAVE TELECOM INC.
                        (a development stage enterprise)

           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                         SERIES A                  SERIES B                           COMMON     DEFERRED CHARGES
                                       COMMON STOCK              COMMON STOCK                          STOCK           AND
                                 ------------------------  -------------------------    PAID-IN        NOTES         UNEARNED
                                 NUMBER OF SHARES  AMOUNT  NUMBER OF SHARES  AMOUNT     CAPITAL     RECEIVABLE     COMPENSATION
                                 ----------------  ------  ----------------  -------  ------------  -----------  ----------------
Issuances of Series A Common
 Stock to founding stockholders
 during May through November 1995
 at $0.25 per share..............    20,000,000    $2,000             --     $    --  $  4,998,000  $        --    $         --
Issuance during November 1995 of
 warrants to purchase 500,000
 shares of Series B Common Stock
 exercisable at $3.00 per
 share...........................            --       --              --          --     1,000,000           --              --
Capital contributions during
 December 1995 (Note 7)..........            --       --              --          --       900,000           --              --
Net loss.........................            --       --              --          --            --           --              --
                                    ----------     ------    -----------      ------  ------------  -----------     -----------
Balance at December 31, 1995.....    20,000,000    2,000              --          --     6,898,000           --              --
Issuances during February 1996 of
 options to purchase 466,667
 shares of Series B Common Stock
 exercisable at $0.25 per share
 (valued by an independent
 appraiser)......................            --       --              --          --       117,000           --              --
Issuances of Series A Common
 Stock to founding stockholders
 during March 1996 through May
 1996 at $0.25 per share.........    35,760,000    4,000              --          --     8,936,000   (2,510,000)             --
Capital contributions during
 March 1996 and June 1996 (Note
 7)..............................            --       --              --          --     2,178,000           --              --
Issuances of Series B Common
 Stock during May 1996 at $3.00
 per share, net of issuance costs
 of $12,332,000..................            --       --      78,533,836       8,000   220,822,000     (300,000)             --
Issuances of Series B Common
 Stock during May 1996 at $5.00
 per share, net of issuance costs
 of $65,000......................            --       --       4,620,300          --    23,037,000           --              --
Issuances during March 1996
 through June 1996 of warrants to
 purchase 13,705,691 shares of
 Series B Common Stock
 exercisable at $3.00 per share
 (valued by an independent
 appraiser)......................            --       --              --          --     2,476,000           --              --
Issuance during May 1996 of
 options to purchase 200,000
 shares of Series B Common Stock
 exercisable at $3.00 per share
 (valued by an independent
 appraiser)......................            --       --              --          --       437,000           --              --
Issuance during May 1996 of
 warrants to purchase 64,113
 shares of Series B Common Stock
 exercisable at $4.00 per share
 (valued by an independent
 appraiser)......................            --       --              --          --       113,000           --              --
Issuances during August 1996 of
 warrants to purchase 23,773,284
 shares of Series B Common Stock
 exercisable at $4.00 per share
 (valued by an independent
 appraiser)......................            --       --              --          --    25,211,000           --     (25,211,000)
Conversion during August 1996 of
 15% of Series A Common Stock
 into Series B Common Stock at a
 ratio of one share of Series A
 Common Stock into two shares of
 Series B Common Stock...........    (8,363,563)   (1,000)    16,727,126       2,000        (1,000)          --              --
Exercise of common stock
 options.........................            --       --          17,000          --        51,000           --              --
Compensatory stock options
 issued..........................            --       --              --          --     1,131,000           --        (782,000)
Net loss.........................            --       --              --          --            --           --              --
                                    ----------     ------    -----------      ------  ------------  -----------     -----------
Balance at September 30, 1996....    47,396,437    $5,000     99,898,262     $10,000  $291,406,000  $(2,810,000)   $(25,993,000)
                                    ==========     ======    ===========      ======  ============  ===========     ===========

                                       DEFICIT
                                     ACCUMULATED
                                        DURING              TOTAL
                                     DEVELOPMENT        STOCKHOLDERS'
                                        STAGE               EQUITY
                                   ----------------    ----------------
                                 <
Issuances of Series A Common
 Stock to founding stockholders
 during May through November 1995
 at $0.25 per share..............    $           --      $    5,000,000
Issuance during November 1995 of
 warrants to purchase 500,000
 shares of Series B Common Stock
 exercisable at $3.00 per
 share...........................                --           1,000,000
Capital contributions during
 December 1995 (Note 7)..........                --             900,000
Net loss.........................        (1,894,000)         (1,894,000)
                                        -----------        ------------
Balance at December 31, 1995.....        (1,894,000)          5,006,000
Issuances during February 1996 of
 options to purchase 466,667
 shares of Series B Common Stock
 exercisable at $0.25 per share
 (valued by an independent
 appraiser)......................                --             117,000
Issuances of Series A Common
 Stock to founding stockholders
 during March 1996 through May
 1996 at $0.25 per share.........                --           6,430,000
Capital contributions during
 March 1996 and June 1996 (Note
 7)..............................                --           2,178,000
Issuances of Series B Common
 Stock during May 1996 at $3.00
 per share, net of issuance costs
 of $12,332,000..................                --         220,530,000
Issuances of Series B Common
 Stock during May 1996 at $5.00
 per share, net of issuance costs
 of $65,000......................                --          23,037,000
Issuances during March 1996
 through June 1996 of warrants to
 purchase 13,705,691 shares of
 Series B Common Stock
 exercisable at $3.00 per share
 (valued by an independent
 appraiser)......................                --           2,476,000
Issuance during May 1996 of
 options to purchase 200,000
 shares of Series B Common Stock
 exercisable at $3.00 per share
 (valued by an independent
 appraiser)......................                --             437,000
Issuance during May 1996 of
 warrants to purchase 64,113
 shares of Series B Common Stock
 exercisable at $4.00 per share
 (valued by an independent
 appraiser)......................                --             113,000
Issuances during August 1996 of
 warrants to purchase 23,773,284
 shares of Series B Common Stock
 exercisable at $4.00 per share
 (valued by an independent
 appraiser)......................                --                  --
Conversion during August 1996 of
 15% of Series A Common Stock
 into Series B Common Stock at a
 ratio of one share of Series A
 Common Stock into two shares of
 Series B Common Stock...........                --                  --
Exercise of common stock
 options.........................                --              51,000
Compensatory stock options
 issued..........................                --             349,000
Net loss.........................       (14,601,000)        (14,601,000)
                                        -----------        ------------
Balance at September 30, 1996....    $  (16,495,000)     $  246,123,000
                                        ===========        ============


          See accompanying notes to consolidated financial statements.

                             NEXTWAVE TELECOM INC.
                        (a development stage enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- THE COMPANY AND ITS CAPITAL RESOURCES

THE COMPANY


     NextWave Telecom Inc. ("NextWave" or the "Company") was incorporated on May 16, 1995. NextWave is the parent company of five wholly-owned subsidiaries that hold substantially all of the assets of the Company. NextWave was formed to build and operate Personal Communications Services ("PCS") networks. NextWave Personal Communications Inc. was formed to acquire PCS licenses obtained pursuant to the Federal Communications Commission's ("FCC") PCS C-Block auctions. NextWave Power Partners Inc. was formed to act as a joint venture with certain utility companies, energy management firms, and other strategic partners and acquire PCS licensees in the FCC's D, E and F-Block auctions. NextWave Partners Inc. was formed to hold NextWave's interest in NextWave Power Partners Inc. TELE*Code Inc. was formed to provide CDMA-based products and engineering services to the Company and third parties. NextWave Wireless Inc. was formed to act as an operating company and parent company for additional subsidiaries to be formed for each of the Company's PCS service regions.


CAPITAL RESOURCES


     The Company is a development stage enterprise which has incurred net losses since inception. In order to implement its business plan, significant capital will be required to (i) meet the Company's obligations to the FCC, (ii) build out the PCS network infrastructure necessary to provide service and (iii) cover its operational expenses. During January 1997, the FCC granted the Company C-Block PCS licenses in 63 basic trading areas. The C-Block licenses were granted subject to the requirement that the Company demonstrate compliance with FCC foreign ownership regulations within six months from the date of license grant and that the Company undertake various reporting obligations to the FCC to notify the agency of the steps being taken by the Company to ensure regulatory compliance. Although there can be no assurance, management believes that the Company will satisfy these conditions upon the consummation of the Company's initial public equity and debt offerings. These licenses are also subject to petitions for reconsideration or appeal filed by other C-Block auction participants. The total bid by the Company for the C-Block auctions was $4,743,648,000 of which $79,225,000 and $237,182,000 was on deposit with the FCC as of December 31, 1995 and September 30, 1996, respectively. During January 1997, following the FCC's notice of grant, the Company paid the remaining downpayment of $237,183,000 to the FCC.



     The remaining $4,269,283,000 will be paid pursuant to U.S. Government financing. Such U.S. Government financing is payable quarterly with payments of interest only through January 2003 and equal principal and interest payments from April 2003 through January 2007. The interest rate is fixed at the ten-year Treasury Note rate (6.5% at December 31, 1996) at the date of license grant, resulting in quarterly interest-only payments, commencing in April 1997, in the amount of $69,376,000 ($277,503,000 per year).



     During August 1996, the Company deposited $30,000,000 with the FCC to participate in the D, E and F-Block auctions. During January 1997, the D, E, and F-Block auctions ended with the FCC naming the Company the winning bidder on licenses in 32 basic trading areas with net bids totaling $128,972,000. These licenses required downpayments of $13,475,000, resulting in a refund to the Company of $16,525,000, which was received from the FCC and used to repay a loan during February 1997 (Note 11). Upon the grant of these licenses, the Company will make a final downpayment of $16,945,000. The remaining $98,552,000 will be paid pursuant to U.S. Government financing made to the Company. Such U.S. Government financing will be payable quarterly with payments of interest only for the first two years after the grant of the licenses and then equal principal and interest payments in the third through tenth years after the grant of the licenses. The interest will be fixed at the ten-year Treasury Note rate (6.5% at December 31, 1996) at the date of license grant, resulting in quarterly interest only payments of approximately $1,601,000 ($6,406,000 per year).

                             NEXTWAVE TELECOM INC.
                        (a development stage enterprise)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


     The Company's applications for these licenses may be subject to challenges by various competing bidders and other interested parties in the D, E and F-Block auctions. There can be no assurance that the Company will be successful in defending any such challenges should they occur and will be finally awarded any or all of these licenses. Any grant by the FCC of D, E, and F-Block PCS licenses may be conditioned on the Company's compliance with the FCC's foreign ownership restrictions within a specified period of time. Additionally, the Company participated in the F-Block auction as a small business (as defined by FCC rules) and there can be no assurance that there will not be challenges of the Company's status as a small business for purposes of the F-Block. If the Company were found to be ineligible or otherwise disqualified from holding the D, E or F-Block PCS licenses, the FCC could impose substantial financial and regulatory penalties on it, up to and including the refusal to grant such licenses. In the event that the Company were denied the D, E or F-Block PCS licenses, the Company would not be authorized to offer PCS services in those basic trading areas for which it was the winning bidder in those auctions.



     The Company will be required, pursuant to the FCC's installment payment plan, to execute note and security agreements to the U.S. Government, creating first priority security interests in favor of the FCC for all licenses (and the proceeds of any sales thereof) in the event of a default. The Company's failure to comply on an ongoing basis with FCC regulations, including those related to foreign ownership restrictions, network build-out requirements and control group ownership requirements could result in the FCC ordering divestiture of non-U.S. stockholders, issuance of substantial fines or denial of renewal or revocation of the licenses.



     Based on the Company's capital resources as of September 30, 1996, which are comprised primarily of cash and cash equivalents of $26,102,000, along with $18,650,000 of equity and $69,670,000 of debt financing raised subsequent to September 30, 1996, the Company will be required to raise additional financing in order to meet its financial obligations and achieve its business plan through 1997 and beyond. The successful implementation of the Company's strategy, among other things, is necessary for the Company to be able to meet its debt service and significant capital requirements. In addition, the Company's ability to satisfy its debt service obligations once its PCS networks are operational will be dependent upon the Company's future performance, which is subject to a number of factors that are beyond the Company's control. There can be no assurance that the Company's PCS networks can be completed or that, once completed, the Company will generate sufficient cash flow from operating activities to meet its debt service and working capital requirements. Any failure or delay in meeting these debt service requirements, and in particular, the requirements of the debt obligations to the U.S. Government, could have a material adverse effect upon the Company's business, results of operations and financial condition. Although there can be no assurance, management believes that the Company's capital resources at September 30, 1996, along with the proceeds from completed transactions as well as the equity and debt offerings planned for 1997 and the consummation of vendor financing necessary for network build-out (Notes 10 and 11) will be adequate to meet its capital requirements through 1997. Although there can be no assurance, management also believes that, in addition to its C-Block licenses, the Company will be awarded all D, E and F-Block licenses for which it was named the winning bidder in the FCC auctions which concluded in January 1997 and will be successful in meeting its operating plan to build out its PCS networks and commence providing PCS services in certain markets by the end of 1997.


NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

FINANCIAL STATEMENT PREPARATION

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                             NEXTWAVE TELECOM INC.
                        (a development stage enterprise)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

CASH EQUIVALENTS

     Cash equivalents are highly liquid investments and consist of money market accounts purchased with maturities of three months or less and exclude FCC deposits and restricted amounts.

REVENUE RECOGNITION


     Consulting revenues are recognized as the services are performed. Revenues from long-term contracts are recognized using the percentage-of-completion method, primarily based on costs incurred to date compared to total estimated costs at completion. Estimated contract losses are recognized when identified. Amounts received in advance of performance under consulting arrangements are recorded as deferred revenue. During the period from inception to December 31, 1995, 100% of total revenues was from one customer, and during the nine months ended September 30, 1996, 98% of total revenues was from another customer.


PROPERTY AND EQUIPMENT


     All property and equipment is stated at cost and depreciated or amortized using the straight-line method over its estimated useful life of 3 to 5 years or the remaining lease term, whichever is shorter. Repair and maintenance costs are charged to expense as incurred.



LICENSE COSTS



     As of September 30, 1996, the Company had recorded $237,182,000 of license costs representing funds remitted in satisfaction of the first downpayment requirement for the C-Block auctions. During January 1997, the Company remitted an additional downpayment of $237,183,000 and recorded $3,204,822,000 as an intangible asset representing the cost of the acquired licenses, with cost determined as (i) the present value of the deferred payment obligation provided by the U.S. Government using a risk-adjusted fair value discount rate of 14.0% and (ii) the downpayments. The U.S. Government financing, which provides for favorable terms, including a below market interest rate equal to the ten-year Treasury Note rate (6.5% at December 31, 1996) at the date of license grant over the ten-year life of the financing, is available to the Company because it qualifies as a small business as defined by the FCC rules and regulations. The FCC C-Block licenses expire in January 2007 but typically are renewable for a nominal fee. The licenses will be amortized using the straight-line method over their estimated useful lives of 40 years.



     During January 1997 the D, E and F-Block auctions ended with the FCC naming the Company the winning bidder on 32 licenses and the Company depositing $13,475,000 as a downpayment. When the licenses are granted, later this year, a second downpayment of $16,945,000, will be made and an intangible asset of $98,976,000 will be recorded using the same assumptions as above.



CAPITALIZATION OF INTEREST COST



     Interest costs incurred during the period of time that internally constructed assets are being made ready for their intended use are capitalized as part of the cost of acquiring such assets to the extent that these interest costs relate to financing obtained in order to prepare such assets for use. Assets considered to qualify for capitalization of related interest cost include PCS infrastructure and FCC licenses. As of September 30, 1996, PCS infrastructure construction activity had not commenced, and no PCS licenses had been awarded to the Company; therefore, no interest costs have been capitalized.

                             NEXTWAVE TELECOM INC.
                        (a development stage enterprise)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


LONG-LIVED ASSETS



     The Company investigates potential impairments of long-lived assets, certain identifiable intangibles, and any associated goodwill, on an exception basis, when there is evidence that events or changes in circumstances indicate that an asset's carrying value may not be recoverable. An impairment loss is recognized when the sum of the expected future net cash flows is less than the carrying amount of the asset. No such losses have been identified by the Company.



DEBT DISCOUNTS AND ISSUE COSTS



     Underwriting discounts taken and costs incurred related to issuances of debt instruments are deferred and amortized, using the effective interest method, over the term of the respective debt instruments.


INCOME TAXES

     Current income tax expense is the amount of income taxes expected to be payable for the current year. A deferred tax asset and/or liability is computed for both the expected future impact of differences between the financial statement and tax bases of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carryforwards. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be "more likely than not" realized in future tax returns. Tax rate changes are reflected in the statement of operations in the period such changes are enacted.


PRO FORMA NET LOSS PER SHARE (UNAUDITED)



     Pro forma net loss per share is computed based on the weighted average number of common shares and common stock equivalents, using the treasury stock method, outstanding during the respective periods after giving retroactive effect to the conversion, which occurred upon the closing of the FCC C-Block auction during May 1996, of all then outstanding contingent stock purchase subscriptions (Note 4) and convertible notes payable (Note 5) into shares of Series B Common Stock. Pursuant to Securities and Exchange Commission Staff Accounting Bulletin No. 83, all common stock and convertible notes payable issued since June 10, 1995 have been included as outstanding for all periods and all Series B Common Stock warrants and Series B Common Stock options granted since June 10, 1995 have been included as outstanding for all periods using the treasury stock method and an estimated price per share attributable to the Series B Common Stock issued by the Company in the initial public offering of
$          per share. Historical net loss per share is not presented because such amounts are not deemed meaningful due to the significant change in the Company's capital structure that occurred in connection with the contingencies satisfied as a result of the closing of the FCC auction during May 1996.


DIVERSIFICATION OF CREDIT RISK


     The Company's financial instruments that are subject to concentrations of credit risk consist primarily of cash and cash equivalents. The Company's policy is to place its cash and cash equivalents with high credit quality financial institutions in order to limit the amount of credit exposure.


DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS


     The carrying amounts of cash and cash equivalents, restricted cash, deposits, accounts payable, accrued liabilities and advances from contingent stock purchase subscribers, approximate fair value because of the short maturities of these financial instruments. See Note 5 for fair value information for the Company's notes payable, capital leases, and notes payable to related party.

                             NEXTWAVE TELECOM INC.
                        (a development stage enterprise)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

STOCK-BASED COMPENSATION


     The Company measures compensation expense for its stock-based employee compensation plans using the intrinsic value method and provides pro forma disclosures of net loss and net loss per share as if the fair value-based methods prescribed by Financial Accounting Standards Board Statement No. 123 (FAS 123) had been applied in measuring compensation expense (Note 8). Compensation charges for non-employee stock-based compensation is measured using fair value-based methods prescribed by FAS 123.


INTERIM RESULTS (UNAUDITED)


     The consolidated financial statements for the period from May 16, 1995 (inception) to September 30, 1995 have been prepared on the same basis as the consolidated financial statements for the period from May 16, 1995 (inception) to December 31, 1995 and include all adjustments, consisting of only normal recurring adjustments, necessary for the fair statement of results of the interim period.



RECLASSIFICATIONS



     Certain prior period amounts have been reclassified to conform with the current period presentation.



NOTE 3 -- COMPOSITION OF PROPERTY AND EQUIPMENT, NET



                                                                DECEMBER 31,    SEPTEMBER 30,
                                                                    1995            1996
                                                                ------------    -------------
    Property and equipment, net:
      Construction in process................................     $     --       $  9,875,000
      Computers and related equipment........................      142,000          3,709,000
      Furniture and fixtures.................................        9,000            996,000
      Test equipment.........................................           --            709,000
      Office equipment.......................................        5,000            664,000
      Leasehold improvements.................................           --            153,000
                                                                  --------        -----------
                                                                   156,000         16,106,000
      Less accumulated depreciation and amortization.........      (14,000)          (304,000)
                                                                  --------        -----------
                                                                  $142,000       $ 15,802,000
                                                                  ========        ===========



     The Company leases certain computer equipment under non-cancelable capital leases. As of December 31, 1995 and September 30, 1996, the total recorded value of leased equipment, net of accumulated amortization of $3,000 and $50,000, respectively, was $48,000 and $232,000, respectively.


NOTE 4 -- ADVANCES FROM CONTINGENT STOCK PURCHASE SUBSCRIBERS


     During November 1995, investors executed contingent stock subscription agreements to purchase in aggregate 12,000,000 shares of Series B Common Stock for $3.00 per share for aggregate gross proceeds in the amount of $36,000,000 and to participate, on a pro rata basis to their respective original contingent investments, in a warrant pool to purchase an aggregate of 7,975,135 shares of Series B Common Stock for $3.00 per share. Of this $36,000,000, $20,000,000 was originally issued in the form of a convertible note payable, which was converted into a contingent stock subscription agreement. Such warrants are exercisable from their date of issuance until a date one year following the closing of a firm commitment underwritten public offering of the Company's Series B Common Stock with aggregate gross proceeds of at least $20,000,000 and a number of shares issued which equates to at least 5% of the Company's then outstanding

                             NEXTWAVE TELECOM INC.
                        (a development stage enterprise)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


common shares, on a fully diluted basis ("qualified public offering"). If a warrant holder has not been able to exercise a warrant due to FCC ownership restrictions (Note 7), the exercise period of the warrant will be extended to 90 days after the date the warrant holder becomes able to exercise the warrant without violating the FCC restrictions. Pursuant to the respective subscription agreements, the subscribed stock and warrants were issued in May 1996 upon the FCC's announcement that NextWave was the winning bidder in the FCC's C-Block Auction for PCS licenses in 56 basic trading areas, thereby satisfying all conditions necessary for issuance of such stock and warrants. Debt conversion expense was charged in the amount of $588,000 upon the issuance of such warrants to purchase 4,419,584 shares of Series B Common Stock as these warrants were issued as an inducement to convert the $20,000,000 convertible note payable.



     During February 1996 to June 1996, investors executed contingent subscription agreements to purchase in aggregate 67,555,330 shares of Series B Common Stock for $3.00 per share for aggregate gross proceeds in the amount of $202,666,000 and to participate, on a pro rata basis with certain other investors, in a warrant pool to purchase an aggregate of 5,000,000 shares of Series B Common Stock for $3.00 per share. Such warrants are exercisable from their date of issuance until a date one year following the closing of a qualified public offering. If a warrant holder has not been able to exercise a warrant due to FCC ownership restrictions (Note 7), the exercise period of the warrant will be extended to 90 days after the date the warrant holder becomes able to exercise the warrant without violating the FCC restrictions. Pursuant to the respective subscription agreements, the subscribed stock and warrants were issued in May 1996 upon the FCC's announcement that NextWave was the winning bidder in the FCC's C-Block Auction for PCS licenses in 56 basic trading areas, thereby satisfying all conditions necessary for issuance of such stock and warrants. Due to FCC foreign ownership restrictions, $38,912,000 of the contingent subscription agreements were issued in the form of convertible promissory notes (Note 5).



     During August 1996, a certain investor executed a subscription agreement to purchase shares of Series B Common Stock for gross proceeds of $10,000,000. Pursuant to the subscription agreement, the issuance of such subscribed stock is contingent upon the Company's compliance with FCC foreign ownership restrictions.

                             NEXTWAVE TELECOM INC.
                        (a development stage enterprise)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 5 -- NOTES PAYABLE, CAPITAL LEASES AND NOTES PAYABLE TO RELATED PARTY


                                                                                             ESTIMATED
                                                                             SEPTEMBER     FAIR VALUE AT
                                                             DECEMBER 31,       30,        SEPTEMBER 30,
                                                                 1995           1996           1996
                                                             ------------   ------------   -------------
    Convertible note payable, $20,000,000 face value,
      non-interest bearing, due on the earlier of 45 days
      after the completion of the FCC auction or June 30,
      1996, unsecured, net of $824,000 unamortized discount
      at December 31, 1995.................................  $ 19,176,000   $         --   $          --
    Convertible senior subordinated notes, bearing interest
      (commencing January 1997) at 2.0% per annum for the
      first 2 years and 12.0% per annum for the remaining 4
      years, due April 2002, unsecured.....................            --    130,348,000      97,482,000
    Convertible promissory notes, bearing interest
      (commencing May 1997) at 6.0% per annum, due on
      demand if not fully converted by May 1997 or
      otherwise due May 2001, unsecured....................            --     38,912,000      26,273,000
    Convertible note payable, $10,000,000 face value,
      bearing interest at the prime rate (8.25% at
      September 30, 1996), due June 1997, unsecured, net of
      $400,000 unamortized discount at September 30,
      1996.................................................            --      9,600,000       9,496,000
    Convertible note payable to related party (Note 10),
      bearing interest at 6.0% per annum, due June 1999,
      secured by substantially all of the assets of the
      Company..............................................            --        398,000         317,000
    Obligations under capital leases, bearing interest at
      9.8% to 13.6% per annum, monthly principal and
      interest payments of $3,400 to $8,000 through June
      1999.................................................        48,000        230,000         230,000
                                                             ------------    -----------     -----------
                                                               19,224,000    179,488,000    $133,798,000
                                                                                             ===========
    Less current portion...................................   (19,200,000)   (48,643,000)
                                                             ------------    -----------
                                                             $     24,000   $130,845,000
                                                             ============    ===========
    Notes payable to related party (Note 10), bearing
      interest at 6.0% per annum, due 30 days after the
      completion of the FCC C-Block auction, secured by
      substantially all of the assets of the Company.......  $ 25,000,000   $         --
                                                             ============    ===========



     As of December 31, 1995, the $20,000,000 face value unsecured note payable was convertible into a contingent stock subscription agreement to purchase up to 6,666,666 shares of Series B Common Stock for $3.00 per share (Note 4). In connection with the $20,000,000 unsecured note payable, the Company issued to the lender, in lieu of interest and also as an inducement to convert, warrants to purchase an aggregate of 980,556 shares of Series B Common Stock for $3.00 per share. 500,000 of these warrants expire in November 1998 and 480,556 of these warrants expire in March 1999. Based on an independent valuation, the Company recorded a related debt discount of $1,000,000, and this amount was amortized to interest expense until March 1996 when the lender converted its entire $20,000,000 note payable into a contingent stock purchase subscription agreement. Additionally, based on an independent valuation, the Company charged $150,000 to debt conversion expense in connection with the warrants granted as an inducement to convert.



     The proceeds from the issuances during April 1996 to May 1996 of the $130,348,000 aggregate principal amount of Convertible Senior Subordinated Notes Due 2002 (the "Bridge Notes") were subject to restrictions which were removed upon the formal grant of the C-Block PCS licenses to the Company by the FCC (Note 1). Each holder of the Bridge Notes may convert all or any portion of such notes into shares of Series B Common Stock at any time after October 6, 1996 at a conversion price of $4.00 per share, subject to certain anti-dilution adjustments. The Company is obligated to prepay the Bridge Notes in connection with the issuance of certain high-yield debt securities and to issue certain warrants to the note holders.

                             NEXTWAVE TELECOM INC.
                        (a development stage enterprise)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


If the Company prepays such notes prior to various dates ranging from April 1998 to May 1998, the number of shares issuable upon exercise of the warrants shall be 32,587,000. These warrants expire on various dates ranging from April 2001 to May 2001. If the Company prepays the Bridge Notes at any time after April 1998, the notes are subject to a call premium of $0.50 per each $1.00 of outstanding principal, increasing ratably $0.10 per year until 2002, and no warrants will be issued.



     At September 30, 1996, letters of credit totaling $1,412,000 associated with certain operating lease arrangements, were issued pursuant to the terms of a $1,500,000 letter of credit line. Securities, including cash and cash equivalents subject to such restrictions are classified as restricted cash.



     The $38,912,000 aggregate principal amount of convertible promissory notes were issued to foreign investors and the principal and interest convert automatically into shares of Series B Common Stock at a price of $3.00 per share at such time as conversion is permitted under the FCC's rules and regulations regarding foreign ownership. In the event the convertible promissory notes are not fully converted by May 1997, each foreign stockholder shall have the right to demand repayment of the principal balance due under the convertible promissory notes together with interest due thereon. The convertible promissory notes otherwise become due in May 2001.



     The $10,000,000 note payable is convertible into shares of Series B Common Stock at $5.00 per share. In connection with the issuance of this note payable, the Company issued to the lender warrants to purchase 250,000 shares of Series B Common Stock at $3.00 per share. Such warrants are exercisable for a period of one year from the consummation of a qualified public offering (Note 4). The Company recorded a related debt discount of $600,000 based on an independent valuation, and this amount is being amortized to interest expense over the term of the note payable.



     As of December 31, 1995, $20,000,000 of the $25,000,000 notes payable to related party (Note 10) was convertible into a contingent stock purchase subscription agreement to purchase up to 6,666,666 shares of Series B Common Stock for $3.00 per share (Note 4). The lender had the option to elect to receive as payment for approximately $398,000 of the $25,000,000 note payable, a promissory note in like amount which is convertible into 1,019,444 shares of Series C Common Stock for $0.39 per share, subject to certain anti-dilution adjustments (Note 7). The remaining $4,602,000 of the $25,000,000 notes payable was not convertible. During March 1996, the lender converted $15,000,000 of its original $25,000,000 notes payable into a contingent stock purchase subscription agreement. Of the $10,000,000 unconverted portion of the original $25,000,000 note payable, $9,602,000 was repaid during June 1996 and $398,000 was converted into a long-term note payable which is convertible into Series C Common Stock.



     At December 31, 1995, as required by the respective note payable and contingent stock purchase subscription agreements (Note 4), $79,225,000 of proceeds from the issuance of these instruments had been submitted to the FCC as a deposit in connection with the auction of licenses by the FCC and are classified as FCC deposits in the accompanying balance sheet, and the remaining $875,000 of the proceeds, net of $900,000 of capital contributions (Note 7), was restricted for the benefit of the holders of the note payable and contingent stock purchase subscription agreements pending the outcome of the FCC auction and additional deposit requirements. During May 1996, another $130,834,000 was paid to the FCC in order to meet the balance of the initial deposit requirement of $210,059,000 for the original C-Block auction, which concluded during May 1996. During June and July 1996, another $6,985,000 and $20,138,000, respectively, were submitted to the FCC as deposits in connection with a C-Block re-auction held during July 1996. During August 1996, the Company deposited $30,000,000 with the FCC to participate in the D, E and F-Block auctions, bringing the total amount on deposit with the FCC at September 30, 1996 to $267,182,000.

                             NEXTWAVE TELECOM INC.
                        (a development stage enterprise)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


     The carrying values of the Company's notes payable and notes payable to related party at December 31, 1995 and its capital leases at December 31, 1995 and September 30, 1996 approximate fair value because of the short maturities of these financial instruments. The fair values of the Company's notes payable and note payable to related party at September 30, 1996 were estimated based on an estimated fair value risk-adjusted interest rate of 14.0%. This fair value risk-adjusted interest rate is based on rates obtained by other comparable wireless telecommunications companies for debt financing.


NOTE 6 -- INCOME TAXES


     The Company has not recorded provisions for income taxes as it has generated net operating losses for income tax purposes.


     Deferred tax assets are comprised of the following:


                                                                DECEMBER 31,     SEPTEMBER 30,
                                                                    1995             1996
                                                                ------------     -------------
    Net operating loss carryforwards..........................   $  758,000       $  6,303,000
    Less valuation allowance..................................     (758,000)        (6,303,000)
                                                                   --------         ----------
              Net deferred tax asset..........................   $       --       $         --
                                                                   ========         ==========



     At December 31, 1995 and September 30, 1996, the Company provided deferred tax asset valuation allowances for deferred tax assets which management determined were not "more likely than not" to be realized. At December 31, 1995 and September 30, 1996, the Company had net operating loss carryforwards for federal and state income tax reporting purposes in the amounts of approximately $1,900,000 and $15,800,000, respectively. These federal and state net operating loss carryforwards expire beginning in 2010 and 2003, respectively. Due to substantial changes in the Company's ownership, there are annual limitations on the utilization of its net operating loss carryforwards as prescribed by the Internal Revenue Code.


NOTE 7 -- CAPITAL STOCK

     The authorized capital stock of the Company consists of 500,000,000 shares of Common Stock, par value $0.0001 per share, of which 60,000,000, 278,980,556, and 1,019,444 shares have been designated as Series A, B, and C, respectively.

     All voting, dividend, conversion, and liquidation rights of the Company's capital stock as described below are subject to legal and administrative requirements of the FCC.

     The holders of the Series A Common Stock have the right to vote on all matters that come before the stockholders and shall have the right to vote, as a class, for a majority of the Board of Directors. The holders of Series B and C Common Stock have the right, voting together as a class, to elect the remaining directors but have no other voting rights other than with respect to certain actions of the Company as defined in its Restated Certificate of Incorporation. After the tenth anniversary of the date the FCC licenses are granted, each holder of Series B and C Common Stock shall be entitled to one vote per share on all matters submitted to a vote of the Company's stockholders.

     Holders of the Series A and B Common Stock shall be entitled to participate, on a pro rata basis, in preference to the holders of the Series C Common Stock, in dividends when and if declared by the Company's Board of Directors.

     In order to qualify as a small business in the entrepreneur's auction for PCS licenses, FCC Rules require that, for a period of three years from the date on which the Company receives its last license, a control group collectively own at least 25% of the Company's fully diluted equity and persons or entities meeting certain

                             NEXTWAVE TELECOM INC.
                        (a development stage enterprise)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


FCC qualifications own at least 15% of the Company's fully diluted equity. In order for the Company to remain eligible for the preferences afforded entrepreneur and small business bidders in the FCC auction (Note 1), a control group must, during the 10-year term of the PCS license, maintain the right to vote at least 50.1% of the Company's voting equity and exercise de facto control over the Company. Minimum total equity requirements may be satisfied by holding options or warrants. Series A Common Stock held by this control group is subject to certain anti-dilution provisions in order to maintain these minimum total equity requirements. These anti-dilution features provide for the Series A Common Stock (other than 3,000 shares) to convert, at the then applicable conversion ratio as defined in the Restated Certificate of Incorporation, into Series B Common Stock and warrants to purchase shares of Series B Common Stock at the then fair market price. Upon the tenth anniversary of the date on which the Company receives its last license, all shares of Series A Common Stock shall automatically convert, at the then applicable conversion ratio, into Series B Common Stock and warrants to purchase shares of Series B Common Stock at the then fair market price. Upon conversion of shares of Series A Common Stock, any accrued but unpaid dividends with respect to the shares of Series A Common Stock so converted will become payable. At the election of a majority interest of the holders of Series A Common Stock, Series A shares may be converted as described, and subject to the limitation set forth above.


     Any holder of Series C Common Stock may convert at a ratio of one share of Series C to one share of Series B, subject to certain anti-dilution provisions, upon the occurrence of certain events as outlined in the Restated Certificate of Incorporation. Pursuant to the Company's Restated Certificate of Incorporation, upon consummation of a qualified initial public offering of the Company's Common Stock (Note 4), all shares of Series C Common Stock will be automatically converted into shares of Series B Common Stock at this same conversion ratio.

     In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Series B Common Stock shall be entitled to receive, in advance of the holders of the Series A and C Common Stock, an amount per share equal to the sum of the price originally paid for each outstanding share of the Series B Common Stock and an amount equal to declared but unpaid dividends on such shares. The remaining assets of the Company, if any, are distributed to the holders of the Series C and A Common Stock, in that order, in amounts per share equal to the sum of the price originally paid for each outstanding share of the Series C or A Common Stock and an amount equal to declared but unpaid dividends on such shares. Thereafter, any amounts remaining shall be distributed on a pro rata basis among all holders of Series A, B, and C Common Stock.


     Pursuant to the contingent stock purchase subscription agreements (Note 4), up to $2,000,000 of the related proceeds shall be contributed to the Company's capital, through forgiveness of the related advance, in order to fund its operating expenses. As of December 31, 1995, $900,000 of proceeds were contributed to the Company's capital by the contingent stock purchase subscribers to fund the Company's operating expenses. During March 1996, an additional $1,100,000 of proceeds were contributed to the Company's capital by the contingent stock purchase subscribers to fund the Company's operating expenses. Additionally, $1,078,000 of interest income earned by investors on the funds advanced for contingent stock purchase subscriptions while these funds were restricted was contributed to the Company's capital by the investors.



     During April 1996, the Company accepted a $300,000 promissory note as consideration for the issuance of a contingent stock purchase subscription agreement (Note 4). The note bears interest at 6.0% per annum and all principal and accrued interest are due and payable in full during May 1997. The note may be prepaid at any time without penalty.

                             NEXTWAVE TELECOM INC.
                        (a development stage enterprise)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


NOTE 8 -- EMPLOYEE BENEFIT PLANS, STOCK OPTIONS AND STOCK WARRANTS


EMPLOYEE SAVINGS AND PROFIT SHARING PLAN


     Effective July 1, 1995, the Board of Directors of the Company adopted The NextWave Telecom Inc. 401(k) Retirement and Savings Plan (the "Plan"). Under the Plan, employees may contribute up to 15% of their salary, subject to annual limits. The Company may, at its discretion, match a portion of the employee contributions and make additional contributions based upon earnings. The Company made no matching contributions during the period from inception to December 31, 1995 or the nine months ended September 30, 1996.



STOCK OPTION PLANS



     The Company applies Accounting Principles Board Opinion No. 25 and related Interpretations in accounting for its plan. No compensation cost has been recognized for its employee stock option grants, which are fixed in nature, as the options have been granted at fair market value as determined by the Company's Board of Directors. Had compensation cost for the Company's stock-based compensation plan been determined based on the fair value at the grant dates for awards under this plan consistent with the method of Financial Accounting Standards Board Statement No. 123, the Company's net loss and pro forma net loss per share (unaudited) would have been increased to the pro forma amounts indicated below:



                                                        PERIOD FROM MAY 16,
                                                        1995 (INCEPTION) TO     NINE MONTHS ENDED
                                                         DECEMBER 31, 1995      SEPTEMBER 30, 1996
                                                        -------------------     ------------------
    Net loss
      As reported.....................................      $(1,894,000)           $(14,601,000)
      Pro forma.......................................      $(1,965,000)           $(15,635,000)
    Pro forma net loss per share (unaudited)
      As reported.....................................      $                      $
      Pro forma.......................................      $                      $



     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants during the period from inception to December 31, 1995 and the nine months ended September 30, 1996, respectively: dividend yield of 0.0% for both periods; expected volatility of 160.0% and 118.5%; a risk-free interest rate of 5.6% and 5.9%; and an expected life of 5.0 years for both periods.



     During April 1996, the Company adopted The NextWave Telecom Inc. Amended and Restated Stock Option Plan (the "Option Plan") under which 20,000,000 shares of Common Stock were reserved for issuance upon exercise or grant of stock options, stock bonuses, restricted stock or stock appreciation rights to employees, directors and consultants of the Company and its affiliates. The Option Plan amends and restates the Company's 1995 Stock Option Plan, and all options previously granted as well as all options available for grant under the 1995 Stock Option Plan are subject to the terms and conditions of the Option Plan. The terms and conditions of previously granted options did not change upon adoption by the Company of the Option Plan. The Option Plan provides for grants of incentive stock options to employees (including officers and employee directors) of the Company and its affiliates, and non-statutory stock options to employees (including officers and employee directors), non-employee directors and consultants of the Company and its affiliates. The Option Plan also provides for the grant of stock bonuses, the sale of restricted stock and the grant of stock appreciation rights (in tandem with stock option grants or independently) to employees, directors and consultants of the Company and its affiliates.

                             NEXTWAVE TELECOM INC.
                        (a development stage enterprise)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


     The terms of stock options granted under the Option Plan will be determined by the Compensation Committee of the Board of Directors. Stock options may be granted for periods of up to ten years at a price per share not less than the fair market value of the Company's Common Stock at the date of grant for incentive stock options and not less than 85% of the fair market value of the Company's Common Stock at the date of grant for nonstatutory stock options. The vesting provisions provide for at least 20% vesting for each year of service.



     The terms of stock bonuses and restricted stock granted under the Option Plan will be determined by the Compensation Committee. The purchase price of restricted stock will not be less than 85% of the fair market value of the Common Stock on the date of sale.



     The terms of stock appreciation rights granted under the Option Plan will be determined by the Compensation Committee. Stock appreciation rights may be granted in tandem with the grant of a stock option or independently. A tandem stock appreciation right will expire upon the exercise of the corresponding stock option. If a tandem stock appreciation right is exercised, the corresponding stock option will expire. Independent stock appreciation rights may be granted without regard to the grant of a stock option to the recipient. The appreciation distribution on an exercised stock appreciation right will be payable in cash or an equivalent number of shares of Common Stock based on the fair market value on the date of exercise. Through September 30, 1996, no such stock appreciation rights had been granted.



     Employee transactions under the Option Plan during the period from inception to December 31, 1995 and the nine months ended September 30, 1996, are summarized as follows:



                                          MAY 16, 1995 (INCEPTION)             NINE MONTHS ENDED
                                            TO DECEMBER 31, 1995              SEPTEMBER 30, 1996
                                        ----------------------------     -----------------------------
                                                         WEIGHTED                          WEIGHTED
                                                         AVERAGE                           AVERAGE
          EMPLOYEE STOCK OPTIONS          SHARES      EXERCISE PRICE       SHARES       EXERCISE PRICE
    ----------------------------------  ----------    --------------     ----------     --------------
    Outstanding at beginning of
      period..........................          --            --          4,300,000         $ 0.25
    Granted...........................   4,300,000        $ 0.25         12,588,655         $ 2.10
    Exercised.........................          --            --             17,000         $ 3.00
    Forfeited.........................          --            --                 --             --
                                         ---------                       ----------
    Outstanding at end of period......   4,300,000        $ 0.25         16,871,655         $ 1.63
                                         =========                       ==========
    Options exercisable at period
      end.............................          --                          648,000

    Weighted-average fair value of
      options granted during the
      period..........................       $0.23                            $1.36



     The following table summarizes information about employee stock options outstanding at September 30, 1996:



                                          OPTIONS OUTSTANDING                          OPTIONS EXERCISABLE
                          ----------------------------------------------------  ----------------------------------
                                NUMBER        WEIGHTED AVERAGE     WEIGHTED           NUMBER           WEIGHTED
      RANGE OF EXERCISE     OUTSTANDING AT       REMAINING         AVERAGE        EXERCISABLE AT       AVERAGE
           PRICES         SEPTEMBER 30, 1996  CONTRACTUAL LIFE  EXERCISE PRICE  SEPTEMBER 30, 1996  EXERCISE PRICE
    --------------------- ------------------  ----------------  --------------  ------------------  --------------
    0.25 to $0.28........     11,005,355          9.3 years         $ 0.25            648,000           $ 0.26
    $3.00................      2,304,000          9.7 years         $ 3.00                 --               --
    $5.00................      3,562,300          9.8 years         $ 5.00                 --               --
                              ----------                                              -------
                              16,871,655                                              648,000
                              ==========                                              =======



     During the period from inception to December 31, 1995 and the nine months ended September 30, 1996, the Company recorded debt conversion expense, interest expense and compensation expense related to

                             NEXTWAVE TELECOM INC.
                        (a development stage enterprise)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


non-statutory stock options and stock warrants granted to non-employees in the aggregate amounts of $176,000 and $1,723,000, respectively. During May 1996, the Company entered into an agreement with a vendor which provides for the issuance of options to purchase 200,000 shares of Series B Common Stock for $3.00 per share as consideration for $1,000,000 of services to be performed. This amount has been recorded as unearned compensation and is being amortized over the service period of one year. Also during the nine months ended September 30, 1996, the Company, based on an independent valuation, recorded an additional $131,000 of unearned compensation related to 505,000 nonstatutory Series B Common Stock options granted to non-employees. This amount is also being amortized over the respective service periods.



     During August 1996, the Company entered into a ten-year airtime sale agreement with a customer. The ten-year term starts upon the Company's commencing PCS network operations in any market and may be renewed at the election of the customer for an additional five-year term. Pursuant to the agreement, the Company initially granted the customer warrants to purchase 23,673,284 shares of Series B Common Stock, subject to adjustment for certain dilutive events, which expire in February 2004. These warrants are initially exercisable for $4.00 per share; however, this exercise price is subject to change based on the price of the Company's Series B Common Stock upon consummation of an initial public offering. Pursuant to FAS 123, due to the variable nature of the terms of these warrants, it is not possible to reasonably estimate their fair value. Accordingly, the Company has recorded a deferred charge equal to the excess of the estimated fair value of the Series B Common Stock over the exercise price of the warrants ("intrinsic value") of approximately $25,000,000 at September 30, 1996. The amount of this deferred charge is subject to change based on changes in the intrinsic value of the related warrants until the fair value of these warrants is reasonably estimable, which will occur upon the closing of an initial public offering of the Company's Series B Common Stock. This deferred charge will be amortized to cost of sales on a straight-line basis over the ten-year term of the agreement.



     The terms of this agreement also provide for the issuance of additional warrants to purchase shares of the Company's Series B Common Stock up to a maximum of 12% and 25%, respectively, of the Company's outstanding shares of capital stock, on a fully diluted basis, upon the consummation of an initial public offering of the Company's Series B Common Stock and the customer's periodic purchases of aggregate amounts of minutes of use exceeding certain incremental thresholds. These warrants will expire seven and one-half and five years after the date of their issuance, respectively, and are also subject to anti-dilution adjustments. As the exercise prices of these warrants are also variable until the consummation of an initial public offering of the Company's Series B Common Stock and the customer's periodic purchases of aggregate amounts of minutes of use exceeding certain incremental thresholds, respectively, and the related fair value is not reasonably estimable, the Company will record deferred charges equal to the aggregate intrinsic value of the number of warrants expected to be issued on the date that the Company is committed to issue such warrants. The deferred charges recorded are subject to change until the terms of these warrants become fixed and it is possible to reasonably estimate the warrants' fair value. The deferred charges will be amortized to cost of sales on a straight-line basis over the remaining term of the agreement. Pursuant to this agreement, in the event of certain mergers or sales of assets of the Company, the other entity must enter into an agreement with the customer to maintain all of the terms of the customer's warrants, or, if only cash proceeds are to be received by the Company in such merger or sale of assets, the customer is, subject to certain conditions, entitled to receive a cash payment equal to up to approximately 2% of the market value of the capital stock of the Company on a fully diluted basis.



     Also during the nine months ended September 30, 1996, the Company, based on an independent valuation, recorded a deferred charge in the amount of $211,000 related to warrants to purchase 100,000 shares of Series B Common Stock for $4.00 per share granted to an outside consultant for services performed in connection with the airtime sale agreement.

                             NEXTWAVE TELECOM INC.
                        (a development stage enterprise)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


     Non-employee transactions under the Option Plan, including warrants issued in connection with financing arrangements, during the periods from inception to December 31, 1995 and the nine months ended September 30, 1996 are summarized as follows:



                                                MAY 16, 1995 (INCEPTION)
                                                                                NINE MONTHS ENDED
                                                  TO DECEMBER 31, 1995         SEPTEMBER 30, 1996
                                                ------------------------   ---------------------------
                                                             WEIGHTED                      WEIGHTED
                                                             AVERAGE                       AVERAGE
     NON-EMPLOYEE STOCK OPTIONS AND WARRANTS    SHARES    EXERCISE PRICE     SHARES     EXERCISE PRICE
    ------------------------------------------  -------   --------------   ----------   --------------
    Outstanding at beginning of period........       --           --          500,000       $ 3.00
    Granted...................................  500,000       $ 3.00       38,914,755       $ 3.54
    Exercised.................................       --           --               --           --
    Forfeited.................................       --           --               --           --
                                                -------                     ---------
    Outstanding at end of period..............  500,000       $ 3.00       39,414,755       $ 3.54
                                                =======                     =========
    Options and warrants exercisable at
        period end............................  500,000                    14,836,471
    Weighted-average fair value of options and
      warrants granted during the period based
      on an independent valuation.............    $0.17                         $0.69



     The following table summarizes information about non-employee stock options and warrants outstanding at September 30, 1996:



                                 OPTIONS AND WARRANTS OUTSTANDING               OPTIONS AND WARRANTS EXERCISABLE
                      ------------------------------------------------------   -----------------------------------
                            NUMBER         WEIGHTED AVERAGE      WEIGHTED            NUMBER            WEIGHTED
    RANGE OF EXERCISE   OUTSTANDING AT        REMAINING          AVERAGE         EXERCISABLE AT        AVERAGE
         PRICES       SEPTEMBER 30, 1996   CONTRACTUAL LIFE   EXERCISE PRICE   SEPTEMBER 30, 1996   EXERCISE PRICE
    ----------------- ------------------   ----------------   --------------   ------------------   --------------
    $0.25............        971,667           5.5 years          $ 0.25              466,667           $ 0.25
    $3.00-$4.00......     38,443,088           5.2 years          $ 3.62           14,369,804           $ 3.01
                           ---------                                                ---------
                          39,414,755                                               14,836,471
                           =========                                                =========

                             NEXTWAVE TELECOM INC.
                        (a development stage enterprise)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 9 -- COMMITMENTS


     The Company leases office space and equipment under various operating and capital lease arrangements with terms ranging from one to ten years. Rent expense for the period from May 16, 1995 (inception) to December 31, 1995 and for the nine months ended September 30, 1996 was $19,000 and $453,000, respectively. Future minimum rental commitments under non-cancelable operating and capital leases are as follows:



                                                                     OPERATING    CAPITAL
                                                                    -----------   --------
    Three months ending December 31, 1996.........................  $   619,000   $ 36,000
    Year ending December 31, 1997.................................    2,404,000    139,000
    Year ending December 31, 1998.................................    2,735,000     68,000
    Year ending December 31, 1999.................................    2,350,000     20,000
    Year ending December 31, 2000.................................    2,085,000         --
    Year ending December 31, 2001.................................    1,531,000         --
    Thereafter....................................................    3,918,000         --
                                                                        -------     ------
                                                                    $15,642,000    263,000
                                                                        =======
    Less amount representing interest                                              (33,000)
                                                                                    ------
                                                                                  $230,000
                                                                                    ======


NOTE 10 -- CERTAIN RELATED PARTY TRANSACTIONS


     During 1995, the Company retained the services of a consulting firm, the president and founder of which is a director and Series A Common Stockholder of the Company. During the period from inception to December 31, 1995 and the nine months ended September 30, 1996, the Company recorded consulting expenses of $120,000 and $186,000, respectively, related to the services received from this firm and had related accounts payable of $93,000 and $0 at December 31, 1995 and September 30, 1996, respectively.



     During November 1995, the Company received an advance related to a contingent stock purchase subscription agreement in the amount of $5,000,000 (Note 4) and issued notes payable in the aggregate amount of $25,000,000 (Note
5) to a certain investor, a director of which is also a director and Series A Common Stockholder of the Company. The full amount of the notes payable remained outstanding as of December 31, 1995. During the period from inception to December 31, 1995 and the nine months ended September 30, 1996, the Company recorded interest expense of $124,000 and $484,000, respectively, related to the notes payable and had related interest payable of $124,000 and $308,000 at December 31, 1995 and September 30, 1996, respectively. During March 1996, the investor converted $15,000,000 of the $25,000,000 note payable into a contingent stock purchase subscription agreement (Note 5). During June 1996, $9,602,000 of the $10,000,000 unconverted portion was repaid with the remaining $398,000 converted into a long-term note payable, which is convertible into Series C Common Stock (Note 5). During November 1995, the Company also entered into an equipment requirements agreement with this same stockholder pursuant to which the stockholder will supply certain infrastructure equipment to the Company. Pursuant to the terms of the agreement, the Company has committed to purchase from the stockholder, at prices to be negotiated, certain infrastructure equipment. The Company has also agreed to utilize and implement certain technology of the stockholder and has a further obligation to purchase certain additional infrastructure equipment, at prices to be negotiated, for a period of five years from the effective date of the agreement. Additionally, during the nine months ended September 30, 1996, the Company recorded expenses of $142,000 related to services performed by this stockholder in connection with the planning and design of the Company's network, and had related accounts payable of $142,000 at September 30, 1996.

                             NEXTWAVE TELECOM INC.
                        (a development stage enterprise)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


     During the period from January through April 1996, the Company performed consulting services for another company, the president and chief executive officer of which is the father of one of the Company's employees, who is the majority stockholder of another company that is a Series A Common Stockholder of the Company. During the nine months ended September 30, 1996, the Company recorded consulting revenues and consulting costs related to this agreement in the amounts of $1,914,000 and $1,832,000, respectively, and had no related accounts payable at September 30, 1996.



     During May 1996, the company issued a $135,000 loan to an officer of the Company. The loan bears interest at 6.0% per annum and matures on the earlier of January 15, 1998 or termination of employment, except that the officer is obligated to apply any future bonus amounts, net of applicable taxes, to repayment of the loan.



     During May 1996, in connection with the sale of Series A Common Stock to founders, the Company accepted promissory notes bearing interest at 6.0% per annum in the aggregate amount of $2,510,000. The principal balance and all accrued interest are due and payable in full on October 5, 1997. These notes may be prepaid at any time without penalty and are secured by the shares of Series A Common Stock for which they were issued.



     During May 1996, the Company entered into an agreement with a vendor, a shareholder of which is an officer of the Company, which provides for the issuance of options to purchase 200,000 shares of Series B Common Stock at $3.00 per share as consideration for $1,000,000 of services to be performed.


NOTE 11 -- SUBSEQUENT EVENTS


     In October 1996, the Company entered into a subscription agreement with a vendor, pursuant to which the Company issued a convertible promissory note to the vendor in the principal amount of $50,000,000 (the "Note") of which $35,000,000 was released to the Company in January 1997 when the Company's C-Block licenses were granted (Note 1), with the remaining proceeds to be released from escrow upon the closing of an initial public offering of Series B Common Stock. The Note and accrued interest thereon, at a rate of 14% per annum, will automatically convert into shares of Series B Common Stock at a conversion price of $5.00 per share (subject to certain anti-dilution adjustments) upon the later of the closing of an initial public offering of Series B Common Stock or the early termination or expiration of the waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR Act"). The Note matures June 1997 if not previously converted. The Company also entered into a strategic supply and development agreement with this vendor, pursuant to which the vendor has agreed to supply and finance the purchase by the Company of up to $1,000,000,000 of PCS infrastructure equipment and associated ancillary services, subject to certain conditions. In connection with this agreement, the vendor has made a binding commitment to provide the Company with a vendor credit facility for 100% of the purchase price of PCS infrastructure equipment and services from the vendor in certain markets pursuant to one or more vendor supply contracts to be entered into pursuant to the agreement, up to an aggregate of $245,000,000, subject to the terms and conditions set forth therein. In addition, under this agreement, the vendor would have the option to provide a vendor financing facility to finance the purchase of up to an additional $755,000,000 in PCS infrastructure equipment and services. Such option would commence in June 1998 and continue until December 2002. In connection with the strategic supply and development agreement, the Company, contingent upon conversion of the Note, has committed to make certain research and development funding payments to the vendor in the amount of $8,000,000. In the event that the price per share of the Series B Common Stock in the initial public offering of Series B Common Stock exceeds $8.00 (calculated by subtracting the value of the contingent transfer right from the price per unit in the initial public offering of Series B Common Stock), such $8,000,000 will be payable in two equal installments in October 1997 and October 1998. In the event the price per share of the Series B Common Stock in the initial public offering of Series B Common Stock is less than $7.00 (calculated

                             NEXTWAVE TELECOM INC.
                        (a development stage enterprise)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


by subtracting the value of the contingent transfer right from the price per unit in the initial public offering of Series B Common Stock), such amount would be increased pursuant to a formula based on the public offering price, up to an aggregate of $12,000,000, and, subject to certain conditions, payable in three installments over three years.



     In November 1996, a Series B Common Stockholder of the Company loaned the Company $18,000,000, collateralized by funds on deposit with the FCC related to the D, E and F-Block auctions. The loan bore interest at 9.6% per annum and matured on the earlier of thirty days from the closing of an initial public offering of Series B Common Stock or May 1997. During February 1997, $16,525,000 of FCC deposits were refunded to the Company and this loan was repaid in full.



     In November 1996, the Company's letter of credit line (Note 5) was increased to $5,000,000.



     In November 1996, the Company and a vendor signed a procurement agreement, pursuant to which the Company has agreed to purchase, and the vendor has agreed to finance and supply, up to $200,000,000 of PCS infrastructure equipment for deployment in certain of the Company's markets. The procurement agreement also provides that the vendor will have the right to supply equipment for certain other markets, up to an aggregate of $1,000,000,000, subject to the provision by the vendor of 100% financing for such purchases. In connection with the procurement agreement, the Company entered into a warrant purchase agreement with the vendor. Under the warrant agreement, the Company granted the vendor warrants to purchase the number of shares of Series B Common Stock equal to $10,000,000, divided by the price per share attributable to the Series B Common Stock included in certain units issued by the Company in an initial public offering of the Company's Series B Common Stock (the "Common Stock Price"), at an exercise price equal to the Common Stock Price, subject to adjustment for certain anti-dilution events. These warrants may not be exercised until the earlier to occur of (i) December 31, 1997, or (ii) the 181st day after the closing of an initial public offering of the Company's Series B Common Stock. The warrants expire on the earlier to occur of (i) June 30, 2002, or (ii) the fifth anniversary of the closing of an initial public offering of the Company's Series B Common Stock. In January 1997 the Company recorded the $6,676,000 fair value of these warrants, based on an independent appraisal.



     In November 1996, the Company entered into a supply agreement with a vendor which provides for vendor financing for the Company for 150% of the purchase price of PCS infrastructure equipment and services, subject to certain conditions, up to an aggregate of $1,200,000,000. The supply agreement provides for the Company to purchase up to $300,000,000 in equipment, assuming successful completion of a market trial of the vendor's equipment in a certain market. After $700,000,000 of loans have been drawn down by the Company under the vendor's credit facility, additional financing will become available subject to the Company raising a certain target level of capital. In January 1997, the Company and this vendor entered into a stock pledge agreement, pursuant to which the Company pledged all of the issued and outstanding capital stock of NextWave Personal Communications Inc. to this vendor as collateral for the repayment by the Company of amounts to be advanced previously by this vendor. Pursuant to the loan agreement with the vendor, the Company agreed not to permit or create any liens on the assets of NextWave Personal Communications Inc. or allow NextWave Personal Communications Inc. to become obligated with respect to any indebtedness other than liens or indebtedness in connection with the C-Block payment terms provided by the FCC in connection with the grant of the Company's C-Block PCS licenses (the "C-Block Payment Terms"). The Company also agreed that NextWave Personal Communications Inc. will not transfer, encumber or cause any liens or encumbrances to attach to the capital stock of NextWave Personal Communications Inc. or the Company's C-Block PCS licenses, except as otherwise provided by the C-Block Payment Terms. Finally, the Company agreed to cause NextWave Power Partners to take all steps necessary to transfer any D, E and F-Block PCS licenses finally awarded to NextWave Power Partners to NextWave Personal Communications Inc. The stock pledge will be released upon payment of all obligations under the loan agreement with the vendor.

                             NEXTWAVE TELECOM INC.
                        (a development stage enterprise)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


     In November 1996, the Company entered into a master lease agreement providing for a $250,000,000 equipment lease facility to be used for the purchase of switching equipment. Under the lease facility, $150,000,000 can be drawn down during the first year and the additional $100,000,000 may be drawn down in future periods subject to the Company meeting certain financial and operational milestones. In connection with the master lease agreement, in November 1996, the Company granted the leasing company warrants to purchase 1,500,000 shares of Series B Common Stock at an exercise price equal to the initial public offering price of the Series B Common Stock, subject to adjustment for certain anti-dilution events. These warrants shall vest from time to time as follows: the leasing company shall have the right to exercise the warrant to purchase that number of shares of Series B Common Stock equal to 1% of each progress payment, as defined in the master lease agreement, provided, however, that the leasing company shall vest in the right to purchase all 1,500,000 shares upon the earlier to occur of (i) December 31, 1997, or (ii) the date upon which payments made by the Company pursuant to the master lease agreement equal $150,000,000. The warrants expire on various dates in 2002. As the variable terms of these warrants preclude the reasonable estimation of their fair value, the Company will record the aggregate intrinsic value of the warrants until such time as the warrants' terms are fixed and their aggregate fair value can be reasonably estimated and recorded. Based on the terms of these warrants, their exercise price is equal to the initial public offering price of the Company's Series B Common Stock, which is estimated to exceed its current fair value, and, therefore, they have no intrinsic value.



     In November 1996, the Company executed a purchase and supply agreement with a vendor. Pursuant to the five-year agreement, subject to completion of the initial public offering of Series B Common Stock, the vendor will supply and finance up to $50,000,000 worth of products and services such as antennas, test equipment and engineering services. The Company will purchase 40% of the products and services within the first two years of the term of this agreement and 20% over each of the following three years, subject to changes resulting from delays in the Company's build-out of its PCS networks for reasons beyond the Company's control. The Company may make monthly draw downs under the facility and amounts borrowed under the agreement will bear interest at the prime rate plus an applicable margin for the first three years of the term of the agreement and at the prime rate for the remaining two years of the term.



     In December 1996, the Company entered into a promissory note agreement with a vendor, which provides for financing of services of up to $10,000,000. The note, which matures on March 31, 1997 and bears interest at the prime rate, as defined, plus two percent, was issued in consideration for trade accounts payable. The Company had outstanding accounts payable to this vendor in the amount of $3,200,000 at September 30, 1996.



     In January 1997, a Series B Common Stockholder of the Company loaned the Company $25,000,000. The loan bears interest at 9.7% and will mature on the earlier of July 1997 or thirty days from the closing of an initial public offering of the Company's Series B Common Stock.



     During January 1997, the FCC granted the Company C-Block PCS licenses in 63 basic trading areas. Following the FCC's notice of grant, the Company made the final required downpayment for the C-Block auctions in the amount of $237,183,000 (Note 1).



     In January 1997, the D, E, and F-Block auctions ended with the FCC naming the Company the winning bidder licenses in 32 basic trading areas with net bids totaling $128,972,000. These licenses required downpayments of $13,475,000, resulting in a refund of $16,525,000 received by the Company during February 1997. Upon the grant of these licenses the Company will make a final downpayment of $16,945,000 (Note 1).



     From October 1996 to January 1997, the Company issued 3,730,000 shares of Series B Common Stock for $5.00 per share to certain investors for aggregate consideration of $18,650,000.

                             NEXTWAVE TELECOM INC.
                        (a development stage enterprise)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


     From October 1996 to January 1997, the Company issued promissory notes in the aggregate amount of $19,670,000.


NOTE 12 -- UNAUDITED PRO FORMA BALANCE SHEET INFORMATION


     The following schedule sets forth the Company's actual and unaudited pro forma balance sheet as of September 30, 1996. The unaudited pro forma balance sheet as of September 30, 1996 is based on the actual balance sheet as of September 30, 1996, adjusted to give pro forma effect to: (i) the remaining downpayment paid to the FCC during January 1997 related to the grant of C-Block PCS licenses (Notes 1 and 11) to the Company for the 63 basic trading areas in which the Company was named high bidder, (ii) significant financing transactions entered into by the Company subsequent to September 30, 1996, (iii) the grant of all FCC licenses to the Company for which it was named high bidder in both C-Block auctions based on the terms of the license award, (iv) the remaining downpayment required to be made to the FCC related to the grant of D, E and F-Block PCS licenses to the Company (Notes 1 and 11) for the 32 basic trading areas in which the Company was named high bidder, (v) the expected award of all FCC licenses to the Company for which it was named high bidder in the D, E and F-Block auctions based on the anticipated terms of the license award, and (vi) the proposed Equity and Notes offerings (the "Offerings").



     The unaudited pro forma balance sheet information is not necessarily indicative of: (i) the financial position of the Company as of September 30, 1996 that would actually have existed if the events described had occurred on September 30, 1996, (ii) the financial position that may be obtained in the future or (iii) all future significant non-cash charges that may result from various warrants issued by the Company to third parties.

                             NEXTWAVE TELECOM INC.
                        (a development stage enterprise)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                                                                                                                    UNAUDITED
                                                                                                                   ADJUSTMENTS
                                                                                                                     FOR FCC
                                                                                                  UNAUDITED       LICENSE GRANT
                                                           ACTUAL          UNAUDITED              PRO FORMA        TRANSACTIONS
                                                        SEPTEMBER 30,      PRO FORMA            SEPTEMBER 30,     EXPECTED TO BE
                                                            1996          ADJUSTMENTS                1996          CONSUMMATED
                                                        -------------    --------------         --------------    --------------
ASSETS
Current assets:
 Cash and cash equivalents............................. $ 26,102,000     $   54,670,000(1)      $   34,112,000     $(16,945,000)(11)
                                                                             18,650,000(2)
                                                                             16,525,000(3)
                                                                             25,000,000(4)
                                                                           (106,835,000)(5)
 Other current assets..................................    1,476,000                                 1,476,000
                                                        ------------     --------------         --------------     ------------
      Total current assets.............................   27,578,000          8,010,000             35,588,000      (16,945,000)
Property and equipment, net............................   15,802,000                                15,802,000
Restricted cash........................................  131,760,000         15,000,000(1)          16,412,000
                                                                           (130,348,000)(5)
FCC license deposits...................................  267,182,000        (16,525,000)(3)         13,475,000      (13,475,000)(11)
                                                                           (237,182,000)(5)
Capitalized FCC licenses...............................           --        474,365,000(5)       3,204,822,000       30,420,000(11)
                                                                          2,730,457,000(6)                           68,556,000(12)
Other assets...........................................    8,788,000          6,676,000(8)          15,464,000
                                                        ------------     --------------         --------------     ------------
                                                        $451,110,000     $2,850,453,000         $3,301,563,000     $ 68,556,000
                                                  m      ============     ==============         ==============     ============
LIABILITIES, MANDATORILY REDEEMABLE COMMON STOCK AND
  STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable...................................... $  8,643,000     $   (3,200,000)(10)    $    5,443,000     $
 Accrued liabilities...................................    6,856,000                                 6,856,000
 Advances from contingent stock purchase subscribers...   10,000,000                                10,000,000
 Current portion of notes payable, convertible notes
   payable and capital leases..........................   48,643,000         69,670,000(1)         146,513,000
                                                                             25,000,000(4)
                                                                              3,200,000(10)
                                                        ------------     --------------         --------------     ------------
      Total current liabilities........................   74,142,000         94,670,000            168,812,000               --
Convertible notes payable and capital leases, less current
 portion...............................................  130,845,000                               130,845,000
Senior notes payable...................................
Senior discount notes payable..........................
U.S. Government financing..............................           --      2,730,457,000(6)       2,730,457,000       68,556,000(12)
                                                        ------------     --------------         --------------     ------------
      Total liabilities................................  204,987,000      2,825,127,000          3,030,114,000       68,556,000
                                                        ------------     --------------         --------------     ------------
Series C Common Stock, mandatorily redeemable, $.0001 par
 value,     shares authorized: no shares issued or
 outstanding actual or pro forma;     shares issued and
 outstanding as adjusted...............................
Commitments (Note 9)
Stockholders' equity:
 Common stock, $0.0001 par value, 500,000,000 shares
   authorized:
 Series A, 60,000,000 shares designated: 47,396,437 shares
   issued and outstanding actual; 36,245,031 pro forma;
   3,000 shares issued and outstanding as adjusted.....        5,000             (1,000)(7)              4,000
 Series B, 278,980,556 shares designated: 99,898,262
   shares issued and outstanding actual; 125,931,074 pro
   forma;    shares issued and outstanding as adjusted..      10,000              2,000(7)              12,000
 Series C, 1,019,444 shares designated: no shares issued
   or outstanding actual, pro forma or as adjusted.....           --                                        --
 Paid-in capital.......................................  291,406,000         18,650,000(2)         331,731,000
                                                                                 (1,000)(7)
                                                                              6,676,000(8)
                                                                             15,000,000(9)
 Common stock notes receivable.........................   (2,810,000)                               (2,810,000)
 Deferred charges and unearned compensation............  (25,993,000)       (15,000,000)(9)        (40,993,000)
 Deficit accumulated during development stage..........  (16,495,000)                              (16,495,000)
                                                        ------------     --------------         --------------     ------------
      Total stockholders' equity.......................  246,123,000         25,326,000            271,449,000               --
                                                        ------------     --------------         --------------     ------------
                                                        $451,110,000     $2,850,453,000         $3,301,563,000     $ 68,556,000
                                                        ============     ==============         ==============     ============

                                                             UNAUDITED AS
                                                             ADJUSTED FOR                         UNAUDITED
                                                             FCC LICENSE                         AS ADJUSTED
                                                                GRANT           UNAUDITED        FOR OFFERING
                                                             TRANSACTIONS      ADJUSTMENTS       TRANSACTIONS
                                                            EXPECTED TO BE     FOR OFFERING     EXPECTED TO BE
                                                             CONSUMMATED,      TRANSACTIONS      CONSUMMATED,
                                                            SEPTEMBER 30,     EXPECTED TO BE    SEPTEMBER 30,
                                                                 1996          CONSUMMATED           1996
                                                            --------------    --------------    --------------
                                                           <C
ASSETS
Current assets:
 Cash and cash equivalents................................  $   17,167,000

 Other current assets.....................................       1,476,000
                                                            --------------    --------------    --------------
      Total current assets................................      18,643,000
Property and equipment, net...............................      15,802,000
Restricted cash...........................................      16,412,000

FCC license deposits......................................              --

Capitalized FCC licenses..................................   3,303,798,000

Other assets..............................................      15,464,000
                                                            --------------    --------------    --------------
                                                            $3,370,119,000
                                                            ==============    ==============    ==============

LIABILITIES, MANDATORILY REDEEMABLE COMMON STOCK AND
 STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable.........................................  $    5,443,000
 Accrued liabilities......................................       6,856,000
 Advances from contingent stock purchase subscribers......      10,000,000
 Current portion of notes payable, convertible notes
   payable and capital leases.............................     146,513,000

                                                            --------------    --------------    --------------
      Total current liabilities...........................     168,812,000
Convertible notes payable and capital leases, less current
 portion..................................................     130,845,000
Senior notes payable......................................
Senior discount notes payable.............................
U.S. Government financing.................................   2,799,013,000
                                                            --------------    --------------    --------------
      Total liabilities...................................   3,098,670,000
                                                            --------------    --------------    --------------
Series C Common Stock, mandatorily redeemable, $.0001 par
 value,     shares authorized: no shares issued or
 outstanding actual or pro forma;     shares issued and
 outstanding as adjusted..................................
Commitments (Note 9)
Stockholders' equity:
 Common stock, $0.0001 par value, 500,000,000 shares
   authorized:
 Series A, 60,000,000 shares designated: 47,396,437 shares
   issued and outstanding actual; 36,245,031 pro forma;
   3,000 shares issued and outstanding as adjusted........           4,000
 Series B, 278,980,556 shares designated: 99,898,262
   shares issued and outstanding actual; 125,931,074 pro
   forma;    shares issued and outstanding as adjusted....          12,000
 Series C, 1,019,444 shares designated: no shares issued
   or outstanding actual, pro forma or as adjusted........              --
 Paid-in capital..........................................     331,731,000

 Common stock notes receivable............................      (2,810,000)
 Deferred charges and unearned compensation...............     (40,993,000)
 Deficit accumulated during development stage.............     (16,495,000)
                                                            --------------    --------------    --------------
      Total stockholders' equity..........................     271,449,000
                                                            --------------    --------------    --------------
                                                            $3,370,119,000
                                                            ==============    ==============    ==============

                             NEXTWAVE TELECOM INC.
                        (a development stage enterprise)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

UNAUDITED PRO FORMA ADJUSTMENTS


     (1) To reflect the issuances subsequent to September 30, 1996 of promissory notes in the aggregate amount of $69,670,000, including $15,000,000 which is restricted as to withdrawal until the closing of an initial public offering of Series B Common Stock.



     (2) To reflect the issuance of 3,730,000 shares of Series B Common Stock for $5.00 per share to certain investors subsequent to September 30, 1996 for aggregate consideration of $18,650,000.



     (3) To reflect the net effect of the receipt of a loan in the amount of $18,000,000, collateralized by funds on deposit with the FCC related to the D, E and F-Block auctions, during November 1996 from a Series B Common Stockholder, the February 1997 receipt of the refund of such deposit in the amount of $16,525,000 and the immediate repayment of the full $18,000,000 loan.



     (4) To reflect the receipt of a loan during January 1997 from a certain vendor and Series B Common Stockholder in the amount of $25,000,000, which will be repaid with proceeds from the Offerings.



     (5) To reflect payment during January 1997 of the remaining FCC license downpayment, related to the C-Block auctions which closed during May 1996 and July 1996, in the aggregate amount of $237,183,000 and application of the entire downpayment to capitalized FCC licenses.



     (6) To reflect capitalization as an intangible asset of FCC licenses for the C-Block granted during January 1997, subject to compliance with FCC foreign ownership regulations within six months from date of grant (Note 1), and U.S. Government financing payable to the FCC with a fixed stated interest rate of 6.50% (net of the aggregate downpayments of $474,365,000 and without any related accrued interest). The amount of U.S. Government financing recorded is based on the aggregate bid for the FCC licenses of $4,743,648,000 as adjusted, pursuant to Accounting Principles Board Opinion No. 21, to reflect the fair value of the debt based on an estimated fair value risk-adjusted market interest rate of 14.0%. The Company has estimated this fair value rate of interest based on risk-adjusted rates obtained by other comparable companies in the wireless telecommunications industry for debt financing. The amount of the intangible asset is based on the fair value of the FCC debt plus the aggregate downpayments in the amount of $474,365,000. Capitalized FCC licenses will be amortized over their forty-year estimated useful lives, beginning on commencement of PCS services in the respective markets for which the related PCS licenses were granted.



     (7) To reflect the conversion of 11,151,406 shares of Series A Common Stock into 22,302,812 shares of Series B Common Stock upon the occurrence of certain dilutive events.



     (8) To reflect the issuance of warrants with an aggregate fair value, as determined by an independent appraiser, of $6,676,000 granted to an equipment vendor in connection with an agreement to provide PCS infrastructure equipment and services. The number of such warrants will be equal to $10,000,000 divided by the price per share of Series B Common Stock issued in the initial public offering, subject to adjustment for certain anti-dilution events. (Note 11).



     (9) To reflect warrants issued to a customer in connection with an airtime agreement (Note 8).



     (10) To reflect the execution of a promissory note with a vendor in consideration for trade accounts payable in the amount of approximately $3,200,000 at September 30, 1996.



UNAUDITED ADJUSTMENTS FOR FCC LICENSE GRANT TRANSACTIONS EXPECTED TO BE CONSUMMATED.



     (11) To reflect application of the FCC deposits related to the D, E, and F-Block auctions against the FCC license debt and payment of the remaining FCC license downpayments related to such auctions.

                             NEXTWAVE TELECOM INC.
                        (a development stage enterprise)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


     (12) To reflect capitalization as an intangible asset of FCC licenses for the D, E and F-Block auctions expected to be awarded and related U.S. Government financing with a fixed stated interest rate equal to the 10-year Treasury Note rate (6.50% at December 31, 1996) at the date of award (net of the aggregate downpayments of $30,420,000 and without any related accrued interest). The amount of U.S. Government financing is recorded based on the aggregate bid for the FCC licenses of $128,972,000 as adjusted, pursuant to Accounting Principles Board Opinion No. 21, to reflect the fair value of the debt based on an estimated fair value risk-adjusted market interest rate of 14.0%. The Company has estimated this fair value rate of interest based on risk-adjusted rates obtained by other comparable companies in the wireless telecommunications industry for debt financing. The amount of the intangible asset is based on the fair value of the FCC debt plus the aggregate downpayments of $30,420,000. Capitalized FCC licenses will be amortized over their forty-year estimated useful lives, beginning on commencement of PCS services in the respective markets for which the related PCS licenses were granted.



UNAUDITED ADJUSTMENTS FOR OFFERING TRANSACTIONS EXPECTED TO BE CONSUMMATED



     (13) To reflect the issuance of           Units consisting of one share of
Series B Common Stock and one Series B Common Stock contingent transfer right at
an aggregate price of $       per share, net of estimated underwriting discounts
of      % and issuance costs of $          , resulting in net proceeds of
$          from the initial public Equity Offering.



     (14) To reflect the conversion of Series A Common Stock (other than 3,000
shares) into        shares of Series B Common Stock and           shares of
Series C Common Stock.



     (15) To reflect the issuance of: (i)           units consisting of one
warrant to purchase Series B Common Stock and $          principal amount of
Senior Notes Payable and (ii)           units consisting of one warrant to
purchase Series B Common Stock and $          principal amount of Senior
Discount Notes Payable, for aggregate gross proceeds of $          , $
of which is to be restricted for the payment of interest on the notes. For
purposes of this unaudited pro forma presentation, $          of the proceeds
from this units offering have been allocated to the warrants based on the estimated relative fair values of the notes and warrants. In addition,
underwriting discounts at      % of gross proceeds and other issuance costs of
$          are estimated and have been reflected herein. The actual fair market value of these warrants at their grant date may vary from this estimate, resulting in different amounts being allocated to paid-in capital as well as different interest charges on a prospective basis.



     (16) To reflect the exchange of $          aggregate principal amount of
Bridge Notes for equal amounts of units including Senior Notes and warrants and Senior Discount Notes and warrants, including related non-cash charges to
operations in the amount of $          , assuming an estimated fair value of the
warrants issued of $          . Additionally, this adjustment reflects a      %
($          ) fee payable by the Company at the closing of the notes offering to the Bridge Note holders consenting to exchange of the Bridge Notes as well as
the repayment of the $          outstanding balance of the Bridge Notes which
will become due and payable upon the closing of the Debt Offering. The actual fair market value of these warrants at their grant date may vary from this estimate, resulting in different amounts being allocated to paid-in capital as well as different interest charges on a prospective basis.

------------------------------------------------------
------------------------------------------------------


     NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE ANY OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES BY ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING THE OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.


                            ------------------------

                               TABLE OF CONTENTS


                                        PAGE
                                        ----
Prospectus Summary.....................   3
Risk Factors...........................  16
Use of Proceeds........................  33
Dividend Policy........................  33
Dilution...............................  34
Capitalization.........................  35
Selected Consolidated Financial Data...  37
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...........................  38
The Wireless Telecommunications
  Industry.............................  43
Business...............................  46
Regulation of The Wireless
  Telecommunications Industry..........  70
Management.............................  79
Principal Stockholders.................  89
Certain Relationships and Related
  Transactions.........................  92
Description of the Units...............  93
Description of the Notes...............  93
Description of the Warrants............ 120
Certain Federal Income Tax
  Considerations....................... 122
Description of Capital Stock........... 125
Certain Indebtedness................... 136
Shares Eligible for Future Sale........ 138
Underwriting........................... 139
Legal Matters.......................... 140
Experts................................ 140
Additional Information................. 141
Glossary of Selected Terms............. 142
Index to Consolidated Financial
  Statements........................... F-1


                            ------------------------


     UNTIL                     , 1997 (25 DAYS AFTER THE COMMENCEMENT OF THE
EQUITY OFFERING), ALL DEALERS EFFECTING TRANSACTIONS IN THE UNITS, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


------------------------------------------------------
------------------------------------------------------

------------------------------------------------------
------------------------------------------------------

                           $


                                      LOGO

                             NEXTWAVE TELECOM INC.

                               SENIOR NOTE UNITS


                          % SENIOR NOTES DUE 2007 AND


         [   ] WARRANTS TO PURCHASE ONE SHARE OF SERIES B COMMON STOCK



                           SENIOR DISCOUNT NOTE UNITS


                      % SENIOR DISCOUNT NOTES DUE 2007 AND

         [   ] WARRANTS TO PURCHASE ONE SHARE OF SERIES B COMMON STOCK
                            ------------------------

                                   PROSPECTUS
                            ------------------------

                        CIBC WOOD GUNDY SECURITIES CORP.



                               SMITH BARNEY INC.


                                LEHMAN BROTHERS

                            BEAR, STEARNS & CO. INC.


                       PRUDENTIAL SECURITIES INCORPORATED


                                  ING BARINGS

                            OPPENHEIMER & CO., INC.

                                          , 1997


------------------------------------------------------
------------------------------------------------------

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following is an itemized statement of expenses incurred in connection with this Registration Statement. All such expenses will be paid by the Company.


    Securities and Exchange Commission registration fee.......................  $137,932
    NASD fee..................................................................    30,500
    NASDAQ NMS listing fee....................................................         *
    Legal fees and expenses...................................................         *
    Accounting fees and expenses..............................................         *
    Printing and engraving expenses...........................................         *
    Blue Sky fees and expenses................................................         *
    Miscellaneous expenses....................................................         *
                                                                                 -------
              TOTAL...........................................................         *
                                                                                 =======


---------------
* To be filed by amendment.

All of the above items are estimates except the Securities and Exchange Commission registration fee and the NASD filing fee.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     Under Section 145 of the Delaware General Corporation Law, each of the Company Wireless have broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended.



     The Company's Amended and Restated Certificate of Incorporation and Bylaws and Wireless' Certificate of Incorporation and Bylaws (the "Indemnification Provisions") provide for the indemnification of present or former directors and officers of the Company and Wireless and persons serving as present or former directors, officers, employees, agents, or trustees of another corporation or entity at the request of the Company and Wireless (each, an "Indemnified Party"). The Indemnification Provisions specifically indemnify to the fullest extent permitted by Delaware law the Indemnified Parties against all expenses, including counsel fees, incurred in connection with any action, suit, or proceeding, whether civil, criminal, administrative or investigative. The Indemnification Provisions require the Company and Wireless to pay for or reimburse any expenses incurred by an Indemnified Party in reasonable intervals and in advance of the final disposition of such proceeding provided that the Indemnified Party undertakes to repay such amount should it be determined ultimately that he or she is not entitled to indemnification by the Company or Wireless.



     The Indemnification Provisions further provide that the Indemnified Party may seek a judicial determination of his or her right to indemnification should the Company or Wireless fail to pay a claim in full within 90 days of its submission to the Company or Wireless. The Indemnified Party is entitled to indemnification for all expenses of prosecuting such a claim against the Company or Wireless if the claim is successful in whole or in part.



     The Indemnification Provisions permit the Company and Wireless to present as a defense to any claim initiated by a director or officer seeking indemnification that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law (or other applicable law) to indemnify the director or officer for such amount claimed. Such defense is inapplicable where the claim in question is yet to be adjudicated and for which the director or officer has entered into the required undertaking.

     In addition, the Company's Amended and Restated Certificate of Incorporation and Wireless' Certificate of Incorporation provide that, pursuant to the Delaware General Corporation Law, their directors shall not be liable for monetary damages for conduct as a director. These provisions do not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Delaware law. Furthermore, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company or Wireless for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. In addition, each director and officer shall continue to be subject to liability for any act or omission for which such elimination of liability is not permitted under the Delaware General Corporation Law.



     The Company has entered or will enter into indemnification agreements with its directors and certain executive officers (each, an "Indemnified Party"). An Indemnified Party is specifically indemnified and held harmless under such indemnification agreements for costs and expenses, including without limitation, damages, judgments, fines, penalties, settlements and costs, attorneys' fees and disbursements, costs of attachment or similar bonds, and costs of investigation reasonably incurred in connection with a threatened, pending or completed claim, action, suit or proceeding by reason of the fact that the Indemnified Party (i) is or was a director, or officer of the Company; or (ii) is or was serving as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise at the request of the Company. The Company shall not be liable under the indemnification agreements for any claim to the extent that: (i) the Indemnified Party receives payment under a valid, enforceable and collectible insurance policy; (ii) the Indemnified Party is indemnified and actually paid otherwise than pursuant to an indemnification agreement; (iii) the Indemnified Party is adjudged to be liable for negligence or misconduct in the performance of his or her duty; (iv) the Indemnified Party gains in fact any personal profit or advantage to which he or she is not legally entitled to; (v) the Indemnified Party is required to disgorge profits from the purchase or sale of securities pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended; or (vi) the Indemnified Party brought about or contributed to the claim by his or her dishonesty so long as it is judicially determined that he or she (a) committed acts of active and deliberate dishonesty, (b) with actual dishonest purpose and intent, (c) which acts were material to the claim against the Indemnified Party.



     In the event of payment under an indemnification agreement, the Company is to be subrogated to the extent of such payment to all of the rights of recovery of the Indemnified Party. The indemnification agreements provide that the Company will advance the costs and expenses incurred by the Indemnified Party in advance of final disposition of an action, suit, or proceeding if he or she undertakes to repay amounts advanced should it be ultimately determined that he or she is not entitled to be indemnified by the Company. Under the indemnification agreements, no expenses other than actual judgments or verdicts may be indemnified without the prior consent of the Company. The indemnification agreements further provide that an Indemnified Party may seek a judicial determination of his or her right to indemnification should the Company fail to pay his or her claim in full within 30 days of its submission to the Company.



     The indemnification agreements and provisions for advancing expenses in such agreements are expressly not exclusive of any other rights of indemnification or advancement of expenses pursuant to the Delaware General Corporation Law and the Company's Amended and Restated Certificate of Incorporation and Bylaws.



     The Company maintains insurance policies covering officers and directors under which the insurers agree to pay, subject to certain exclusions, including certain violations of securities laws, for any claim made against the directors and officers of the Company for a wrongful act that they may become legally obligated to pay or for which the Company is required to indemnify the officers or directors. The policies have limits of up to $70,000,000 in the aggregate, subject to retentions of up to $500,000 in the aggregate. The Company believes that its Certificate of Incorporation and Bylaw provisions, indemnification agreements and insurance policies are necessary to attract and retain qualified persons as directors and officers.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.


     Series A Common Stock. The Company sold 55,760,000 shares of Series A Common Stock to 28 investors from November 1995 to May 1, 1996, primarily to the Company's directors, officers and employees or entities controlled by the Company's directors, employees or officers. The shares of Series A Common Stock were sold for a purchase price of $0.25 per share, for an aggregate consideration of $13,940,000, $11,430,000 of which was paid in cash and $2,510,000 of which was paid in promissory notes issued by the holders of the Series A Common Stock to the Company. In connection with the sales of Series A Common Stock, the Company has relied on an exemption from registration under Rule 506 promulgated under Regulation D of the Securities Act. The sales of Series A Common Stock were effected through a private placement solely to a limited number of the Company's founders, without general solicitation or advertising and without brokers or placement agents.



     Series B Common Stock. On May 6, 1996, the Company consummated the sale of 78,533,836 shares of Series B Common Stock in a private placement to institutional investors, venture capital firms and a limited number of individual investors. The shares of Series B Common Stock were sold for $3.00 per share, for an aggregate consideration of $235,601,562, which was paid in cash, retirement of $15,000,000 and $20,000,000 of indebtedness payable to QUALCOMM and PECO, respectively, as described below, and satisfaction of certain commission obligations payable by the Company. Subscriptions were placed in escrow and released upon the announcement of the winning bidders in the C-Block Auction. In connection with the private placement of the Series B Common Stock, the Company also issued an aggregate of 12,975,135 warrants to purchase shares of Series B Common Stock at an exercise price of $3.00 per share (the "Series B Warrants"). In addition, the Company also issued $38,912,478 aggregate principal amount of convertible promissory notes to certain foreign investors, which will convert automatically into shares of Series B Common Stock at a conversion price of $3.00 per share upon additional issuances of equity interests by the Company to domestic investors, thereby permitting additional foreign ownership of the Company's equity interests under the FCC's rules. The Company has paid approximately $9,500,000 in fees to placement agents, including principally ING Barings (U.S.) Incorporated, in connection with the sale of such shares of Series B Common Stock. In connection with the sales of Series B Common Stock, Series B Warrants and convertible promissory notes, the Company has relied on an exemption from registration under Rule 506 promulgated under Regulation D of the Securities Act. The sales of Series B Common Stock, Series B Warrants and Convertible Promissory Notes were effected through a private placement to a limited number of institutional investors, venture capital firms, strategic investors and other investors without any general solicitation or advertising, and otherwise in the manner contemplated by Regulation D.



     Pursuant to subscription agreements dated as of May 31, 1996, the Company sold an additional 4,620,300 shares of Series B Common Stock in a private placement to five investors with close personal ties to the President of the Company, without any general solicitation or advertising and without brokers or placement agents. The shares of Series B Common Stock were sold for $5.00 per share, for an aggregate consideration of $23,101,500. In connection with these sales of Series B Common Stock, the Company has relied on an exemption from registration under Rule 506 promulgated under Regulation D of the Securities Act.



     Between November 13, 1996 and January 10, 1997, the Company issued an aggregate of 3,770,000 shares of Series B Common Stock to two vendors and three consultants in connection with the execution of network equipment contracts and the performance of consulting services. In addition, the Company has executed Subscription Agreements in the aggregate amount of $27 million with one consultant and one telecommunications vendor. The Company relied upon an exemption from registration under Section 4(2) of the Securities Act in connection with these transactions.



     Other Convertible Debt. In November 1995, the Company entered into a convertible loan agreement with QUALCOMM to borrow $25,000,000, of which $398,000 was convertible into a promissory note which is convertible at $0.39 per share into 1,019,444 shares of Series C Common Stock (which shall become rights to acquire Series B Common Stock after the Equity Offering). QUALCOMM exercised its right to convert the portion of the loan into a convertible promissory note convertible into Series C Common Stock in May 1996, and the Company issued such note. The Company relied upon an exemption from registration under Section 4(2) of the Securities Act in connection with the November 1995 issuance of the convertible note, and the Company relied upon an exemption from registration under Section 3(a)(9) of the Securities Act in connection with the issuance of the second convertible promissory note and the retirement of $15 million of indebtedness in exchange for Series B Common Stock.



     Between October 29, 1996 and January 29, 1996, the Company issued convertible promissory notes convertible into an aggregate of 16,321,454 shares of Series B Common Stock to three vendors and their affiliates and one consultant in connection with the execution of network equipment contracts and the performance of consulting services. The conversion prices for the shares in such transactions ranged from $5.00 to $5.50. The Company relied upon an exemption from registration under Section 4(2) of the Securities Act in connection with these transactions.



     Between November 26, 1996 and January 28, 1997, the Company issued convertible promissory notes convertible into an aggregate of 1,800,000 shares of Series B Common Stock at a conversion price of $5.00 per share to three foreign entities for an aggregate purchase price of $9 million in connection with the execution of telecommunications services agreements. The Company relied upon an exemption from registration under Regulation S of the Securities Act in connection with these transactions.



     PECO Note and Warrants. On November 20, 1995, the Company and PECO Energy Co. ("PECO") entered into a loan agreement pursuant to which the Company borrowed $20 million and issued 500,000 warrants to purchase shares of Series B Common Stock at an exercise price of $3.00 per share. The Company relied upon an exemption from registration under Section 4(2) of the Securities Act in connection with this transaction. The Company retired $20 million of indebtedness in exchange for 6,666,666 shares of Series B Common Stock and warrants to purchase 480,556 shares of Series B Common Stock at an exercise price of $3.00 per share in May 1996, and relied upon an exemption from registration under Section 3(a)(9) of the Securities Act in connection with this transaction.



     Bridge Notes. On April 8, 1996, and on subsequent closing dates through May 22, 1996, the Company issued $130,348,000 aggregate principal amount of Convertible Senior Subordinated Notes due 2002 (the "Bridge Notes") to a limited number of institutional investors, venture capital firms and individual investors, without any general solicitation or advertising. The Company will pay approximately $2 million in placement agent fees to CIBC/Wood Gundy Securities Corp. in connection with the placement of the Bridge Notes. In connection with the sale of the Bridge Notes, the Company has relied on an exemption from registration under Rule 506 promulgated under Regulation D of the Securities Act.



     Stock Options; Warrants. The Company has granted stock options under the Amended and Restated Stock Option Plan since its inception. For a description of these options to employees of the Company, see "Management." The Company relied upon an exemption from registration under Rule 701 promulgated under Regulation E of the Securities Act in connection with such transactions. In addition, the Company issued warrants to purchase 64,113 shares of Series B Common Stock at $4.00 per share to two parties in connection with financial advisory services rendered in May, 1996. Between August 22, 1996 and November 1, 1996, the Company issued warrants to purchase an aggregate of 25,273,284 shares of Series B Common Stock to one vendor and one reseller customer in connection with the execution of network equipment contracts and a reseller contract and the performance of consulting services. In addition, the Company issued a warrant to a vendor the number of exercisable shares of which is equal to $10 million divided by an exercise price equal to the Equity Offering price. The Company relied upon an exemption from registration under Section 4(2) of the Securities Act in connection with these transactions.



     Common Stock of Wireless. On August 1, 1996, Wireless sold 1,000 shares of Common Stock, par value $.0001 per share, to the Company, for a purchase price of $1.00 per share. The aggregate consideration paid to Wireless for such shares was $1,000. Wireless relied upon an exemption from registration under Section 4(2) of the Securities Act in connection with this transaction.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits.


EXHIBIT
NUMBERS                                  DESCRIPTION OF EXHIBIT
-------   ------------------------------------------------------------------------------------
  1.1     Form of Underwriting Agreement.(2)
  3.1     Amended and Restated Certificate of Incorporation of the Company.(4)
  3.2     Restated Bylaws of the Company, as currently in effect.(4)
  3.3     Form of Certificate of Amendment to Restated Certificate of Incorporation relating to reverse stock split.(4)
  3.4     Form of Amended and Restated Certificate of Incorporation to be filed prior to closing of the Offerings.(4)
  3.5     Certificate of Incorporation of Wireless.(2)
  3.6     Bylaws of Wireless, as currently in effect.(2)
  4.1     Installment Plan Note by the Company in favor of the FCC relating to the C-Block PCS licenses.(4)
  4.2     Security Agreement between the Company and the FCC relating to the C-Block PCS
          Licenses.(4)
  4.3     Form of Senior Note Indenture, together with form of Senior Note.(2)
  4.4     Form of Senior Discount Note Indenture, together with form of Senior Discount
          Note.(2)
  4.5     Form of Common Stock Certificate.(4)
  4.6     Form of CTR Agreement.(4)
  4.7     Form of CTR Escrow Agreement.(4)
  4.8     Form of CTR Certificate.(4)
  4.9     Securities Purchase Agreement dated as of April 9, 1996 between the Company and purchasers of the Bridge Notes, together with form of Bridge Notes, Warrants and
          Registration Rights.(4)
  5.1     Opinion of Latham & Watkins re: securities offered.(2)
  8.1     Opinion of Latham & Watkins re: tax matters.(2)
 10.1     Amended and Restated Stock Option Plan.(4)
 10.2     Form of Incentive Stock Option under the Plan.(4)
 10.3     1997 Equity Incentive Plan.(4)
 10.4     Form of Nonstatutory Stock Option Agreement.(4)
 10.5     1997 Employee Stock Purchase Plan of the Company.(4)
 10.6     1997 Non-Employee Director Stock Option Plan.(4)
 10.7     Promissory Note, together with Stock Pledge Agreement, from Navation, Inc.(4)
 10.8     Promissory Note, together with Stock Pledge Agreement, from Freedom Mobility Inc.(4)
 10.9     Amended and Restated Series A Shareholders Agreement between the Company and the holders of Series A Common Stock dated as of November 15, 1995.(4)
 10.10    Form of Convertible Promissory Note issued to foreign investors convertible into
          Series B Common Stock.(4)
 10.11    Form of Warrants to Purchase Series B Common Stock.(4)
 10.12    Registration Rights with purchasers of Series B Common Stock, Warrants and
          Convertible Promissory Notes.(4)
 10.13    Amended and Restated Shareholders' Rights Agreement among the Company and its shareholders dated as of November 30, 1996, but effective as of May 8, 1996, together with form of Registration Rights.(4)
 10.14    Amended and Restated Stockholders' Voting Agreement dated as of April 9, 1996, but effective as of November 30, 1995, among the Company and its Shareholders.(4)
 10.15    Airtime Sale Agreement dated as of August 22, 1996 between the Company and MCI.(4)
 10.16    Warrant Agreement dated as of August 22, 1996 between the Company and MCI.(4)
 10.17    Warrant dated August 29, 1996 by the Company in favor of MCI.(4)
 10.18    Registration Rights Agreement dated as of August 22, 1996 between the Company and
          MCI.(4)
 10.19    Strategic Supply and Development Agreement dated as of October 29, 1996 by and between the Company and Hughes.(4)

EXHIBIT
NUMBERS                                  DESCRIPTION OF EXHIBIT
-------   ------------------------------------------------------------------------------------
 10.20    Registration Rights Agreement dated as of October 29, 1996 between the Company and
          Hughes.(4)
 10.21    Special Voting Agreement dated as of October 29, 1996 between the Company, Hughes and the Stockholders listed therein.(4)
 10.22    Convertible Promissory Note dated as of November 1, 1996 by the Company in favor of
          Hughes.(4)
 10.23    Escrow Agreement dated as of October 29, 1996, as amended, between the Company,
          Hughes and The Chase Manhattan Bank.(4)
 10.24    Purchase and Supply Agreement dated as of November 8, 1996 between the Company and
          The Allen Group.(4)
 10.25    Registration Rights Agreement dated as of November 8, 1996 between the Company and
          The Allen Group.(4)
 10.26    Master Lease Agreement dated October 28, 1996 between the Company and Comdisco.(4)
 10.27    Strategic Supply Agreement dated as of October 30, 1996 between the Company and
          LGIC.(4)
 10.28    CDMA Technical and Market Trial Agreement dated as of October 23, 1996 between the
          Company and LGIC.(4)
 10.29    Loan Agreement dated as of February 23, 1996 between the Company and LG.(4)
 10.30    Loan Agreement and Promissory Note dated as of January 6, 1997 between the Company and LG.(4)
 10.31    Stock Pledge Agreement dated January 6, 1997 between the Company and LG.(4)
 10.32    Agreement for Procurement of Personal Communications Services Products, Licensed
          Materials and Services dated as of November 15, 1996 between NextWave Wireless and
          Lucent.(4)
 10.33    Warrant Purchase Agreement dated as of November 15, 1996 between the Company and
          Lucent.(4)
 10.34    Warrant dated as of November 15, 1996 by the Company in favor of Lucent.(4)
 10.35    Equipment Requirements Agreement dated as of November 30, 1995 between the Company and QUALCOMM.(4)
 10.36    PCS Resale Agreement dated as of September 19, 1996 between NextWave Wireless and
          Cellexis.(4)
 10.37    PCS Resale Agreement dated as of September 19, 1996 between NextWave Wireless and
          UCN.(4)
 10.38    PCS Resale Agreement dated as of October 29, 1996 between NextWave Wireless and
          PCN.(4)
 10.39    PCS Resale Agreement dated as of December 2, 1996 between NextWave Wireless and
          Flagship.(4)
 10.40    PCS Resale Agreement dated as of November 4, 1996 between NextWave Wireless and One
          Stop.(4)
 10.41    PCS Infrastructure Deployment Services Master Agreement dated as of July 30, 1996 between the Company and LCC, L.L.C.(4)
 10.42    Agreement dated as of March 12, 1996 between the Company and LCC, LLC.(4)
 10.43    Form of Indemnification Agreement between the Company and each of its officers and directors.(4)
 10.44    Form of Warrant Agreement relating to the Company's public warrants, together with form of Warrant.(2)
 11.1     Calculation of Pro Forma Net Loss Per Share (Unaudited).(2)
 12.1     Calculation of Ratio of Earnings to Fixed Charges.(1)
 21.1     Subsidiaries of the Company.(1)
 23.1     Consent of Price Waterhouse LLP, Independent Accountants.(1)
 23.2     Consent of Latham & Watkins (to be contained in Exhibit 5.1 and Exhibit 8.1).
 23.3     Consent of Ha-Young Aum.(1)
 23.4     Consent of Jang-Ho Chung.(1)
 23.5     Consent of Gregory A. Cucchi.(1)

EXHIBIT
NUMBERS                                  DESCRIPTION OF EXHIBIT
-------   ------------------------------------------------------------------------------------
 23.6     Consent of Jung-Boo Kim.(1)
 23.7     Consent of Manjin J. Kim.(1)
 23.8     Consent of Muhit U. Rahman.(1)
 23.9     Consent of Yutaka Sato.(1)
 24.1     Power of Attorney (contained on signature page).
 25.1     Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939 of Senior Notes Trustee (to be bound separately from other exhibits).(2)
 25.2     Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939 of Senior Discount Notes Trustee (to be bound separately from other exhibits).(2)
 27.1     Financial Data Schedule.(1)


---------------

(1) Filed herewith.


(2) To be filed by amendment.


(3) Previously filed.



(4) Filed or to be filed by amendment as an exhibit to Registration Statement No. 333-5577.


     (b) Financial Statement Schedules -- All required information is set forth in the consolidated financial statements included in the Prospectus constituting part of this Registration Statement.

ITEM 17. UNDERTAKINGS


     The undersigned Registrants hereby undertake:



          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:



             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;



             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price range represent no more than 20% change in the maximum aggregate offering price set forth in the "Caluculation of Registration Fee" table in the effective registration statement.



             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.



          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.



     The undersigned Registrants hereby further undertake to provide to the Underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.



     The undersigned Registrants hereby undertake that:


          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, registrant NextWave Telecom Inc. has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on February 6, 1997.


                                          NEXTWAVE TELECOM INC.


                                          By: /s/ ALLEN B. SALMASI


                                            ------------------------------------
                                            Allen B. Salmasi
                                            President and Chief Executive
                                              Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                TITLE                      DATE
------------------------------------------    ---------------------------    ------------------

/s/ ALLEN B. SALMASI                          President, Chief Executive     February 6, 1997
------------------------------------------    Officer and Director
Allen B. Salmasi
/*/ GENE M. WELSH                             Senior Vice President,         February 6, 1997
------------------------------------------    Finance and Chief Financial
Gene M. Welsh                                 Officer (Chief Financial
                                              and Accounting Officer)

/*/ JANICE I. OBUCHOWSKI                      Vice Chairman, Executive       February 6, 1997
------------------------------------------    Vice President and Director
Janice I. Obuchowski

/*/ KEVIN M. FINN                             Senior Vice President,         February 6, 1997
------------------------------------------    Business Operations -- West
Kevin M. Finn                                 and Director

/*/ NICOLE N. SALMASI                         Director                       February 6, 1997
------------------------------------------
Nicole N. Salmasi

*By: /s/ ALLEN B. SALMASI
     -------------------------------------
     Allen B. Salmasi
     Attorney-in-Fact

                                   SIGNATURE



     Pursuant to the requirements of the Securities Act of 1933, registrant NextWave Wireless Inc. has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on February 6, 1997.



                                          NEXTWAVE WIRELESS INC.



                                          By: /s/ ALLEN B. SALMASI


                                            ------------------------------------

                                            Allen B. Salmasi


                                            President and Chief Executive
                                              Officer



                               POWER OF ATTORNEY



     Each person whose signature appears below authorizes Allen B. Salmasi with full power of substitution and resubstitution, his true and lawful attorney-in-fact, for him in any and all capacities, to sign any further amendments (including post-effective amendments) to the Registration Statement amended by this Amendment No. 1 to Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission.



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                TITLE                      DATE
------------------------------------------    ---------------------------    ------------------

/s/ ALLEN B. SALMASI                          President, Chief Executive     February 6, 1997
------------------------------------------    Officer and Director
Allen B. Salmasi
/s/ GENE M. WELSH                             Treasurer (Chief Financial     February 6, 1997
------------------------------------------    and Accounting Officer)
Gene M. Welsh

/s/ JANICE I. OBUCHOWSKI                      Executive Vice President       February 6, 1997
------------------------------------------    and Director
Janice I. Obuchowski

/s/ KEVIN M. FINN                             Senior Vice President and      February 6, 1997
------------------------------------------    Director
Kevin M. Finn

/s/ NICOLE N. SALMASI                         Director                       February 6, 1997
------------------------------------------
Nicole N. Salmasi

                                 EXHIBIT INDEX

     The following exhibits are filed as part of this Form S-1 Registration Statement.


EXHIBIT
NUMBERS                                  DESCRIPTION OF EXHIBIT
-------   ------------------------------------------------------------------------------------
  1.1     Form of Underwriting Agreement.(2)
  3.1     Amended and Restated Certificate of Incorporation of the Company.(4)
  3.2     Restated Bylaws of the Company, as currently in effect.(4)
  3.3     Form of Certificate of Amendment to Restated Certificate of Incorporation relating to reverse stock split.(4)
  3.4     Form of Amended and Restated Certificate of Incorporation to be filed prior to closing of the Equity Offering.(4)
  3.5     Certificate of Incorporation of Wireless.(2)
  3.6     Bylaws of Wireless, as currently in effect.(2)
  4.1     Installment Plan Note by the Company in favor of the FCC relating to the C-Block PCS licenses.(4)
  4.2     Security Agreement between the Company and the FCC relating to the C-Block PCS
          Licenses.(4)
  4.3     Form of Senior Note Indenture, together with form of Senior Note.(2)
  4.4     Form of Senior Discount Note Indenture, together with form of Senior Discount
          Note.(2)
  4.5     Form of Common Stock Certificate.(4)
  4.6     Form of CTR Agreement.(4)
  4.7     Form of CTR Escrow Agreement.(4)
  4.8     Form of CTR Certificate.(4)
  4.9     Securities Purchase Agreement dated as of April 9, 1996 between the Company and purchasers of the Bridge Notes, together with form of Bridge Notes, Warrants and
          Registration Rights.(4)
  5.1     Opinion of Latham & Watkins re: securities offered.(2)
  8.1     Opinion of Latham & Watkins re: tax matters.(2)
 10.1     Amended and Restated Stock Option Plan.(4)
 10.2     Form of Incentive Stock Option under the Plan.(4)
 10.3     1997 Equity Incentive Plan.(4)
 10.4     Form of Nonstatutory Stock Option Agreement.(4)
 10.5     1997 Employee Stock Purchase Plan of the Company.(4)
 10.6     1997 Non-Employee Director Stock Option Plan.(4)
 10.7     Promissory Note, together with Stock Pledge Agreement, from Navation, Inc.(4)
 10.8     Promissory Note, together with Stock Pledge Agreement, from Freedom Mobility Inc.(4)
 10.9     Amended and Restated Series A Shareholders Agreement between the Company and the holders of Series A Common Stock dated as of November 15, 1995.(4)
 10.10    Form of Convertible Promissory Note issued to foreign investors convertible into
          Series B Common Stock.(4)
 10.11    Form of Warrants to Purchase Series B Common Stock.(4)
 10.12    Registration Rights with purchasers of Series B Common Stock, Warrants and
          Convertible Promissory Notes.(4)
 10.13    Amended and Restated Shareholders' Rights Agreement among the Company and its shareholders dated as of November 30, 1996, but effective as of May 8, 1996, together with form of Registration Rights.(4)
 10.14    Amended and Restated Stockholders' Voting Agreement dated as of April 9, 1996, but effective as of November 30, 1995, among the Company and its Shareholders.(4)
 10.15    Airtime Sale Agreement dated as of August 22, 1996 between the Company and MCI.(4)
 10.16    Warrant Agreement dated as of August 22, 1996 between the Company and MCI.(4)
 10.17    Warrant dated August 29, 1996 by the Company in favor of MCI.(4)
 10.18    Registration Rights Agreement dated as of August 22, 1996 between the Company and
          MCI.(4)
 10.19    Strategic Supply and Development Agreement dated as of October 29, 1996 by and between the Company and Hughes.(4)

EXHIBIT
NUMBERS                                  DESCRIPTION OF EXHIBIT
-------   ------------------------------------------------------------------------------------
 10.20    Registration Rights Agreement dated as of October 29, 1996 between the Company and
          Hughes.(4)
 10.21    Special Voting Agreement dated as of October 29, 1996 between the Company, Hughes and the Stockholders listed therein.(4)
 10.22    Convertible Promissory Note dated as of November 1, 1996 by the Company in favor of
          Hughes.(4)
 10.23    Escrow Agreement dated as of October 29, 1996, as amended, between the Company,
          Hughes and The Chase Manhattan Bank.(4)
 10.24    Purchase and Supply Agreement dated as of November 8, 1996 between the Company and
          The Allen Group.(4)
 10.25    Registration Rights Agreement dated as of November 8, 1996 between the Company and
          The Allen Group.(4)
 10.26    Master Lease Agreement dated October 28, 1996 between the Company and Comdisco.(4)
 10.27    Strategic Supply Agreement dated as of October 30, 1996 between the Company and
          LGIC.(4)
 10.28    CDMA Technical and Market Trial Agreement dated as of October 23, 1996 between the
          Company and LGIC.(4)
 10.29    Loan Agreement dated as of February 23, 1996 between the Company and LG.(4)
 10.30    Loan Agreement and Promissory Note dated as of January 6, 1997 between the Company and LG. (4)
 10.31    Stock Pledge Agreement dated January 6, 1997 between the Company and LG.(4)
 10.32    Agreement for Procurement of Personal Communications Services Products, Licensed
          Materials and Services dated as of November 15, 1996 between NextWave Wireless and
          Lucent.(4)
 10.33    Warrant Purchase Agreement dated as of November 15, 1996 between the Company and
          Lucent.(4)
 10.34    Warrant dated as of November 15, 1996 by the Company in favor of Lucent.(4)
 10.35    Equipment Requirements Agreement dated as of November 30, 1995 between the Company and QUALCOMM.(4)
 10.36    PCS Resale Agreement dated as of September 19, 1996 between NextWave Wireless and
          Cellexis.(4)
 10.37    PCS Resale Agreement dated as of September 19, 1996 between NextWave Wireless and
          UCN.(4)
 10.38    PCS Resale Agreement dated as of October 29, 1996 between NextWave Wireless and
          PCN.(4)
 10.39    PCS Resale Agreement dated as of December 2, 1996 between NextWave Wireless and
          Flagship.(4)
 10.40    PCS Resale Agreement dated as of November 4, 1996 between NextWave Wireless and One
          Stop.(4)
 10.41    PCS Infrastructure Deployment Services Master Agreement dated as of July 30, 1996 between the Company and LCC, L.L.C.(4)
 10.42    Agreement dated as of March 12, 1996 between the Company and LCC, LLC.(4)
 10.43    Form of Indemnification Agreement between the Company and each of its officers and directors.(4)
 10.44    Form of Warrant Agreement relating to the Company's public warrants, together with form of Warrant.(2)
 11.1     Calculation of Pro Forma Net Loss Per Share (Unaudited).(2)
 12.1     Calculation of Ratio of Earnings to Fixed Charges.(1)
 21.1     Subsidiaries of the Company.(1)
 23.1     Consent of Price Waterhouse LLP, Independent Accountants.(1)
 23.2     Consent of Latham & Watkins (to be contained in Exhibit 5.1 and Exhibit 8.1).
 23.3     Consent of Ha-Young Aum.(1)

EXHIBIT
NUMBERS                                  DESCRIPTION OF EXHIBIT
-------   ------------------------------------------------------------------------------------
 23.4     Consent of Jang-Ho Chung.(1)
 23.5     Consent of Gregory A. Cucchi.(1)
 23.6     Consent of Jung-Boo Kim.(1)
 23.7     Consent of Manjin J. Kim.(1)
 23.8     Consent of Muhit U. Rahman.(1)
 23.9     Consent of Yutaka Sato.(1)
 24.1     Power of Attorney (contained on signature page).
 25.1     Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939 of Senior Notes Trustee (to be bound separately from other exhibits).(2)
 25.2     Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939 of Senior Discount Notes Trustee (to be bound separately from other exhibits).(2)
 27.1     Financial Data Schedule.(1)


---------------

(1) Filed herewith.


(2) To be filed by amendment.


(3) Previously filed.



(4) Filed or to be filed by amendment as an exhibit to Registration Statement No. 333-5577.



     (b) Financial Statement Schedules -- All required information is set forth in the consolidated financial statements included in the Prospectus constituting part of this Registration Statement.